                            Prospectus supplement dated July 28, 2006 (to prospectus dated March 28, 2006)

                                                             $973,112,000
                                                             (Approximate)

                                             Bear Stearns Mortgage Funding Trust 2006-AR1
                                                            Issuing Entity

                                                       EMC Mortgage Corporation
                                                         Servicer and Sponsor

                                             Structured Asset Mortgage Investments II Inc.
                                                               Depositor

                                             Bear Stearns Mortgage Funding Trust 2006-AR1
                                          Mortgage Pass-Through Certificates, Series 2006-AR1
_________________________________________________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

_________________________________________________________________________________________________________________________________________
The Trust
The trust will consist primarily of a pool of 30-year and 40-year  conventional,  adjustable rate, negative amortization mortgage loans secured by first liens on one- to four-family  residential  properties,  divided into two primary loan groups,  designated loan group I and loan group II.

The trust will issue the following classes of certificates that are offered under this prospectus supplement:

o        4 classes of group I senior certificates designated Class I-A-1, Class I-A-2, Class I-A-3 and Class I-X Certificates;

o        7 classes of group I subordinate  certificates  designated Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4, Class I-B-5,
         Class I-B-6 and Class I-B-7 Certificates;

o        3 classes of group II senior certificates designated Class II-A-1, Class II-A-2 and Class II-A-3 Certificates;

o        4 classes of group II  subordinate  certificates  designated  Class  II-B-1,  Class  II-B-2,  Class  II-B-3  and Class  II-B-4
        Certificates;

     each as more fully described in the tables beginning on page S-2 of this prospectus supplement.

The  certificates  are  obligations  only of the trust,  as the issuing  entity.  Neither the  certificates  nor the mortgage loans are insured or guaranteed by any person,  except as described  herein.  Distributions on the  certificates  will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

Credit Enhancement

Credit  enhancement  for the offered  certificates  will consist of excess  spread,  overcollateralization  and  additional  classes of subordinated  certificates.  The offered  certificates  (other than the Class I-X Certificates)  and the Class II-B-5  certificates may receive additional distributions in respect of interest from payments under the related cap contracts, as described herein.
Distributions on the  certificates  will be on the 25th of each month, or, if the 25th is not a business day, on the next business day, beginning in August 2006.

Neither the  Securities and Exchange  Commission nor any state  securities  commission has approved the  certificates  or determined if this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The Attorney  General of the State of New York has not passed on or endorsed the merits of this  offering.  Any  representation  to the contrary is unlawful.

The price to investors  will vary from time to time and will be determined at the time of sale.  The proceeds to the depositor from the offering  are  expected to be  approximately  100.27% of the  aggregate  principal  amount of the offered  certificates,  plus  accrued interest thereon, less expenses.  See "Method of Distribution" in this prospectus supplement.

The Underwriter will deliver to purchasers the offered  certificates in book-entry form through The Depository Trust Company,  Clearstream
Banking, société anonyme and the Euroclear System, in each case, on or about July 31, 2006.

                                                       Bear, Stearns & Co. Inc.
                                                              Underwriter

                              Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the  information  contained  in this  document.  We have not  authorized  anyone to provide you with  different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o        the accompanying prospectus,  which provides general information,  some of which may not apply to this series of certificates;
         and

o        this prospectus supplement, which describes the specific terms of your certificates.

Annex I and Schedule A are incorporated into and comprise a part of this prospectus supplement as if fully set forth herein.

The description of your  certificates in this  prospectus  supplement is intended to enhance the related  description in the prospectus and you should rely on the information in this prospectus supplement as providing additional detail not available in the prospectus.

The  Depositor's  principal  offices are located at 383 Madison  Avenue,  New York,  New York 10179 and its  telephone  number is (212)
272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY,  THE SPONSOR, THE SERVICER,  THE TRUSTEE, EACH RECIPIENT OF THE
RELATED PROSPECTUS  SUPPLEMENT AND, BY ITS ACCEPTANCE  THEREOF,  EACH HOLDER OF A CERTIFICATE,  AGREES AND ACKNOWLEDGES THAT EACH PARTY
HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES,  REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE,  IMMEDIATELY UPON COMMENCEMENT
OF  DISCUSSIONS,  TO ANY AND ALL PERSONS THE TAX TREATMENT  AND TAX  STRUCTURE OF THE  CERTIFICATES  AND THE REMICS,  THE  TRANSACTIONS
DESCRIBED  HEREIN AND ALL MATERIALS OF ANY KIND  (INCLUDING  OPINIONS OR OTHER TAX ANALYSES)  THAT ARE PROVIDED TO ANY OF THEM RELATING
TO SUCH TAX TREATMENT AND TAX STRUCTURE  EXCEPT WHERE  CONFIDENTIALITY  IS REASONABLY  NECESSARY TO COMPLY WITH THE SECURITIES  LAWS OF
ANY APPLICABLE JURISDICTION.

                                                        European Economic Area

         In relation to each Member State of the European  Economic Area which has  implemented the Prospectus  Directive  (referred to herein as a Relevant  Member State),  the  Underwriter has represented and agreed that with effect from and including the date on which the Prospectus  Directive is implemented in that Relevant  Member State (referred to herein as a Relevant  Implementation  Date) it has not made and will not make an offer of notes to the public in that Relevant  Member State prior to the  publication  of a prospectus in relation to the notes which has been  approved  by the  competent  authority  in that  Relevant  Member  State or,  where  appropriate, approved in another  Relevant  Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance with the Prospectus  Directive,  except that it may, with effect from and including the Relevant  Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)      to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the
         Prospectus Directive.

         For the  purposes  of this  provision,  the  expression  an "offer of notes to the  public"  in  relation  to any notes in any
Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase  or  subscribe  the notes,  as the same may be varied in that
Member  State by any measure  implementing  the  Prospectus  Directive in that Member  State and the  expression  referred to herein as
Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                            United Kingdom

         The Underwriter has represented and agreed that:

(a)      it has only  communicated or caused to be communicated  and will only communicate or cause to be communicated an invitation or inducement to engage in investment  activity  (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b)      it has complied and will comply with all  applicable  provisions  of the FSMA with respect to anything  done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                                  TABLE OF CONTENTS
                                PROSPECTUS SUPPLEMENT

Caption                                                                     Page

SUMMARY OF PROSPECTUS

DESCRIPTION OF THE

    Allocation of Realized Losses;
     Subordination..........................................................S-46
    Excess Spread and Overcollateralization

    Restrictions on Transfer of the
     the Residual Certificates..............................................S-49
THE CAP CONTRACTS...........................................................S-49
YIELD AND PREPAYMENT

    Yield Sensitivity Of the Subordinate
     Certificates...........................................................S-79
    Yield Sensitivity Of the Class I-X
     Certificates...........................................................S-79
THE POOLING AND SERVICING

    Realization Upon Defaulted

TRANSACTION STRUCTURE

Mortgagors
originate loans
amount financed
loan payments
Originator(s)
purchase loans
loan purchase price
EMC
Sponsor
Purchases loans
Forms pool
EMC
Servicer
Services mortgage pool
asset pool
net offering proceeds
net offering proceeds
Structured Assets Mortgage Investments II Inc.
Depositor
Creates issuing entity
certificates
Bear Stearns & Co. Inc.
Underwriter
Sells certificates to investors
gross offering proceeds
asset pool
certificates (including Underlying Certificates)
BSRM Funding Trust 2006-AR1
Issuing Entity
Holds pool
Issues certificates
Wells Fargo Bank, National Association
Trustee and Custodian
Represents investors interests
Calculates cashflows
Remits to investors
Holds mortgage loans
monthly distributions/ certain proceeds payable under the related cap
Monthly distributions
Investors
certificates

                                                   SUMMARY OF PROSPECTUS SUPPLEMENT

         The following  summary is a very broad overview of the offered  certificates  and does not contain all of the information that you should  consider in making your investment  decision.  To understand all of the terms of the offered  certificates,  read carefully this entire  prospectus  supplement  and the entire  accompanying  prospectus.  A glossary  is  included at the end of this  prospectus supplement.  Capitalized  terms used but not  defined in the  glossary at the end of this  prospectus  supplement  or in the  following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity..............................  Bear Stearns Mortgage Funding Trust 2006-AR1.

Title of Series.............................  Bear Stearns Mortgage Funding Trust 2006-AR1 Mortgage Pass-Through
                                              Certificates, Series 2006-AR1.

Cut-off Date................................  July 1, 2006.

Closing Date................................  On or about July 31, 2006.

Depositor...................................  Structured Asset Mortgage Investments II Inc.

Sponsor and Servicer........................  EMC Mortgage Corporation, an affiliate of the depositor.

Originator..................................  With respect to the group I mortgage loans, Bear Stearns
                                              Residential Mortgage Corp., and EMC Mortgage Corp. and with respect the group II mortgage loans, Bear Stearns Residential
                                              Mortgage Corp.

Trustee.....................................  Wells Fargo Bank, National Association.

Distribution Dates..........................  Distributions on the offered certificates will be made on the 25th day of each month or, if such day is not a business day, on the next succeeding business day, beginning in August 2006.

Offered Certificates........................  The classes of offered certificates and their pass-through rates and current principal amounts are set forth in the table below.

                                                                Group I

                                                         Offered Certificates

                           Pass-Through        Initial Current          Initial Rating
         Class                 Rate            Principal Amount         (S&P/Moody's)              Designation
         I-A-1             Variable Rate       $257,200,000                AAA/Aaa            Group I Super Senior
         I-A-2             Variable Rate       $128,600,000                AAA/Aaa           Group I Senior Support
         I-A-3             Variable Rate       $42,866,000                 AAA/Aaa           Group I Senior Support
          I-X               Fixed Rate         Notional                    AAA/Aaa           Group I Senior Interest
                                                                                                      Only
         I-B-1             Variable Rate       $13,689,000                 AA+/Aaa             Group I Subordinate
         I-B-2             Variable Rate       $9,126,000                   AA/Aa1             Group I Subordinate
         I-B-3             Variable Rate       $3,362,000                  AA-/Aa2             Group I Subordinate
         I-B-4             Variable Rate       $6,484,000                   A+/Aa3             Group I Subordinate
         I-B-5             Variable Rate       $3,362,000                    A/A2              Group I Subordinate
         I-B-6             Variable Rate       $6,724,000                  BBB/Baa2            Group I Subordinate
         I-B-7             Variable Rate       $2,401,000                 BBB-/Baa3            Group I Subordinate
Total Group I Offered Certificates:            $473,814,000

                                                       Group I
                                              Non-Offered Certificates
                           Pass-Through       Initial Current          Initial Rating
Class                          Rate           Principal Amount         (S&P/Moody's)               Designation
         I-XP                  N/A             N/A                           NR                Group I Subordinate
          I-R             Variable Rate        $0                            NR                  Group I Residual
         I-R-X            Variable Rate        $0                            NR                  Group I Residual
        I-B-IO                 N/A             $0                           N/A                Group I Subordinate
Total Group I Non-Offered Certificates:        $0

                                                       Group II

                                                 Offered Certificates
                           Pass-Through        Initial Current          Initial Rating
         Class                 Rate            Principal Amount         (S&P/Moody's)              Designation
         II-A-1            Variable Rate       $275,205,000                AAA/Aaa            Group II Super Senior
         II-A-2            Variable Rate       $137,603,000                AAA/Aaa           Group II Senior Support
         II-A-3            Variable Rate       $45,867,000                 AAA/Aaa           Group II Senior Support
         II-B-1            Variable Rate       $18,769,000                  AA/Aa1            Group II Subordinate
         II-B-2            Variable Rate       $11,570,000                  A/Aa2             Group II Subordinate
         II-B-3            Variable Rate       $7,456,000                   BBB/A1            Group II Subordinate
         II-B-4            Variable Rate       $2,828,000                  BBB-/A3            Group II Subordinate
Total Group II Offered Certificates:           $499,298,000

                                                      Group II

                                              Non-Offered Certificates
                           Pass-Through       Initial Current          Initial Rating
Class                          Rate           Principal Amount         (S&P/Moody's)               Designation
        II-B-5            Variable Rate        $8,485,000                  BB/Ba2              Group II Subordinate
         II-XP                 N/A             N/A                           NR                Group II Subordinate
         II-R             Variable Rate        $0                            NR                 Group II Residual
        II-R-X            Variable Rate        $0                            NR                 Group II Residual
        II-B-IO                N/A             $0                           N/A                Group II Subordinate
Total Group II Non-Offered Certificates:       $8,485,000

Total Offered Certificates $973,112,000
Total Certificates                  $981,597,000

Other Information:

The pass-through rates on the certificates are described in detail on pages S-47 and S-54 in this prospectus supplement.

Class I-X Certificates:

The Class I-X Certificates are sometimes referred to herein as the Class X Certificates. The Class X Certificates do not have a principal amount.

The Class I-X Certificates will have a notional amount equal to the sum of the principal balances of the Class I-A-1, Class I-A-2 and
Class I-A-3 Certificates.  The Class I-X Certificates will have an initial notional amount of approximately $428,666,000.

The Issuing Entity

The  depositor  will  establish  a trust with  respect to the Bear  Stearns  Mortgage  Funding  Trust  2006-AR1  Mortgage  Pass-Through
Certificates,  Series  2006-AR1,  pursuant to a pooling and servicing  agreement  dated as of July 1, 2006,  among the  depositor,  the servicer and sponsor and the trustee.

The trust is sometimes referred to herein as the issuing entity.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust.

Distributions  of interest  and/or  principal on the offered  certificates  will be made from payments  received in connection with the mortgage loans as described below.

See "Description of the Certificates" in this prospectus supplement.

The Sponsor

EMC Mortgage  Corporation,  in its capacity as mortgage loan seller, the Sponsor or EMC, a Delaware corporation and an affiliate of the depositor and the underwriter, will sell the mortgage loans to the depositor.

The Originator

Approximately  43.64% of the group I mortgage loans and all of the group II mortgage loans were originated by Bear Stearns  Residential
Mortgage Corp.  Approximately 56.36% of the group I mortgage loans were originated by EMC Mortgage Corp.

The Servicer

All of the mortgage loans will be serviced by EMC Mortgage Corporation.

The Mortgage Loans

The mortgage pool consists of approximately  2,746 first lien adjustable rate negative  amortization  mortgage loans secured by one- to four-family  residential  real  properties and individual  condominium  units.  The mortgage pool will be divided into two loan groups.
The group I mortgage loans will include  mortgage loans  originated under the Bear Stearns Option ARM program and the group II mortgage loans will include  mortgage  loans  originated  under the 5 Yr. Bear Stearns Secure Option ARM program,  each as more fully  described below.

The mortgage loans have an aggregate principal balance of approximately $994,509,554 as of the cut-off date.

All of the mortgage loans have a negative  amortization  feature,  under which accrued interest on a mortgage loan will be deferred and added to the  principal  balance of that mortgage  loan if the minimum  monthly  payment on any payment date is less than the amount of accrued  interest  due  on  the  mortgage  loan  on  that  payment  date.  See  "Description  of  the  Mortgage  Loans—General—Negative
Amortization" in this prospectus supplement.

The  mortgage  rate on each  group I  mortgage  loan is  adjustable,  generally  after a period of one or three  months  following  its origination,  and thereafter adjusts monthly. The mortgage rate on each group II mortgage loan is adjustable,  generally after a period of five years following its  origination,  and thereafter  adjusts every six (6) months.  Approximately  44.59% of the group I mortgage loans and all of the group II mortgage loans are still in their initial fixed rate period.

With respect to the group I mortgage  loans,  the minimum  monthly  payment will be an interest  only payment in an amount equal to the full amount of accrued  interest of the mortgage loan calculated  based on the outstanding  principal  balance of the mortgage loan and the interest rate then in effect.  The minimum monthly  payment will adjust annually on a date specified in the related  mortgage note, subject to the conditions that (i) the amount of the monthly  payment (with the exception of each fifth payment  adjustment date or the final payment  adjustment  date) will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the adjustment,  (ii) as of the fifth  payment  adjustment  date and on the same day every fifth year  thereafter  and on the last  payment adjustment  date,  the monthly  payment will be recast  without  regard to the  limitation  in clause (i) above and (iii) if the unpaid principal  balance exceeds a percentage  (either 110% or 115%,  depending on the maximum negative  amortization for that mortgage loan)
of the original  principal  balance due to deferred  interest,  the monthly  payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over its remaining term to maturity.

With respect to the group II mortgage  loans,  during the initial fixed rate period,  the  mortgagor  will be required to pay a minimum monthly  payment  calculated  on the basis of the  original  loan amount and a note rate below the  original  note rate by up to 3% per annum.  The minimum  monthly  payment  will adjust at the earlier of (i) the end of the initial five year fixed rate period or (ii) the date upon which the unpaid principal  balance equals or exceeds a percentage  (either 110% or 115%,  depending on the maximum amount of negative  amortization for that mortgage loan) of the original  principal  balance of the mortgage loan due to deferred  interest.  The period from  origination to the date on which the minimum monthly  payment first adjusts is sometimes  referred to herein as the option period.  Upon  adjustment,  the  required  monthly  payment  will be an interest  only payment in an amount equal to the full amount of accrued  interest of the mortgage loan  calculated  based on the  outstanding  principal  balance of the mortgage loan and the interest rate then in effect.  The  required  monthly  payment  may change at the end of the  initial  fixed rate  period  once every six months thereafter  based on the semi-annual  adjustment of interest.  This  interest-only  period will expire on the tenth  anniversary of the loan, at which time the monthly  payment will be adjusted  semi-annually  to pay interest and amortize fully the then unpaid  principal balance over its remaining term to maturity (assuming the then current interest rate remains in effect until maturity).

With  respect to the group I mortgage  loans and with  respect to the group II  mortgage  loans,  during  the option  period  only,  in addition to the minimum  monthly payment option,  the mortgagor is offered three  additional  payment options to the extent they result in a larger payment than the minimum  monthly  payment.  The payment  options  include an  interest-only  payment,  a fully  amortizing payment and a 15-year  amortizing  payment.  If a payment  option would not result in an amount  greater than the minimum  payment due, the payment option will not be available to a mortgagor.

See "Description of the Mortgage Loans—General" in this prospectus supplement.

After the initial  fixed-rate  period,  the interest rate on each group I mortgage loans will adjust monthly based on One-Year MTA, the
12-month  moving  average yield on United States  Treasury  Securities  adjusted to a constant  maturity of one year.  After the option period,  the interest rate on each group II mortgage loan, will adjust  semi-annually  based on Six-Month  LIBOR.  The rate adjustments are subject to limitations set forth under "Description of the Mortgage Loans" in this prospectus supplement.

Mortgage Pool Characteristics

The Group I Mortgage Loans

The following table summarizes the approximate characteristics of the group I mortgage loans as of the cut-off date:

Number of mortgage loans:...................1,196

Aggregate principal balance:.........$480,298,324

Range of principal
   balances:................$59,300 to $3,000,000

Average principal balance:...............$401,587

Range of mortgage rates (per annum): 1.000% to 8.125%

Weighted average mortgage rate (per annum):4.788%

Range of remaining terms to stated maturity
   (months):...........................357 to 480

Weighted average remaining term to stated
   maturity (months):.........................398

Weighted average loan-to-value ratio
   at origination:.........................77.78%

Weighted average gross margin (per annum):.3.464%

Weighted average maximum lifetime mortgage
   rate (per annum):.......................9.950%

Weighted average months to next interest
   adjustment date (months):....................1

Loan Index:
One-Year MTA..............................100.00%

The Group II Mortgage Loans

The following table summarizes the approximate characteristics of the group II mortgage loans as of the cut-off date:

Number of mortgage loans:...................1,550

Aggregate principal balance:.........$514,209,230

Range of principal
   balances:................$83,790 to $1,232,175

Average principal balance:...............$331,748

Range of mortgage rates (per annum): 6.000% to 8.875%

Weighted average mortgage rate (per annum):7.827%

Range of remaining terms to stated maturity
   (months):...........................357 to 360

Weighted average remaining term to stated
   maturity (months):.........................359

Weighted average loan-to-value ratio at
   origination:............................78.11%

Weighted average gross margin
   (per annum):............................2.251%

Weighted average maximum lifetime mortgage
   rate (per annum):......................12.827%

Weighted average months to next interest
   adjustment date (months):...................59

Loan Index:
6 Month LIBOR.............................100.00%

For additional  information  regarding the mortgage loans,  see  "Description of the Mortgage Loans" in this prospectus  supplement and
Schedule A, which is attached and is part of this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The trustee will  acknowledge  the sale,  transfer and assignment to it (or the custodian as its agent) by the depositor and receipt of the mortgage  loans,  subject to further  review and the  exceptions  which may be noted  pursuant to the  procedures  described in the pooling and servicing  agreement.  If the trustee (or the custodian as its agent) finds that any mortgage loan appears defective on its face,  appears to have not been executed or received,  or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule  (determined on the basis of the mortgagor name,  original  principal balance and loan number),  the trustee (or the custodian as its agent) shall  promptly  notify the sponsor.  The sponsor must then correct or cure any such defect  within 90 days from the date of notice  from the  trustee  (or the  custodian  as its agent) of the defect and if the  sponsor  fails to correct or cure such defect within such period and such defect  materially and adversely  affects the interests of the  certificateholders  in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing  agreement and the mortgage loan purchase  agreement, within 90 days of the date of notice,  provide the trustee with a substitute  mortgage  loan (if within two years of the closing  date)
or repurchase  the mortgage loan;  provided that, if such defect would cause the mortgage loan to be other than a "qualified  mortgage"
as defined in Section  860G(a)(3)(a)  of the Internal  Revenue Code, any such cure or  substitution  must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General
The trust will issue the certificates in two certificate groups.

The Class I-A-1,  Class I-A-2,  Class I-A-3 and Class I-X  Certificates  will represent  interests  principally in loan group I and are sometimes referred to herein as the group I senior certificates.

The Class I-X Certificates are sometimes referred to herein as the Class X Certificates.

The Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4,  Class I-B-5,  Class I-B-6 and Class I-B-7  Certificates will each represent subordinated interests in the group I mortgage loans and are sometimes referred to herein as the group I subordinate certificates.

The group I senior  certificates  and the group I  subordinate  certificates  are  sometimes  referred to herein as the group I offered certificates.

The Class I-XP, Class I-B-IO,  Class I-R and Class I-R-X  Certificates,  which are not offered by this prospectus  supplement,  and are sometimes  referred to herein as the group I  non-offered  certificates,  will each  represent  subordinated  interests  in the group I mortgage loans.

The  group I  offered  certificates  and the  group I  non-offered  certificates  are  sometimes  referred  to  herein  as the  group I certificates.

The Class II-A-1,  Class II-A-2 and Class II-A-3 Certificates will represent  interests  principally in loan group II and are sometimes referred to herein as the group II senior certificates.

The group I senior certificates and the group II senior certificates are sometimes referred to herein as the senior certificates.

The Class II-B-1,  Class II-B-2, Class II-B-3,  Class II-B-4 and Class II-B-5 Certificates will each represent  subordinated  interests in the group II mortgage loans and are sometimes referred to herein as the group I subordinate certificates.

The  group II  senior  certificates  and the  group II  subordinate  certificates  are  sometimes  referred  to  herein as the group II certificates.

The group II senior  certificates,  the Class II-B-1,  Class II-B-2,  Class II-B-3 and Class II-B-4 Certificates are sometimes referred to herein as the group II offered certificates.

The group I subordinate  certificates  and the group II subordinate  certificates  are sometimes  referred to herein as the subordinate certificates.

The Class II-B-5,  Class II-XP,  Class  II-B-IO,  Class II-R and Class II-R-X  Certificates,  which are not offered by this  prospectus supplement,  and are sometimes referred to herein as the group II non-offered certificates,  will each represent subordinated interests in the group II mortgage loans.

The  group II  offered  certificates  and the  group II  non-offered  certificates  are  sometimes  referred  to herein as the group II certificates.

Payments  of  interest  and  principal  on each class of group I  certificates  will be made from group I mortgage  loans.  Payments of interest and principal on each class of group II certificates will be made from group II mortgage loans.

The Class  I-R,  II-R,  Class  I-R-X and Class  II-R-X  Certificates  (also  referred  to herein as the  residual  certificates)  which represent the residual interests in the real estate mortgage investment conduits established by the trust.

The group I offered certificates and the group II offered certificates are sometimes referred to herein as the offered certificates.

The group I non-offered  certificates  and the group II non-offered  certificates  are sometimes  referred to herein as the non-offered certificates.

The non-offered certificates, together with the offered certificates are sometimes referred to herein as the certificates.

The Class I-XP and the Class II-XP Certificates are sometimes referred to as the Class XP Certificates.

The assumed final  distribution  date for the group I offered  certificates is July 2036. The assumed final  distribution  date for the group II offered certificates is August 2036.

With respect to the group I mortgage  loans,  it is intended that the amounts  deposited in the final maturity  reserve account will be sufficient to retire the offered  certificates on the July 2036 assumed final distribution date, even though the outstanding  principal balance of the group I mortgage  loans having  40-year  original  terms to maturity  will not have been reduced to zero on such assumed final  distribution  date. The actual final  distribution date for each class of the group I offered  certificates may be earlier,  and could be substantially  earlier,  than the distribution  date in July 2036. If amounts on deposit in the final maturity reserve account are not  sufficient  to pay the  outstanding  current  principal  amounts  of the  group I  certificates  to  zero,  the  actual  final distribution date of the group I certificates could be later than July 2036.

Record Date

For each class of offered  certificates  (other  than the Class X  certificates),  and for any  distribution  date,  the  business  day preceding the applicable  distribution  date so long as the offered  certificates  remain in book-entry form. For each class of Class X certificates  and any other class of offered  certificate  that is no longer in book-entry  form,  and for any  distribution  date, the record date shall be the last business day of the month preceding the month in which such distribution date occurs.

Denominations

For each class of certificates, other than the residual certificates, $25,000 and multiples of $1.00 in excess thereof.

Registration of Offered Certificates

The trust will issue the offered  certificates  initially in book-entry form. Persons acquiring interests in these offered certificates will hold their  beneficial  interests  through The Depository Trust Company,  in the United States,  or Clearstream  Banking,  société
anonyme or the Euroclear System, in Europe.

We refer you to "Description of the Certificates—Book-Entry Registration" in this prospectus supplement.

Interest Accrual Period

Interest will accrue at the rate described herein on each class of certificates.

The interest accrual period for the offered  certificates  (other than the Class X certificates),  will be the period commencing on the distribution  date in the month preceding the month in which a distribution  date occurs (or the closing date, in the case of the first interest  accrual period) and ending on the day  immediately  prior to such  distribution  date.  Interest on the offered  certificates
(other than the Class X  certificates)  will be  calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

The interest  accrual  period for the Class X  certificates,  will be the calendar  month  immediately  preceding  the month in which a distribution  date  occurs.  Interest on the Class X  certificates  will be  calculated  on the basis of a 360-day year  consisting  of
30-day months.

Pass Through Rates

The pass-through rates on each class of offered certificates are as follows:

The offered  certificates  (other than the Class X  certificates)  will bear interest at a pass-through  rate equal to the least of (i)
one-month LIBOR plus the related margin, (ii) 10.50% per annum and (iii) the related net rate cap of the related mortgage loans.

The net rate cap for the group I offered  certificates  (other than the Class X certificates)  is equal to the weighted  average of the net rates of the group I mortgage loans,  less the coupon strip rate (described  below),  if applicable,  and with respect to the Class
I-A certificates, less the pass-through rate on the Class X certificates rate described below.

The net rate cap for the group II offered  certificates  and the Class II-B-5  Certificates is equal to the weighted average of the net rates of the group II mortgage loans.

The coupon  strip rate for loan group I will equal the coupon  strip,  if any,  payable to the Final  Maturity  Reserve  Account on any distribution  date,  expressed as a per annum rate  calculated on the basis of the aggregate  stated  principal  balance of the group I mortgage loans as of such distribution date.

The related margin for the Class I-A-1,  Class I-A-2,  Class I-A-3,  Class I-B-1,  Class I-B-2,  Class I-B-3, Class I-B-4, Class I-B-5,
Class I-B-6, Class I-B-7, Class II-A-1,  Class II-A-2,  Class II-A-3,  Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class
II-B-5 Certificates will be 0.210%,  0.250%,  0.300%,  0.380%,  0.400%, 0.430%, 0.550%, 0.600%, 1.450%, 2.100%, 0.220%, 0.260%, 0.320%,
0.400%,  0.600%,  1.450%,  2.150% and 2.150%,  per annum,  respectively,  provided  that,  after the first  possible  related  optional termination  date, the related margin for the Class I-A-1,  Class I-A-2,  Class I-A-3,  Class I-B-1,  Class I-B-2,  Class I-B-3,  Class
I-B-4, Class I-B-5,  Class I-B-6, Class I-B-7, Class II-A-1,  Class II-A-2,  Class II-A-3,  Class II-B-1,  Class II-B-2,  Class II-B-3,
Class II-B-4 and Class II-B-5 Certificates will be 0.420%,  0.500%,  0.600%,  0.570%,  0.600%,  0.645%, 0.825%, 0.900%, 2.175%, 3.150%,
0.440%, 0.520%, 0.640%, 0.600%, 0.900%, 2.175%, 3.225% and 3.225%, per annum, respectively.

One-month  LIBOR for the first  interest  accrual  period and for all  subsequent  accrual  periods shall be determined as described in
"Description of the Certificates—Calculation of One-Month LIBOR" in this prospectus supplement.

The Class I-X Certificates  will bear interest at a fixed  pass-through rate equal to 0.250% per annum based on a notional amount equal to the  principal  balances of the Class  I-A-1,  Class I-A-2 and Class I-A-3  Certificates.  The Class I-X  Certificates  will have an initial notional amount of approximately $428,666,000.

The Class I-XP,  Class II-XP,  Class I-B-IO,  Class II-B-IO,  Class I-R, Class II-R,  Class I-R-X and Class II-R-X  Certificates do not
have a pass-through rate and will not bear interest.

Interest Payments

On each distribution date holders of the offered certificates  will generally be entitled to receive:

o    the interest  that has accrued on the current  principal  amount or notional  amount of such  certificates  at the  applicable pass-through rate during the related interest accrual period, and

o   any interest due on a prior distribution date that was not paid, less

o   interest shortfalls allocated to such certificates.

However,  the amount of interest  distributable on a distribution date with respect to any class of certificates will be reduced by the amount,  if any, of net deferred  interest for the related  distribution  date that is  allocated to such class of  certificates,  and, after the distribution  date occurring in July 2016, any amounts paid into the final maturity reserve account,  if applicable,  each as described under "Description of the Certificates" in this prospectus supplement.

In the event that an increase  in the index  causes  interest  to accrue on a mortgage  loan for a given month in excess of the monthly payment for that mortgage loan, the excess  interest will be added to the  outstanding  principal  balance of that mortgage loan in the form of "negative  amortization." For any distribution  date, the excess, if any, of (i) the aggregate amount of negative  amortization with  respect to all  mortgage  loans for the  calendar  month  prior to that  distribution  date,  over (ii) the  aggregate  amount of scheduled  and  unscheduled  payments of  principal  received  with  respect to all  mortgage  loans  during the related due period and prepayment period,  referred to herein as net deferred interest,  will be deducted from interest payable to the related certificates as described in this prospectus  supplement.  The amount deducted from the interest payable to each class of offered  certificates  (other than the Class I-X Certificates)  will be added to the principal balance of that class.  See "Description of the Certificates."

Principal Payments

On each  distribution  date, to the extent that the scheduled and  unscheduled  payments of principal on the mortgage  loans during the related due period and prepayment  period exceed the deferred  interest on the mortgage loans,  principal will be paid on each class of certificates  entitled to receive principal  payments on each distribution  date. You should review the priority of payments  described under "Description of the Certificates —Distributions on the Certificates" in this prospectus supplement.

Final Maturity Reserve Account

If, on the distribution date occurring in July 2016 or on any distribution  date thereafter,  up to and including the distribution date for the group I offered  certificates in July 2036, if any offered  certificates  are outstanding  and the aggregate  stated  principal balance of the group I mortgage  loans with original  terms to maturity in excess of 30 years is greater than or equal to the scheduled amount  specified  in Schedule 1 to this  prospectus  supplement  for the related  distribution  date,  the trustee will be required to deposit,  from interest  collections from the group I mortgage loans, into the final maturity reserve account on each such distribution date,  an amount  equal to the lesser of (a) the  product of (i) 1.00%,  (ii) the  aggregate  stated  principal  balance of the group I mortgage  loans  with  original  terms to  maturity  in excess  of 30 years as of the due date  occurring  in the  month  prior to such distribution  date and (iii)  one-twelfth and (b) the excess of (i) the final maturity reserve fund target for such  distribution  date over (ii) the amount on deposit in the final maturity reserve fund  immediately  prior to such  distribution  date, until the amount on deposit in the final maturity  reserve account is equal to the final maturity  reserve account target.  Amounts on deposit in the final maturity  reserve  account  will be used to pay the  outstanding  current  principal  amount of the group I offered  certificates  then outstanding on the  distribution  date in July 2036 (or such earlier date upon which the final  distribution of payments on the group I mortgage loans and other assets of the trust is expected to be made).  See  "Description  of the  Certificates—Final  Maturity  Reserve
Account" in this prospectus supplement.

Advances

The servicer will make cash advances with respect to delinquent  payments of scheduled  interest due on the mortgage loans for which it acts as servicer,  generally  to the extent that the servicer  reasonably  believes  that such cash  advances can be repaid from future payments on the related  mortgage  loans. If the servicer fails to make any required  advances,  the Trustee may be obligated to do so, as described in this  prospectus  supplement.  These cash advances are only  intended to maintain a regular flow of scheduled  interest and  principal  payments  on the  certificates  and are not  intended to  guarantee  or insure  against  losses.  See "The  Pooling and
Servicing Agreement—Monthly Advances" in this prospectus supplement.

Servicing Fee

The  servicer  will be  entitled to receive a  servicing  fee,  as  compensation  for its  activities  under the pooling and  servicing agreement,  equal to 1/12th of the servicing fee rate multiplied by the stated  principal  balance of each mortgage loan serviced by it as of the due date in the month  preceding  the month in which such  distribution  date occurs.  The  servicing fee rate will be 0.375%
per annum.  Interest  shortfalls on the related  mortgage loans resulting from prepayments in full in any calendar month will be offset by the servicer on the distribution date in the following  calendar month to the extent of compensating  interest payments as described in this prospectus supplement.

Credit Enhancement

Credit  enhancement  provides limited  protection to holders of specified  certificates  against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Excess Spread and  Overcollateralization.  The mortgage  loans are expected to generate more interest than is needed to pay interest on the related offered  certificates  because we expect the weighted average net interest rate of the mortgage loans to be higher than the weighted average pass-through rate on the related offered certificates.  In addition,  such higher interest rate is paid on a principal balance of mortgage  loans that is larger  than the  principal  balance of the  related  certificates.  Interest  payments  received in respect of the  mortgage  loans in excess of the amount  that is needed to pay  interest  on the offered  certificates,  related  trust expenses and, with respect to the group I mortgage loans, on and after the  distribution  date occurring in July 2016, any amounts paid into the final maturity reserve account,  will be used to reduce the total current principal amount of the related  certificates  until a required level of overcollateralization has been achieved.

See "Description of the Certificates—Excess Spread and Overcollateralization Provisions" in this prospectus supplement.

Subordination;  Allocation  of Losses.  By issuing  senior  certificates  and  subordinate  certificates,  the trust has  increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior  certificates  will have a payment  priority over the related  subordinate  certificates.  Among the classes of  subordinate certificates,  each class of Class B certificate  with a lower numerical class  designation  will have payment priority over each class of related Class B certificate with a higher numerical class designation.

Subordination  provides the holders of  certificates  having a higher payment  priority  protection  against  losses  realized when the remaining  unpaid principal  balance on a mortgage loan exceeds the amount of proceeds  recovered upon the liquidation of that mortgage loan. In general,  this loss  protection is  accomplished  by allocating any realized  losses in excess of available  excess spread and any current  overcollateralization  to the  subordinate  certificates,  beginning  with the  subordinate  certificates  with the lowest payment  priority,  until the current  principal amount of that subordinate class has been reduced to zero and then allocating any loss to the next  most  junior  class of  subordinate  certificates,  until  the  current  principal  amount  of each  class of  subordinate certificates is reduced to zero. If no related subordinate  certificates  remain outstanding,  the principal portion of realized losses on the  mortgage  loans in each loan group will be  allocated  to the  related  senior  certificates  thereof  in  accordance  with the priorities set forth herein under "Description of the Certificates—Allocation of Realized Losses; Subordination."

As of the closing date the aggregate current principal amount of the Class I-B-1,  Class I-B-2,  Class I-B-3, Class I-B-4, Class I-B-5,
Class I-B-6 and Class I-B-7  Certificates  will equal  approximately  9.40% of the aggregate  current  principal  amount of the group I mortgage loans as of the cut-off date.

As of the closing date the aggregate current principal amount of the Class II-B-1,  Class II-B-2,  Class II-B-3, Class II-B-4 and Class
II-B-5  Certificates will equal  approximately 9.55% of the aggregate current principal amount of the group II mortgage loans as of the cut-off date.

See "Description of the Certificates—Allocation of Realized Losses; Subordination" in this prospectus supplement.

The Cap Contracts

Each class of group I offered  certificates  (other than the Class I-X certificates),  the group II offered  certificates and the Class
II-B-5  certificates will be entitled to the benefits provided by the related cap contract.  There can be no assurance as to the extent of benefits, if any, that may be realized by the certificateholders as a result of the cap contracts.

The  certificates  in a loan group will only be entitled to the benefit of the related cap  contracts,  and will have no entitlement to the benefits of the cap contracts for any other loan group.

See "The Cap Contracts" in this prospectus supplement.

Optional Termination

At its option,  the  depositor or its designee may purchase  from the trust all of the (i) group I mortgage  loans,  together  with any properties  in respect  thereof  acquired on behalf of the trust and thereby  effect  termination  and early  retirement of the group I certificates after the stated principal balance of the group I mortgage loans (and properties  acquired in respect thereof),  remaining in the trust has been  reduced to less than 10% of the stated  principal  balance of the group I mortgage  loans as of the cut-off date and (ii) group II mortgage loans,  together with any properties in respect  thereof  acquired on behalf of the trust and thereby effect termination and early retirement of the group II certificates  after the stated  principal  balance of the group II mortgage loans (and properties  acquired in respect  thereof),  remaining in the trust has been reduced to less than 10% of the stated principal balance of the group II mortgage loans as of the cut-off date.

See "Pooling and Servicing Agreement—Termination" in this prospectus supplement.

Federal Income Tax Consequences

One or more  elections  will be made to treat the  mortgage  loans and  certain  related  assets  as one or more real  estate  mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Consequences" in this prospectus supplement.

Ratings
It is a condition to the issuance of the  certificates  that the offered  certificates  receive the  following  ratings from Standard &
Poor's  Rating  Services,  a division of The  McGraw-Hill  Companies,  Inc.,  which is referred to herein as S&P and Moody's  Investors
Service, Inc., which is referred to herein as Moody's:

Offered Certificates             S&P       Moody's
______________________________________________________
Class I-A-1                      AAA         Aaa
Class I-A-2                      AAA         Aaa
Class I-A-3                      AAA         Aaa
Class I-X                        AAA         Aaa
Class II-A-1                     AAA         Aaa
Class II-A-2                     AAA         Aaa
Class II-A-3                     AAA         Aaa
Class I-B-1                      AA+         Aa1
Class I-B-2                      AA          Aaa
Class I-B-3                      AA-         Aa1
Class I-B-4                      A+          Aa2
Class I-B-5                       A          Aa3
Class I-B-6                      BBB        Baa2
Class I-B-7                     BBB-        Baa3
Class II-B-1                     AA          Aa1
Class II-B-2                      A          Aa2
Class II-B-3                     BBB         A1
Class II-B-4                    BBB-         A3

A rating is not a  recommendation  to buy, sell or hold  securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See "Yield and Prepayment Considerations" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

Legal Investment

The offered  certificates  (other than the Class I-B-4, Class I-B-5,  Class I-B-6,  Class I-B-7,  Class II-B-2,  Class II-B-3 and Class
II-B-4  Certificates) will constitute  "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by a nationally  recognized  statistical  rating  organization.  The Class I-B-4,  Class I-B-5,  Class I-B-6,
Class I-B-7, Class II-B-2,  Class II-B-3 and Class II-B-4  Certificates) will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA Considerations

The offered  certificates may be purchased by persons  investing assets of employee  benefit plans or individual  retirement  accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

                                                                  RISK FACTORS

         You are  encouraged  to  carefully  consider  the  following  risk  factors in  connection  with the  purchase  of the offered certificates:

         Your Yield on the Certificates Will be Subject to any Negative Amortization on the Related Mortgage Loans.

         All of the mortgage loans in the trust fund are negative amortization loans.

         Negative amortization may occur with respect to the group I mortgage loans, because,  generally,  after the initial fixed rate period  following  origination  (as set forth in the related  mortgage  note),  the interest rates on the negative  amortization  loans included in loan group I will typically adjust monthly but their monthly payments and  amortization  schedules adjust annually.  During a period of rising  interest  rates,  the amount of interest  accruing on the principal  balance of these mortgage loans may exceed the amount of the minimum monthly payment.  In addition,  in most  circumstances,  the amount by which a monthly payment may be adjusted on an annual  payment  adjustment  date may be limited and may not be  sufficient  to  amortize  fully the unpaid  principal  balance of a mortgage  loan over its  remaining  term to maturity.  Approximately  44.59% of the group I mortgage  loans are still in their  initial fixed rate period.  The initial  interest  rates on most of the group I mortgage  loans during the initial  fixed rate period are lower than the sum of the  indices  applicable  and the  related  margins  and range  from not  lower  than  1.000%  per annum and in no case exceeding  4.000% per annum.  For  approximately  38.04% of the group I mortgage  loans,  the interest  rates are currently  1.000% per annum.

         Negative  amortization  may occur with respect to the group II mortgage  loans  because  during the initial fixed rate period, monthly  payments made by the mortgagor  may be less than the interest  accrued on such group II mortgage loan for the related  payment period.

         As a result,  a portion of the accrued  interest on negatively  amortizing  loans may become  deferred  interest which will be added to their principal  balances and will also bear interest at the applicable  interest rates.  The amount of any deferred  interest accrued on a mortgage loan during a due period will reduce the amount of interest  available to be distributed  on the related  classes of certificates on the related distribution date.

         If the interest rates on the mortgage loans  decrease prior to an adjustment in the monthly  payment,  a larger portion of the monthly  payment  will be  applied  to the unpaid  principal  balance of the  mortgage  loan,  which may cause the  related  classes of certificates  to amortize more quickly.  Conversely,  if the interest  rates on the mortgage  loans  increase prior to an adjustment in the monthly  payment,  a smaller portion of the monthly payment will be applied to the unpaid  principal  balance of the mortgage loan, which may cause the related  classes of  certificates  to amortize  more  slowly.  With respect to the group I mortgage  loans,  on the fifth payment  adjustment date of a mortgage loan and every fifth payment  adjustment  date thereafter and the last payment  adjustment date prior to the mortgage loan's  maturity,  the monthly payment due on that mortgage loan will be reset without regard to the related periodic  payment  cap or if the unpaid  principal  balance  exceeds a  percentage  of 110% or 115%,  as  applicable,  of the  original principal balance due to deferred  interest,  the monthly payment due on that mortgage loan will be reset without regard to the related periodic  payment  cap, in each case in order to provide for the  outstanding  balance of the  mortgage  loan to be paid in full at its maturity by the payment of equal  monthly  installments.  With  respect to the group II mortgage  loans,  the initial  minimum  monthly payment is calculated  on the basis of the original  loan amount and an interest rate below the original  interest rate by generally up to 3% per annum.  After the end of the  five-year  period after  origination  or if the unpaid  principal  balance  equals or exceeds a percentage of 110% or 115% (as  applicable) of the original  principal  balance due to deferred  interest,  the monthly  payment due on that  mortgage loan will be reset without  regard to the related  periodic  payment cap, to an interest only payment in an amount equal to the full amount of accrued  interest on the mortgage loan  calculated  based on the  outstanding  principal  balance of the mortgage loan and the interest rate then in effect.  These  adjustment  features are likely to  substantially  increase the monthly  payment due from  borrowers  and are likely to affect the rate at which  principal on these  mortgage  loans is paid. In addition,  the  adjustment features  may create a greater  risk of default if the  borrowers  are  unable to pay the higher  monthly  payments  that may result in increases in the interest  rates and increased  principal  balances.  It is expected  that if a borrower paid only the minimum  monthly payment  due under the  mortgage  loan,  such  mortgage  loan  would  reach the  applicable  negative  amortization  percentage  within approximately four years of  origination.

         The amount of  deferred  interest,  if any,  with  respect to the  mortgage  loans for a given month will reduce the amount of interest  collected on these mortgage loans and available to be  distributed  as a distribution  of interest to the related  classes of certificates.  The resulting  reduction in interest  collections on the mortgage loans will be offset, in part or in whole, by applying all payments of principal  received on the mortgage loans to interest  distributions  on the related classes of  certificates.  For any distribution  date, the net deferred  interest on the mortgage loans will be allocated to those classes of certificates as set forth in this prospectus  supplement under "Description of the  Certificates—Distributions  on the Certificates." The amount of the reduction of accrued  interest  distributable  to a class of  certificates  attributable  to net  deferred  interest  will be  added to the  current principal  amount of that class.  Only the amount by which the payments of principal  received on the mortgage  loans exceed the amount of deferred  interest on the mortgage loans will be distributed as principal to the related  classes of certificates in accordance with the priorities set forth in this prospectus  supplement  under  "Description of the  Certificates—Distributions  on the  Certificates."
The increase in the current  principal amount of any class of certificates and the slower  reduction in the current  principal  amounts due to the use of all  principal  collected on the mortgage  loans to offset the deferred  interest  will have the effect of increasing the weighted  average lives of the  certificates  and increasing  your exposure to realized  losses on the related  mortgage  loans. We cannot predict the extent to which  mortgagors  will prepay their mortgage loans and therefore  cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.

         In addition,  as the  principal  balance of a mortgage  loan subject to negative  amortization  will increase by the amount of deferred interest allocated to such loan, the increasing  principal balance of a negative  amortization loan may approach or exceed the value of the related  mortgaged  property,  thus  increasing the  likelihood of defaults as well as the amount of any loss  experienced with respect to any such negative  amortization  that is required to be  liquidated.  Furthermore,  each mortgage loan provides for the payment of any remaining  unamortized  principal  balance thereto (due to the addition of deferred  interest,  if any, to the principal balance of the  mortgage  loan) in a single  payment at the  maturity of such  mortgage  loan.  Because the related  mortgagors  may be required to make a larger single payment upon  maturity,  it is possible that the default risk  associated  with mortgage loans subject to negative amortization is greater than associated with fully amortizing mortgage loans.

         Some of the Mortgage Loans Have a Limited Performance History.

         The 5 Yr. Bear Stearns  Secure Option ARM loans included in loan group II are a new product in the mortgage  marketplace.  The performance  of these  mortgage  loans may be  significantly  different  than mortgage loans that fully amortize or have other negative amortization  features that are more common to the mortgage marketplace.  In particular,  the depositor is not aware of any performance history for mortgage loans of this type,  including with respect to losses,  delinquencies or prepayments.  If the performance of these mortgage loans is  substantially  worse or different than assumed by an investor,  there may be delays in payment and increased  losses on the mortgage  loans.  Such delays and losses on the mortgage loans could affect the rate and timing of payments on the  certificates and could increase the risk that realized losses will be allocated to the certificates.

         The Offered  Certificates Will Have Limited  Liquidity,  So You May Be Unable to Sell Your Securities or May Be Forced to Sell
Them at a Discount from Their Fair Market Value.

         The  underwriter  intends  to make a  secondary  market in the  offered  certificates,  however  the  underwriter  will not be obligated  to do so.  There can be no  assurance  that a secondary  market for the  offered  certificates  will  develop or, if it does develop,  that it will provide holders of the offered  certificates  with liquidity of investment or that it will continue for the life of the offered  certificates.  As a result, any resale prices that may be available for any offered  certificate in any market that may develop may be at a discount from the initial  offering price or the fair market value thereof.  The offered  certificates  will not be listed on any securities exchange.

         Credit  Enhancement  Is Limited;  The  Failure of Credit  Enhancement  to Cover  Losses on the Trust Fund Assets May Result in
Losses Allocated to the Offered Certificates.

         The  subordination  of the  subordinate  certificates  to the related  senior  certificates  as described  in this  prospectus supplement,  is intended to enhance the likelihood that holders of the senior  certificates and, to a more limited extent, that holders of the offered  subordinate  certificates,  will receive  regular  payments of interest and principal and to provide the holders of the senior  certificates  and, to a more  limited  extent,  the  holders of the  offered  subordinate  certificates  with a higher  payment priority,  with protection  against losses realized when the remaining unpaid principal  balance on a related mortgage loan exceeds the amount of proceeds  recovered  upon the  liquidation  of that  mortgage  loan. In general,  this loss  protection  is  accomplished  by allocating  the principal  portion of any realized  losses,  to the extent not covered by excess  spread or any  overcollateralization, among the certificates in the related loan group, beginning with the subordinate  certificates with the lowest payment priority,  until the current  principal  amount of that  subordinate  class has been reduced to zero. The principal  portion of realized losses are then allocated to the next most junior class of subordinate  certificates,  until the current  principal amount of each class of subordinate certificates is reduced to zero. If no subordinate  certificates  remain  outstanding,  the principal portion of realized losses on the mortgage  loans in a loan group will be  allocated  to the  related  senior  certificates  in the order of  priority  set forth in this prospectus  supplement under  "Description of the  Certificates—Allocation  of Losses;  Subordination."  Accordingly,  if the aggregate current  principal  amount of the  related  subordinate  certificates  were to be reduced to zero,  delinquencies  and  defaults on the mortgage  loans in a loan group would  reduce the amount of funds  available  for monthly  distributions  to the holders of the related senior certificates.

         The ratings of the offered  certificates by the rating  agencies may be lowered  following the initial  issuance  thereof as a result of losses on the mortgage  loans in the related loan group in excess of the levels  contemplated  by the rating  agencies at the time of their initial rating analysis.  None of the depositor,  the sponsor,  the trustee nor any of their  respective  affiliates will have any  obligation  to replace or  supplement  any credit  enhancement,  or to take any other  action to maintain  the ratings of the offered certificates.  See "Credit Enhancement—Subordinated Securities" in the prospectus.

         Developments  in  Specified  Regions  Could  Have  a  Disproportionate  Effect  on the  Mortgage  Loans  due  to  Geographical
Concentrations of Mortgaged Properties.

         Approximately  58.98% of the  mortgage  loans as of the cut-off  date are secured by  properties  in  California.  Property in certain  regions  may be more  susceptible  than  properties  located in other  parts of the  country to certain  types of  uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.  In addition:

o        economic conditions in a specific region with a significant  concentration of properties  underlying the mortgage loans (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

o        declines in a region's  residential  real estate  market may reduce the values of  properties  located in that  region,  which would result in an increase in the loan-to-value ratios; and

o        any  increase in the market value of  properties  located in a particular  region  would reduce the  loan-to-value  ratios and could,  therefore,  make alternative  sources of financing  available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

         Any risks  associated  with mortgage loan  concentration  may affect the yield to maturity of the offered  certificates to the extent losses caused by these risks are not covered by subordination provided by the subordinate certificates.

         A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

         It is expected that the primary  servicing for a portion of the mortgage  loans will be transferred to EMC within one month of the closing  date;  however,  EMC will be  obligated to service the  mortgage  loans as of the closing  date.  Any  servicing  transfer involves notifying  mortgagors to remit payments to a new servicer,  transferring  physical possession of loan files and records to the new servicer and entering  loan and  mortgagor  data on the  management  information  systems of the new  servicer.  Accordingly,  such transfers could result in misdirected notices,  misapplied  payments,  data input problems and other problems.  In addition,  investors should note that when the servicing of mortgage loans is transferred,  there is generally an increase in delinquencies  associated with such  transfer.  Such  increase in  delinquencies  and  problems  incurred  with the transfer to the new servicer may result in losses, which,  to the extent they are not absorbed by credit  enhancement,  will cause losses or  shortfalls  to be incurred by the holders of the offered  certificates.  In addition,  any higher  default  rate  resulting  from such  transfer  may result in an  acceleration  of prepayments on those mortgage loans.

         The  Underwriting  Standards of Some of the Mortgage  Loans Do Not Conform to the  Standards of Fannie Mae or Freddie Mac, And
May Increase the Risk of Payment Application Errors.

         Some of the  mortgage  loans were  underwritten  generally in  accordance  with  underwriting  standards  which are  primarily intended to provide for single family  "non-conforming"  mortgage loans. A  "non-conforming"  mortgage loan means a mortgage loan which is  ineligible  for  purchase  by  Fannie  Mae or  Freddie  Mac due to  either  credit  characteristics  of the  related  mortgagor  or documentation  standards in connection with the  underwriting  of the related  mortgage loan that do not meet the Fannie Mae or Freddie
Mac underwriting  guidelines for "A" credit mortgagors.  These credit  characteristics  include mortgagors whose  creditworthiness  and repayment  ability do not satisfy  such Fannie Mae or Freddie  Mac  underwriting  guidelines  and  mortgagors  who may have a record of credit  write-offs,  outstanding  judgments,  prior  bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie
Mac  underwriting  guidelines.  These  documentation  standards  may include  mortgagors  who provide  limited or no  documentation  in connection  with the  underwriting  of the related  mortgage loan.  Accordingly,  mortgage loans  underwritten  under the  originator's non-conforming credit underwriting  standards are likely to experience rates of delinquency,  foreclosure and loss that are higher, and may be substantially  higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting  guidelines.
Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

         Book-Entry Securities May Delay Receipt of Payment and Reports.

         If the trust fund issues  certificates in book-entry  form,  certificateholders  may experience  delays in receipt of payments and/or  reports  since  payments and reports will  initially be made to the  book-entry  depository  or its nominee.  In addition,  the issuance of certificates  in book-entry  form may reduce the liquidity of certificates so issued in the secondary  trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

         The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

         The yield to maturity on the offered certificates will depend, in general, on:

o        the applicable purchase price; and

o        the  rate  and  timing  of  principal  payments  (including  prepayments  and  collections  upon  defaults,  liquidations  and repurchases)  relative to the amount and timing of deferred interest on the related mortgage loans and the allocation thereof to reduce or increase the current  principal  amount of the related  offered  certificates,  as well as other factors.

         The yield to  investors  on the  offered  certificates  will be  adversely  affected  by any  allocation  thereto of  interest shortfalls on the related mortgage loans.

         In general,  if the offered  certificates are purchased at a premium and principal  distributions  occur at a rate faster than anticipated at the time of purchase,  the investor's  actual yield to maturity will be lower than that assumed at the time of purchase.
Conversely,  if the offered  certificates  are  purchased at a discount and  principal  distributions  occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered  certificates  were  determined  based on a number of  assumptions, including a 25% constant rate of  prepayment  each month or CPR,  relative to the then  outstanding  principal  balance of the mortgage loans.  No  representation  is made that the mortgage  loans will prepay at this rate or at any other rate or that the  mortgage  loans will prepay at the same rate.  The yield  assumptions  for the offered  certificates  will vary as determined at the time of sale.  See
"Yield and Prepayment Considerations" in this prospectus supplement.

         The rate and timing of distributions  allocable to principal on the offered  certificates will depend, in general, on the rate and timing of principal payments  (including  prepayments,  collections upon defaults,  liquidations and repurchases and the allocation of deferred  interest) on the related mortgage loans and the allocation  thereof to pay principal on these  certificates as provided in this prospectus  supplement.  As is the case with mortgage pass-through  certificates  generally,  the offered certificates are subject to  substantial  inherent  cash-flow  uncertainties  because the mortgage  loans may be prepaid at any time.  However,  with respect to approximately  88.02% of the mortgage  loans, a prepayment  within one year to three years of its  origination  may subject the related mortgagor to a prepayment  charge,  which may act as a deterrent to  prepayment  of the  mortgage  loan during the  applicable  period.
However,  under  certain  circumstances,  the  prepayment  charge may be waived by the  servicer.  There can be no  assurance  that any prepayment  charges will have any effect on the prepayment  performance of the mortgage loans.  See "Description of the Mortgage Loans"
in this prospectus supplement.

         The sponsor  may,  from time to time,  implement  programs  designed to  encourage  refinancing.  These  programs may include, without limitation,  modifications of existing loans,  general or targeted  solicitations,  the offering of pre-approved  applications, reduced origination fees or closing costs or other financial incentives.  Targeted  solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.  In addition,  the sponsor may encourage assumptions of mortgage loans,  including  defaulted  mortgage loans, under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these  programs,  with respect to the mortgage pool underlying any trust,  the rate of principal  prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case and in some cases,  the average  credit or  collateral  quality of the mortgage  loans  remaining in the mortgage  pool may decline.

         Generally,  when prevailing interest rates are increasing,  prepayment rates on mortgage loans tend to decrease. A decrease in the  prepayment  rates on the  mortgage  loans  will  result in a reduced  rate of return of  principal  to  investors  in the  offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

         Conversely,  when prevailing  interest rates are declining,  prepayment rates on mortgage loans tend to increase.  An increase in the  prepayment  rates on the  mortgage  loans will result in a greater  rate of return of  principal  to  investors  in the offered certificates at time when reinvestment at comparable yields may not be possible.

         During at least the first three years after the closing date,  the entire amount of payments of principal  with respect to the mortgage loans will be allocated to the related senior  certificates,  as described herein,  unless the current principal amount of the senior  certificates  has been reduced to zero. This will accelerate the  amortization of the senior  certificates in each  certificate group as a whole  while,  in the  absence of losses in  respect of the  mortgage  loans,  increasing  the  percentage  interest  in the principal balance of the mortgage loans the subordinate certificates evidence.

         For  further  information  regarding  the  effect of  principal  prepayments  on the  weighted  average  lives of the  offered certificates, see "Yield and Prepayment Considerations" herein.

         Excess Spread May be Inadequate to Cover Losses and/or to Build Overcollateralization.

         The mortgage  loans in each loan group are expected to generate  more  interest  than is needed to pay interest on the related offered  certificates  because we expect the weighted  average net interest  rate on the related  mortgage  loans to be higher than the weighted  average  pass-through  rate on the related  certificates.  If the mortgage loans generate more interest than is needed to pay interest on the related  offered  certificates,  trust fund expenses  and,  with respect to loan group I, on or after the  distribution date  occurring in July 2016,  any amounts paid into the final  maturity  reserve  account,  such "excess  spread" will be used to make additional principal payments on the related offered  certificates,  which will reduce the total principal balance of such certificates below the aggregate principal balance of the related mortgage loans,  thereby creating  "overcollateralization."  Overcollateralization is intended to provide  limited  protection  to  certificateholders  by absorbing  the  certificate's  share of losses from  liquidated mortgage  loans in the related loan group.  However,  we cannot  assure you that enough excess spread will be generated on the mortgage
loans  to  establish  or  maintain  the  required  level  of  overcollateralization.   On  the  closing  date  the  required  level  of
overcollateralization  is expected to be met with respect to both loan groups. If the protection afforded by  overcollateralization  is insufficient, then you could experience a loss on your investment.

         The excess spread available on any distribution date will be affected by the actual amount of interest  received,  advanced or recovered  in respect of the related  mortgage  loans  during the  preceding  month.  Such amount may be  influenced  by changes in the weighted  average of the mortgage rates  resulting from  prepayments,  defaults and  liquidations of the related  mortgage  loans.  The amount of deferred  interest on a mortgage  loan  resulting  from  negative  amortization  will  decrease  the amount of excess  spread available  to increase  the  overcolleralization,  which may reduce the amount of  overcollateralization  available  to provide  credit enhancement on the certificates.

         If at any time the  amount  of  overcollateralization  is at a level  below  the  required  level,  the  overcollateralization provisions are intended to result in an accelerated  rate of principal  distributions  to holders of the classes of  certificates  then entitled to  distributions of principal.  An earlier return of principal to the holders of the offered  certificates as a result of the overcollateralization  provisions  will  influence  the yield on the these  certificates  in a manner  similar  to the  manner in which principal prepayments on the mortgage loans will influence the yield on the related offered certificates.

         The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

         When certain classes of  certificates  provide credit  enhancement for other classes of certificates it is sometimes  referred to as  "subordination."  For  purposes  of this  prospectus  supplement,  subordination  with  respect to the offered  certificates  or
"subordinated classes" generally means:

o        with respect to the Class I-A-1 Certificates: the Class I-A-2, Class I-A-3 and Class I-B Certificates;

o        with respect to the Class I-A-2 Certificates: the Class I-A-3 Certificates and the Class I-B Certificates;

o        with respect to the Class I-A-3 Certificates: the Class I-B Certificates;

o        with respect to the Class I-B-1  Certificates:  the Class I-B-2,  the Class I-B-3, the Class I-B-4, the Class I-B-5, the Class
         I-B-6 and the Class I-B-7 Certificates;

o        with respect to the Class I-B-2  Certificates:  the Class I-B-3,  the Class  I-B-4,  the Class I-B-5,  the Class I-B-6 and the
         Class I-B-7 Certificates;

o        with  respect  to the Class  I-B-3  Certificates:  the Class  I-B-4,  the Class  I-B-5,  the Class  I-B-6 and the Class  I-B-7
         Certificates;

o        with  respect  to the  Class  I-B-4  Certificates:  the  Class  I-B-5,  the  Class  I-B-6  Certificates  and the  Class  I-B-7
         Certificates;

o        with respect to the Class I-B-5 Certificates:  the Class I-B-6 Certificates and the Class I-B-7 Certificates;

o        with respect to the Class I-B-6 Certificates: the Class I-B-7 Certificates;

o        with respect to the Class II-A-1 Certificates: the Class II-A-2, Class II-A-3 and Class II-B Certificates;

o        with respect to the Class II-A-2 Certificates: the Class II-A-3 Certificates and the Class II-B Certificates;

o        with respect to the Class II-A-3 Certificates: the Class II-B Certificates;

o        with respect to the Class II-B-1  Certificates:  the Class  II-B-2,  the Class  II-B-3,  the Class II-B-4 and the Class II-B-5
         Certificates;

o        with respect to the Class II-B-2 Certificates: the Class II-B-3, the Class II-B-4 and the Class II-B-5 Certificates;

o        with respect to the Class II-B-3 Certificates:  the Class II-B-4 and the Class II-B-5 Certificates; and

o        with respect to the Class II-B-4 Certificates: the Class II-B-5 Certificates.

         In addition to excess spread and the  overcollaterization  features,  credit  enhancement for the senior  certificates will be provided by the right of the holders of the senior  certificates  to receive  certain  payments of interest and principal  prior to the related  subordinated  classes and by the allocation of realized  losses to the  subordinated  classes before  allocation to the senior certificates.  This form of credit  enhancement  uses  collections  on the  mortgage  loans  otherwise  payable  to the  holders of the subordinate  classes to pay amounts due on the more senior classes.  Realized  losses in excess of any available  excess spread and any current  overcollateralization are allocated to the subordinate certificates,  beginning with the related Class B Certificates with the highest  numerical  designation,  until the current  principal  amount of the related  Class B  Certificates  has been reduced to zero.
Accordingly,  if the aggregate current principal amount of a subordinated class were to be reduced to zero,  delinquencies and defaults on the  mortgage  loans would  reduce the amount of funds  available  for  monthly  distributions  to holders of the related  remaining subordinated  class or classes of certificates and, if the aggregate current principal amount of all the related  subordinated  classes were to be reduced to zero,  delinquencies  and  defaults on the  mortgage  loans in each loan group  would  reduce the amount of funds available for monthly  distributions  to holders of the related senior  certificates.  You should fully consider the risks of investing in a  subordinate  certificate,  including  the risk that you may not fully  recover  your initial  investment  as a result of realized losses.  See "Description of the Certificates" in this prospectus supplement.

         The weighted average lives of, and the yields to maturity on, the Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4, Class
I-B-5,  Class I-B-6 and Class  I-B-7  Certificates  will be  progressively  more  sensitive,  in that order,  to the rate and timing of mortgage  defaults and the severity of ensuing  losses on the group I mortgage  loans.  The Class II-B-1,  Class II-B-2,  Class II-B-3,
Class II-B-4 and Class II-B-5  Certificates  will be progressively  more sensitive,  in that order, to the rate and timing of mortgagor defaults  and the  severity  of ensuing  losses on the group II  mortgage  loans.  If the  actual  rate and  severity  of losses on the mortgage  loans is higher than those  assumed by an investor in such  certificates,  the actual yield to maturity of such  certificates may be lower than the yield  anticipated by such holder based on such assumption.  The timing of losses on the mortgage loans will also affect an  investor's  actual  yield to  maturity,  even if the rate of defaults  and  severity of losses over the life of the mortgage loans are consistent with an investor's  expectations.  In general,  the earlier a loss occurs, the greater the effect on an investor's yield to  maturity.  Realized  losses on the group I mortgage  loans,  to the extent  they  exceed the amount of  overcollateralization following  distributions of principal on the related  distribution  date, will reduce the current principal amounts of the Class I-B-7,
Class I-B-6, Class I-B-5, Class I-B-4, Class I-B-3,  Class I-B-2 and Class I-B-1  Certificates,  in that order.  Realized losses on the group II mortgage  loans, to the extent they exceed the amount of  overcollateralization  following  distributions  of principal on the related  distribution  date, will reduce the current principal amounts of the Class II-B-5,  Class II-B-4,  Class II-B-3,  Class II-B-2
and Class II-B-1  Certificates,  in that order. As a result of such reductions,  less interest will accrue on such class of subordinate certificates  than would  otherwise be the case.  Once a realized loss is allocated to a subordinate  certificate,  no interest will be distributable  with respect to such  written down amount.  However,  the amount of any  realized  losses  allocated to the  subordinate certificates  may be  reimbursed  to  the  holders  of the  subordinate  certificates  according  to the  priorities  set  forth  under
"Description of the Certificates—Distributions on the Certificates" in this prospectus supplement.

         Unless the  current  principal  amounts  of the  related  senior  certificates  have been  reduced  to zero,  the  subordinate certificates  will not be entitled to any principal  distributions  until at least the  distribution  date  occurring in August 2009 or during any period in which  delinquencies  or losses on the related  mortgage loans exceed certain  levels.  As a result,  the weighted average life of the  subordinate  certificates  will be longer than would  otherwise  be the case if  distributions  of principal  were allocated among all of the related  certificates at the same time. As a result of the longer weighted  average lives of the subordinate certificates,  the holders of such  certificates  have a greater risk of suffering a loss on their  investments.  Furthermore,  because such  certificates  might not receive any  principal if certain  delinquency  levels  occur,  it is possible for such  certificates  to receive no principal distributions even if no losses have occurred on the mortgage pool.

         In  addition,  the  multiple  class  structure  of the  subordinate  certificates  causes  the  yield  of such  classes  to be particularly  sensitive to changes in the rates of prepayment of the related  mortgage loans.  Because  distributions of principal will be made to the holders of such  certificates  according to the priorities  described  herein,  the yield to maturity on such classes of certificates  will be sensitive to the rates of prepayment on the mortgage loans  experienced both before and after the commencement of principal  distributions  on such classes.  The yield to maturity on such classes of certificates  will also be extremely  sensitive to
losses  due  to  defaults  on  the  mortgage  loans  and  the  timing   thereof,   to  the  extent  such  losses  are  not  covered  by
overcollateralization,  excess spread, or a class of subordinate  certificates with a lower payment priority.  Furthermore,  the timing of receipt of  principal  and interest by the  subordinate  certificates  may be  adversely  affected by losses even if such classes of certificates do not ultimately bear such loss.

         The Net Rate Cap May Reduce the Yields on the Class A Class B Certificates.

         The pass-through  rates on the offered  certificates  (other than the Class X Certificates) are each subject to a net rate cap equal to,  approximately,  the weighted  average of the net mortgage  rates on the related  mortgage  loans (in the case of the group I mortgage  loans  less,  if  applicable,  the  related  Coupon  Strip  Rate,  and in the case of the  Class I-A  Certificates,  less the pass-through  rate on the Class X Certificates)  as more fully described in this prospectus  supplement.  If on any  distribution  date the  pass-through  rate for a class of offered  certificates  is limited to the  related net rate cap,  the  holders of the  applicable certificates  will receive a smaller amount of interest than they would have received on that  distribution  date had the  pass-through rate for that class not been calculated  based on the related net rate cap. The holders of those  certificates  will not be entitled to recover any  resulting  shortfall  in  interest on that  distribution  date or on any other  distribution  date except to the extent of excess cashflow  available for that purpose.  If mortgage loans with relatively  higher mortgage rates prepay or default,  the net rate cap would result in lower interest than otherwise would be the case.

         The Offered Certificates May Not Always Receive Interest Based on One-Month LIBOR Plus the Related Margin.

         The offered  certificates  (other than the Class I-X  Certificates)  will receive interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related  margin,  (ii) 10.50% per annum and (iii) the applicable net rate cap (in the case of the group I mortgage  loans,  less, if applicable,  the related Coupon Strip Rate and in the case of the Class I-A  Certificates,  less the pass-through  rate on the Class X  Certificates).  For any class of these  certificates,  the prepayment of the related  mortgage loans with  relatively  higher  pass-through  rates may cause the  related  net rate cap to be lower than  one-month  LIBOR plus the  related margin, in which case the pass-through rate for these certificates will be more likely to be limited to the related net rate cap.

         If on any  distribution  date the  pass-through  rate for any class of the  certificates is limited by the applicable net rate cap, a carryover  shortfall  amount,  equal to the  difference  between (i) interest that would have accrued at the lesser of one-month
LIBOR plus the related margin and 10.50% per annum and (ii) interest  accrued on that class of  certificates  as limited by the related net rate cap, will be payable to such certificates,  to the extent of available funds on that distribution date or future  distribution dates,  provided  that any basis risk  shortfall  carry-forward  amount will be reduced by the amount of net deferred  interest that is added to the current  principal amount of that class of certificates.  This shortfall will be covered to the extent of excess cash flow available for that purpose and to the extent of available  payments  under the related cap contracts.  However,  payments under the cap contracts  are based on the lesser of the actual  certificate  principal  balance of the related class of  certificates  and an assumed principal amount of such  certificates  based on certain  prepayment  assumptions  regarding the related mortgage loans. If the related mortgage loans do not prepay according to those assumptions,  it may result in the cap contracts providing  insufficient funds to cover such  shortfalls.  In addition,  each cap contract  provides  for payment of the excess of One-Month  LIBOR over a specified  per annum rate (and in the case of the group I mortgage  loans,  subject to a maximum  rate of  10.500%),  which also may not provide  sufficient funds to cover such shortfalls.  Such shortfalls may remain unpaid on the final distribution date,  including the optional  termination date.

         In addition,  although the offered  certificates  (other than the Class I-X  Certificates)  are entitled to payments under the related cap contracts during periods of increased  One-Month LIBOR rates,  the  counterparty  thereunder will only be obligated to make such payments under certain circumstances.

         To the extent that payments on the offered  certificates  (other than the Class I-X  Certificates)  depend in part on payments to be received under the cap contracts,  the ability of the trust to make payments on those classes of certificates  will be subject to the credit risk of Wachovia Bank, N.A.

         The cap  contracts  terminate in  accordance  with their terms on the dates set forth in the related  contract.  This date was selected based on certain prepayment  assumptions  regarding the related mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment  assumptions  were used to determine the projected  principal  balance of the applicable class of certificates  under the contracts.  If prepayments on the related mortgage loans occur at rates that are slower than those  assumptions,  or even if such mortgage loans prepay according to those  assumptions,  if the optional  termination right is not  exercised,  the contracts  will  terminate  prior to the repayment in full of the related  classes of  certificates.  See "The Cap
Contracts" in this prospectus supplement.

         Specific Considerations for the Class X Certificates.

         Interest  accruing  on the Class I-X  Certificates  will be based on a fixed rate of 0.250%  per annum and a notional  balance equal to the aggregate current principal amount of the Class I-A-1, Class I-A-2 and Class I-A-3  Certificates,  calculated on the basis of a year of 360 days with twelve 30 day months.  Prepayments on mortgage loans with  relatively  higher  pass-through  rates may cause the weighted  average net rates of the related  mortgage  loans to be lower,  which could reduce the amount of interest  accrued on the
Class I-X Certificates.  See "Description of the Certificates—Distributions on the Certificates" in this prospectus supplement.

         The Securities Are Not Suitable Investments for All Investors.

         The  certificates  are  complex  investments  that are not  appropriate  for all  investors.  The  interaction  of the factors described above is difficult to analyze and may change from time to time while the certificates  are  outstanding.  It is impossible to predict with any  certainty  the amount or timing of  distributions  on the  certificates  or the likely return on an investment in any such  securities.  As a result,  only  sophisticated  investors  with the  resources to analyze the  potential  risks and rewards of an investment in the certificates should consider such an investment.

         Statutory and Judicial  Limitations on Foreclosure  Procedures May Delay Recovery in Respect of the Mortgaged Property and, in
Some  Instances,  Limit the Amount that May Be  Recovered by the  Foreclosing  Lender,  Resulting in Losses on the Mortgage  Loans That
Might be Allocated to the Offered Certificates.

         Foreclosure  procedures may vary from state to state.  Two primary  methods of foreclosing a mortgage  instrument are judicial foreclosure,  involving  court  proceedings,  and  non-judicial  foreclosure  pursuant  to a power  of  sale  granted  in the  mortgage instrument.  A  foreclosure  action is  subject  to most of the  delays  and  expenses  of other  lawsuits  if  defenses  are raised or counterclaims are asserted.  Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting  from state laws  mandating  the recording of notice of default and notice of sale and, in some states, notice to any party  having an  interest of record in the real  property,  including  junior  lienholders.  Some  states  have  adopted
"anti-deficiency"  statutes  that limit the  ability of a lender to collect the full  amount  owed on a loan if the  property  sells at foreclosure  for less than the full amount owed.  In addition,  United  States  courts have  traditionally  imposed  general  equitable principles to limit the remedies  available to lenders in foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these statutes and judicial  principles may be to delay and/or reduce  distributions in respect of the offered  certificates.
See "Legal Aspects of the Loans" in the prospectus.

         The Value of the Mortgage Loans May Be Affected By, Among Other Things,  a Decline in Real Estate Values,  Which May Result in
Losses on the Offered Certificates.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their levels on the dates of origination of the related  mortgage loans. If the residential  real estate market should  experience an overall decline in property values so that the  outstanding  balances of the mortgage  loans,  and any  secondary  financing on the  mortgaged  properties,  in the mortgage pool become equal to or greater than the value of the mortgaged  properties,  the actual rates of delinquencies,  foreclosures and losses could be higher than those now generally  experienced in the mortgage lending industry.  In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In  particular,  mortgage  loans with high  principal balances or high  loan-to-value  ratios will be affected by any decline in real estate  values.  Real estate  values in any area of the country may be affected by several factors,  including population trends,  mortgage interest rates, and the economic well-being of that area.  Any  decrease  in the value of the  mortgage  loans may  result in the  allocation  of losses  which are not  covered  by credit enhancement to the offered certificates.

         The Ratings on the Offered  Certificates  are Not a  Recommendation  to Buy,  Sell or Hold the  Offered  Certificates  and are
Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

         It is a  condition  to the  issuance  of the  offered  certificates  that each class of offered  certificates  be rated in the categories  shown  on page  S-2 of  this  prospectus  supplement.  A  security  rating  is not a  recommendation  to buy,  sell or hold securities  and may be subject to revision or withdrawal at any time. In general,  ratings  address  credit risk and do not address the likelihood of  prepayments or basis risk  shortfalls.  No person is obligated to maintain the rating on any offered  certificate,  and, accordingly,  there can be no  assurance  that the  ratings  assigned  to any  offered  certificate  on the date on which  the  offered certificates are initially  issued will not be lowered or withdrawn by a rating agency at any time thereafter.  In the event any rating is revised or  withdrawn,  the  liquidity or the market  value of the related  offered  certificates  may be  adversely  affected.  See
"Ratings" in this prospectus supplement and "Ratings" in the prospectus.

         The  Mortgage  Loans May Have  Limited  Recourse to the  Related  Borrower,  Which May Result in Losses with  Respect to These
Mortgage Loans.

         Some or all of the mortgage  loans  included in the trust fund will be  non-recourse  loans or loans for which recourse may be restricted or  unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor  default will be limited to the specific real property and other assets,  if any, that were pledged to secure the mortgage  loan.  However,  even with respect to those mortgage loans that provide for recourse  against the mortgagor and its assets  generally,  there can be no assurance  that  enforcement  of the recourse  provisions will be practicable,  or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged  property.  Any risks associated with mortgage loans with no or limited  recourse may affect the yield to maturity of the offered  certificates  to the extent  losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

         The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

         To the extent that the servicer or the trustee (in its capacity as successor  servicer) for a mortgage loan acquires  title to any related  mortgaged  property on behalf of the trust,  which is  contaminated  with or affected  by  hazardous  wastes or  hazardous substances,  these mortgage loans may incur additional losses. See "Servicing of  Loans—Realization  Upon or Sale of Defaulted Mortgage
Loans" and "Legal Aspects of Mortgage  Loans—Environmental  Legislation" in the  prospectus.  To the extent these  environmental  risks result in losses on the  mortgage  loans,  the yield to  maturity  of the  offered  certificates,  to the extent not  covered by credit enhancement, may be affected.

         Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable  state and local laws generally  regulate  interest  rates and other  charges,  require  specific  disclosure,  and require licensing of the originator.  In addition,  other state and local laws, public policy and general principles of equity relating to the protection of consumers,  unfair and deceptive practices and debt collection  practices may apply to the origination,  servicing and collection of the mortgage loans.  The mortgage loans are also subject to various federal laws.

         Depending on the  provisions of the  applicable law and the specific  facts and  circumstances  involved,  violations of these federal or state  laws,  policies  and  principles  may limit the ability of the trust to collect  all or part of the  principal  of or interest on the mortgage loans,  may entitle the borrower to a refund of amounts  previously  paid and, in addition,  could subject the trust to damages and administrative enforcement. See "Legal Aspects of Mortgage Loans" in the prospectus.

         Under the  anti-predatory  lending laws of some  states,  the  borrower is required to meet a net  tangible  benefits  test in connection  with the  origination of the related  mortgage loan. This test may be highly  subjective and open to  interpretation.  As a result,  a court may determine  that a mortgage loan does not meet the test even if the  originator  reasonably  believed that the test was satisfied at the time of origination.  Any  determination by a court that the mortgage loan does not meet the test will result in a violation of the state  anti-predatory  lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

         On the closing  date,  the sponsor will  represent  that each  mortgage  loan at the time it was made complied in all material respects with all applicable laws and regulations,  including,  without  limitation,  usury, equal credit  opportunity,  disclosure and recording  laws and all predatory  lending laws; and each mortgage loan has been serviced in all material  respects in accordance  with all applicable laws and regulations,  including,  without limitation,  usury, equal credit  opportunity,  disclosure and recording laws and all predatory  lending laws and the terms of the related  mortgage note, the mortgage and other loan  documents.  In the event of a breach of this  representation,  the sponsor will be obligated to cure the breach or repurchase  or replace the affected  mortgage loan in the manner described in the prospectus.

         The Return on the Offered  Certificates  Could be Reduced by Shortfalls Due to The  Application of the  Servicemembers'  Civil
Relief Act and Similar State Laws.

         The  Servicemembers'  Civil Relief Act or the Relief Act, and similar  state or local laws provide  relief to  mortgagors  who enter active military  service and to mortgagors in reserve status who are called to active  military  service after the origination of their mortgage  loans.  The military  operations by the United States in Iraq and  Afghanistan  has caused an increase in the number of citizens in active  military  duty,  including  those  citizens  previously in reserve  status.  Under the Relief Act the interest rate applicable  to a  mortgage  loan for which  the  related  mortgagor  is called to active  military  service  will be  reduced  from the percentage  stated in the related mortgage note to 6.00%.  This interest rate reduction and any reduction  provided under similar state or local laws will  result in an  interest  shortfall  because the  servicer  will not be able to collect the amount of interest  which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable  thereto.  This shortfall  will not be paid by the  mortgagor on future due dates or advanced by the servicer  and,  therefore,  will reduce the amount available to pay interest to the  certificateholders  on subsequent  distribution  dates. We do not know how many mortgage loans in the mortgage  pool have been or may be affected by the  application  of the Relief Act or similar  state law. In  addition,  the Relief Act imposes  limitations  that would  impair the  ability of the  servicer  to  foreclose  on an  affected  single  family  loan during the mortgagor's period of active duty status, and, under some circumstances,  during an additional three month period thereafter.  Thus, in the event that the Relief Act or similar  legislation  or regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the certificates in connection  therewith.  Any other interest shortfalls,  deferrals or forgiveness of payments on the mortgage  loans  resulting from similar  legislation  or  regulations  may result in delays in payments or losses to holders of the offered certificates.

                                                            DESCRIPTION OF THE MORTGAGE LOANS

General

         References  to  percentages  of the  mortgage  loans unless  otherwise  noted are  calculated  based on the  aggregate  unpaid principal balance of the mortgage loans as of the Cut-off Date.

         All of the  mortgage  loans will be acquired by the  Depositor  on the date of issuance of the Offered  Certificates  from the
Sponsor,  an affiliate of the Depositor and the  underwriter,  pursuant to the Mortgage Loan Purchase  Agreement.  The Sponsor acquired the  mortgage  loans  directly in privately  negotiated  transactions.  See  "Mortgage  Loan  Origination—General"  in this  prospectus supplement.

         We have provided below and in Schedule A to this prospectus  supplement  information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage  loans in the trust fund as of the Closing  Date.  Prior to the closing date of
July 31, 2006, we may remove  mortgage loans from the mortgage pool and we may  substitute  other mortgage loans for the mortgage loans we remove.  The  Depositor  believes  that the  information  set forth in this  prospectus  supplement  will be  representative  of the characteristics  of the  mortgage  pool as it will be  constituted  at the time the  Certificates  are  issued,  although  the range of mortgage  rates and  maturities and other  characteristics  of the mortgage  loans may vary. The actual  mortgage loans included in the trust fund as of the Closing Date may vary from the mortgage  loans as described in this  prospectus  supplement by up to plus or minus
5% as to any material  characteristics  described herein.  If, as of the Closing Date, any material pool  characteristic  differs by 5%
or more from the  description  in this  prospectus  supplement,  revised  disclosure  will be provided  either in a supplement  or in a
Current Report on Form 8-K.

         The mortgage  pool will  consist of  approximately  2,746 first lien  adjustable-rate  negative  amortization  mortgage  loans secured by one- to four-family  residences and individual  condominium  units,  having an aggregate unpaid principal  balance as of the
Cut-off Date of  approximately  $994,507,554.  The mortgage  loans  generally  have  original  terms to maturity of not greater than 30 years,  provided,  however,  approximately  32.56% of the group I mortgage loans have original terms to maturity of not greater than 40 years.

         The  mortgage  pool has been  divided  into two  primary  loan  groups,  designated  as Loan Group I and Loan Group II and are referred to herein as the group I mortgage  loans and the group II  mortgage  loans,  respectively.  Loan Group I and Loan Group II are each referred to herein as a Loan Group.

         Loan Group I will  consist  of 1,196  first lien  adjustable-rate  negative  amortization  mortgage  loans  secured by one- to four-family  residences  and individual  condominium  units,  having an aggregate  unpaid  principal  balance as of the Cut-off Date of approximately $480,298,324.

         Loan Group II will  consist of 1,550  first lien  adjustable-rate  negative  amortization  mortgage  loans  secured by one- to four-family  residences  and individual  condominium  units,  having an aggregate  unpaid  principal  balance as of the Cut-off Date of approximately $514,209,230.

         The group I mortgage  loans will  include  mortgage  loans  originated  under the Bear  Option  ARM  program  and the group II mortgage loans will include  mortgage loans  originated  under the 5 Yr. Bear Secure Option ARM program,  each as more fully  described below

         The mortgage  loans will be selected for  inclusion in the mortgage  pool based on rating  agency  criteria,  compliance  with representations and warranties,  and conformity to criteria relating to the  characterization of securities for tax, ERISA, SMMEA, Form
S-3 eligibility and other legal purposes.

         The  mortgage  loans are being  serviced as  described  below under "The  Servicer—EMC"  in this  prospectus  supplement.  The mortgage loans were  originated  generally in accordance with the guidelines  described  under "Mortgage Loan  Origination—Underwriting
Guidelines" in this prospectus supplement.

         All of the mortgage loans have scheduled monthly payments due on the Due Date.

         Approximately  98.54% of the  group I  mortgage  loans  and all of the  group II  mortgage  loans  are  assumable  under  some circumstances  if, in the sole judgment of the servicer,  the prospective  purchaser of a mortgaged  property is  creditworthy  and the security  for the mortgage  loan is not  impaired by the  assumption.  The  remainder  of the  mortgage  loans are subject to customary due-on-sale provisions.

         Any  mortgage  loan may be  prepaid  in full or in part at any time.  However,  certain  of the  mortgage  loans  provided  at origination for the payment by the borrower of a prepayment charge on voluntary  prepayments  typically made up to the first five years from the date of  execution  of the  related  mortgage  note.  The  holders  of the Class I-XP  Certificates  will be  entitled  to the prepayment  charges  received  on the group I mortgage  loans.  The  holders of the Class  II-XP  Certificates  will be entitled to the prepayment  charges  received on the group II mortgage  loans.  No prepayment  charges will be available for  distribution on the other classes of Certificates.  There can be no assurance that the prepayment  charges will have any effect on the prepayment  performance of the mortgage loans.

         Bear Stearns Option ARM Loans

         The  mortgage  rates for the Bear  Stearns  Option ARM loans  included  in loan  group I are fixed for the one or three  month period  following their  origination.  After the initial  fixed-rate  period,  the interest rate borne by each Bear Option ARM mortgage loan will be adjusted  monthly  based on One-Year  MTA,  referred to in this  prospectus  supplement  as an Index as  described  below, computed in accordance  with the related note,  plus (or minus) the related  gross margin and generally  subject to rounding.  The Bear
Option ARM  mortgage  loans  generally  contain a maximum  lifetime  mortgage  rate and a minimum  lifetime  mortgage  rate.  As of the
Cut-off Date, approximately 44.59% of the group I mortgage loans are in their initial fixed rate period.

         Each month,  the mortgagor  will be required to pay a minimum  monthly  payment as provided in the related  mortgage note. The minimum  monthly  payment will be an interest  only  payment in an amount equal to the full amount of accrued  interest of the mortgage loan  calculated  based on the  outstanding  principal  balance of the mortgage loan and the interest rate then in effect.  The minimum monthly  payment will adjust annually on a date specified in the related  mortgage note,  subject to the conditions that (i) the amount of the monthly  payment (with the  exception of each fifth  payment  adjustment  date or the final  payment  adjustment  date) will not increase  or  decrease  by an amount  that is more than 7.50% of the  monthly  payment  prior to the  adjustment,  (ii) as of the fifth payment  adjustment date and on the same day every fifth year thereafter and on the last payment  adjustment  date, the monthly payment will be recast  without  regard to the limitation in clause (i) above and (iii) if the unpaid  principal  balance  exceeds a percentage
(either 110% or 115%,  depending on the maximum negative  amortization for that mortgage loan) of the original principal balance due to deferred  interest,  the monthly  payment will be recast  without  regard to the  limitation  in clause (i) to amortize  fully the then unpaid principal balance over its remaining term to maturity.

         In addition to the  minimum  monthly  payment  option,  under the Bear Option ARM  program,  the  mortgagor  is offered  three additional  payment  options to the extent they  result in a larger  payment  than the minimum  monthly  payment.  The payment  options include:  (i) the Interest Only Payment,  where the mortgagor would pay the full amount of accrued interest on the mortgage loan at the current  interest rate and the principal  balance would not be decreased by any amount,  (ii) the Fully  Amortized  Payment,  where the mortgagor  would make  payments in an amount that would pay  interest  and amortize  fully the then unpaid  principal  balance over its remaining term to maturity in  substantially  equal payments  (assuming the interest rate was not adjusted prior to maturity) and (iii)
the 15 Year  Amortized  Payment,  where the mortgagor  would make payments in an amount that would pay interest and amortize  fully the then unpaid principal  balance over a remaining term of fifteen (15) years in substantially  equal payments  (assuming the then current interest rate remains in effect until  maturity).  If a payment option would not result in an amount  greater than the minimum  payment due, the payment option will not be available to a mortgagor.

         5 Yr. Bear Stearns Secure Option ARM Loans

         The mortgage  rates for the 5 Yr. Bear Stearns  Secure Option ARM loans  included in loan group II are fixed for the five year period  following the  origination  of the mortgage  loan.  After the initial fixed rate period,  the interest rate borne by each 5 Yr.
Bear  Stearns  Secure  Option  ARM loan will be  adjusted  semi-annually  based on  Six-Month  LIBOR,  referred  to in this  prospectus supplement as an Index as described  below,  computed in accordance with the related note, plus (or minus) the related gross margin and generally  subject to rounding  and to certain  other  limitations.  The 5 Yr. Bear Secure  Option ARM loans will  generally  contain a maximum mortgage rate cap for the first adjustment  date, a periodic  adjustment cap of 1% and a maximum lifetime  mortgage rate. As of the Cut-off Date, all of the group II mortgage loans are in their initial fixed rate period.

         During the option  period,  the mortgagor  will be required to pay a minimum  monthly  payment  calculated on the basis of the original  loan amount and a note rate below the original  note rate of up to 3%. The optional  period will end and the minimum  monthly payment  will  adjust,  at the  earlier of (i) the end of the  initial  five year  fixed  period or (ii) the date upon which the unpaid principal  balance equals or exceeds a percentage  (either 110% or 115%,  depending on the maximum amount of negative  amortization for that mortgage loan) of the original  principal  balance of the mortgage loan due to deferred  interest.  Upon adjustment,  the required monthly  payment  will be an interest  only  payment in an amount  equal to the full amount of accrued  interest of the  mortgage  loan calculated  based on the  outstanding  principal  balance of the  mortgage  loan and the  interest  rate then in effect.  The  required monthly  payment may change on the first  adjustment  date and once every six months  thereafter  based on the  adjustment of interest.
This  interest-only  period will  expire on the tenth  anniversary  of the loan,  at which time the  monthly  payment  will be adjusted semi-annually  to pay interest and amortize fully the then unpaid principal  balance over its remaining term to maturity  (assuming the then current  interest rate is not adjusted prior to maturity).  In addition to the minimum  monthly  payment  option,  under the 5 Yr.
Bear Secure Option ARM program,  during the option  period,  the mortgagor is offered three  additional  payment  options to the extent they result in a larger payment than the minimum monthly  payment.  The payment  options  include the Interest Only Payment,  the Fully
Amortized Payment and the 15 Year Amortized  Payment,  as offered pursuant to the Bear Option ARM program.  As with the Bear Option ARM program,  if a payment  option  would not result in an amount  greater than the minimum  payment  due,  the payment  option will not be available to a mortgagor.

Billing and Payment Procedures

         The mortgage loans require  monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period as specified in the related  mortgage  note.  Each month,  the Servicer  sends monthly  invoices to borrowers  which provide the payment  options  available  to each  borrower.  Borrowers  may elect for monthly  payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online  transfers,  phone payment although an additional fee may be charged for these payment methods.

Prepayment Charges on the Mortgage Loans

         Approximately  97.59% of the group I mortgage  loans and  approximately  79.08% of the group II  mortgage  loans  provide  for payment by the  mortgagor of a  prepayment  charge in  connection  with some  prepayments.  The amount of the  prepayment  charge is as provided in the related mortgage note, and the prepayment  charge will generally apply if, in any twelve-month  period during the first year,  first three years or other period as provided in the related  mortgage note from the date of  origination  of the mortgage loan, the mortgagor  prepays an aggregate  amount  exceeding  20% of the original  principal  balance of the mortgage loan or another  amount permitted by applicable  law. The amount of the prepayment  charge will, for the majority of the mortgage  loans, be equal to 6 months'
advance  interest  calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original  principal  balance of the mortgage  loan,  but it may be a lesser or greater  amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged  property,  and in some circumstances, such as illegality, may be unenforceable.

         Generally,  the Servicer shall not waive any prepayment charge unless: (i) the enforceability  thereof shall have been limited by  bankruptcy,  insolvency,  moratorium,  receivership  and other  similar laws  relating to  creditors'  rights  generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal  agency has  threatened  legal  action if the  prepayment  penalty is enforced,  (iii) the mortgage debt has been  accelerated  in connection  with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably  foreseeable  default and would,  in the  reasonable  judgment of the  Servicer,  maximize  recovery  of total  proceeds  taking  into  account the value of such prepayment  charge and the related  mortgage loan.  Accordingly,  there can be no assurance  that the prepayment  charges will have any effect on the prepayment performance of the mortgage loans.

         Certain  prepayment  charges  are  classified  as "hard"  prepayment  charges,  meaning  that the  mortgagor  has to cover the prepayment  charge  regardless of the reason for  prepayment,  while others are classified as "soft," meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related  mortgaged  property to a third-party.  Approximately  97.59%
and 74.18% of the group I mortgage loans and the group II mortgage loans,  respectively have hard prepayment  charges and approximately
4.90% of the group II mortgage loans and none of the group I mortgage loans have soft prepayment charges.

Negative Amortization

         All of the mortgage  loans have a negative  amortization  feature,  under which accrued  interest may be deferred and added to the principal  balance of the mortgage loan. In the case of the group I mortgage  loans,  negative  amortization  results from the fact that while the interest rate on a negative  amortization  loan adjusts  monthly,  the amount of the monthly  payment adjusts only on an annual basis. In addition,  the monthly payment may not fully amortize the principal  balance of the loan on an annual  adjustment date if a payment cap applies.

         In the case of the group II mortgage  loans,  negative  amortization  may result because during the initial fixed rate period, monthly  payments made by the mortgagor  may be less than the interest  accrued on such group II mortgage loan for the related  payment period.

         In any given month, the mortgage loan may be subject to:

(1)      reduced  amortization  if the monthly  payment is sufficient to pay current  accrued  interest at the mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule;

(2)      negative  amortization,  if current accrued  interest is greater than the monthly  payment,  which would result in the accrued interest not currently paid being treated as Deferred Interest; or

(3)      accelerated  amortization  if the monthly payment is greater than the amount  necessary to pay Current  Interest and to reduce principal in accordance with a fully amortizing schedule.

         Deferred  Interest  may result in a final lump sum payment at maturity  significantly  greater  than the monthly  payment that would otherwise be payable.

         The total amount of Deferred  Interest  that may be added is limited by a provision  in the  mortgage  note to the effect that the  principal  amount of the mortgage loan may not exceed a percentage  or periodic  cap,  times the  principal  amount of the loan at origination.

Indices on the Mortgage Loans

         One-Year MTA. The interest  rate on the group I mortgage  loans will adjust  monthly based on One-Year MTA.  One-Year MTA will be a per annum rate equal to the  twelve-month  moving  average  monthly  yield on United  States  Treasury  Securities  adjusted  to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve  Statistical  Release "Selected Interest
Rates (H.15),"  determined by averaging the monthly  yields for the most recently  available  twelve months.  The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

         The following  levels of One-Year MTA do not purport to be  representative  of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.

                                                           One-Year MTA

Date                            2001          2002         2003          2004        2005       2006
__________________________________________________________________________________________________________
January 1                       5.999%        3.260%       1.935%       1.234%       2.022%     3.751%
February 1                      5.871        3.056         1.858        1.229        2.171      3.888
March 1                         5.711        2.912         1.747        1.225        2.347      4.011
April 1                         5.530        2.786         1.646        1.238        2.504      4.143
May 1                           5.318        2.668         1.548        1.288        2.633      4.282
June 1                          5.102        2.553         1.449        1.381        2.737      4.432
July 1                          4.897        2.414         1.379        1.463        2.865
August 1                        4.671        2.272         1.342        1.522        3.019
September 1                     4.395        2.180         1.302        1.595        3.163
October 1                       4.088        2.123         1.268        1.677        3.326
November 1                      3.763        2.066         1.256        1.773        3.478
December 1                      3.481        2.002         1.244        1.887        3.618

         Six-Month  LIBOR.  The  interest  rate on the group II  mortgage  loans will adjust  semiannually  based on  Six-Month  LIBOR.
Six-Month  LIBOR  will be a per annum rate equal to the  average of  interbank  offered  rates for  six-month  U.S.  dollar-denominated deposits in the London  market  based on  quotations  of major banks as  published  in The Wall  Street  Journal and are most  recently available as of the time specified in the related mortgage note.

         The following does not purport to be  representative  of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                                                   Six-Month LIBOR

Date                                      2001          2002         2003        2004        2005         2006
_________________________________________________________________________________________________________________
January 1.....................          6.20%           2.03%        1.38%       1.22%       2.78%        4.71%
February 1....................          5.26            2.08         1.35        1.21        2.97         4.82
March 1.......................          4.91            2.04         1.34        1.17        3.19         5.26
April 1.......................          4.71            2.36         1.23        1.16        3.39         5.14
May 1.........................          4.30            2.12         1.29        1.38        3.41         5.22
June 1........................          3.98            2.08         1.21        1.60        3.54         5.39
July 1........................          3.91            1.95         1.12        1.89        3.73
August 1......................          3.69            1.87         1.21        1.99        3.95
September 1...................          3.45            1.80         1.20        1.98        4.00
October 1.....................          2.52            1.71         1.14        2.20        4.27
November 1....................          2.15            1.60         1.23        2.32        4.47
December 1....................          2.03            1.47         1.27        2.63        4.63

                                                        STATIC POOL INFORMATION

         The depositor will provide static pool information,  material to this offering,  with respect to the experience of the sponsor
in   securitizing   asset  pools  of  a  type   similar  to  the  Bear  Stearns   Option  ARM  loans   included  in  loan  group  I  at
http://www.bearstearns.com/transactions/sami_ii/bsmf2006-ar1/.

         Information  provided through the internet address above will not be deemed to be a part of this prospectus  supplement or the registration  statement for the securities  offered hereby if it relates to any prior  securities  pool formed prior to January 1, 2006 or vintage data related to periods before January 1, 2006, or with respect to the mortgage pool (if  applicable)  for any period before
January 1, 2006.

         The 5 Yr.  Bear  Stearns  Secure  Option  ARM  mortgage  loans  included  in loan group II are a new  product in the  mortgage marketplace.  The  performance of these mortgage loans may be  significantly  different than mortgage loans that fully amortize or have other negative  amortization features that are more common to the mortgage  marketplace.  In particular,  the depositor is not aware of any performance history for these mortgage loans.

                                                          THE ISSUING ENTITY

         Bear Stearns  Mortgage  Funding  Trust  2006-AR1 is a common law trust formed under the laws of the State of New York pursuant to the Agreement.  The Agreement  constitutes the "governing  instrument" under the laws of the State of New York. After its formation,
Bear Stearns  Mortgage  Funding Trust  2006-AR1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds  therefrom,  (ii) issuing the  certificates,  (iii) making payments on the  certificates and (iv)  engaging in other  activities  that are  necessary,  suitable or convenient  to  accomplish  the foregoing or are  incidental thereto or connected  therewith.  The foregoing  restrictions  are contained in the Agreement.  For a description  of other  provisions relating to amending the Pooling and Servicing Agreement, please see "The Agreements— Amendment" in the prospectus.

         The assets of Bear Stearns Mortgage Funding Trust 2006-AR1 will consist of the mortgage loans and certain related assets.

         Bear Stearns Mortgage Funding Trust 2006-AR1's fiscal year end is December 31.

                                                             THE DEPOSITOR

         Structured  Asset Mortgage  Investments II Inc.,  referred to herein as the Depositor,  was formed in the state of Delaware in
June 2003,  and is a  wholly-owned  subsidiary of The Bear Stearns  Companies  Inc. The Depositor was organized for the sole purpose of serving as a private  secondary  mortgage  market  conduit.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private  secondary  mortgage market conduit for residential  mortgage loans since 2003. As of June 30, 2006,  the  Depositor has been involved in the issuance of securities  backed by  residential  mortgage  loans in excess of approximately  $115,594,490,169.  In conjunction  with the Sponsor's  acquisition of the mortgage  loans,  the Depositor will execute a mortgage loan purchase  agreement  through which the loans will be transferred to itself.  These loans are subsequently  deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

         After issuance and registration of the securities  contemplated in this prospectus  supplement and any supplement  hereto, the
Depositor will have no duties or responsibilities with respect to the pool assets or the securities.

         The  Depositor's  principal  executive  offices are located at 383 Madison  Avenue,  New York,  New York 10179.  Its telephone number is (212) 272-2000.

                                                              THE SPONSOR

         The sponsor,  EMC Mortgage  Corporation,  referred to herein as EMC or the Sponsor,  was incorporated in the State of Delaware on September  26, 1990,  as a wholly owned  subsidiary  corporation  of The Bear  Stearns  Companies  Inc.,  and is an affiliate of the
Depositor and the  Underwriter.  The Sponsor was established as a mortgage  banking company to facilitate the purchase and servicing of whole loan portfolios  containing various levels of quality from "investment  quality" to varying degrees of  "non-investment  quality"
up to and including real estate owned assets ("REO"). The Sponsor commenced operation in Texas on October 9, 1990.

         The Sponsor  maintains its principal office at 2780 Lake Vista Drive,  Lewisville,  Texas 75067. Its telephone number is (214)
626-3800.

         Since its inception in 1990,  the Sponsor has purchased  over $100 billion in  residential  whole loans and servicing  rights, which include the purchase of newly  originated  alternative  A, jumbo (prime) and sub-prime  loans.  Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States' largest  purchasers of scratch and dent and sub-performing  residential  mortgages and REO from  various  institutions,  including  banks,  mortgage  companies,  thrifts  and the U.S.  government.  Loans are  generally purchased  with the ultimate  strategy of  securitization  into an array of Bear Stearns'  securitizations  based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first lien fixed rate and ARMs,  as well as closed end fixed rate second liens and lines of credit
("HELOCs").  Performing  loans  acquired by the Sponsor are subject to varying  levels of due diligence  prior to purchase.  Portfolios may be reviewed for credit, data integrity,  appraisal valuation,  documentation,  as well as compliance with certain laws.  Performing loans  purchased  will have been  originated  pursuant  to the  Sponsor's  underwriting  guidelines  or the  originator's  underwriting guidelines that are acceptable to the Sponsor.

         Subsequent  to  purchase by the  Sponsor,  performing  loans are pooled  together by product  type and credit  parameters  and structured into RMBS, with the assistance of Bear Stearns'  Financial  Analytics and Structured  Transactions  Group,  for distribution into the primary market.

         The Sponsor has been  securitizing  residential  mortgage loans since 1999. The following table  describes  size,  composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                              December 31, 2004                              December 31, 2005                                March 31, 2006
_____________________________________________________________________________________________________________________________________________________________________________
Loan Type                               Number        Total Portfolio of Loans         Number         Total Portfolio of Loans        Number         Total Portfolio of Loans
_____________________________________________________________________________________________________________________________________________________________________________
Alt-A ARM                               44,821      $        11,002,497,283.49          73,638      $        19,087,119,981.75        12,334      $         3,396,891,394.88
Alt-A Fixed                             15,344      $         4,005,790,504.28          17,294      $         3,781,150,218.13         5,713      $         1,467,442,946.56
HELOC                                        -      $                     -              9,309      $           509,391,438.93         4,360      $           310,097,520.60
Prime ARM                               30,311      $        11,852,710,960.78          27,384      $        13,280,407,388.92         2,177      $           981,130,873.12
Prime Fixed                              1,035      $           509,991,605.86           3,526      $         1,307,685,538.44             -      $                     -
Reperforming                             2,802      $           311,862,677.46           2,877      $           271,051,465.95         1,084      $           115,127,847.83
Seconds                                 14,842      $           659,832,093.32         114,899      $         5,609,656,263.12        36,814      $         1,966,848,660.68
Prime Short Duration ARM                23,326      $         7,033,626,375.35          38,819      $        14,096,175,420.32        12,596      $         4,853,753,430.14
SubPrime                                98,426      $        13,051,338,552.19         101,156      $        16,546,152,274.44        22,026      $         4,174,085,239.35
Totals                                 230,907      $        48,427,650,052.74         388,902      $        74,488,789,990.05        97,104      $        17,265,377,913.16

         With respect to some of the  securitizations  organized by the Sponsor, a "step-down" trigger has occurred with respect to the loss and  delinquency  experience  of the mortgage  loans  included in those  securitizations,  resulting  in a  sequential  payment of principal to the Offered  Certificates,  from the  certificates  with the highest credit rating to the one with the lowest  rating.  In addition,  with respect to one securitization  organized by the Sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The Sponsor has received a civil  investigative  demand (CID), from the Federal Trade Commission (FTC),  seeking documents and data relating to the Sponsor's  business and servicing  practices.  The CID was issued pursuant to a December 8, 2005 resolution of the
FTC authorizing  non-public  investigations of various unnamed subprime  lenders,  loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws.  The Sponsor is cooperating with the FTC's inquiry.

                                                             THE SERVICER

General

         EMC will act as the Servicer of the mortgage  loans  pursuant to the Pooling and  Servicing  Agreement,  referred to herein as the  Agreement,  dated as of the Cut-off  Date,  among the  Depositor,  EMC, in its  capacity as Sponsor and  Servicer and the Trustee.
Among other  things,  the  Agreement  will require that the Servicer  accurately  and fully report its borrower  credit files to credit repositories in a timely manner.

         The  information set forth in the following  paragraphs  with respect to the Servicer has been provided by the Servicer.  None of the Depositor,  the Underwriter,  the Trustee or any of their respective affiliates (other than the Servicer) have made or will make any representation as to the accuracy or completeness of such information.

The Servicer

EMC

         For a description of EMC,  please see "—The  Sponsor" in this  prospectus  supplement.  EMC will service the mortgage loans in accordance with the description of the applicable  servicing  procedures  contained in this section in the prospectus  supplement.  EMC has been servicing residential mortgage loans since 1990.  From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         The  principal  business of EMC since  inception  has been  specializing  in the  acquisition,  securitization,  servicing and disposition of mortgage loans.  EMC's servicing portfolio consists primarily of two categories:

o        "performing  loans," or  performing  investment  quality  loans  serviced  for EMC's own account or the account of Fannie Mae,
              Freddie Mac, private mortgage conduits and various institutional investors; and

o        "non-performing  loans," or non-investment grade,  sub-performing loans,  non-performing loans and REO properties serviced for
              EMC's own account and for the account of investors  in  securitized  performing  and  non-performing  collateral transactions.

         EMC has been servicing  residential  mortgage loans since 1990. As of March 31, 2006,  EMC was servicing  approximately  $68.6 billion of mortgage loans and REO property.  From year end 2004 to March 31, 2006,  EMC's  servicing  portfolio  grew by  approximately
136.18%.

         The following table describes size,  composition and growth of EMC's total  residential  mortgage loan servicing  portfolio as of the dates indicated.

                                           As of December 31, 2004                                              As of December 31, 2005                                              As of March 31, 2006
-------------------  --------------------------------------------------------------------  ------------------------------------------------------------------  ------------------------------------------------------------------
-------------------  ------------  ------------------------  ------------  --------------  ------------  ------------------------  ------------  ------------  ------------  ------------------------  ------------  ------------
    Loan Type          No. of           Dollar Amount        Percent by     Percent by       No. of           Dollar Amount        Percent by    Percent by      No. of           Dollar Amount        Percent by    Percent by
                                                               No. of                                                                No. of        Dollar                                                No. of        Dollar
                        Loans                                   Loans      Dollar Amount      Loans                                   Loans        Amount         Loans                                   Loans        Amount
                     ------------  ------------------------  ------------  --------------  ------------  ------------------------  ------------  ------------  ------------  ------------------------  ------------  ------------
                     ------------  ------------------------  ------------  --------------  ------------  ------------------------  ------------  ------------  ------------  ------------------------  ------------  ------------
Alta-A Arm........        19,498         $4,427,820,707.76         7.96%          15.94%        57,510        $13,625,934,321.62        12.69%        23.00%        67,227        $16,270,248,177.00        13.49%        23.71%
Alta-A Fixed......        25,539         $4,578,725,473.28        10.43%          16.48%        17,680         $3,569,563,859.33         3.90%         6.03%        22,607         $4,543,355,745.47         4.54%         6.62%
Prime Arm.........         8,311         $1,045,610,015.30         3.39%           3.76%         7,428         $1,010,068,678.92         1.64%         1.71%         7,321         $1,014,349,657.90         1.47%         1.48%
Prime Fixed.......        14,560         $1,573,271,574.42         5.95%           5.66%        15,975         $2,140,487,565.90         3.52%         3.61%        15,964         $2,150,189,942.36         3.20%         3.13%
Seconds ..........        39,486         $1,381,961,155.08        16.13%           4.98%     155,510           $7,164,515,426.20        34.31%        12.10%       170,815         $8,070,927,307.76        34.28%        11.76%
Subprime..........       114,436        $13,706,363,249.78        46.74%          49.34%       142,890        $20,373,550,690.52        31.53%        34.40%       147,918        $21,357,797,913.16        29.69%        31.13%
Other.............        23,010         $1,063,682,459.11         9.40%           3.83%        56,216        $11,347,144,055.57        12.40%        19.16%        66,434        $15,203,578,310.21        13.33%        22.16%
                     ------------  ------------------------  ------------  --------------  ------------  ------------------------  ------------  ------------  ------------  ------------------------  ------------  ------------
                     ------------  ------------------------  ------------  --------------  ------------  ------------------------  ------------  ------------  ------------  ------------------------  ------------  ------------
Total.............       244,840        $27,777,434,634.73       100.00%         100.00%       453,209        $59,231,264,598.06       100.00%       100.00%       498,286        $68,610,447,053.86       100.00%       100.00%

                                                       MORTGAGE LOAN ORIGINATION

General

         A portion of the Bear Stearns Option ARM mortgage  loans  included in loan group I were  originated or acquired by the Sponsor from various sellers and were originated  generally in accordance with the  underwriting  guidelines  established by the Sponsor as set forth below.  The remainder of the Bear Stearns Option ARM loans included in loan group I were  originated by Bear Stearns  Residential
Mortgage  Corporation,  or BSRM, an affiliate of the Sponsor,  the Depositor and the Underwriter.  All of the 5 Yr. Bear Stearns Secure
Option ARM loans included in loan group II were originated by BSRM.

Underwriting Guidelines

         EMC Underwriting Guidelines

         The  following is a description  of the  underwriting  policies  customarily  employed by EMC with respect to the  residential mortgage loans that EMC originated  during the period of origination of the mortgage  loans.  EMC has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

         The mortgage loans originated by EMC, or EMC mortgage loans, are  "conventional  non-conforming  mortgage loans" (i.e.,  loans that are not insured by the Federal Housing Authority,  or FHA, or partially guaranteed by the Veterans  Administration or which do not qualify for sale to Fannie Mae or Freddie  Mac) and are  secured by first liens on one-to  four-family  residential  properties.  These loans typically  differ from those  underwritten to the guidelines  established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances,  loan-to-value ratios, borrower income, required documentation,  interest rates, borrower occupancy of the mortgaged  property,  property types and/or  mortgage loans with  loan-to-value  ratios over 80% that do not have primary  mortgage insurance.  The EMC mortgage  loans have either been  originated  or purchased by an  originator  and were  generally  underwritten  in accordance  with  the  standards  described  herein.  Exceptions  to the  underwriting  guidelines  are  permitted  when  the  seller's performance supports such action and the variance request is approved by credit management.

         Such underwriting  standards are applied to evaluate the prospective  borrower's credit standing and repayment ability and the value and adequacy of the mortgaged  property as collateral.  These standards are applied in accordance with the applicable federal and state laws and  regulations.  Exceptions to the  underwriting  standards are permitted where  compensating  factors are present and are managed through a formal exception process.

         Generally,  each  mortgagor  will have been required to complete an  application  designed to provide to the lender  pertinent credit  information  concerning  the  mortgagor.  The mortgagor will have given  information  with respect to its assets,  liabilities, income (except as described below),  credit history,  employment history and personal  information,  and will have furnished the lender with  authorization to obtain a credit report which  summarizes the mortgagor's  credit history.  In the case of investment  properties and two- to four-unit  dwellings,  income derived from the mortgaged  property may have been considered for underwriting  purposes,  in addition to the income of the mortgagor  from other  sources.  With respect to second homes or vacation  properties,  no income derived from the property will have been considered for underwriting purposes.

         With respect to purchase money or rate/term  refinance loans secured by single family  residences the following  loan-to-value ratios and original  principal  balances are allowed:  loan-to-value  ratios at  origination  of up to 90% for EMC mortgage  loans with original principal  balances of up to $650,000 if the loan is secured by the borrower's  primary residence,  up to 90% for EMC mortgage loans secured by one-to-two family,  primary residences with original balances up to $1,000,000,  90% for EMC mortgage loans secured by single family  second homes with  original  principal  balances of up to $650,000,  up to 80% for EMC mortgage  loans secured by single family  second homes with  original  principal  balances of up to  $1,000,000  and up to 70% for mortgage  loans  secured by one-to-two family,  primary  residences  and single  family  second  homes with  original  principal  balances of up to  $3,000,000.  For cash out refinance loans, the maximum  loan-to-value  ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related EMC mortgage loan.

         With  respect to mortgage  loans  secured by  investment  properties,  loan-to-value  ratios at  origination  of up to 90% for mortgage  loans with original  principal  balances up to $500,000 are permitted.  Mortgage  loans secured by investment  properties may have higher original  principal  balances if they have lower  loan-to-value  ratios at origination.  For cash out refinance  loans, the maximum  loan-to-value  ratio  generally is 90% and the maximum "cash out" amount  permitted is based in part on the original amount of the related mortgage loan.

         All other EMC mortgage  loans  included in the mortgage pool with a  loan-to-value  ratio at  origination  exceeding 80%, have primary  mortgage  insurance  policies  insuring a portion of the balance of the EMC Loan at least equal to the product of the original principal balance of the mortgage loan and a fraction,  the numerator of which is the excess of the original  principal balance of such mortgage  loan  over 75% of the  lesser  of the  appraised  value and the  selling  price of the  related  mortgaged  property  and the denominator  of which is the  original  principal  balance of the related  mortgage  loan,  plus accrued  interest  thereon and related foreclosure  expenses is generally  required.  No such primary mortgage  insurance policy will be required with respect to any such EMC
Loan after the date on which the related  loan-to-value  ratio  decreases to 80% or less or, based upon new  appraisal,  the  principal balance of such  mortgage  loan  represents  80% or less of the new  appraised  value.  All of the  insurers  that have issued  primary mortgage  insurance  policies with respect to the EMC mortgage  loans meet Fannie Mae's or Freddie Mac's  standard or are acceptable to the Rating Agencies.

         In determining  whether a prospective  borrower has sufficient  monthly  income  available (i) to meet the borrower's  monthly obligation on their  proposed  mortgage  loan and (ii) to meet the monthly  housing  expenses and other  financial  obligations  on the proposed  mortgage loan, each lender generally  considers,  when required by the applicable  documentation  program,  the ratio of such amounts to the proposed  borrower's  acceptable  stable monthly gross income.  Such ratios vary  depending on a number of  underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         Each lender also examines a prospective  borrower's credit report.  Generally,  each credit report provides a credit score for the borrower.  Credit scores generally range from 350 to 840 and are available from three major credit bureaus:  Experian (formerly TRW
Information  Systems and Services),  Equifax and Trans Union.  If three credit scores are obtained,  the originator  applies the middle score of the primary wage earner. If a primary wage earner cannot be determined  because of the  documentation  type, the lowest middle score of all borrowers is used.  Credit scores are  empirically  derived from  historical  credit bureau data and represent a numerical weighing of a borrower's credit  characteristics  over a two-year period. A credit score is generated through the statistical  analysis of a number of credit-related  characteristics or variables.  Common characteristics  include the number of credit lines (trade lines), payment history, past delinquencies,  severity of delinquencies,  current levels of indebtedness,  types of credit and length of credit history.  Attributes  are the  specific  values of each  characteristic.  A  scorecard  (the model) is created  with  weights or points assigned to each attribute.  An individual loan applicant's  credit score is derived by summing together the attribute weights for that applicant.

         The mortgage loans have been underwritten under one of the following  documentation programs:  full/alternative  documentation
("Full/Alt Doc"), stated  income/verified  asset documentation  ("SIVA"), no ratio documentation ("No Ratio"), and stated income/stated
assets ("SISA") documentation.

         Under a stated  income/verified  asset  documentation  program,  more  emphasis  is placed on the  value and  adequacy  of the mortgaged property as collateral,  credit history and other assets of the borrower than on a verified income of the borrower.  Although the income is not verified,  the  originators  obtain a telephonic  verification  of the  borrower's  employment  without  reference to income. Borrower's assets are verified.

         Under the no ratio  documentation  program the  borrower's  income is not stated and no ratios are  calculated.  Although  the income is not stated nor verified,  lenders obtain a telephonic  verification of the borrower's employment without reference to income.
Borrower's assets are verified.

         Under the stated  income/stated  asset  documentation  program,  the borrower's income and assets are stated but not verified.
The  underwriting  of such  mortgage  loans may be based  entirely on the adequacy of the mortgaged  property as collateral  and on the credit history of the borrower.

         Under the no income/no asset  documentation  program,  the borrower's  income and assets are neither stated nor verified.  The underwriting  of such mortgage  loans may be based  entirely on the adequacy of the mortgaged  property as collateral and on the credit history of the borrower

         Each  mortgaged  property  relating to an EMC mortgage  loan has been  appraised by a qualified  independent  appraiser who is approved by each lender.  All appraisals are required to conform to the Uniform  Standards of Professional  Appraisal  Practice adopted by the Appraisal Standard Board of the Appraisal  Foundation.  Each appraisal must meet the requirements of Fannie Mae and Freddie Mac.
Fannie Mae and  Freddie Mac  require,  among other  things,  that the  appraiser,  or its agent on its behalf,  personally  inspect the property  inside  and out,  verify  whether  the  property  was in good  condition  and  verify  that  construction,  if new,  had been substantially  completed.  The appraisal  generally will have been based on prices  obtained on recent sales of comparable  properties, determined in accordance  with Fannie Mae and Freddie Mac guidelines.  In certain cases an analysis based on income  generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

         BSRM

         The  following  is a  description  of BSRM and the  underwriting  policies  customarily  employed by BSRM with  respect to the residential  mortgage loans that BSRM originated  during the period of origination of the mortgage  loans.  BSRM has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

         BSRM is  a Delaware  corporation  and a  wholly-owned  subsidiary  of The Bear  Stearns  Companies,  Inc., a  publicly  traded
financial services firm (under "BSC" on the NYSE), with an executive and administrative  office located  in Scottsdale, Arizona.   BSRM
is a  full-service  residential  mortgage  banking  company that is licensed to originate  loans  throughout  the United  States.  BSRM originates  single-family  (1-4 unit) residential  mortgage loans for both prime and sub-prime credit borrowers and offers a full range of loan products from 30 yr fixed rate to hybrid and short-term adjustable rate mortgages.

         BSRM has been in the residential  mortgage  banking  business since March 2005. For the first five months ending May 31, 2006,
BSRM has originated  approximately  $1.3 billion in mortgage loans,  all of which are secured by one- to four-family  residential  real estate properties.

         The following  table  describes the size and  composition  of BSRM's total  residential  mortgage loan  production  since it's inception through May, 2006.

----------------------------  -------------------------  --------------------------  --------------------------  ------------------------------  ---------------------------  ----------------------------
         Loan Type                 2nd Qtr. 2005               3rd Qtr. 2005               4th Qtr. 2005                 1st Qtr. 2006                  Apr-May 2006                     Total
----------------------------  -------------------------  --------------------------  --------------------------  ------------------------------  ---------------------------  ----------------------------
                               Loan Amount     Units      Loan Amount      Units       Loan Amount      Units        Loan Amount        Units      Loan Amount      Units       Loan Amount       Units
----------------------------  --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------

Alt-A ARM                      $38,345,211      142       $89,814,104       322       $173,110,864       586        $ 256,139,998        826      $189,521,195      624         $746,931,373       2,500
                              --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
MTA Option ARM                     $0            0         $3,512,827        7         $83,586,961       224        $ 149,955,670        409      $147,389,081      397         $384,444,539       1,037
                              --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
5 Yr. Option ARM                   $0            0             $0            0             $0             0          $ 4,367,514         14       $253,217,629      772         $257,585,143         786
                              --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
Alt-A Fixed                    $9,970,639        44       $45,157,203       165        $65,596,814       239         $ 57,511,280        254       $24,213,642      101         $202,449,578         803
                              --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
Alt-A Second Lien              $5,769,960       106       $16,208,131       276        $48,277,170       472         $ 74,542,985       1,052      $105,170,955     1,445       $249,969,201       3,351
                              --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
Sub-Prime                      $2,027,417        10        $2,977,950        21        $47,311,725       434         $ 44,504,754        254      $ 17,158,346       103        $113,980,192        822
                              --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
----------------------------  --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------
     TOTAL                     $56,113,227      302       $157,670,215      791       $417,883,534      1,955       $587,022,201        2,809     $736,670,848      3,442      $1,955,360,025     9,299
----------------------------  --------------  ---------  ---------------  ---------  ----------------  --------  --------------------  --------  ----------------  ---------  -----------------  ---------

         BSRM Underwriting Guidelines

         The BSRM Alt–A  Underwriting  Guidelines are intended to ensure that (i) the loan terms relate to the  borrower's  willingness and ability to repay and (ii) the value and  marketability  of the property  are  acceptable.  Both the Bear  Stearns  Option ARM loans originated  by BSRM and the 5 Yr.  Bear  Stearns  Secure  Option  ARM loans are  originated  pursuant  to the BSRM  Alt-A  Underwriting
Guidelines.

         The BSRM Alt-A Underwriting  Guidelines are less stringent than the standards  generally  acceptable to Fannie Mae and Freddie
Mac with regard to: (i)  documentation  parameters  and (ii) debt to income  ratios.  The BSRM  Underwriting  Guidelines  establish the maximum  permitted  loan-to-value  ratio and maximum loan amount for each loan type based upon prior  payment  history,  credit  score, occupancy type and other risk factors.  The maximum loan amount allowable for the Alt A program is $3,000,000.

         All of the Alt-A mortgage loans originated by BSRM are based on loan application  packages  submitted through the wholesale or correspondent  channel.  Based on the documentation type each loan application package has an application  completed by the prospective borrower that includes  information with respect to the applicant's  assets,  liabilities,  income,  credit and employment  history, as well as certain other  personal  information.  During the  underwriting  process,  BSRM  calculates  and verifies the loan  applicant's sources of income (except documentation types, which do not require such information to be stated or independently  verified),  reviews the credit history of the applicant,  calculates the debt-to-income  ratio to determine the applicant's  ability to repay the loan, and reviews the mortgaged  property for compliance  with the BSRM  Underwriting  Guidelines.  The mortgage loan file also contains a credit report  on each  applicant  from an  approved  credit  reporting  company.  Credit  history  is  measured  on credit  depth,  number of obligations, delinquency patterns and demonstrated intent to repay debts, which can be used to underwrite any file.

         The maximum allowable loan-to-value ratio varies based upon the income documentation,  property type,  creditworthiness,  debt service-to-income  ratio of the  applicant  and the  overall  risks  associated  with the loan  decision.  BSRM may  provide  secondary financing to a borrower  contemporaneously  with the origination of a mortgage loan, subject to a maximum combined  loan-to-value ratio of 100%.  BSRM's  Underwriting  Guidelines do not prohibit or otherwise  restrict a borrower from  obtaining  secondary  financing from lenders other than BSRM, whether at origination of the mortgage loan or thereafter.

         With respect to purchase money or rate/term  refinance loans secured by single family  residences the following  loan-to-value ratios and original  principal  balances are allowed:  loan-to-value  ratios at  origination  of up to 95% for BSRM mortgage loans with original principal  balances of up to $500,000 if the loan is secured by the borrower's primary residence,  up to 90% for BSRM mortgage loans  secured by one-to-two  family,  primary  residences  with original  balances up to $650,000,  up to 80% for BSRM mortgage  loans secured by one-to-two  family,  primary  residences  with original  balances up to $1,000,000,  up to 75% for mortgage loans secured by one-to-two family,  primary residences with original principal balances of up to $3,000,000,  up to 90% for BSRM mortgage loans secured by single family second homes with original principal  balances of up to $500,000,  up to 80% for BSRM mortgage loans secured by single family  second homes with  original  principal  balances of up to  $1,000,000,  up to 70% for mortgage  loans  secured by single family second homes with  original  principal  balances of up to $1,500,000  and up to 65% for mortgage  loans secured by single family second homes with original principal  balances of up to $2,000,000.  For cash out refinance loans, the maximum  loan-to-value  ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related BSRM mortgage loan.

         With  respect to mortgage  loans  secured by  investment  properties,  loan-to-value  ratios at  origination  of up to 90% for mortgage  loans with original  principal  balances up to $650,000 are permitted.  Mortgage  loans secured by investment  properties may have higher original  principal  balances if they have lower  loan-to-value  ratios at origination.  For cash out refinance  loans, the maximum  loan-to-value  ratio  generally is 90% and the maximum "cash out" amount  permitted is based in part on the original amount of the related mortgage loan.

         Exceptions to the BSRM Underwriting  Guidelines are considered with reasonable  compensating  factors on a case-by-case  basis and at the sole  discretion of senior  management.  When  exception  loans are  reviewed,  all loan elements are examined as a whole to determine the level of risk associated with approving the loan including  appraisal,  credit report,  employment,  compensating factors and  borrower's  willingness  and ability to repay the loan.  Compensating  factors may include,  but are not limited to,  validated or sourced/seasoned  liquid  reserves in excess of the program  requirements,  borrower's  demonstrated  ability to accumulate  savings or devote a greater  portion of income to housing  expense and  borrowers'  potential  for  increased  earnings  based on  education,  job training,  etc. Loan  characteristics  such as refinance  transactions where borrowers are reducing mortgage payments and lowering debt ratios may become compensating factors as well.

         Documentation Types

         The BSRM  mortgage  loans  were  originated  in  accordance  with  guidelines  established  by BSRM with one of the  following documentation  types: "Full  Documentation";  "Limited  Documentation";  "Lite  Documentation";  "Stated  Income/Verified  Assets"; "No
Ratio/Verified  Assets";  "Stated  Income/Stated  Assets"; "No Income/No Assets (NINA)"; "No Doc"; and "No Doc with Assets". The nature of the  information  that a borrower is  required  to disclose  and whether  the  information  is  verified  depends,  in part,  on the documentation type used in the origination process.

         Full  Documentation:  The Full  Documentation  type is based upon  current  year to date income  documentation  as well as the previous two year's income  documentation  (i.e., tax returns and/or W-2 forms) and either one recent pay-stub with current year income on pay stub or two recent  pay-stubs  within 30 days of closing if year to date income is not provided on pay-stub) or bank  statements for the previous 24 months.  Self-employed  borrowers  must be  self-employed  in the same business or have received 1099 income in the same job for the past two  years.  Borrowers  self-employed  for less than two  years  (but at least  one  year)  are  considered  on a case-by-case  basis subject to a two-year  history of previous  successful  employment in the same occupation or related field.  Assets must be  documented  and  independently  verified by means of a written  verification  of deposit  (VOD) with two (2)  months'  average balance;  most recent bank statements,  stocks or securities  statements covering a two-(2) month period. The borrower must demonstrate that they have  sufficient  reserves  (sourced and seasoned) of greater than or equal to three months  principal,  interest,  taxes and insurance. A verbal verification of employment is also completed within 10 days of funding the loan.

         Limited  Documentation:  The  Limited  Documentation  type is based on the  recent  twelve  (12)  months of  consecutive  bank statements.  Self-employed  borrowers must be  self-employed  in the same business or have received 1099 income in the same job for the past two years.  Assets must be documented  and  independently  verified by means of a written  verification  of deposit (VOD) with two
(2) months'  average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2)  month period.  The borrower  must  demonstrate  that they have  sufficient  reserves  (sourced  and  seasoned)  of greater  than or equal to three  months principal, interest, taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

         Lite  Documentation:  The Lite  Documentation  type is based on the  recent  six (6) months of  consecutive  bank  statements.
Self-employed  borrowers  must be  self-employed  in the same  business or have  received  1099 income in the same job for the past two years.  Assets must be documented and independently  verified by means of a written  verification of deposit (VOD) with two (2) months'
average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2) month period.  The borrower must demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months  principal,  interest, taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

         Stated Income: The Stated Income  documentation type requires the applicant's  employment and income sources covering the past two (2) year  period to be stated on the  application.  Self-employed  borrowers  must be  self-employed  in the same  business or have received  1099  income in the same job for the past two years.  The  applicant's  income as stated must be  reasonable  for the related occupation,  borrowers'  credit profile and stated asset, in the loan  underwriter's  discretion.  However,  the applicant's  income as stated on the application is not independently  verified.  Assets must be documented and  independently  verified by means of a written verification  of deposit (VOD) with two (2) months'  average  balance;  most recent bank  statements,  stocks or securities  statements covering a two-(2) month period.  The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal verification of employment is also completed within
10 days of funding the loan.

         No Ratio: The No Ratio  documentation  type requires the applicant's  employment sources covering the past two (2) year period to be stated on the  application.  Self-employed  borrowers must be  self-employed in the same business or have received 1099 income in the  same job for the past  two  years.  The  applicant's  employment  is  independently  verified  through  a verbal  verification  of employment,  however the income is not stated on the application.  Assets must be documented and  independently  verified by means of a written  verification  of deposit  (VOD) with two (2)  months'  average  balance;  most recent bank  statements,  stocks or  securities statements  covering a two-(2) month period.  The borrower must demonstrate that they have sufficient  reserves  (sourced and seasoned)
of greater than or equal to three months principal, interest, taxes and insurance.

         Stated  Income/Stated  Assets: The Stated  Income/Stated  Assets  documentation  type requires the applicant's  employment and income sources  covering the past two (2) year period to be stated on the  application.  Self-employed  borrowers must be self-employed in the same  business or have  received 1099 income in the same job for the past two years.  The  applicant's  income as stated must be reasonable for the related occupation,  borrowers' credit profile and stated asset, in the loan underwriter's discretion.  However, the applicant's  income as  stated  on the  application  is not  independently  verified.  Assets  as  stated  on the  application  are not independently  verified.  The borrower must  demonstrate that they have sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  A verbal verification of employment is also completed within 10 days of funding the loan.

         No Income/No Assets (NINA):  The NINA  documentation  type requires the applicant's  employment  sources covering the past two
(2) year period to be stated on the  application.  Self-employed  borrowers must be self-employed in the same business or have received
1099  income  in the same  job for the  past  two  years.  The  applicant's  employment  is  independently  verified  through  a verbal verification  of  employment;  however  the income and the assets are not stated on the  application.  Borrower's  ability to repay the loan is based upon past credit history and FICO score.

         No Doc: The No Doc  documentation  type does not require the  applicant's  income,  employment  sources or assets to be stated
on the application.  Borrower's ability to repay the loan is based upon past credit history and FICO score.

         No Doc with Assets:  The No Doc with Assets  documentation  type does not require the applicant's  income,  employment sources to be stated on the application.  Assets must be documented and  independently  verified by means of a written  verification of deposit
(VOD) with two (2) months' average  balance;  most recent bank  statements,  stocks or securities  statements  covering a two-(2) month period.  The borrower must  demonstrate  that they have  sufficient  reserves  (sourced and seasoned) of greater than or equal to three months principal,  interest,  taxes and insurance.  Borrower's ability to repay the loan is based upon past credit history;  FICO score and verified assets.

         Credit Profile

         The mortgage loan file also contains a credit report on each  applicant  from an approved  credit  reporting  company.  Credit history is measured on credit depth, number of obligations,  delinquency  patterns and demonstrated intent to repay reports,  which can be used to  underwrite  any file. A tri-merged  credit report is required for all loan  submissions.  The report must be from the three nationally recognized credit repositories and show all credit trades regardless of negative or positive status.

         The credit  profile  review must  encompass  the last  twenty-four  months.  If the  borrower  has lived in his or her current residence  for less than twelve  months,  credit  must be  searched  using both the  current  and former  address(es).  In  assessing a prospective borrower's  creditworthiness,  BSRM may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a  borrower's  creditworthiness  and  likelihood  to default  on a consumer  obligation  over a  two-year  period  based on a borrower's  credit  history.  FICO  Credit  Scores  were not  developed  to predict the  likelihood  of default on mortgage  loans and, accordingly,  may not be  indicative  of the  ability  of a  borrower  to repay its  mortgage  loan.  FICO  Credit  Scores  range  from approximately  250 to approximately  900, with higher scores  indicating an individual with a more favorable credit history compared to an individual with a lower score.  Underwriters  arrive at each  borrower's  credit score by selecting the middle score of three credit scores or the lower of two scores,  when only two scores are  reported.  The  representative  score for the loan is  determined  by the score of the primary  wage-earner or the  lowest-scoring  borrower in the case in which the income is not verified or  documented.  The minimum representative score for each loan underwritten to BSRM's Alt-A underwriting guidelines is 620.

         Property Requirements

         The BSRM  Underwriting  Guidelines are applied in accordance with a procedure that complies with applicable  federal and state laws and  regulations  and requires (i) an appraisal of the mortgaged  property that conforms to the Uniform  Standards of Professional
Appraisal  Practice and are  generally  on forms  similar to those  acceptable  to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review is conducted by a BSRM underwriter.

         Properties that secure BSRM mortgage loans have a valuation  appraisal  performed by a qualified and licensed  appraiser.  All appraisers  providing  services must comply with the respective state and federal laws. An appraisal must not be more than 120 days old at the  closing  date or a  re-certification  of value is  required.  The  original  appraiser  must  perform  re-certification.  As an alternative,  a field review with comparable  properties  that sold in the last three months and support the value is also  acceptable, in lieu of the  re-certification  of value.  After 180 days,  a new  appraisal  is  required  regardless  of whether an existing or new construction  property.  All combined  loan amounts  greater than  $650,000 and less than or equal to  $1,000,000  require two original appraisals.  The second appraisal must be from a BSRM nationally approved  appraiser.  The value used to determine the LTV/CLTV will be the lesser of the two values.  BSRM  combined  loans  amounts  greater  that  $1,500,000  in the state of  California  will require two appraisals;  the second appraisal must be from a BSRM nationally approved  appraiser.  The value used to determine the LTV/CLTV will be the lesser of the two values.

         Each  appraisal  is  reviewed  by a  representative  of BSRM,  who has the  right to  request a second  appraisal,  additional information or explanations,  lower the approved loan amount,  reduce the maximum allowable  loan-to-value ratio or deny the loan based on the appraisal.

         Generally,  each mortgage with an LTV at origination  of greater than 80% is covered by a primary  mortgage  insurance  policy issued by a mortgage  insurance  company  acceptable to Fannie Mae or Freddie Mac. The policy provides  coverage in the amount equal to a specified  percentage  multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related  foreclosure  expenses.  The specified coverage  percentage is, generally,  12% for LTV's between 80.01% and 85.00%,
25% for LTV's between  85.01% and 90% and 30% for LTV's between 90.01% and 95%.  However,  under certain  circumstances,  the specified coverage  levels for these mortgage  loans may vary from the  foregoing.  No primary  mortgage  insurance  policy will be required with respect to any mortgage loan if  maintaining  the policy is prohibited  by applicable  law,  after the date on which the related LTV is
80% or less,  or where,  based on a new  appraisal,  the  principal  balance of the  mortgage  loan  represents  80% or less of the new appraised value.

         BSRM  requires  title  insurance on all of its  mortgage  loans  secured by first liens on real  property.  In addition,  BSRM requires that fire and extended  coverage  casualty  insurance be  maintained on the mortgaged  property in an amount at least equal to the principal  balance of the related  single-family  mortgage loan or the  replacement  cost of the mortgaged  property,  whichever is less.  BSRM also requires  flood  insurance to be maintained on the mortgaged  property if and to the extent such insurance is required by applicable law or regulation.

                                                        DESCRIPTION OF THE CERTIFICATES

         The trust  will  issue the  certificates  pursuant  to the  Agreement.  The  Certificates  consist  of the  classes of offered certificates reflected on page S-2 of this prospectus supplement,  which we refer to collectively as the Offered Certificates,  and the
Class II-B-5,  Class I-XP,  Class II-XP,  Class  I-B-IO,  Class II-B-IO and the Residual  Certificates.  The Class II-B-5,  Class I-XP,
Class II-XP,  Class I-B-IO,  Class II-B-IO and the Residual  Certificates  are not offered  publicly and are  collectively  referred to herein as the Non-Offered  Certificates.  The various classes of Class A Certificates are also referred to as the senior  certificates;
and the various  classes of Class B Certificates  are referred to herein as the Class B  Certificates,  respectively or the Subordinate
Certificates.

         Holders of the Class I-B-IO,  Class II-B-IO and the Residual  Certificates  will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant.  A holder of a Class I-B-IO,  Class II-B-IO or a Residual  Certificate
will not have a right to alter the structure of the  transaction.  The initial  owner of the Class  I-B-IO,  Class II-B-IO and Residual
Certificates is expected to be Bear, Stearns Securities Corp.

                  General

         The  certificates  issued by Bear Stearns  Mortgage  Funding Trust 2006-AR1 will consist of the Offered  Certificates  and the
Non-Offered Certificates. Only the Offered Certificates are offered by this prospectus supplement.

         The  Certificates  represent in the  aggregate  the entire  beneficial  ownership  interest in a trust fund  consisting of the following:

o        all of the Depositor's  right,  title and interest in and to the mortgage  loans,  the related  mortgage notes,  mortgages and other related  documents,  including  all interest and principal due with respect to the mortgage  loans after the Cut-off
         Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

o        any mortgaged  properties  acquired on behalf of  certificateholders  by foreclosure or by deed in lieu of foreclosure and any revenues received thereon,

o        the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement,

o        the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,

o        the rights of the Depositor with respect to the Cap Contracts,

o        such  assets  relating to the  mortgage  loans as from time to time may be held in the  Custodial  Account,  the  Distribution
         Account and the Final Maturity Reserve Account, and

o        any proceeds of the foregoing.

         The aggregate  principal  balance of the mortgage loans as of the Cut-off Date, is  approximately  $994,507,554,  subject to a permitted variance as described in this prospectus supplement under "Additional Information."

         Each class of the Certificates  will have the approximate  initial Current Principal Amount or Notional Amount as set forth on
pages  S-2  and  S-3  hereof  and  will  have  the   pass-through   rate   determined   as  provided   under   "Summary  of  Prospectus
Supplement—Description  of the Certificates—Pass  Through Rates" and "Description of Certificates" in this prospectus  supplement.  The
Residual  Certificates  also represent the right to receive  additional  distributions in respect of the trust fund on any distribution date  after  all  required  payments  of  principal  and  interest  have  been made on such date in  respect  of the other  classes  of
Certificates in the relating Loan Group,  although it is not anticipated that funds will be available for any additional  distribution.
The Class II-B-5,  Class I-XP, Class II-XP,  Class I-B-IO,  Class II-B-IO,  Class I-R and Class II-R Certificates are not being offered by this prospectus supplement.

         For each  distribution  date,  the  Class  I-X  Certificates  will  accrue  interest  on a  Notional  Amount.  The  Class  I-X
Certificates will have a notional amount equal to the aggregate  Current  Principal  Amounts of the Class I-A-1,  Class I-A-2 and Class
I-A-3 Certificates.

         The initial Class I-X Notional Amount will be approximately $428,666,000.

         The Offered Certificates (other than the Residual  Certificates) will be issued,  maintained and transferred on the book-entry records of DTC,  Clearstream,  Luxembourg and the Euroclear System and each of their  participants in minimum  denominations of $25,000 and integral  multiples of $1.00 in excess  thereof.  One  certificate of each of these classes may be issued in a different  principal amount to accommodate the remainder of the initial  principal amount of the certificates of such class. The Offered  Certificates  will be issued as global securities.  See Annex II to this prospectus supplement and "Description of the Securities" in the prospectus.

         The  Book-Entry  Certificates  will  initially be  represented  by one or more Global  Securities  registered in the name of a nominee of DTC. The Depositor  has been  informed by DTC that DTC's  nominee will be Cede & Co. No person  acquiring an interest in any class of the Book-Entry  Certificates  will be entitled to receive a certificate  representing  such person's  interest,  except as set forth below under  "—Definitive  Certificates".  Unless and until definitive  certificates  are issued under the limited  circumstances described in this prospectus supplement,  all references to actions by certificateholders  with respect to the Book-Entry  Certificates shall refer to actions  taken by DTC upon  instructions  from its  participants  and all  references in this  prospectus  supplement to distributions,  notices,  reports and  statements to  certificateholders  with respect to the  Book-Entry  Certificates  shall refer to distributions,  notices,  reports and statements to DTC or Cede & Co., as the registered  holder of the  Book-Entry  Certificates,  for distribution to Certificate  Owners in accordance with DTC procedures.  See "—Book-Entry  Registration" and "—Definitive  Certificates"
in this prospectus supplement.

         The Residual  Certificates  may not be purchased by or transferred to a Plan except upon delivery of a certification  of facts or an opinion of counsel, as provided in this prospectus  supplement.  See "—Restrictions on Transfer of the Residual Certificates" and
"ERISA  Considerations"  in  this  prospectus  supplement.  Transfer  of the  Residual  Certificates  will  be  subject  to  additional restrictions and transfer of the Residual  Certificates to any non-United  States person will be prohibited,  in each case as described under  "Federal  Income  Tax  Consequences—REMICS—Tax  and  Restrictions  on  Transfers  of  REMIC  Residual  Certificates  to  Certain
Organizations" and "—Taxation of Owners of REMIC Residual  Certificates—Noneconomic  REMIC Residual Certificates" in the prospectus. No service charge will be imposed for any  registration  of transfer or exchange,  but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All  distributions  to  holders  of the  Offered  Certificates,  other  than the final  distribution  on any class of  Offered
Certificates,  will be made on each  distribution  date by or on  behalf of the  Trustee  to the  persons  in whose  names the  Offered
Certificates  are  registered  at the close of business  on the related  Record  Date.  Distributions  will be made either (a) by check mailed to the address of each  certificateholder  as it appears in the certificate  register or (b) upon written request to the Trustee at least five Business Days prior to the relevant  Record Date by any holder of Offered  Certificate,  by wire transfer in  immediately available  funds to the account of the  certificateholders  specified in the request.  The final  distribution  on any class of Offered
Certificates will be made in a like manner,  but only upon presentment and surrender of the related  Certificate at the corporate trust office of the Trustee,  for these purposes  located at Sixth Street and Marquette  Avenue,  Minneapolis,  Minnesota  55479,  Attention:
Corporate  Trust  Group,  Bear  Stearns  Mortgage  Funding  Trust  2006-AR1,   or  any  other  location  specified  in  the  notice  to
certificateholders of the final distribution.

         The Certificates will not be listed on any securities  exchange or quoted in the automated  quotation system of any registered securities  association.  As a result,  investors in the Certificates may experience limited liquidity.  See "Risk Factors—The  Offered
Certificates  Will Have Limited  Liquidity,  So You May Be Unable to Sell Your  Securities  or May Be Forced to Sell Them at a Discount
from Their Fair Market Value." in this prospectus supplement.

                  Book-Entry Registration

         DTC is a  limited-purpose  trust company  organized  under the laws of the State of New York, a member of the Federal  Reserve
System,  a "clearing  corporation"  within the meaning of the New York Uniform  Commercial  Code,  and a "clearing  agency"  registered pursuant  to the  provisions  of Section 17A of the  Exchange  Act.  DTC was created to hold  securities  for its  participants  and to facilitate the clearance and settlement of securities  transactions  between  participants  through  electronic  book entries,  thereby eliminating the need for physical movement of certificates.

         Certificate  Owners that are not  participants or indirect  participants  but desire to purchase,  sell or otherwise  transfer ownership of, or other interests in, the Book-Entry  Certificates  may do so only through  participants and indirect  participants.  In addition,  Certificate  Owners will receive all  distributions  of principal of and interest on the  Book-Entry  Certificates  from the
Trustee  through DTC and DTC  participants.  The Trustee will forward  payments to DTC in same day funds and DTC will forward  payments to  participants in next day funds settled through the New York Clearing  House.  Each  participant  will be responsible for disbursing the  payments.  Unless and until  definitive  certificates  are  issued,  it is  anticipated  that the only  certificateholders  of the
Book-Entry  Certificates  will be Cede & Co.,  as  nominee  of DTC.  Certificate  Owners  will  not be  recognized  by the  Trustee  as certificateholders,  as such term is used in the  Agreement,  and  Certificate  Owners  will be  permitted  to  exercise  the rights of certificateholders only indirectly through DTC and its participants.

         Under the Rules, DTC is required to make book-entry  transfers of Book-Entry  Certificates  among  participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry  Certificates.  Participants and indirect participants with which  Certificate  Owners have  accounts  with  respect to the  Book-Entry  Certificates  similarly  are  required to make  book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners.  Accordingly,  although Certificate
Owners will not possess definitive  certificates,  the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because  DTC can only act on behalf of  participants,  who in turn act on behalf  of  indirect  participants  and on behalf of certain banks, the ability of a Certificate Owner to pledge  Book-Entry  Certificates to persons or entities that do not participate in the DTC  system,  or to  otherwise  act with  respect to  Book-Entry  Certificates,  may be  limited  due to the  absence  of  physical certificates for the Book-Entry  Certificates.  In addition,  under a book-entry  format,  Certificate  Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

         Under the  Rules,  DTC will  take  action  permitted  to be taken by a  certificateholders  under  the  Agreement  only at the direction of one or more  participants to whose DTC account the Book-Entry  Certificates are credited.  Additionally,  under the Rules,
DTC will take actions with respect to specified  voting rights only at the direction of and on behalf of  participants  whose  holdings of Book-Entry  Certificates  evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights authorize divergent action.

         The  Depositor,  the Servicer and the Trustee  will have no  liability  for any aspect of the records  relating to or payments made on account of  beneficial  ownership  interests  in the  Book-Entry  Certificates  held by Cede & Co.,  as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Definitive Certificates

         Definitive  certificates  will be issued to  Certificate  Owners or their  nominees,  respectively,  rather than to DTC or its nominee,  only if (1) the  Depositor  advises the Trustee in writing that DTC is no longer  willing or able to properly  discharge  its responsibilities  as clearing  agency with respect to the  Book-Entry  Certificates  and the  Depositor is unable to locate a qualified successor  within 30 days or (2) the Depositor,  at its option,  elects to terminate the book-entry  system through DTC.  Additionally, after the occurrence of an event of default under the Agreement,  any Certificate Owner materially and adversely  affected thereby may, at its option,  request and,  subject to the procedures set forth in the Agreement,  receive a definitive  certificate  evidencing such
Certificate Owner's fractional undivided interest in the related class of certificates.

         Upon its receipt of notice of the occurrence of any event described in the  immediately  preceding  paragraph,  the Trustee is required to request that DTC notify all Certificate  Owners through its  participants of the  availability of definitive  certificates.
Upon  surrender by DTC of the  definitive  certificates  representing  the  Book-Entry  Certificates  and receipt of  instructions  for re-registration,  the Trustee (as  applicable)  will reissue the  Book-Entry  Certificates  as  definitive  certificates  issued in the respective  principal  amounts  owned by  individual  Certificate  Owners,  and  thereafter  the Trustee will  recognize the holders of definitive certificates as certificateholders under the Agreement.

                  Distributions on the Certificates

         Loan Group I

         On each  distribution  date, the Trustee will withdraw the available funds for Loan Group I from the Distribution  Account for such distribution date and apply such amounts as follows:

         First,  from Interest Funds from Loan Group I on each  distribution  date on and after the distribution  date in July 2016, if applicable, to the Final Maturity Reserve Account, an amount equal to the related Coupon Strip for such distribution date.

         Second,  from  Interest  Funds with  respect to Loan Group I, to pay any  accrued  and unpaid  interest on the Group I Offered
Certificates in the following order of priority

          (1) to each class of Class I-A  Certificates  and the Class I-X  Certificates,  the Current  Interest  and then any  Interest
          Carry Forward Amount for each such class,  pro rata,  based on the Current  Interest and Interest Carry Forward Amount due to
          each such class.

          (2) to the Class  I-B-1,  Class I-B-2,  Class I-B-3,  Class  I-B-4,  Class I-B-5,  Class I-B-6 and Class I-B-7  Certificates,
          sequentially, in that order, the Current Interest for each such class of certificates;

          (3) any Excess  Spread with respect to Loan Group I to the extent  necessary to meet a level of  overcollateralization  equal to the Group I  Overcollateralization  Target  Amount will be the Extra  Principal  Distribution  Amount with respect to Loan
          Group I and will be included as part of the Group I Principal  Distribution  Amount and  distributed in accordance with Third
          (A) and (B) below; and

          (4) any remaining  Excess Spread with respect to Loan Group I will be the Remaining  Excess Spread with respect to Loan Group
          I and will be applied,  together with the Group I  Overcollateralization  Release Amount, as Excess Cashflow for Loan Group I
          pursuant to clauses Fourth through Fifteenth below.

         As described in the definition of "Current  Interest," the Current  Interest on each class of Group I Certificates  is subject to reduction  in the event of  specified  interest  shortfalls  and  shortfalls  resulting  from Net  Deferred  Interest on the group I mortgage loans allocated to that class of Group I Certificates,  the sum of the Coupon Strip, if applicable,  and the interest  portion of Realized Losses on the group I mortgage loans allocated to that class of Certificates.

         On any  distribution  date, any  shortfalls  resulting  from the  application  of the Relief Act and any  Prepayment  Interest
Shortfalls to the extent not covered by Compensating  Interest  Payments will be allocated,  first,  in reduction of amounts  otherwise distributable to the Class I-B-IO Certificates and the Class I-R Certificates,  and thereafter,  to the Current Interest payable to the
Class I-A  Certificates  and Class I-X  Certificates  (in each case,  with respect to  shortfalls  resulting  from the group I mortgage loans) and Class I-B Certificates,  on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such  certificates  for such  distribution  date.  The holders of the Class I-A,  Class I-X and Class I-B  Certificates  will not be entitled to reimbursement for any such interest shortfalls.

         Third, to pay as principal on the Class I-A Certificates and Class I-B Certificates, in the following order of priority:

(A)      On each  distribution  date (i) prior to the  related  Stepdown  Date or (ii) on which a Group I Trigger  Event is in  effect,
         Group I Principal Distribution Amount for such distribution date will be distributed as follows:

1.       to each class of Class I-A  Certificates on a pro rata basis until the Current  Principal Amount of each such class is reduced to zero;

2.       to the Class I-B-1  Certificates,  any remaining  Group I Principal  Distribution  Amount until the Current  Principal  Amount thereof is reduced to zero;

3.       to the Class I-B-2  Certificates,  any remaining  Group I Principal  Distribution  Amount until the Current  Principal  Amount thereof is reduced to zero;

4.       to the Class I-B-3  Certificates,  any remaining  Group I Principal  Distribution  Amount until the Current  Principal  Amount thereof is reduced to zero;

5.       to the Class I-B-4  Certificates,  any remaining  Group I Principal  Distribution  Amount until the Current  Principal  Amount thereof is reduced to zero;

6.       to the Class I-B-5  Certificates,  any remaining  Group I Principal  Distribution  Amount until the Current  Principal  Amount thereof is reduced to zero;

7.       to the Class I-B-6  Certificates,  any remaining  Group I Principal  Distribution  Amount until the Current  Principal  Amount thereof is reduced to zero; and

8.       to the Class I-B-7  Certificates,  any remaining  Group I Principal  Distribution  Amount until the Current  Principal  Amount thereof is reduced to zero.

(B)      On each  distribution  date on or after the related Stepdown Date, so long as a Group I Trigger Event is not in effect,  Group
         I Principal Distribution Amount for such distribution date will be distributed as follows:

1.       to the Class I-A  Certificates,  from the Group I Principal  Distribution  Amount,  an amount equal to the Class I-A Principal
         Distribution  Amount  will be  distributed  to each  class of Class I-A  Certificates  on a pro rata basis  until the  Current
         Principal Amount of each such class is reduced to zero;

2.       to the Class  I-B-1  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class I- B-1  Principal
         Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

3.       to the Class  I-B-2  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class  I-B-2  Principal
         Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

4.       to the Class  I-B-3  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class  I-B-3  Principal
         Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

5.       to the Class  I-B-4  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class  I-B-4  Principal
         Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

6.       to the Class  I-B-5  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class  I-B-5  Principal
         Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

7.       to the Class  I-B-6  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class  I-B-6  Principal
         Distribution Amount, until the Current Principal Amount thereof is reduced to zero; and

8.       to the Class  I-B-7  Certificates,  from any  remaining  Group I Principal  Distribution  Amount,  the Class  I-B-7  Principal
         Distribution Amount, until the Current Principal Amount thereof is reduced to zero.

         Fourth,  from any Excess  Cashflow with respect to Loan Group I, to the Class I-A  Certificates,  pro rata in accordance  with the respective  amounts owed to each such Class an amount equal to (a) any remaining  Interest Carry Forward  Amount,  and then (b) any
Unpaid Realized Loss Amount for such class for such distribution date;

         Fifth,  from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-1  Certificates,  an amount equal to
(a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Sixth,  from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-2  Certificates,  an amount equal to
(a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Seventh,  from any remaining  Excess Cashflow with respect to Loan Group I, to the Class I-B-3  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Eighth, from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-4  Certificates,  an amount equal to
(a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Ninth,  from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-5  Certificates,  an amount equal to
(a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Tenth,  from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-6  Certificates,  an amount equal to
(a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Eleventh,  from any remaining Excess Cashflow with respect to Loan Group I, to the Class I-B-7  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Twelfth,  from any  remaining  Excess  Cashflow  with respect to Loan Group I, to the Class I-A  Certificates,  any Basis Risk
Shortfall and any Basis Risk Shortfall  Carry-forward  Amount for each such class for such  distribution  date, pro rata,  based on the
Basis Risk Shortfall and Basis Risk Shortfall Carry-forward Amount owed to each such class;

         Thirteenth,  from any remaining  Excess Cashflow with respect to Loan Group I, to the Class I-B-1,  Class I-B-2,  Class I-B-3,
Class I-B-4,  Class I-B-5,  Class I-B-6 and Class I-B-7  Certificates,  sequentially,  in that order,  any Basis Risk Shortfall and any
Basis Risk Shortfall Carry-forward Amount, in each case for such class for such distribution date;

         Fourteenth,  from any  remaining  Excess  Cashflow  with respect to Loan Group I, to the Class I-B-IO  certificates  an amount specified in the Agreement; and

         Fifteenth, any remaining amounts to the Class I-R Certificates.

         On each  distribution  date,  all amounts  representing  prepayment  charges in respect of the group I mortgage loans received during the related  Prepayment  Period will be withdrawn from the  Distribution  Account and shall not be available for distribution to the holders of the Offered  Certificates.  Prepayment  charges with respect to the group I mortgage  loans will be  distributed  to the
Class I-XP Certificates.

         Loan Group II

         On each distribution  date, the Trustee will withdraw the available funds for Loan Group II from the Distribution  Account for such distribution date and apply such amounts as follows:

         First,  from  Interest  Funds with  respect to Loan Group II, to pay any accrued  and unpaid  interest on the Group II Offered
Certificates and the Class II-B-5 Certificates in the following order of priority

          (1) to each class of Class II-A  Certificates,  the Current Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the Current Interest and Interest Carry Forward Amount due to each such class.

          (2) to the Class  II-B-1,  Class II-B-2,  Class II-B-3,  Class II-B-4 and Class II-B-5  Certificates,  sequentially,  in that order, the Current Interest for each such class of certificates;

          (3) any Excess Spread with respect to Loan Group II to the extent  necessary to meet a level of  overcollateralization  equal to the Group II  Overcollateralization  Target Amount will be the Extra  Principal  Distribution  Amount with respect to Loan
          Group II and will be included as part of the Group II  Principal  Distribution  Amount and  distributed  in  accordance  with
          Second (A) and (B) below;

          (4) any  remaining  Excess  Spread with  respect to Loan Group II will be the  Remaining  Excess  Spread with respect to Loan
          Group II and will be applied,  together  with the Group II  Overcollateralization  Release  Amount with respect to Loan Group
          II, as Excess Cashflow for Loan Group II pursuant to clauses Third through Twelfth below.

         As described in the definition of "Current  Interest," the Current  Interest on each class of Group II Certificates is subject to reduction  in the event of  specified  interest  shortfalls  and  shortfalls  resulting  from Net Deferred  Interest on the group II mortgage  loans  allocated  to that class of Group II  Certificates  the interest  portion of Realized  Losses on the group II mortgage loans allocated to that class of Certificates.

         On any  distribution  date, any  shortfalls  resulting  from the  application  of the Relief Act and any  Prepayment  Interest
Shortfalls to the extent not covered by Compensating  Interest  Payments will be allocated,  first,  in reduction of amounts  otherwise distributable to the Class II-B-IO  Certificates and the Class II-R  Certificates,  and thereafter,  to the Current Interest payable to the Class II-A  Certificates  (in each case,  with respect to  shortfalls  resulting  from the group II mortgage  loans) and Class II-B
Certificates,  on a pro  rata  basis,  on such  distribution  date,  based  on the  respective  amounts  of  interest  accrued  on such certificates for such  distribution  date. The holders of the Class II-A  Certificates and Class II-B Certificates will not be entitled to reimbursement for any such interest shortfalls.

         Second, to pay as principal on the Class II-A Certificates and Class II-B Certificates, in the following order of priority:

(A)      On each  distribution  date (i) prior to the  related  Stepdown  Date or (ii) on which a Group II Trigger  Event is in effect,
         Group II Principal Distribution Amount for such distribution date will be distributed as follows:

1.       to each  class of Class  II-A  Certificates  on a pro rata  basis  until the  Current  Principal  Amount of each such class is reduced to zero;

2.       to the Class II-B-1  Certificates,  any remaining Group II Principal  Distribution  Amount until the Current  Principal Amount thereof is reduced to zero;

3.       to the Class II-B-2  Certificates,  any remaining Group II Principal  Distribution  Amount until the Current  Principal Amount thereof is reduced to zero;

4.       to the Class II-B-3  Certificates,  any remaining Group II Principal  Distribution  Amount until the Current  Principal Amount thereof is reduced to zero;

5.       to the Class II-B-4  Certificates,  any remaining Group II Principal  Distribution  Amount until the Current  Principal Amount thereof is reduced to zero; and

6.       to the Class II-B-5  Certificates,  any remaining Group II Principal  Distribution  Amount until the Current  Principal Amount thereof is reduced to zero.

(B)      On each distribution  date on or after the related Stepdown Date, so long as a Group II Trigger Event is not in effect,  Group
         II Principal Distribution Amount for such distribution date will be distributed as follows:

1.       to the Class II-A Certificates,  from the Group II Principal  Distribution Amount, an amount equal to the Class II-A Principal
         Distribution  Amount  will be  distributed  to each class of Class II-A  Certificates  on a pro rata basis  until the  Current
         Principal Amount of each such class is reduced to zero;

2.       To the Class II-B-1  Certificates,  from any remaining  Group II Principal  Distribution  Amount,  the Class II-B-1  Principal
         Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

3.       To the Class II-B-2  Certificates,  from any remaining  Group II Principal  Distribution  Amount,  the Class II-B-2  Principal
         Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

4.       To the Class II-B-3  Certificates,  from any remaining  Group II Principal  Distribution  Amount,  the Class II-B-3  Principal
         Distribution Amount, until the Current Principal Amount thereof is reduced to zero;

5.       To the Class II-B-4  Certificates,  from any remaining  Group II Principal  Distribution  Amount,  the Class II-B-4  Principal
         Distribution Amount, until the Current Principal Amount thereof is reduced to zero; and

6.       To the Class II-B-5  Certificates,  from any remaining  Group II Principal  Distribution  Amount,  the Class II-B-5  Principal
         Distribution Amount, until the Current Principal Amount thereof is reduced to zero.

         Third,  from any Excess  Cashflow with respect to Loan Group II, to the Class II-A  Certificates,  pro rata in accordance with the respective  amounts owed to each such Class an amount equal to (a) any remaining  Interest Carry Forward  Amount,  and then (b) any
Unpaid Realized Loss Amount for such class for such distribution date;

         Fourth,  from any remaining Excess Cashflow with respect to Loan Group II, to the Class II-B-1  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Fifth,  from any remaining  Excess Cashflow with respect to Loan Group II, to the Class II-B-2  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Sixth,  from any remaining  Excess Cashflow with respect to Loan Group II, to the Class II-B-3  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Seventh,  from any remaining Excess Cashflow with respect to Loan Group II, to the Class II-B-4 Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Eighth,  from any remaining Excess Cashflow with respect to Loan Group II, to the Class II-B-5  Certificates,  an amount equal to (a) any Interest Carry Forward Amount, and then (b) any Unpaid Realized Loss Amount for such class for such distribution date;

         Ninth,  from any  remaining  Excess  Cashflow  with respect to Loan Group II, to the Class II-A  Certificates,  any Basis Risk
Shortfall and any Basis Risk Shortfall  Carry-forward  Amount for each such class for such  distribution  date, pro rata,  based on the
Basis Risk Shortfall and Basis Risk Shortfall Carry-forward Amount owed to each such class;

         Tenth,  from any remaining  Excess  Cashflow with respect to Loan Group II, to the Class II-B-1,  Class II-B-2,  Class II-B-3,
Class  II-B-4 and Class  II-B-5  Certificates,  sequentially,  in that order,  any Basis Risk  Shortfall  and any Basis Risk  Shortfall
Carry-forward Amount, in each case for such class for such distribution date;

         Eleventh,  from any  remaining  Excess  Cashflow with respect to Loan Group II, to the Class  II-B-IO  certificates  an amount specified in the Agreement; and

         Twelfth, any remaining amounts to the Class II-R Certificates.

         On each  distribution  date, all amounts  representing  prepayment  charges in respect of the group II mortgage loans received during the related  Prepayment  Period will be withdrawn from the  Distribution  Account and shall not be available for distribution to the holders of the Offered  Certificates.  Prepayment  charges with respect to the group II mortgage  loans will be  distributed to the
Class II-XP Certificates.

         When a borrower  prepays all or a portion of a mortgage  loan  between Due Dates,  the  borrower  pays  interest on the amount prepaid only to the date of prepayment.  Accordingly,  an interest  shortfall will result equal to the difference between the amount of interest  collected and the amount of interest that would have been due absent such prepayment.  We refer to this interest shortfall as a  Prepayment  Interest  Shortfall.  Any  Prepayment  Interest  Shortfalls  resulting  from a  prepayment  in full or in part  that are distributed to the  certificateholders  in the calendar  month  following the month in which the prepayment was made are required to be paid by the  Servicer,  but only to the extent that such amount does not exceed the  aggregate  of the  Servicing  Fees on the mortgage loans serviced by it for the applicable  distribution  date. The Servicer is not obligated to fund interest  shortfalls  resulting from the application of the Relief Act. The amount of the Servicing Fees used to offset such Prepayment  Interest  Shortfalls is referred to herein as Compensating Interest Payments.

Final Maturity Reserve Account

         If, on the  distribution  date  occurring in July 2016,  or on any  distribution  date  thereafter,  up to and  including  the distribution  date in July 2036, if any Group I Offered  Certificates are outstanding and the aggregate Stated Principal Balance of the group I mortgage  loans with  original  terms to maturity in excess of 30 years is greater  than the amount  specified in Schedule 1 to this  prospectus  supplement  for the related  distribution  date,  the Trustee  will be required to deposit from  Interest  Funds with respect to the group I mortgage loans into the Final Maturity  Reserve  Account the Coupon Strip for such  distribution  date until the amount on deposit in the Final  Maturity  Reserve  Account is equal to the Final Maturity  Reserve  Account  Target.  On any applicable distribution  date,  The "Coupon  Strip" for Loan Group I shall be an amount equal to the lesser of (a) the product of (i) 1.00%,  (ii)
the aggregate  Stated  Principal  Balance of the mortgage loans with original terms to maturity in excess of 30 years in the Loan Group
I as of the Due Date occurring in the month prior to such  distribution  date and (iii) one-twelfth and (b) the excess of (i) the Final
Maturity  Reserve  Account  Target for such  distribution  date over (ii) the amount on deposit in the Final Maturity  Reserve  Account immediately  prior to such  distribution  date. The "Final Maturity Reserve Account Target" means, for any distribution  date beginning with the distribution  date in July 2016, the lesser of (a) the product of (i) the aggregate  principal balance of the group I mortgage loans with original terms to maturity in excess of 30 years as of the Due Date occurring in the month prior to such  distribution  date and (ii) the fraction the numerator of which is 1.00 and the denominator of which is 0.85, and (b) $16,797,143.

         On each  distribution  date, any amounts on deposit in the Final Maturity  Reserve  Account in excess of the lesser of (i) the
Current  Principal Amount of the Group I Offered  Certificates and (ii) the aggregate Stated Principal  Balance of the group I mortgage loans with original terms to maturity in excess of 30 years, will be distributed to the Class I-B-IO Certificates.

         On the earlier of the distribution  date occurring in July 2016 and the distribution  date on which the final  distribution of payments from the group I mortgage  loans and the other assets in the trust is expected to be made,  any  remaining  amounts on deposit in the Final Maturity Reserve Account will be distributed to the Group I Offered Certificates in the following order of priority:

         (1)      to the Class I-A Certificates,  pro rata, in accordance with their respective  outstanding  Current Principal Amounts until the Current Principal Amounts thereof have been reduced to zero;

         (2)      sequentially,  to the Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4, Class I-B-5, Class I-B-6 and Class I-B-7
Certificates,  in that order,  after giving effect to principal  distributions on such  distribution  date, until the Current Principal
Amounts thereof have been reduced to zero;

         (3)      to each class of Group I Offered  Certificates,  any Current Interest and Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest  distributions on such distribution  date in accordance with payment  priorities set forth in "Description of the Certificates—Distributions on the Certificates;"

         (4)      to each class of Group I Offered  Certificates,  any Basis Risk  Shortfall  Carry-forward  Amount for each such class remaining unpaid after giving effect to the  distributions on such  distribution  date in accordance with payment  priorities set forth in "Description of the Certificates—Distributions on the Certificates;" and

         (5)      to the Class I-B-IO Certificates, any remaining amount.

         If the group I mortgage loans are purchased in connection  with an optional  termination of Loan Group I, the funds on deposit in the Final Maturity  Reserve Account will be used to make payments in accordance with priorities (4) and (5) above after  application of the purchase price pursuant to the exercise of the optional termination.

Monthly Advances

         If the  scheduled  payment of interest on a mortgage  loan which was due on a related Due Date is  delinquent  other than as a result of application  of the Relief Act or similar state law, the Servicer will be required to deposit in to the Custodial  Account on the date  specified in the  Agreement an amount equal to such  delinquency,  net of the  Servicing  Fee Rate,  except to the extent the
Servicer  determines any such advance to be nonrecoverable  from Liquidation  Proceeds,  Insurance  Proceeds or from future payments on the  mortgage  loan for which  such  advance  was made.  Subject  to the  foregoing,  such  advances  will be made by the  Servicer  or subservicer,  if applicable,  through final disposition or liquidation of the related mortgaged  property.  Any failure of the Servicer to make such advances  would  constitute an Event of Default under the  Agreement,  in which case the Trustee,  as successor  Servicer, will be required to make such advance in accordance  with the Agreement.  See "The  Agreements—Events  of Default and Rights Upon Event
of Default" in the prospectus.

         All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections,  Insurance  Proceeds and  Liquidation  Proceeds  from the mortgage loan as to which the  unreimbursed  Monthly  Advance was made.  In addition,  any Monthly
Advances  previously  made in respect of any mortgage loan that are deemed by the Servicer or a subservicer to be  nonrecoverable  from related  late  collections,  Insurance  Proceeds  or  Liquidation  Proceeds  may be  reimbursed  to such  party out of any funds in the
Custodial Account prior to the distributions on the Certificates.

Allocation of Realized Losses; Subordination

General

         Subordination  provides the holders of Offered  Certificates in a Loan Group having a higher payment  priority with protection against  Realized Losses on the related  mortgage  loans.  In general,  this loss protection is accomplished by allocating any Realized
Losses in a Loan Group in excess of available  Excess Spread and any current  overcollateralization  (if any) for such loan group among the related Subordinate  Certificates,  beginning with the Subordinate  Certificates with the lowest payment priority until the Current
Principal Amount of that subordinate class has been reduced to zero.

         With respect to any defaulted mortgage loan that is finally liquidated  through  foreclosure sale,  disposition of the related mortgaged  property if acquired on behalf of the  certificateholders  by deed-in-lieu  of foreclosure or otherwise,  the amount of loss realized,  if any, will equal the portion of the unpaid  principal  balance  remaining,  if any, plus interest thereon through the last day of the month in which such  mortgage  loan was finally  liquidated,  after  application  of all amounts  recovered  (net of amounts reimbursable to the Servicer for Monthly  Advances,  the Servicing Fee,  servicing  advances and certain other amounts specified in the
Agreement)  towards  interest and principal  owing on the mortgage loan. The amount of such loss realized on a mortgage loan,  together with the amount of any  Bankruptcy  Loss (if any) in respect of a mortgage  loan is  referred  to in this  prospectus  supplement  as a
Realized Loss.

         There are two types of Bankruptcy  Losses that can occur with respect to a mortgage loan.  The first type of Bankruptcy  Loss, referred to in this prospectus  supplement as a Deficient Valuation,  results if a court, in connection with a personal bankruptcy of a mortgagor,  establishes  the value of a mortgaged  property at an amount less than the unpaid  principal  balance of the mortgage  loan secured by such  mortgaged  property.  In such a case,  the holder of such  mortgage  loan would  become an  unsecured  creditor to the extent of the difference  between the unpaid principal  balance of such mortgage loan and such reduced  unsecured debt. The second type of Bankruptcy Loss,  referred to in this prospectus  supplement as a Debt Service  Reduction,  results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

         The principal  portion of Debt Service  Reductions will not be allocated in reduction of the Current  Principal  Amount of any class of  Certificates.  Regardless of when they occur,  Debt Service  Reductions  may reduce the amount of available  funds that would otherwise be available for distribution on a distribution  date. As a result of the subordination of the Subordinate  Certificates in a loan group in right of distribution of available funds to the related Senior  Certificates,  any Debt Service  Reductions will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

         Any  allocation  of a principal  portion of a Realized Loss to a  Certificate  will be made by reducing the Current  Principal
Amount  thereof  by the amount so  allocated  as of the  distribution  date in the month  following  the  calendar  month in which such
Realized Loss was incurred.

         An  allocation of a Realized  Loss on a pro rata basis among two or more classes of  Certificates  means an allocation to each such class of Certificates on the basis of its then  outstanding  Current  Principal  Amount prior to giving effect to distributions to be made on such distribution date.

         The interest  portion of Realized  Losses will be allocated among the  outstanding  related  classes of  Certificates  offered hereby to the extent described under "Distributions on the Certificates—Interest" above.

         In the event that the Servicer or any  subservicer  recovers any amount in respect of a Liquidated  Mortgage Loan with respect to which a Realized  Loss has been  incurred  after  liquidation  and  disposition  of such mortgage  loan,  any such amount,  which is referred to in this prospectus  supplement as a Subsequent Recovery,  will be distributed as part of available funds in accordance with the priorities  described under  "Description of the  Certificates–Distributions  on the  Certificates" in this prospectus  supplement.
Additionally,  the Current  Principal  Amount of each class of  Subordinate  Certificates  that has been reduced by the allocation of a
Realized Loss to such  Certificate  will be increased,  in order of seniority,  by the amount of such Subsequent  Recovery,  but not in excess  of the  amount of any  Realized  Losses  previously  allocated  to such  class of  Certificates  and not  previously  offset by
Subsequent  Recoveries.  Holders of such  Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

Allocation of Realized Losses

         The Applied  Realized  Loss Amount for the group I mortgage  loans shall be allocated  first to the Class I-B-7,  Class I-B-6,
Class I-B-5,  Class I-B-4, Class I-B-3,  Class I-B-2 and Class I-B-1  Certificates,  sequentially in that order, in each case until the
Current  Principal  Amount of each such class has been reduced to zero.  Thereafter,  the principal  portion of Realized  Losses on the group I mortgage loans will be allocated on any  distribution  date to the Class I-A-3,  the Class I-A-2 and Class I-A-1  Certificates,
sequentially in that order,  until the Current  Principal Amount of each such class has been reduced to zero.  Realized Losses will not be allocated to the Class I-X Certificates.

         The Applied  Realized Loss Amount for the group II mortgage loans shall be allocated first to the Class II-B-5,  Class II-B-4,
Class II-B-3, Class II-B-2 and Class II-B-1  Certificates,  sequentially in that order, in each case until the Current Principal Amount of each such class has been  reduced to zero.  Thereafter,  the  principal  portion of Realized  Losses on the group II mortgage  loans will be allocated on any  distribution  date first to the Class II-A-3,  Class II-A-2 and Class II-A-1  Certificates,  sequentially  in that order, until the Current Principal Amount of each such class has been reduced to zero.

         No reduction of the Current  Principal Amount of any class will be made on any distribution date on account of Realized Losses to the extent that such allocation would result in the reduction of the aggregate  Current  Principal Amounts of all Certificates as of
such  distribution  date, after giving effect to all  distributions  and prior  allocations of Realized Losses on the mortgage loans in the related Loan Group on such date,  to an amount less than the aggregate  Stated  Principal  Balance of all of the mortgage  loans in the related Loan Group as of the first day of the month of such  distribution  date.  The  limitation  described  in this  paragraph is referred to herein as the Loss Allocation Limitation.

         Excess Spread and Overcollateralization Provisions

         Excess Spread in each Loan Group will be required to be applied as an Extra Principal  Distribution Amount with respect to the related Offered Certificates whenever the related  Overcollateralization  Amount is less than the related  Overcollateralization Target
Amount.  If on any  distribution  date, after giving effect to allocations of Principal  Distribution  Amounts,  the aggregate  Current
Principal Amount of the Offered  Certificates in a Loan Group exceeds the aggregate  Stated  Principal  Balance of the related mortgage loans for such distribution  date, the Current  Principal  Amounts of the Subordinate  Certificates in such Loan Group will be reduced, in inverse order of seniority  (beginning with the related Class B Certificates  with the highest  numerical  designation) by an amount equal to such excess.  Any such reduction is an Applied Realized Loss Amount.

         Pass-Through Rates

         The pass-through  rate per annum for the Offered  Certificates  (other than the Class I-X  Certificates)  will be equal to the least of:

1.       the London  interbank  offered  rate for one month  United  States  dollar  deposits,  which we refer to as  One-Month  LIBOR, calculated as described below under "—Calculation of One-Month LIBOR", plus the related Margin;

2.       10.50% per annum; and

3.       the related Net Rate Cap.

         The pass-through rate for the Class I-X Certificates will be a fixed rate equal to 0.250% per annum.

Calculation of One-Month LIBOR

         On the second LIBOR business day preceding the  commencement  of each Interest  Accrual  Period for the Offered  Certificates,
which date we refer to as an interest  determination  date, the Trustee will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate  Screen Page 3750,  as of 11:00 a.m.  London  time on such  interest  determination date.  If such rate does not appear on such page,  or such other page as may replace that page on that  service,  or if such service is no longer  offered,  such other  service for  displaying  LIBOR or  comparable  rates as may be  reasonably  selected  by the  Trustee,
One-Month LIBOR for the applicable  Interest  Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Interest Accrual Period.

         The  Reference  Bank Rate with  respect to any Interest  Accrual  Period,  means the  arithmetic  mean,  rounded  upwards,  if necessary,  to the nearest whole  multiple of 0.03125%,  of the offered rates for United States dollar  deposits for one month that are quoted by the Reference  Banks, as described below, as of 11:00 a.m., New York City time, on the related  interest  determination  date to prime  banks in the London  interbank  market  for a period of one month in amounts  approximately  equal to the  aggregate  Current
Principal Amount of all Classes of Offered  Certificates  for such Interest  Accrual Period,  provided that at least two such Reference
Banks  provide such rate.  If fewer than two offered  rates  appear,  the  Reference  Bank Rate will be the  arithmetic  mean,  rounded upwards,  if  necessary,  to the nearest whole  multiple of 0.03125%,  of the rates quoted by one or more major banks in New York City, selected by the Trustee,  as of 11:00 a.m., New York City time, on such date for loans in U.S.  dollars to leading European banks for a period of one month in amounts  approximately  equal to the aggregate Current Principal Amount of all Classes of Offered  Certificates.
As used in this  section,  LIBOR  business  day means a day on which banks are open for  dealing in foreign  currency  and  exchange in
London and New York City;  and Reference  Banks means leading banks selected by the Trustee and engaged in  transactions  in Eurodollar deposits in the international Eurocurrency market:

1.       with an established place of business in London,

2.       which have been designated as such by the Trustee, and

3.       which are not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

         The  establishment  of one-month  LIBOR on each interest  determination  date by the Trustee and the Trustee 's calculation of the  pass-through  rates  applicable to the related Offered  Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

                  Optional Purchase of Defaulted Loans

         With respect to any mortgage  loan which as of the first day of a Fiscal  Quarter is  delinquent in payment by 90 days or more or is an REO  Property,  the  Sponsor  shall  have the right to  purchase  such  mortgage  loan from the trust at a price  equal to the
Repurchase  Price;  provided,  however  (i) that such mortgage loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this  purchase option, if not theretofore  exercised,  shall terminate on the date prior to the last day of the related Fiscal Quarter.  This purchase option,  if not exercised,  shall not be thereafter  reinstated unless the delinquency is cured and the mortgage loan thereafter  again becomes 90 days or more  delinquent or becomes an REO Property,  in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

Restrictions on Transfer of the Residual Certificates

         The   Residual   Certificates   will  be  subject  to   additional   restrictions   described   under   "Federal   Income  Tax
Consequences—REMICS—Tax  and  Restrictions  on Transfers of REMIC Residual  Certificates  to Certain  Organizations"  and "—Taxation of
Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates" in the prospectus.

                                                                    THE CAP CONTRACTS

         The Trustee,  on behalf of the Trust,  will enter into one or more cap contracts,  or Cap Contracts,  with Wachovia Bank, N.A.
that provide for payments to the Trustee for the benefit of the holders of the Group I Offered  Certificates  (other than the Class I-X
Certificates),  the Group II Offered  Certificates  and the Class  II-B-5  Certificates.  The Cap  Contracts  are  intended  to provide partial protection to the Group I Offered  Certificates (other than the Class I-X Certificates),  the Group II Offered Certificates and
the Class II-B-5  Certificates  in the event that the  pass-through  rate  applicable to such classes of Certificates is limited by the related Net Rate Cap and to cover certain interest shortfalls.

         The Cap  Counterparty  is Wachovia Bank,  N.A., a national  banking  association  that has, as of the date of this  prospectus supplement,  long-term debt ratings from S&P, Fitch Ratings and Moody's of "AA-",  "AA-" and "Aa2",  respectively,  and short-term debt ratings from S&P, Fitch Ratings and Moody's of "A-1+",  "F1+" and "P-1",  respectively.  Wachovia Bank, N.A. will provide upon request, without charge,  to each person to whom this  prospectus  supplement is delivered,  a copy of the most recent audited annual  financial statements of the Wachovia  Corporation,  the parent company of the Cap Counterparty.  Requests for such information should be directed to Wachovia Corporation – Investor Relations,  (704) 374-6782 or in writing at Wachovia  Corporation,  Investor Relations,  301 College
Street, Charlotte, NC 28288-0206.

         On or prior to each  distribution  date through and  including  the  distribution  date set forth in the related Cap Contract, payments under the related Cap Contract will be made to the Trustee,  under an account  established and maintained by the Trustee,  for the  benefit of the  holders of the  related  Certificates.  The  payment to be made by the  related  Cap  Counterparty  under each Cap
Contract  related to the Group I Certificates  will be equal to the interest  accrued during the Interest Accrual Period on the related notional  balance at a rate equal to the excess of (i)  One-Month  LIBOR,  over (ii) the lesser of (a)  10.500% and (b) the strike rate set  forth in Annex I. The  payment  to be made by the  related  Cap  Counterparty  under  each Cap  Contract  related  to the Group II
Certificates  will be equal to the interest  accrued during the Interest Accrual Period on the related notional balance at a rate equal to the  excess of (i)  One-Month  LIBOR,  over (ii) the strike  rate set forth in Annex I. The  notional  balance  will be equal to the lesser of (i) the Certificate  Principal  Balance of such class of Certificates for the related  distribution date and (ii) the related certificate notional amount set forth in Annex I.

         On each distribution  date, amounts received under each Cap Contract with respect to the Group I Offered  Certificates  (other than the Class I-X Certificates) and with respect to such distribution date will be allocated in the following order of priority:

                  First,  to the holders of the related class of  Certificates,  the payment of any Basis Risk Shortfall  Carry-forward
         Amount for such distribution date, to the extent not covered by the related Excess Cashflow for such distribution date;

         Second, from any remaining amounts,  to the holders of the related class of Certificates,  the payment of any Current Interest and  Interest  Carry-forward  Amount for such class to the extent not  covered by  Interest  Funds or Excess  Cashflow on such distribution date;

         Third, from any excess amounts available from the Cap Contract  relating to the Group I Offered  Certificates  (other than the
         Class I-X  Certificates),  to the Class I-B-1,  the Class I-B-2,  the Class I-B-3, the Class I-B-4, the Class I-B-5, the Class
         I-B-6 and the Class I-B-7 Certificates, in that order, to the extent not paid pursuant to clauses first or second above; and

         Fourth, from any remaining amounts, for deposit into the Reserve Fund, allocated as further described herein.

         On each  distribution  date,  amounts on deposit in the Reserve Fund for the benefit of the related Group I Certificates  will be allocated first to the Class I-A  Certificates,  pro rata,  based on the current Realized Losses and any Unpaid Realized Loss Amount for each such class for such  distribution  date, and then to the Class I-B-1,  the Class I-B-2,  the Class I-B-3, the Class I-B-4, the
Class  I-B-5,  the Class  I-B-6 and the Class I-B-7  Certificates,  in that order,  to pay any current  Realized  Losses and any Unpaid
Realized Loss Amount,  in each case, for such class and for such  distribution  date.  Any remaining  amounts on deposit in the Reserve
Fund on such distribution date will be distributed as described in the Agreement.

         On each  distribution  date,  amounts  received under each Cap Contract with respect to the Group II Offered  Certificates and the Class II-B-5 Certificates and with respect to such distribution date will be allocated in the following order of priority:

                  First,  to the holders of the related class of  Certificates,  the payment of any Basis Risk Shortfall  Carry-forward
         Amount for such distribution date, to the extent not covered by the related Excess Cashflow for such distribution date;

         Second, from any remaining amounts,  to the holders of the related class of Certificates,  the payment of any Current Interest and  Interest  Carry-forward  Amount for such class to the extent not  covered by  Interest  Funds or Excess  Cashflow on such distribution date;

         Third,  from any excess amounts  available from the Cap Contract  relating to the Group II Offered  Certificates and the Class
         II-B-5  Certificates,  to the Class  II-B-1,  the Class  II-B-2,  the Class  II-B-3,  the  Class  II-B-4  and the Class  I-B-5
         Certificates, in that order, to the extent not paid pursuant to clauses first or second above; and

         Fourth, from any remaining amounts, for deposit into the Reserve Fund, allocated as further described herein.

         On each  distribution  date,  amounts on deposit in the Reserve Fund for the benefit of the related Group II Certificates will be allocated first to the Class II-A  Certificates,  pro rata, based on the current Realized Losses and any Unpaid Realized Loss Amount for each such class for such  distribution  date, and then to the Class II-B-1,  the Class II-B-2,  the Class II-B-3,  the Class II-B-4
and the Class I-B-5  Certificates,  in that order,  to pay any current  Realized  Losses and any Unpaid  Realized Loss Amount,  in each case, for such class and for such  distribution  date. Any remaining  amounts on deposit in the Reserve Fund on such  distribution date will be distributed as described in the Agreement.

         The Cap Contracts  with respect to Loan Group I terminates  after the  distribution  date  occurring in November 2014. The Cap
Contracts with respect to Loan Group II terminates after the distribution date occurring in July 2011.

         The  Depositor  has  determined  that the  significance  percentage  of payments  under the Cap  Contracts,  as  calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

                                                           YIELD AND PREPAYMENT CONSIDERATIONS

         General

         The yield to maturity  and  weighted  average  life of each class of Offered  Certificates  will be affected by the amount and timing of principal  payments on the related  mortgage  loans,  the allocation of available  funds to such class of  Certificates,  the applicable  Pass-Through  Rate for such class of Certificates,  the purchase price paid for such  Certificates and the amount of Excess
Spread.  In addition,  the yields on the  Certificates  will be adversely  affected by Realized  Losses and interest  shortfalls on the related  mortgage loans.  The interaction of the foregoing  factors may have different  effects on the various classes of Certificates, and may have varying effects with respect to any one class of Certificates  during the life of such class.  No  representation  is made as to the  anticipated  rate of prepayments on the mortgage loans,  the amount and timing of Realized Losses or interest  shortfalls or as to the anticipated yield to maturity of any class of Certificates.  Prospective  investors are urged to consider their own estimates as to the  anticipated  rate of future  prepayments on the mortgage loans and the suitability of the  Certificates to their  investment objectives.  Investors should carefully  consider the associated risks discussed below and under the heading "Legal  Investment" herein and under the  headings  "Yield  Considerations,"  "Maturity  and  Prepayment  Considerations"  and "Legal  Investment  Matters" in the
prospectus.

         The mortgage  interest rates on the mortgage loans will adjust monthly or semi-annually,  as applicable,  after the expiration of the  applicable  initial  fixed-rate  period,  and may vary  significantly  over time.  When a mortgage  loan begins its  adjustable period,  increases and decreases in the mortgage  interest  rate on that  mortgage  loan will be  calculated  for each monthly  accrual period based on the index as of a specified  date. The index may not rise and fall  consistently  with mortgage  interest  rates.  As a result,  the mortgage  interest  rates on the  mortgage  loans at any time may not equal the  prevailing  mortgage  interest  rates for similar  adjustable-rate  loans and  accordingly  the  prepayment  rate may be lower or higher  than would  otherwise  be  anticipated.
Moreover, each mortgage loan is subject to a maximum interest rate.

         Although  mortgage  interest  rates will  increase  (subject to a maximum  interest  rate) or  decrease  as the index  changes
(following the initial  fixed-rate  period),  the Monthly  Payments on the mortgage loans  generally will adjust only once a year. As a result,  an increase or decrease in the index will cause the  amortization  of the mortgage loans to decelerate or accelerate,  thereby causing a  corresponding  change in the  amortization  of the  Certificates.  In the event  that an  increase  in the index  causes the interest  due on a mortgage  loan for a given month to exceed the current  minimum  monthly  payment for that month,  the  shortfall in interest  will be added to the  outstanding  principal  balance of that mortgage loan as Deferred  Interest.  In addition,  because the initial  minimum monthly  payment is set based on the initial fixed rate rather than the sum of the Margin and  then-current  Index, it is likely that the minimum  monthly  payment will be less than the interest  due on that  mortgage  loan during at least the first year
(or during the first five years,  with respect to the 5 Yr. Bear Secure Option ARM loans) of a mortgage  loan. If a mortgagor only pays the minimum  monthly  payment due,  there will likely be negative  amortization  on the mortgage  loan until such time that the minimum monthly payment will be reset to a fully amortizing amount.

Prepayment Considerations

         The rate of principal payments on each class of Offered  Certificates  (other than the Class I-X Certificates),  the aggregate amount of distributions on each class of Offered  Certificates and the yield to maturity of each class of Offered  Certificates will be related to the rate and timing of payments of principal on the related mortgage loans.  The rate of principal  payments on the mortgage loans will in turn be affected by the  amortization  schedules  of the related  mortgage  loans and by the rate and timing of Principal
Prepayments on the related  mortgage loans  (including for this purpose  payments  resulting  from  refinancings,  liquidations  of the mortgage  loans due to defaults,  casualties,  condemnations  and  repurchases,  whether  optional or  required).  The  mortgage  loans generally  may be prepaid by the  mortgagors at any time;  however,  as described  under  "Description  of the Mortgage  Loans" in this prospectus  supplement,  with respect to approximately  88.02% of the mortgage loans, a prepayment may subject the related mortgagor to a  prepayment  charge.  Prepayment  charges may be  restricted  under some state laws as  described  under  "Legal  Aspects of Mortgage
Loans—Enforceability of Certain Provisions" in the prospectus.  Prepayment charges may be restricted under some state laws as described under "Legal Aspects of the Loans" in the  prospectus.  All prepayment  charges with respect to the group I mortgage loans will be paid to the holders of the Class I-XP  Certificates.  All  prepayment  charges with  respect to the group II mortgage  loans will be paid to the  holders of the Class  II-XP  Certificates.  Approximately  98.54% of the group I mortgage  loans and all of the group II  mortgage loans are assumable.  The remainder of the mortgage loans are subject to customary due-on-sale provisions.

         Because the interest rate on each mortgage loan adjusts  monthly or  semi-annually,  as  applicable,  (after any initial fixed period) and the minimum  monthly  payment  adjusts  annually,  the  portion of the monthly  payment  that will be applied to reduce the principal balance of the mortgage loan may vary.

         The  negative  amortization  feature  of the  mortgage  loans may  affect  the yield on the  Certificates.  As a result of the negative  amortization  of the mortgage  loans,  the  outstanding  principal  balance of a mortgage loan will increase by the amount of
Deferred  Interest as described in this  prospectus  supplement  under  "Description of the  Certificates—Interest."  During periods in which the  outstanding  principal  balance of a mortgage loan is increasing  due to the addition of Deferred  Interest,  the increasing principal  balance of the mortgage loan may approach or exceed the value of the related  mortgaged  property,  thus increasing both the likelihood of defaults and the risk of loss on any mortgage  loan that is required to be  liquidated.  Furthermore,  each mortgage loan provides  for the  payment of any  remaining  unamortized  principal  balance of such  mortgage  loan (due to the  addition of Deferred
Interest,  if any, to the principal  balance of the mortgage loan) in a single  payment at the maturity of the mortgage  loan.  Because the mortgagors may be so required to make a larger single payment upon maturity,  it is possible that the default risk  associated with the  mortgage  loans is greater  than that  associated  with fully  amortizing  mortgage  loans.  The rate of Deferred  Interest on the mortgage loans will also affect the rate of principal  distributions  on the related  certificates  because  scheduled and  unscheduled principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

         Principal  Prepayments,  liquidations  and repurchases of the related mortgage loans, and with respect to the group I mortgage loans,  together with payments from the Final Maturity  Reserve  Account,  will result in  distributions in respect of principal to the holders  of the  related  Offered  Certificates  then  entitled  to receive  these  principal  distributions  that  otherwise  would be distributed  over the remaining  terms of the mortgage loans.  See "Maturity and Prepayment  Considerations"  in the prospectus.  Since the rate and timing of  payments  of  principal  on the  mortgage  loans  will  depend on future  events  and a variety of factors  (as described more fully in this  prospectus  supplement and in the prospectus  under "Yield  Considerations"  and "Maturity and Prepayment
Considerations"),  no  assurance  can be given as to the rate of  Principal  Prepayments.  The extent to which the yield to maturity of any class of Offered  Certificates  may vary from the  anticipated  yield will depend upon the degree to which they are  purchased at a discount or premium and the degree to which the timing of payments on the Offered  Certificates  is  sensitive  to  prepayments  on the mortgage loans.  Further, an investor should consider,  in the case of any Offered Certificate  purchased at a discount,  the risk that a slower than  anticipated  rate of Principal  Prepayments on the mortgage loans could result in an actual yield to an investor that is lower than the  anticipated  yield and,  in the case of any Offered  Certificate  purchased  at a premium,  the risk that a faster than anticipated  rate of principal  payments could result in an actual yield to the investor that is lower than the  anticipated  yield. In general,  the earlier a  prepayment  of  principal on the mortgage  loans,  the greater will be the effect on the  investor's  yield to maturity.  As a result,  the effect on an investor's  yield of principal  payments  occurring at a rate higher (or lower) than the rate anticipated  by the  investor  during the period  immediately  following  the issuance of the Offered  Certificates  would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly  unlikely  that the mortgage  loans will prepay at any constant  rate until  maturity or that all of the mortgage loans will prepay at the same rate.  Moreover,  the timing of  prepayments on the mortgage  loans may  significantly  affect the actual yield to maturity on the Offered  Certificates,  even if the average rate of principal  payments  experienced  over time is  consistent with an investor's expectation.

         Because principal  distributions are paid to some classes of Offered Certificates before other classes,  holders of classes of
Offered  Certificates  having a later  priority  of payment  bear a greater  risk of losses  than  holders of  classes  having  earlier priorities for distribution of principal.

         The rate of payments  (including  prepayments) on pools of mortgage loans is influenced by a variety of economic,  geographic, social and other factors.  If prevailing  mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing)  would be expected to increase.  Conversely,  if prevailing  mortgage rates rise  significantly  above the mortgage  rates on the mortgage  loans,  the rate of  prepayment  on the mortgage  loans would be expected to decrease.  Other  factors affecting  prepayment of mortgage loans include  changes in mortgagors'  housing needs,  job transfers,  unemployment,  mortgagors' net equity in the mortgaged  properties and servicing  decisions.  In addition,  the existence of the applicable periodic rate cap, maximum mortgage  rate and minimum  mortgage  rate may effect the  likelihood  of  prepayments  resulting  from  refinancings.  There can be no certainty as to the rate of  prepayments  on the  mortgage  loans  during any period or over the life of the  Certificates.  See "Yield
Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

         Excess  Spread.  The  weighted  average  life and  yield to  maturity  of each  class of  Offered  Certificates  will  also be influenced by the amount of Excess Spread  generated by the related  mortgage  loans and applied in reduction of the Current  Principal
Amounts  of the  related  Certificates.  The level of Excess  Spread  for each Loan  Group  available  on any  distribution  date to be applied in reduction of the Current Principal Amounts of the related Offered Certificates will be influenced by, among other factors,

o        the  overcollateralization  level of the assets in the related  mortgage pool at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal  Balance than the aggregate  Current Principal
         Amount of the related Certificates;

o        the delinquency and default experience of the related mortgage loans;

o        whether a Coupon Strip payment, if applicable, is required to be made;

o        the level of Six-Month LIBOR and One-Year MTA; and

o        the provisions of the Agreement  that permit  principal  collections to be distributed to the related Class B-IO  Certificates and the related Residual  Certificates in each case as provided in the Agreement when required  overcollateralization levels have been met.

         To the extent that greater  amounts of Excess Spread are distributed in reduction of the Current  Principal  Amount of a class of Offered  Certificates,  the weighted average life thereof can be expected to shorten. No assurance,  however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         The yields to maturity of the Offered  Certificates and, in particular the Subordinate  Certificates,  in the order of payment priority,  will be progressively  more sensitive to the rate,  timing and severity of Realized Losses on the related mortgage loans. If an Applied  Realized  Loss Amount is allocated to a class of Offered  Certificates,  that class will  thereafter  accrue  interest on a reduced  Current  Principal  Amount.  Although the Applied  Realized Loss Amount so allocated  may be recovered on future  distribution dates to the extent Excess  Cashflow is available for that purpose,  there can be no assurance  that those amounts will be available or sufficient.

         In general,  defaults on mortgage  loans are  expected to occur with  greater  frequency  in their early  years.  In addition, default  rates  generally  are higher for mortgage  loans used to refinance an existing  mortgage  loan.  In the event of a mortgagor's default on a mortgage loan,  there can be no assurance that recourse  beyond the specific  mortgaged  property  pledged as security for repayment will be available.

         The Sponsor  may,  from time to time,  implement  programs  designed to  encourage  refinancing.  These  programs may include, without limitation,  modifications of existing loans,  general or targeted  solicitations,  the offering of pre-approved  applications, reduced origination fees or closing costs or other financial incentives.  Targeted  solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.  In addition,  the Sponsor may encourage assumptions of mortgage loans,  including  defaulted  mortgage loans, under which  creditworthy  borrowers assume the outstanding  indebtedness of the mortgage loans which may be removed from the related  mortgage pool. As a result of these  programs,  with respect to the mortgage pool underlying any trust,  the rate of Principal  Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case and in some cases,  the average  credit or  collateral  quality of the mortgage  loans  remaining in the mortgage  pool may decline.

Interest Shortfalls and Realized Losses

         When a Principal  Prepayment in full is made on a mortgage  loan,  the mortgagor is charged  interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal  Prepayment,  instead of for a full month. When a partial
Principal  Prepayment is made on a mortgage loan,  the mortgagor is not charged  interest on the amount of the prepayment for the month in which the  prepayment  is made.  In addition,  the  application  of the Relief Act or similar  state law to any  mortgage  loan will adversely  affect,  for an  indeterminate  period of time,  the  ability of the  Servicer  to collect  full  amounts of interest on the mortgage loan. See "Material Legal Aspects of the Mortgage Loans—The  Servicemembers Civil Relief Act" in the prospectus.  Any interest shortfalls  resulting from a Principal  Prepayment in full or a partial  Principal  Prepayment are required to be paid by the Servicer, but only to the extent that such amount does not exceed the  Servicing  Fee on the  mortgage  loans  serviced by it for the related Due
Period.  The Servicer is not obligated to fund interest  shortfalls  resulting from the  application of the Relief Act or similar state law. See "Pooling and Servicing  Agreement—Servicing  and Other Compensation and Payment of Expenses" in this prospectus supplement and
"Legal Aspects of Mortgage Loans—The Servicemembers Civil Relief Act" in the prospectus.  Accordingly,  the effect of (1) any Principal
Prepayments on the mortgage loans, to the extent that any resulting  interest shortfall due to such Principal  Prepayments  exceeds any
Compensating  Interest  Payments or (2) any shortfalls  resulting from the  application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest  collected that is available for distribution to holders of the certificates.  Any resulting shortfalls  will  be  allocated  among  the  Certificates  as  provided  in  this  prospectus  supplement  under  "Description  of  the
Certificates—Interest Distributions."

         The yields to maturity and the aggregate amount of distributions  on the Offered  Certificates  will be affected by the timing of mortgagor  defaults  resulting in Realized  Losses.  The timing of Realized Losses on the related  mortgage loans and the allocation of  Realized  Losses  to the  related  Offered  Certificates  could  significantly  affect  the  yield to an  investor  in the  related
Certificates.  In addition,  Realized  Losses on the mortgage  loans may affect the market value of the related  Certificates,  even if these losses are not allocated to the related Certificates.

         The yield to  maturity on the class of  Subordinate  Certificates  in a Loan Group then  outstanding  with the lowest  payment priority will be extremely  sensitive to losses on the related  mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates.

         As described under "Description of the Certificates—Allocation of Losses;  Subordination",  amounts otherwise distributable to holders  of the  Subordinate  Certificates  in a Loan  Group may be made  available  to  protect  the  holders  of the  related  senior certificates against interruptions in distributions due to mortgagor  delinquencies,  to the extent not covered by Monthly Advances and amounts  otherwise  distributable  to holders  of the  Subordinate  Certificates  in a Loan  Group  with a lower  priority  may be made available  to protect the holders of  Subordinate  Certificates  with a higher  priority in such Loan Group  against  interruptions  in distributions.  Delinquencies  on the mortgage loans may affect the yield to investors on the related  Subordinate  Certificates,  and, even if  subsequently  cured,  will  affect the timing of the  receipt  of  distributions  by the  holders of the  related  Subordinate
Certificates.

Pass-Through Rates

         The yields to maturity on the Offered  Certificates will be affected by their  pass-through  rates. The pass-through  rates on the Offered  Certificates  will be sensitive  to the  adjustable  mortgage  rates on the related  mortgage  loans.  As a result,  these pass-through  rates will be sensitive to the index on the mortgage loans, any periodic caps,  maximum and minimum rates and the related gross margins.

Assumed Final Distribution Date

         The assumed final  distribution date for distributions on the Group I Offered  Certificates is July 2036 and the assumed final distribution  date for  distributions  on the Group II Offered  Certificates  is August 2036. It is intended that amounts  deposited in the Final Maturity  Reserve  Account will be sufficient to retire the Group I Offered  Certificates  on the assumed final  distribution date even though the  outstanding  Principal  Balance of the group I mortgage  loans having 40 year original terms to maturity have not been reduced to zero on the assumed final  distribution  date.  Since the rate of payment  (including  prepayments) of principal on the mortgage loans can be expected to exceed the scheduled  rate of payments and could exceed the scheduled  rate by a substantial  amount, the  disposition  of the last  remaining  mortgage  loan may be earlier and could be  substantially  earlier,  than the  assumed  final distribution  date.  Furthermore,  the actual final  distribution date with respect to each class of Offered  Certificates  could occur significantly  earlier than the assumed final  distribution date because Excess Spread for each Loan Group to the extent available and, with respect to Loan Group I, any amounts  available for distribution  from the Final Maturity  Reserve Account,  will be applied as an accelerated  payment of  principal on the related  Offered  Certificates  to the extent  described in this  prospectus  supplement.  In addition,  the  Depositor  or its designee  may, at its option,  repurchase  all the mortgage  loans in a Loan Group from the trust and thereby  effect  the  termination  of the  related  Loan  Group and  early  retirement  of the  related  Certificates,  on or after any distribution  date on which the aggregate unpaid  principal  balances of the mortgage loans in the related Loan Group are less than 10%
of the  Cut-off  Date  Stated  Principal  Balance  of  the  mortgage  loans  in  such  Loan  Group.  See  "The  Pooling  and  Servicing
Agreement—Termination" herein and "The Agreements—Termination; Retirement of Securities" in the prospectus.

Weighted Average Life

         The  weighted  average  life refers to the amount of time that will elapse from the date of issuance of a security  until each dollar of principal of the security will be repaid to the  investor.  The weighted  average life of a Certificate  is determined by (a)
multiplying the amount of the reduction,  if any, of the Current  Principal  Amount of such Certificate by the number of years from the date of issuance of such  Certificate  to the  related  distribution  date,  (b) adding the  results  and (c)  dividing  the sum by the aggregate  amount of the net reductions in the Current  Principal  Amount of such  Certificate  referred to in clause (a). The weighted average life of the Offered  Certificates  of each class will be  influenced  by the rate at which  principal on the mortgage  loans is paid,  which may be in the form of scheduled  payments or prepayments  (including  prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans) and the timing thereof.

         Prepayments on mortgage loans are commonly  measured  relative to a prepayment  standard or model.  The prepayment  model used in this prospectus  supplement with respect to the mortgage  loans,  assumes a constant rate of prepayment each month or CPR,  relative to the then outstanding  principal  balance of a pool of mortgage loans similar to the mortgage loans. To assume a 25% CPR or any other
CPR is to assume that the stated  percentage  of the  outstanding  principal  balance of the related  mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

         The Certificates were structured assuming,  among other things, a 25% CPR for the Certificates.  The prepayment  assumption to be used for pricing  purposes for the respective  Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

         The tables following the next paragraph  indicate the percentages of the initial  principal amount of the indicated classes of
Offered  Certificates that would be outstanding  after each of the dates shown at various  percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates. The table is based on the following modeling assumptions:

         (1)      the mortgage pool consists of 46 group I mortgage loans and 387 group II mortgage loans with the  characteristics set forth in the table below,

         (2)      the mortgage loans prepay at the specified percentages of the CPR,

         (3)      no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

         (4)      scheduled payments on the mortgage loans are received, in cash, on the first day of each month,  commencing in August
2006 and are computed prior to giving effect to prepayments received on the last day of the prior month,

         (5)      prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

         (6)      there are no  interest  shortfalls  caused by (a) the  application  of the  Relief  Act or  similar  state law or (b)
prepayments on the mortgage  loans,  which in the case of (b) have not been covered by Compensating  Interest  Payments and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in July 2006,

         (7)      Scheduled  Monthly  Payments of principal  and  interest on the mortgage  loans are  calculated  on their  respective principal  balances (prior to giving effect to prepayments  received thereon during the preceding  calendar  month),  mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities,

         (8)      the level of One-Month  LIBOR,  One-Year MTA and  Six-Month  LIBOR  remain  constant at 5.4000%,  4.2800% and 5.6100%
respectively,

         (9)      the mortgage rate on each mortgage loan will be adjusted on each interest  adjustment  date (as  necessary) to a rate equal to the Index (as described in 8 above),  plus the applicable gross margin,  subject to maximum lifetime  mortgage rates,  minimum lifetime mortgage rates and periodic caps (as applicable),

         (10)     Scheduled  Monthly  Payments of principal  and interest on the group I mortgage  loan will be adjusted in the payment adjustment date set forth in the following table,  subject to periodic payment caps of 7.50%,  negative  amortization limits of 110% or
115%,  as  applicable,  rate change  frequencies  of 1 month (after  expiration  of the initial  interest  periods) and payment  change frequencies  of twelve  months,  and Scheduled  Monthly  Payments of principal and interest on the group II mortgage  loans will adjust every 6 months after the first 5 years following origination, subject to negative amortization limits of 110% or 115%, as applicable,

         (11)     the initial  principal  amounts and  notional  amounts of the  Certificates  are as set forth on pages S-2 hereof and under "Summary of Terms—Description of the Certificates,"

         (12)     distributions in respect of the Offered  Certificates are received in cash on the 25th day of each month,  commencing in August 2006,

         (13)     the Offered Certificates are purchased on July 31, 2006,

         (14)     the Servicing Fee Rate remains constant,

         (15)     neither the Depositor nor its designee  exercises  the option to repurchase  the mortgage  loans in either Loan Group described under the caption "The Pooling and Servicing Agreement—Termination," and

         (16)     the  certificates  will be paid in full on the distribution  date in July 2036 without  application of the amounts in the Final Maturity Reserve Account.

                                                                  MORTGAGE LOAN ASSUMPTIONS

                                                                                Initial     Original     Remaining                                       Subsequent
                           Current         Current Gross     Current Net        Monthly     Term to       Term to                         Initial         Periodic
                           Balances        Mortgage Rate     Mortgage Rate      Payment     Maturity      Maturity     Gross Margin    Periodic Rate      Rate Cap
               Group         ($)              ($)               (%)             ($)       (in months)   (in months)        (%)           Cap (%)            (%)
     1           I          300,000.00      7.7500000000     7.3725000000       1,108.86      360           359       3.5000000000       NONCAPPED        NONCAPPED
     2           I        5,426,320.00      1.0000000000     0.6225000000      17,453.22      360           360       3.2177645255       NONCAPPED        NONCAPPED
     3           I        1,009,689.31      7.3424320695     6.9649320695       3,251.78      360           359       3.0924320695       NONCAPPED        NONCAPPED
     4           I        3,216,400.00      1.0000000000     0.6225000000       8,132.91      480           480       3.3941673921       NONCAPPED        NONCAPPED
     5           I          535,091.36      7.5000000000     7.1225000000       1,355.31      480           479       3.2500000000       NONCAPPED        NONCAPPED
     6           I        1,100,000.00      1.7500000000     1.3725000000       3,929.68      360           360       3.2500000000       NONCAPPED        NONCAPPED
     7           I       26,466,888.14      1.0000000000     0.6225000000      85,130.81      360           360       3.3782523584       NONCAPPED        NONCAPPED
     8           I          601,320.00      2.0000000000     1.6225000000       2,222.60      360           360       3.5000000000       NONCAPPED        NONCAPPED
     9           I       11,544,997.81      7.7323016658     7.3548016658      37,148.21      360           359       3.4823016658       NONCAPPED        NONCAPPED
     10          I          500,000.00      7.7500000000     7.3725000000       1,848.10      360           359       3.5000000000       NONCAPPED        NONCAPPED
     11          I       12,830,010.00      1.0000000000     0.6225000000      32,441.51      480           480       3.4098003431       NONCAPPED        NONCAPPED
     12          I        3,000,000.00      1.5000000000     1.1225000000       8,315.18      480           480       3.2500000000       NONCAPPED        NONCAPPED
     13          I        4,752,369.16      7.7267218720     7.3492218720      12,267.92      480           479       3.4767218720       NONCAPPED        NONCAPPED
     14          I          500,000.00      7.7500000000     7.3725000000       1,514.13      480           479       3.5000000000       NONCAPPED        NONCAPPED
     15          I       83,301,679.65      1.0022448527     0.6247448527     268,037.28      360           360       3.4622715404       NONCAPPED        NONCAPPED
     16          I       17,439,733.76      1.9759170635     1.5984170635      64,267.88      360           360       3.5860719075       NONCAPPED        NONCAPPED
     17          I        1,332,300.00      3.0000000000     2.6225000000       5,617.05      360           360       3.1372063349       NONCAPPED        NONCAPPED
     18          I          656,500.00      3.0000000000     2.6225000000       2,767.83      360           360       3.7500000000       NONCAPPED        NONCAPPED
     19          I       93,914,392.31      7.7308446222     7.3533446222     302,595.29      360           359       3.4866751882       NONCAPPED        NONCAPPED
     20          I        1,918,100.00      7.5000000000     7.1225000000       6,619.75      360           359       3.2500000000       NONCAPPED        NONCAPPED
     21          I       13,244,471.76      7.6697884842     7.2922884842      48,972.51      360           359       3.4467808782       NONCAPPED        NONCAPPED
     22          I          468,750.00      7.7316600000     7.3541600000       1,779.85      360           359       3.4500000000       NONCAPPED        NONCAPPED
     23          I          500,000.00      7.1250000000     6.7475000000       2,041.21      360           359       2.8750000000       NONCAPPED        NONCAPPED
     24          I          769,400.00      7.5445801924     7.1670801924       3,243.83      360           359       3.2945801924       NONCAPPED        NONCAPPED
     25          I       45,056,003.60      7.7090858973     7.3315858973     145,208.08      360           358       3.4586502371       NONCAPPED        NONCAPPED
     26          I        5,106,811.37      7.6336358738     7.2561358738      18,914.58      360           358       3.3836358738       NONCAPPED        NONCAPPED
     27          I          371,981.29      7.1250000000     6.7475000000       1,518.66      360           358       2.8750000000       NONCAPPED        NONCAPPED
     28          I        1,067,415.12      7.2720364747     6.8945364747       4,508.01      360           358       3.0220364747       NONCAPPED        NONCAPPED
     29          I        9,269,247.34      7.6083298952     7.2308298952      29,761.31      360           357       3.3583298952       NONCAPPED        NONCAPPED
     30          I        1,943,932.94      7.8431793659     7.4656793659       7,168.42      360           357       3.5931793659       NONCAPPED        NONCAPPED
     31          I          299,998.55      7.3750000000     6.9975000000       1,264.82      360           357       3.1250000000       NONCAPPED        NONCAPPED
     32          I       51,235,302.95      1.0000000000     0.6225000000     129,555.04      480           480       3.5178008599       NONCAPPED        NONCAPPED
     33          I        5,992,876.00      2.0000000000     1.6225000000      18,147.99      480           480       3.5199132270       NONCAPPED        NONCAPPED
     34          I        1,244,000.00      3.0000000000     2.6225000000       4,453.35      480           480       3.4115755627       NONCAPPED        NONCAPPED
     35          I       37,791,168.91      7.7775099646     7.4000099646      95,828.76      480           479       3.5317272398       NONCAPPED        NONCAPPED
     36          I        1,680,000.00      7.6250000000     7.2475000000       4,656.50      480           479       3.3750000000       NONCAPPED        NONCAPPED
     37          I        4,449,462.80      7.7177145317     7.3402145317      13,478.73      480           479       3.4677145317       NONCAPPED        NONCAPPED
     38          I       23,104,181.61      7.6880709262     7.3105709262      58,496.77      480           478       3.4380709262       NONCAPPED        NONCAPPED
     39          I        1,022,462.89      7.7500000000     7.3725000000       2,964.28      480           478       3.5000000000       NONCAPPED        NONCAPPED
     40          I        1,183,685.60      7.6052899478     7.2277899478       3,589.40      480           478       3.3552899478       NONCAPPED        NONCAPPED
     41          I          215,874.10      7.2500000000     6.8725000000         771.82      480           478       3.0000000000       NONCAPPED        NONCAPPED
     42          I        2,508,663.23      7.7659802009     7.3884802009       6,321.42      480           477       3.5159802009       NONCAPPED        NONCAPPED
     43          I          440,906.27      8.0000000000     7.6225000000       1,332.43      480           477       3.7500000000       NONCAPPED        NONCAPPED
     44          I          269,461.62      7.7500000000     7.3725000000         667.54      480           474       3.5000000000       NONCAPPED        NONCAPPED
     45          I          389,274.80      7.7500000000     7.3725000000       1,131.52      480           477       3.5000000000       NONCAPPED        NONCAPPED
     46          I          327,200.00      1.7500000000     1.3725000000       1,168.91      360           360       3.5000000000       NONCAPPED        NONCAPPED
     1           II         368,418.75      7.5000000000     7.1225000000       1,378.13      360           358       2.2500000000      5.0000000000    1.0000000000
     2           II         316,789.99      7.7500000000     7.3725000000       1,250.84      360           358       2.2500000000      5.0000000000    1.0000000000
     3           II          89,250.00      7.6250000000     7.2475000000         343.99      360           359       2.2500000000      5.0000000000    1.0000000000
     4           II         424,000.00      8.3750000000     7.9975000000       1,899.17      360           359       2.2500000000      5.0000000000    1.0000000000
     5           II         292,000.00      8.5000000000     8.1225000000       1,338.34      360           359       2.2500000000      5.0000000000    1.0000000000
     6           II         204,509.79      6.6250000000     6.2475000000         616.25      360           357       2.2500000000      5.0000000000    1.0000000000
     7           II         207,033.00      7.0000000000     6.6225000000         686.67      360           357       2.2500000000      5.0000000000    1.0000000000
     8           II         254,871.88      7.3750000000     6.9975000000         924.59      360           357       2.2500000000      5.0000000000    1.0000000000
     9           II         599,240.56      7.5000000000     7.1225000000       2,235.94      360           357       2.2500000000      5.0000000000    1.0000000000
     10          II         342,565.94      7.5000000000     7.1225000000       1,275.01      360           357       2.2500000000      5.0000000000    1.0000000000
     11          II         324,520.22      8.5000000000     8.1225000000       1,479.96      360           357       2.2500000000      5.0000000000    1.0000000000
     12          II         122,209.74      6.8750000000     6.4975000000         392.67      360           358       2.2500000000      5.0000000000    1.0000000000
     13          II         441,902.00      7.2500000000     6.8725000000       1,561.17      360           358       2.2500000000      5.0000000000    1.0000000000
     14          II         676,338.82      7.3750000000     6.9975000000       2,460.95      360           358       2.2500000000      5.0000000000    1.0000000000
     15          II         472,297.80      7.3750000000     6.9975000000       1,717.63      360           358       2.2500000000      5.0000000000    1.0000000000
     16          II         923,803.74      7.5000000000     7.1225000000       3,455.64      360           358       2.2500000000      5.0000000000    1.0000000000
     17          II         425,727.60      7.5000000000     7.1225000000       1,594.52      360           358       2.2500000000      5.0000000000    1.0000000000
     18          II       1,406,392.64      7.6250000000     7.2475000000       5,412.77      360           358       2.2500000000      5.0000000000    1.0000000000
     19          II         376,940.00      7.6250000000     7.2475000000       1,449.17      360           358       2.2500000000      5.0000000000    1.0000000000
     20          II         509,270.00      7.7500000000     7.3725000000       2,010.84      360           358       2.2500000000      5.0000000000    1.0000000000
     21          II         483,739.98      7.8750000000     7.4975000000       1,966.27      360           358       2.2500000000      5.0000000000    1.0000000000
     22          II       1,594,048.75      8.0000000000     7.6225000000       6,621.71      360           358       2.2500000000      5.0000000000    1.0000000000
     23          II         144,319.89      8.0000000000     7.6225000000         599.84      360           358       2.2500000000      5.0000000000    1.0000000000
     24          II         964,906.25      8.1250000000     7.7475000000       4,110.68      360           358       2.2500000000      5.0000000000    1.0000000000
     25          II         800,395.97      8.2500000000     7.8725000000       3,493.03      360           358       2.2500000000      5.0000000000    1.0000000000
     26          II         229,947.91      8.2500000000     7.8725000000       1,001.01      360           358       2.2500000000      5.0000000000    1.0000000000
     27          II         174,836.00      8.3750000000     7.9975000000         781.17      360           358       2.2500000000      5.0000000000    1.0000000000
     28          II         460,000.00      8.5000000000     8.1225000000       2,108.34      360           358       2.2500000000      5.0000000000    1.0000000000
     29          II         190,876.00      8.5000000000     8.1225000000         872.67      360           358       2.2500000000      5.0000000000    1.0000000000
     30          II         199,697.99      8.6250000000     8.2475000000         933.76      360           358       2.2500000000      5.0000000000    1.0000000000
     31          II         377,600.00      6.3750000000     5.9975000000       1,062.01      360           359       2.2500000000      5.0000000000    1.0000000000
     32          II         783,000.00      6.8750000000     6.4975000000       2,528.45      360           359       2.2500000000      5.0000000000    1.0000000000
     33          II       1,300,184.99      6.8750000000     6.4975000000       4,194.06      360           359       2.2500000000      5.0000000000    1.0000000000
     34          II         578,692.00      7.0000000000     6.6225000000       1,927.38      360           359       2.2500000000      5.0000000000    1.0000000000
     35          II         200,000.00      7.0000000000     6.6225000000         666.67      360           359       2.2500000000      5.0000000000    1.0000000000
     36          II         933,469.11      7.1250000000     6.7475000000       3,203.49      360           359       2.2500000000      5.0000000000    1.0000000000
     37          II         356,000.00      7.1250000000     6.7475000000       1,223.76      360           359       2.2500000000      5.0000000000    1.0000000000
     38          II       1,649,099.60      7.2500000000     6.8725000000       5,835.98      360           359       2.2500000000      5.0000000000    1.0000000000
     39          II         506,400.00      7.2500000000     6.8725000000       1,793.51      360           359       2.2500000000      5.0000000000    1.0000000000
     40          II         878,000.00      7.3750000000     6.9975000000       3,201.05      360           359       2.2500000000      5.0000000000    1.0000000000
     41          II         344,000.00      7.3750000000     6.9975000000       1,254.17      360           359       2.2500000000      5.0000000000    1.0000000000
     42          II       2,260,583.27      7.5000000000     7.1225000000       8,470.64      360           359       2.2500000000      5.0000000000    1.0000000000
     43          II       1,192,836.98      7.5000000000     7.1225000000       4,470.04      360           359       2.2500000000      5.0000000000    1.0000000000
     44          II       3,238,479.98      7.6250000000     7.2475000000      12,475.04      360           359       2.2500000000      5.0000000000    1.0000000000
     45          II       2,341,269.79      7.6250000000     7.2475000000       9,018.33      360           359       2.2500000000      5.0000000000    1.0000000000
     46          II       2,330,977.50      7.7500000000     7.3725000000       9,221.57      360           359       2.2500000000      5.0000000000    1.0000000000
     47          II         520,349.99      7.7500000000     7.3725000000       2,058.03      360           359       2.2500000000      5.0000000000    1.0000000000
     48          II       3,965,791.92      7.8750000000     7.4975000000      16,102.15      360           359       2.2500000000      5.0000000000    1.0000000000
     49          II       2,644,101.40      7.8750000000     7.4975000000      10,741.71      360           359       2.2500000000      5.0000000000    1.0000000000
     50          II       2,272,972.99      8.0000000000     7.6225000000       9,465.10      360           359       2.2500000000      5.0000000000    1.0000000000
     51          II       2,125,446.71      8.0000000000     7.6225000000       8,844.36      360           359       2.2500000000      5.0000000000    1.0000000000
     52          II         986,000.00      8.1250000000     7.7475000000       4,211.05      360           359       2.2500000000      5.0000000000    1.0000000000
     53          II       1,640,770.00      8.1250000000     7.7475000000       7,004.18      360           359       2.2500000000      5.0000000000    1.0000000000
     54          II       2,166,603.99      8.2500000000     7.8725000000       9,477.19      360           359       2.2500000000      5.0000000000    1.0000000000
     55          II         257,320.00      8.2500000000     7.8725000000       1,125.78      360           359       2.2500000000      5.0000000000    1.0000000000
     56          II       1,764,881.01      8.3750000000     7.9975000000       7,899.14      360           359       2.2500000000      5.0000000000    1.0000000000
     57          II         604,389.99      8.3750000000     7.9975000000       2,705.43      360           359       2.2500000000      5.0000000000    1.0000000000
     58          II       6,539,739.99      8.5000000000     8.1225000000      29,962.31      360           359       2.2500000000      5.0000000000    1.0000000000
     59          II       4,414,941.97      8.5000000000     8.1225000000      20,219.57      360           359       2.2500000000      5.0000000000    1.0000000000
     60          II         174,234.50      8.6250000000     8.2475000000         814.69      360           359       2.2500000000      5.0000000000    1.0000000000
     61          II         130,000.00      6.8750000000     6.4975000000         419.80      360           360       2.2500000000      5.0000000000    1.0000000000
     62          II         324,000.00      6.8750000000     6.4975000000       1,046.26      360           360       2.2500000000      5.0000000000    1.0000000000
     63          II         235,360.00      7.0000000000     6.6225000000         784.54      360           360       2.2500000000      5.0000000000    1.0000000000
     64          II         161,000.00      7.2500000000     6.8725000000         570.21      360           360       2.2500000000      5.0000000000    1.0000000000
     65          II         298,400.00      7.2500000000     6.8725000000       1,056.84      360           360       2.2500000000      5.0000000000    1.0000000000
     66          II       1,210,700.00      7.3750000000     6.9975000000       4,414.03      360           360       2.2500000000      5.0000000000    1.0000000000
     67          II         358,400.00      7.3750000000     6.9975000000       1,306.67      360           360       2.2500000000      5.0000000000    1.0000000000
     68          II       1,565,500.00      7.5000000000     7.1225000000       5,870.67      360           360       2.2500000000      5.0000000000    1.0000000000
     69          II       1,814,400.00      7.5000000000     7.1225000000       6,804.05      360           360       2.2500000000      5.0000000000    1.0000000000
     70          II       1,080,100.00      7.6250000000     7.2475000000       4,162.91      360           360       2.2500000000      5.0000000000    1.0000000000
     71          II         465,520.00      7.6250000000     7.2475000000       1,794.21      360           360       2.2500000000      5.0000000000    1.0000000000
     72          II       2,174,500.00      7.7500000000     7.3725000000       8,607.41      360           360       2.2500000000      5.0000000000    1.0000000000
     73          II       2,734,320.00      7.7500000000     7.3725000000      10,823.38      360           360       2.2500000000      5.0000000000    1.0000000000
     74          II       3,061,700.00      7.8750000000     7.4975000000      12,438.24      360           360       2.2500000000      5.0000000000    1.0000000000
     75          II       2,042,920.00      7.8750000000     7.4975000000       8,299.43      360           360       2.2500000000      5.0000000000    1.0000000000
     76          II       2,603,850.00      8.0000000000     7.6225000000      10,849.44      360           360       2.2500000000      5.0000000000    1.0000000000
     77          II       1,480,160.00      8.0000000000     7.6225000000       6,167.37      360           360       2.2500000000      5.0000000000    1.0000000000
     78          II       1,068,640.00      8.1250000000     7.7475000000       4,563.99      360           360       2.2500000000      5.0000000000    1.0000000000
     79          II       1,321,912.00      8.1250000000     7.7475000000       5,645.68      360           360       2.2500000000      5.0000000000    1.0000000000
     80          II       1,196,800.00      8.2500000000     7.8725000000       5,236.03      360           360       2.2500000000      5.0000000000    1.0000000000
     81          II       1,447,200.00      8.2500000000     7.8725000000       6,331.54      360           360       2.2500000000      5.0000000000    1.0000000000
     82          II         800,500.00      8.3750000000     7.9975000000       3,585.58      360           360       2.2500000000      5.0000000000    1.0000000000
     83          II       1,969,816.00      8.3750000000     7.9975000000       8,823.16      360           360       2.2500000000      5.0000000000    1.0000000000
     84          II       4,519,681.00      8.5000000000     8.1225000000      20,715.26      360           360       2.2500000000      5.0000000000    1.0000000000
     85          II       4,008,347.00      8.5000000000     8.1225000000      18,371.64      360           360       2.2500000000      5.0000000000    1.0000000000
     86          II         727,500.00      8.6250000000     8.2475000000       3,410.16      360           360       2.2500000000      5.0000000000    1.0000000000
     87          II         812,492.00      8.6250000000     8.2475000000       3,808.57      360           360       2.2500000000      5.0000000000    1.0000000000
     88          II       2,122,500.00      8.7500000000     8.3725000000      10,170.34      360           360       2.2500000000      5.0000000000    1.0000000000
     89          II       2,456,760.00      8.7500000000     8.3725000000      11,772.01      360           360       2.2500000000      5.0000000000    1.0000000000
     90          II         439,289.42      7.1250000000     6.7475000000       1,498.76      360           357       2.2500000000      5.0000000000    1.0000000000
     91          II         188,903.91      7.2500000000     6.8725000000         670.09      360           357       2.2500000000      5.0000000000    1.0000000000
     92          II         148,119.37      7.1250000000     6.7475000000         507.90      360           358       2.2500000000      5.0000000000    1.0000000000
     93          II         196,489.99      7.7500000000     7.3725000000         775.84      360           358       2.2500000000      5.0000000000    1.0000000000
     94          II         226,651.36      8.0000000000     7.6225000000         939.67      360           358       2.2500000000      5.0000000000    1.0000000000
     95          II         330,628.09      6.8750000000     6.4975000000       1,063.70      360           358       2.2500000000      5.0000000000    1.0000000000
     96          II         299,947.99      7.0000000000     6.6225000000         997.34      360           358       2.2500000000      5.0000000000    1.0000000000
     97          II         218,881.83      7.2500000000     6.8725000000         773.28      360           358       2.2500000000      5.0000000000    1.0000000000
     98          II         198,494.99      7.3750000000     6.9975000000         721.88      360           358       2.2500000000      5.0000000000    1.0000000000
     99          II         200,499.99      7.6250000000     7.2475000000         770.84      360           358       2.2500000000      5.0000000000    1.0000000000
    100          II         296,633.82      7.6250000000     7.2475000000       1,138.78      360           358       2.2500000000      5.0000000000    1.0000000000
    101          II         205,023.29      7.7500000000     7.3725000000         807.50      360           358       2.2500000000      5.0000000000    1.0000000000
    102          II         137,663.30      7.7500000000     7.3725000000         543.56      360           358       2.2500000000      5.0000000000    1.0000000000
    103          II         726,773.98      7.8750000000     7.4975000000       2,954.28      360           358       2.2500000000      5.0000000000    1.0000000000
    104          II         125,833.80      7.8750000000     7.4975000000         509.93      360           358       2.2500000000      5.0000000000    1.0000000000
    105          II         381,751.99      8.0000000000     7.6225000000       1,586.68      360           358       2.2500000000      5.0000000000    1.0000000000
    106          II       1,098,301.22      8.1250000000     7.7475000000       4,670.59      360           358       2.2500000000      5.0000000000    1.0000000000
    107          II         328,819.99      8.5000000000     8.1225000000       1,503.34      360           358       2.2500000000      5.0000000000    1.0000000000
    108          II         332,428.99      7.5000000000     7.1225000000       1,243.51      360           359       2.2500000000      5.0000000000    1.0000000000
    109          II         360,000.00      7.6250000000     7.2475000000       1,387.51      360           359       2.2500000000      5.0000000000    1.0000000000
    110          II         549,450.20      6.5000000000     6.1225000000       1,598.57      360           359       2.2500000000      5.0000000000    1.0000000000
    111          II         376,000.00      7.1250000000     6.7475000000       1,292.51      360           359       2.2500000000      5.0000000000    1.0000000000
    112          II         198,800.00      7.7500000000     7.3725000000         786.92      360           359       2.2500000000      5.0000000000    1.0000000000
    113          II         185,200.00      7.8750000000     7.4975000000         752.38      360           359       2.2500000000      5.0000000000    1.0000000000
    114          II         288,000.00      8.5000000000     8.1225000000       1,320.00      360           359       2.2500000000      5.0000000000    1.0000000000
    115          II         318,609.53      6.7500000000     6.3725000000       1,000.01      360           359       2.2500000000      5.0000000000    1.0000000000
    116          II         353,445.41      6.8750000000     6.4975000000       1,138.49      360           359       2.2500000000      5.0000000000    1.0000000000
    117          II         332,000.00      7.2500000000     6.8725000000       1,175.84      360           359       2.2500000000      5.0000000000    1.0000000000
    118          II         424,267.20      7.3750000000     6.9975000000       1,544.82      360           359       2.2500000000      5.0000000000    1.0000000000
    119          II         447,567.79      7.3750000000     6.9975000000       1,629.51      360           359       2.2500000000      5.0000000000    1.0000000000
    120          II         511,678.29      7.5000000000     7.1225000000       1,919.28      360           359       2.2500000000      5.0000000000    1.0000000000
    121          II         329,791.12      7.5000000000     7.1225000000       1,236.02      360           359       2.2500000000      5.0000000000    1.0000000000
    122          II         536,879.99      7.7500000000     7.3725000000       2,121.68      360           359       2.2500000000      5.0000000000    1.0000000000
    123          II         591,200.00      7.7500000000     7.3725000000       2,340.18      360           359       2.2500000000      5.0000000000    1.0000000000
    124          II         424,000.00      7.8750000000     7.4975000000       1,722.51      360           359       2.2500000000      5.0000000000    1.0000000000
    125          II         166,320.00      7.8750000000     7.4975000000         675.68      360           359       2.2500000000      5.0000000000    1.0000000000
    126          II         290,320.00      8.0000000000     7.6225000000       1,209.68      360           359       2.2500000000      5.0000000000    1.0000000000
    127          II       1,201,828.00      8.1250000000     7.7475000000       5,131.00      360           359       2.2500000000      5.0000000000    1.0000000000
    128          II       1,214,170.26      8.2500000000     7.8725000000       5,316.54      360           359       2.2500000000      5.0000000000    1.0000000000
    129          II         426,072.00      8.3750000000     7.9975000000       1,904.73      360           359       2.2500000000      5.0000000000    1.0000000000
    130          II         462,160.00      8.5000000000     8.1225000000       2,115.67      360           359       2.2500000000      5.0000000000    1.0000000000
    131          II         300,749.99      8.6250000000     8.2475000000       1,406.26      360           359       2.2500000000      5.0000000000    1.0000000000
    132          II         148,560.00      7.3750000000     6.9975000000         541.63      360           360       2.2500000000      5.0000000000    1.0000000000
    133          II         648,000.00      7.3750000000     6.9975000000       2,362.50      360           360       2.2500000000      5.0000000000    1.0000000000
    134          II         953,680.00      8.1250000000     7.7475000000       4,073.02      360           360       2.2500000000      5.0000000000    1.0000000000
    135          II         125,600.00      8.5000000000     8.1225000000         575.67      360           360       2.2500000000      5.0000000000    1.0000000000
    136          II         443,520.00      7.1250000000     6.7475000000       1,524.61      360           360       2.2500000000      5.0000000000    1.0000000000
    137          II         142,400.00      8.0000000000     7.6225000000         593.34      360           360       2.2500000000      5.0000000000    1.0000000000
    138          II         104,000.00      6.7500000000     6.3725000000         325.00      360           360       2.2500000000      5.0000000000    1.0000000000
    139          II         324,000.00      7.1250000000     6.7475000000       1,113.76      360           360       2.2500000000      5.0000000000    1.0000000000
    140          II         419,600.00      7.3750000000     6.9975000000       1,529.80      360           360       2.2500000000      5.0000000000    1.0000000000
    141          II         897,361.85      7.5000000000     7.1225000000       3,362.61      360           360       2.2500000000      5.0000000000    1.0000000000
    142          II         425,874.00      7.6250000000     7.2475000000       1,641.40      360           360       2.2500000000      5.0000000000    1.0000000000
    143          II         151,920.00      7.6250000000     7.2475000000         585.53      360           360       2.2500000000      5.0000000000    1.0000000000
    144          II         492,000.00      7.7500000000     7.3725000000       1,947.51      360           360       2.2500000000      5.0000000000    1.0000000000
    145          II         267,120.00      7.7500000000     7.3725000000       1,057.36      360           360       2.2500000000      5.0000000000    1.0000000000
    146          II         126,100.00      7.8750000000     7.4975000000         512.29      360           360       2.2500000000      5.0000000000    1.0000000000
    147          II         221,920.00      7.8750000000     7.4975000000         901.56      360           360       2.2500000000      5.0000000000    1.0000000000
    148          II         258,400.00      8.0000000000     7.6225000000       1,076.67      360           360       2.2500000000      5.0000000000    1.0000000000
    149          II         177,200.00      8.0000000000     7.6225000000         738.34      360           360       2.2500000000      5.0000000000    1.0000000000
    150          II         169,040.00      8.2500000000     7.8725000000         739.56      360           360       2.2500000000      5.0000000000    1.0000000000
    151          II         548,000.00      8.3750000000     7.9975000000       2,454.59      360           360       2.2500000000      5.0000000000    1.0000000000
    152          II         252,000.00      8.3750000000     7.9975000000       1,128.76      360           360       2.2500000000      5.0000000000    1.0000000000
    153          II         550,400.00      8.5000000000     8.1225000000       2,522.67      360           360       2.2500000000      5.0000000000    1.0000000000
    154          II         298,400.00      8.5000000000     8.1225000000       1,367.67      360           360       2.2500000000      5.0000000000    1.0000000000
    155          II         175,600.00      8.7500000000     8.3725000000         841.42      360           360       2.2500000000      5.0000000000    1.0000000000
    156          II         496,000.00      8.7500000000     8.3725000000       2,376.67      360           360       2.2500000000      5.0000000000    1.0000000000
    157          II         340,000.00      7.8750000000     7.4975000000       1,381.26      360           360       2.2500000000      5.0000000000    1.0000000000
    158          II         644,114.33      7.3750000000     6.9975000000       2,336.62      360           357       2.2500000000      5.0000000000    1.0000000000
    159          II         258,881.60      7.5000000000     7.1225000000         968.38      360           357       2.2500000000      5.0000000000    1.0000000000
    160          II         481,113.27      7.7500000000     7.3725000000       1,894.91      360           357       2.2500000000      5.0000000000    1.0000000000
    161          II         288,720.00      6.6250000000     6.2475000000         870.00      360           358       2.2500000000      5.0000000000    1.0000000000
    162          II         410,624.00      6.8750000000     6.4975000000       1,322.67      360           358       2.2500000000      5.0000000000    1.0000000000
    163          II         184,922.67      7.0000000000     6.6225000000         613.34      360           358       2.2500000000      5.0000000000    1.0000000000
    164          II         380,147.99      7.1250000000     6.7475000000       1,303.51      360           358       2.2500000000      5.0000000000    1.0000000000
    165          II         410,623.99      7.1250000000     6.7475000000       1,408.01      360           358       2.2500000000      5.0000000000    1.0000000000
    166          II       1,464,053.67      7.2500000000     6.8725000000       5,176.52      360           358       2.2500000000      5.0000000000    1.0000000000
    167          II         861,800.66      7.3750000000     6.9975000000       3,126.31      360           358       2.2500000000      5.0000000000    1.0000000000
    168          II         345,822.40      7.3750000000     6.9975000000       1,257.67      360           358       2.2500000000      5.0000000000    1.0000000000
    169          II       1,833,679.04      7.5000000000     7.1225000000       6,856.55      360           358       2.2500000000      5.0000000000    1.0000000000
    170          II       1,048,935.77      7.5000000000     7.1225000000       3,923.73      360           358       2.2500000000      5.0000000000    1.0000000000
    171          II         486,167.32      7.6250000000     7.2475000000       1,871.21      360           358       2.2500000000      5.0000000000    1.0000000000
    172          II         737,839.42      7.6250000000     7.2475000000       2,836.68      360           358       2.2500000000      5.0000000000    1.0000000000
    173          II       1,016,936.00      7.7500000000     7.3725000000       4,015.34      360           358       2.2500000000      5.0000000000    1.0000000000
    174          II         816,760.08      7.7500000000     7.3725000000       3,228.43      360           358       2.2500000000      5.0000000000    1.0000000000
    175          II       1,931,377.75      7.8750000000     7.4975000000       7,824.41      360           358       2.2500000000      5.0000000000    1.0000000000
    176          II         645,410.53      7.8750000000     7.4975000000       2,611.39      360           358       2.2500000000      5.0000000000    1.0000000000
    177          II         591,835.97      8.0000000000     7.6225000000       2,465.01      360           358       2.2500000000      5.0000000000    1.0000000000
    178          II         481,199.99      8.0000000000     7.6225000000       2,000.01      360           358       2.2500000000      5.0000000000    1.0000000000
    179          II       1,158,858.94      8.1250000000     7.7475000000       4,926.85      360           358       2.2500000000      5.0000000000    1.0000000000
    180          II         501,249.99      8.2500000000     7.8725000000       2,187.51      360           358       2.2500000000      5.0000000000    1.0000000000
    181          II         478,388.16      8.2500000000     7.8725000000       2,082.51      360           358       2.2500000000      5.0000000000    1.0000000000
    182          II         421,852.00      8.3750000000     7.9975000000       1,884.84      360           358       2.2500000000      5.0000000000    1.0000000000
    183          II         479,596.00      8.5000000000     8.1225000000       2,192.67      360           358       2.2500000000      5.0000000000    1.0000000000
    184          II         313,500.00      6.6250000000     6.2475000000         947.04      360           359       2.2500000000      5.0000000000    1.0000000000
    185          II         277,000.00      6.7500000000     6.3725000000         865.63      360           359       2.2500000000      5.0000000000    1.0000000000
    186          II         514,419.00      6.8750000000     6.4975000000       1,661.16      360           359       2.2500000000      5.0000000000    1.0000000000
    187          II         341,743.99      7.0000000000     6.6225000000       1,136.67      360           359       2.2500000000      5.0000000000    1.0000000000
    188          II         457,592.00      7.1250000000     6.7475000000       1,572.99      360           359       2.2500000000      5.0000000000    1.0000000000
    189          II       1,146,144.99      7.1250000000     6.7475000000       3,936.38      360           359       2.2500000000      5.0000000000    1.0000000000
    190          II       1,871,690.00      7.2500000000     6.8725000000       6,628.92      360           359       2.2500000000      5.0000000000    1.0000000000
    191          II       1,146,842.59      7.2500000000     6.8725000000       4,056.81      360           359       2.2500000000      5.0000000000    1.0000000000
    192          II       1,974,397.28      7.3750000000     6.9975000000       7,195.71      360           359       2.2500000000      5.0000000000    1.0000000000
    193          II         879,120.00      7.3750000000     6.9975000000       3,205.13      360           359       2.2500000000      5.0000000000    1.0000000000
    194          II       4,168,866.05      7.5000000000     7.1225000000      15,618.94      360           359       2.2500000000      5.0000000000    1.0000000000
    195          II       3,426,133.75      7.5000000000     7.1225000000      12,833.60      360           359       2.2500000000      5.0000000000    1.0000000000
    196          II       3,900,024.17      7.6250000000     7.2475000000      15,026.17      360           359       2.2500000000      5.0000000000    1.0000000000
    197          II       3,041,105.97      7.6250000000     7.2475000000      11,710.24      360           359       2.2500000000      5.0000000000    1.0000000000
    198          II       2,476,522.53      7.7500000000     7.3725000000       9,804.79      360           359       2.2500000000      5.0000000000    1.0000000000
    199          II       3,799,865.99      7.5842415228     7.2067415228      15,038.28      360           359       2.2500000000      5.0000000000    1.0000000000
    200          II       4,458,094.98      7.8750000000     7.4975000000      18,115.68      360           359       2.2500000000      5.0000000000    1.0000000000
    201          II       4,752,815.79      7.8750000000     7.4975000000      19,303.50      360           359       2.2500000000      5.0000000000    1.0000000000
    202          II       2,024,144.28      8.0000000000     7.6225000000       8,426.63      360           359       2.2500000000      5.0000000000    1.0000000000
    203          II       3,133,480.00      8.0000000000     7.6225000000      13,056.22      360           359       2.2500000000      5.0000000000    1.0000000000
    204          II         635,000.00      8.1250000000     7.7475000000       2,711.99      360           359       2.2500000000      5.0000000000    1.0000000000
    205          II       1,278,240.00      8.1250000000     7.7475000000       5,459.16      360           359       2.2500000000      5.0000000000    1.0000000000
    206          II         447,000.00      8.2500000000     7.8725000000       1,955.64      360           359       2.2500000000      5.0000000000    1.0000000000
    207          II       1,016,000.00      8.2500000000     7.8725000000       4,445.02      360           359       2.2500000000      5.0000000000    1.0000000000
    208          II       1,148,000.00      8.3750000000     7.9975000000       5,142.11      360           359       2.2500000000      5.0000000000    1.0000000000
    209          II       1,352,000.00      8.5000000000     8.1225000000       6,196.68      360           359       2.2500000000      5.0000000000    1.0000000000
    210          II         482,633.71      8.5000000000     8.1225000000       2,207.34      360           359       2.2500000000      5.0000000000    1.0000000000
    211          II         687,748.00      6.8750000000     6.4975000000       2,220.87      360           360       2.2500000000      5.0000000000    1.0000000000
    212          II         293,600.00      7.1250000000     6.7475000000       1,009.26      360           360       2.2500000000      5.0000000000    1.0000000000
    213          II         997,600.00      7.1250000000     6.7475000000       3,429.28      360           360       2.2500000000      5.0000000000    1.0000000000
    214          II       1,127,900.00      7.2500000000     6.8725000000       3,994.66      360           360       2.2500000000      5.0000000000    1.0000000000
    215          II       2,309,200.00      7.2500000000     6.8725000000       8,178.46      360           360       2.2500000000      5.0000000000    1.0000000000
    216          II       1,413,696.00      7.3750000000     6.9975000000       5,154.11      360           360       2.2500000000      5.0000000000    1.0000000000
    217          II       1,019,920.00      7.3750000000     6.9975000000       3,718.47      360           360       2.2500000000      5.0000000000    1.0000000000
    218          II       2,522,556.25      7.5000000000     7.1225000000       9,457.19      360           360       2.2500000000      5.0000000000    1.0000000000
    219          II       1,978,720.00      7.5000000000     7.1225000000       7,420.26      360           360       2.2500000000      5.0000000000    1.0000000000
    220          II         535,100.00      7.6250000000     7.2475000000       2,062.38      360           360       2.2500000000      5.0000000000    1.0000000000
    221          II       2,094,247.00      7.6250000000     7.2475000000       8,071.61      360           360       2.2500000000      5.0000000000    1.0000000000
    222          II       1,881,849.00      7.7500000000     7.3725000000       7,449.00      360           360       2.2500000000      5.0000000000    1.0000000000
    223          II       3,699,578.00      7.7500000000     7.3725000000      14,644.22      360           360       2.2500000000      5.0000000000    1.0000000000
    224          II       5,554,600.00      7.8750000000     7.4975000000      22,565.69      360           360       2.2500000000      5.0000000000    1.0000000000
    225          II       4,853,200.00      7.8750000000     7.4975000000      19,716.28      360           360       2.2500000000      4.9736668590    1.0000000000
    226          II       4,003,248.00      8.0000000000     7.6225000000      16,680.25      360           360       2.2500000000      5.0000000000    1.0000000000
    227          II       3,896,800.00      8.0000000000     7.6225000000      16,236.74      360           360       2.2500000000      5.0000000000    1.0000000000
    228          II       1,992,800.00      8.1250000000     7.7475000000       8,510.93      360           360       2.2500000000      5.0000000000    1.0000000000
    229          II       2,413,520.00      8.1250000000     7.7475000000      10,307.77      360           360       2.2500000000      5.0000000000    1.0000000000
    230          II       1,731,150.00      8.2500000000     7.8725000000       7,573.81      360           360       2.2500000000      5.0000000000    1.0000000000
    231          II       1,854,419.00      8.2500000000     7.8725000000       8,113.13      360           360       2.2500000000      5.0000000000    1.0000000000
    232          II       1,624,345.00      8.3750000000     7.9975000000       7,275.75      360           360       2.2500000000      5.0000000000    1.0000000000
    233          II       4,183,118.20      8.5000000000     8.1225000000      19,172.67      360           360       2.2500000000      5.0000000000    1.0000000000
    234          II       4,417,916.00      8.5000000000     8.1225000000      20,248.81      360           360       2.2500000000      5.0000000000    1.0000000000
    235          II         395,200.00      8.6250000000     8.2475000000       1,852.51      360           360       2.2500000000      5.0000000000    1.0000000000
    236          II         254,800.00      8.7500000000     8.3725000000       1,220.92      360           360       2.2500000000      5.0000000000    1.0000000000
    237          II         164,822.33      6.8750000000     6.4975000000         529.59      360           357       2.2500000000      5.0000000000    1.0000000000
    238          II         247,389.38      6.7500000000     6.3725000000         771.88      360           358       2.2500000000      5.0000000000    1.0000000000
    239          II       1,276,783.97      6.8750000000     6.4975000000       4,112.69      360           358       2.2500000000      5.0000000000    1.0000000000
    240          II         148,370.00      7.2500000000     6.8725000000         524.17      360           358       2.2500000000      5.0000000000    1.0000000000
    241          II         382,875.67      7.3750000000     6.9975000000       1,388.94      360           358       2.2500000000      5.0000000000    1.0000000000
    242          II         520,497.98      7.5000000000     7.1225000000       1,947.02      360           358       2.2500000000      5.0000000000    1.0000000000
    243          II         469,169.99      7.6250000000     7.2475000000       1,803.76      360           358       2.2500000000      5.0000000000    1.0000000000
    244          II         575,034.00      7.7500000000     7.3725000000       2,270.50      360           358       2.2500000000      5.0000000000    1.0000000000
    245          II       1,275,099.77      7.8750000000     7.4975000000       5,167.21      360           358       2.2500000000      5.0483442366    1.0000000000
    246          II         675,146.47      8.1250000000     7.7475000000       2,873.42      360           358       2.2500000000      5.0000000000    1.0000000000
    247          II         445,110.00      8.5000000000     8.1225000000       2,035.00      360           358       2.2500000000      5.0000000000    1.0000000000
    248          II         279,886.00      7.0000000000     6.6225000000         932.96      360           359       2.2500000000      5.0000000000    1.0000000000
    249          II         583,856.00      7.0000000000     6.6225000000       1,941.34      360           359       2.2500000000      5.0000000000    1.0000000000
    250          II         157,993.99      7.1250000000     6.7475000000         541.76      360           359       2.2500000000      5.0000000000    1.0000000000
    251          II         212,500.00      7.2500000000     6.8725000000         752.61      360           359       2.2500000000      5.0000000000    1.0000000000
    252          II         164,800.00      7.2500000000     6.8725000000         583.67      360           359       2.2500000000      5.0000000000    1.0000000000
    253          II         960,000.00      7.3750000000     6.9975000000       3,500.00      360           359       2.2500000000      5.0000000000    1.0000000000
    254          II       1,026,653.80      7.3750000000     6.9975000000       3,738.88      360           359       2.2500000000      5.0000000000    1.0000000000
    255          II         768,000.00      7.5000000000     7.1225000000       2,880.02      360           359       2.2500000000      5.0000000000    1.0000000000
    256          II       2,341,923.98      7.5000000000     7.1225000000       8,775.07      360           359       2.2500000000      5.0000000000    1.0000000000
    257          II         671,675.00      7.6250000000     7.2475000000       2,582.30      360           359       2.2500000000      5.0000000000    1.0000000000
    258          II       1,224,520.00      7.6250000000     7.2475000000       4,717.52      360           359       2.2500000000      5.0000000000    1.0000000000
    259          II         934,600.00      7.7500000000     7.3725000000       3,699.47      360           359       2.2500000000      5.0000000000    1.0000000000
    260          II       1,693,344.00      7.7500000000     7.3725000000       6,694.34      360           359       2.2500000000      5.0000000000    1.0000000000
    261          II       1,264,800.00      7.8750000000     7.4975000000       5,138.30      360           359       2.2500000000      5.0000000000    1.0000000000
    262          II         933,434.97      7.8750000000     7.4975000000       3,802.52      360           359       2.2500000000      5.0000000000    1.0000000000
    263          II         455,535.99      8.0000000000     7.6225000000       1,893.34      360           359       2.2500000000      5.0000000000    1.0000000000
    264          II         636,000.00      8.0000000000     7.6225000000       2,650.01      360           359       2.2500000000      5.0000000000    1.0000000000
    265          II         358,894.99      8.2500000000     7.8725000000       1,566.26      360           359       2.2500000000      5.0000000000    1.0000000000
    266          II         614,013.33      8.5000000000     8.1225000000       2,809.78      360           359       2.2500000000      5.0000000000    1.0000000000
    267          II       1,610,244.00      8.5000000000     8.1225000000       7,377.35      360           359       2.2500000000      5.0000000000    1.0000000000
    268          II         132,800.00      7.0000000000     6.6225000000         442.67      360           360       2.2500000000      5.0000000000    1.0000000000
    269          II         190,000.00      7.1250000000     6.7475000000         653.13      360           360       2.2500000000      5.0000000000    1.0000000000
    270          II         220,000.00      7.2500000000     6.8725000000         779.17      360           360       2.2500000000      5.0000000000    1.0000000000
    271          II         135,999.00      7.2500000000     6.8725000000         481.67      360           360       2.2500000000      5.0000000000    1.0000000000
    272          II         116,800.00      7.3750000000     6.9975000000         425.84      360           360       2.2500000000      5.0000000000    1.0000000000
    273          II         492,000.00      7.5000000000     7.1225000000       1,845.01      360           360       2.2500000000      5.0000000000    1.0000000000
    274          II       1,527,120.00      7.5000000000     7.1225000000       5,726.74      360           360       2.2500000000      5.0000000000    1.0000000000
    275          II       2,151,850.00      7.6250000000     7.2475000000       8,293.63      360           360       2.2500000000      5.0000000000    1.0000000000
    276          II         181,200.00      7.6250000000     7.2475000000         698.38      360           360       2.2500000000      5.0000000000    1.0000000000
    277          II         910,250.00      7.7500000000     7.3725000000       3,603.08      360           360       2.2500000000      5.0000000000    1.0000000000
    278          II       1,756,334.00      7.7500000000     7.3725000000       6,952.18      360           360       2.2500000000      5.0000000000    1.0000000000
    279          II       1,276,000.00      7.8750000000     7.4975000000       5,183.78      360           360       2.2500000000      5.0000000000    1.0000000000
    280          II         744,000.00      7.8750000000     7.4975000000       3,022.52      360           360       2.2500000000      5.0000000000    1.0000000000
    281          II         364,800.00      8.0000000000     7.6225000000       1,520.01      360           360       2.2500000000      5.0000000000    1.0000000000
    282          II         519,120.00      8.0000000000     7.6225000000       2,163.01      360           360       2.2500000000      5.0000000000    1.0000000000
    283          II         588,750.00      8.1250000000     7.7475000000       2,514.46      360           360       2.2500000000      5.0000000000    1.0000000000
    284          II         280,000.00      8.1250000000     7.7475000000       1,195.84      360           360       2.2500000000      5.0000000000    1.0000000000
    285          II         444,800.00      8.2500000000     7.8725000000       1,946.02      360           360       2.2500000000      5.0000000000    1.0000000000
    286          II         756,800.00      8.5000000000     8.1225000000       3,468.67      360           360       2.2500000000      5.0000000000    1.0000000000
    287          II         400,000.00      8.5000000000     8.1225000000       1,833.34      360           360       2.2500000000      5.0000000000    1.0000000000
    288          II         160,000.00      8.6250000000     8.2475000000         750.01      360           360       2.2500000000      5.0000000000    1.0000000000
    289          II         180,000.00      8.6250000000     8.2475000000         843.76      360           360       2.2500000000      5.0000000000    1.0000000000
    290          II         460,000.00      8.7500000000     8.3725000000       2,204.17      360           360       2.2500000000      5.0000000000    1.0000000000
    291          II         640,000.00      7.2500000000     6.8725000000       2,266.67      360           360       2.2500000000      5.0000000000    1.0000000000
    292          II         492,700.00      7.7500000000     7.3725000000       1,950.28      360           360       2.2500000000      5.0000000000    1.0000000000
    293          II         207,434.11      6.8750000000     6.4975000000         666.51      360           357       2.2500000000      5.0000000000    1.0000000000
    294          II         804,012.05      7.2500000000     6.8725000000       2,833.35      360           357       2.2500000000      5.0000000000    1.0000000000
    295          II         466,327.23      7.5000000000     7.1225000000       1,740.01      360           357       2.2500000000      5.0000000000    1.0000000000
    296          II         273,364.30      7.6250000000     7.2475000000       1,048.34      360           357       2.2500000000      5.0000000000    1.0000000000
    297          II         190,144.14      7.8750000000     7.4975000000         766.68      360           357       2.2500000000      5.0000000000    1.0000000000
    298          II         518,059.27      6.7500000000     6.3725000000       1,612.52      360           358       2.2500000000      5.0000000000    1.0000000000
    299          II         693,647.37      6.8750000000     6.4975000000       2,232.98      360           358       2.2500000000      5.0000000000    1.0000000000
    300          II         220,147.27      6.8750000000     6.4975000000         710.42      360           358       2.2500000000      5.0000000000    1.0000000000
    301          II         606,789.26      7.0000000000     6.6225000000       2,023.67      360           358       2.2500000000      5.0000000000    1.0000000000
    302          II       1,840,506.85      7.1250000000     6.7475000000       6,313.28      360           358       2.2500000000      5.0000000000    1.0000000000
    303          II         748,265.49      7.1250000000     6.7475000000       2,565.77      360           358       2.2500000000      5.0000000000    1.0000000000
    304          II       1,023,364.86      7.2500000000     6.8725000000       3,612.52      360           358       2.2500000000      5.0000000000    1.0000000000
    305          II       1,303,980.75      7.2500000000     6.8725000000       4,604.20      360           358       2.2500000000      5.0000000000    1.0000000000
    306          II       2,448,967.74      7.3750000000     6.9975000000       8,905.33      360           358       2.2500000000      5.0000000000    1.0000000000
    307          II       1,902,434.39      7.3750000000     6.9975000000       6,912.16      360           358       2.2500000000      5.0000000000    1.0000000000
    308          II       1,563,168.87      7.5000000000     7.1225000000       5,844.04      360           358       2.2500000000      5.0000000000    1.0000000000
    309          II       3,180,670.54      7.5000000000     7.1225000000      11,894.17      360           358       2.2500000000      5.0000000000    1.0000000000
    310          II         245,612.49      7.6250000000     7.2475000000         944.28      360           358       2.2500000000      5.0000000000    1.0000000000
    311          II         380,869.80      7.6250000000     7.2475000000       1,464.28      360           358       2.2500000000      5.0000000000    1.0000000000
    312          II         835,821.17      7.7500000000     7.3725000000       3,293.34      360           358       2.2500000000      5.0000000000    1.0000000000
    313          II       2,061,872.33      7.7500000000     7.3725000000       8,132.01      360           358       2.2500000000      5.0000000000    1.0000000000
    314          II       1,407,108.97      7.8750000000     7.4975000000       5,702.16      360           358       2.2500000000      5.0000000000    1.0000000000
    315          II       2,721,038.00      7.8750000000     7.4975000000      11,029.95      360           358       2.2500000000      5.0000000000    1.0000000000
    316          II         227,768.00      8.0000000000     7.6225000000         946.67      360           358       2.2500000000      5.0000000000    1.0000000000
    317          II         538,330.99      8.0000000000     7.6225000000       2,235.92      360           358       2.2500000000      5.0000000000    1.0000000000
    318          II         400,919.79      8.1250000000     7.7475000000       1,708.00      360           358       2.2500000000      5.0000000000    1.0000000000
    319          II         945,177.99      8.1250000000     7.7475000000       4,028.26      360           358       2.2500000000      5.0000000000    1.0000000000
    320          II       1,545,546.93      8.2500000000     7.8725000000       6,739.14      360           358       2.2500000000      5.0000000000    1.0000000000
    321          II         174,033.99      8.3750000000     7.9975000000         777.59      360           358       2.2500000000      5.0000000000    1.0000000000
    322          II       1,181,813.24      8.5000000000     8.1225000000       5,399.03      360           358       2.2500000000      5.0000000000    1.0000000000
    323          II         546,384.00      6.5000000000     6.1225000000       1,591.34      360           359       2.2500000000      5.0000000000    1.0000000000
    324          II         496,443.75      6.7500000000     6.3725000000       1,550.01      360           359       2.2500000000      5.0000000000    1.0000000000
    325          II         898,790.09      6.8750000000     6.4975000000       2,903.05      360           359       2.2500000000      5.0000000000    1.0000000000
    326          II         610,772.00      6.8750000000     6.4975000000       1,972.30      360           359       2.2500000000      5.0000000000    1.0000000000
    327          II       1,009,508.75      7.0000000000     6.6225000000       3,358.34      360           359       2.2500000000      5.0000000000    1.0000000000
    328          II         639,200.00      7.0000000000     6.6225000000       2,130.67      360           359       2.2500000000      5.0000000000    1.0000000000
    329          II       1,690,262.45      7.1250000000     6.7475000000       5,810.80      360           359       2.2500000000      5.0000000000    1.0000000000
    330          II       1,658,312.50      7.2500000000     6.8725000000       5,872.11      360           359       2.2500000000      5.0000000000    1.0000000000
    331          II       2,825,871.98      7.2500000000     6.8725000000       9,998.57      360           359       2.2500000000      5.0000000000    1.0000000000
    332          II       3,571,797.48      7.3750000000     6.9975000000      13,015.67      360           359       2.2500000000      5.0000000000    1.0000000000
    333          II       4,547,013.02      7.3750000000     6.9975000000      16,573.60      360           359       2.2500000000      5.0000000000    1.0000000000
    334          II       2,314,455.46      7.5000000000     7.1225000000       8,670.49      360           359       2.2500000000      5.0000000000    1.0000000000
    335          II       4,786,273.94      7.5000000000     7.1225000000      17,938.32      360           359       2.2500000000      5.0000000000    1.0000000000
    336          II       4,331,666.00      7.6250000000     7.2475000000      16,690.43      360           359       2.3403523032      5.0000000000    1.0000000000
    337          II       4,469,514.98      7.6250000000     7.2475000000      17,210.32      360           359       2.2500000000      5.0000000000    1.0000000000
    338          II       4,134,395.99      7.7500000000     7.3725000000      16,362.79      360           359       2.2500000000      5.0000000000    1.0000000000
    339          II       4,580,402.82      7.7500000000     7.3725000000      18,123.10      360           359       2.2500000000      5.0000000000    1.0000000000
    340          II       5,250,639.52      7.8750000000     7.4975000000      21,315.17      360           359       2.2500000000      5.0000000000    1.0000000000
    341          II       7,869,136.74      7.8750000000     7.4975000000      31,944.16      360           359       2.2500000000      5.0000000000    1.0000000000
    342          II       4,482,062.62      8.0000000000     7.6225000000      18,665.29      360           359       2.2500000000      5.0000000000    1.0000000000
    343          II       3,903,765.60      8.0000000000     7.6225000000      16,260.90      360           359       2.2500000000      5.0000000000    1.0000000000
    344          II       1,950,639.99      8.1250000000     7.7475000000       8,328.15      360           359       2.2500000000      5.0000000000    1.0000000000
    345          II         488,000.00      8.1250000000     7.7475000000       2,084.18      360           359       2.2500000000      5.0000000000    1.0000000000
    346          II       2,102,169.99      8.2500000000     7.8725000000       9,194.55      360           359       2.2500000000      5.0000000000    1.0000000000
    347          II       1,036,590.56      8.2500000000     7.8725000000       4,530.09      360           359       2.2500000000      5.0000000000    1.0000000000
    348          II       1,537,321.00      8.3750000000     7.9975000000       6,872.85      360           359       2.2500000000      5.0000000000    1.0000000000
    349          II       1,825,190.05      8.3750000000     7.9975000000       8,166.09      360           359       2.2500000000      5.0000000000    1.0000000000
    350          II       3,419,918.31      8.5000000000     8.1225000000      15,667.49      360           359       2.2500000000      5.0000000000    1.0000000000
    351          II       4,161,347.98      8.5000000000     8.1225000000      19,066.29      360           359       2.2500000000      5.0000000000    1.0000000000
    352          II         208,000.00      8.6250000000     8.2475000000         975.01      360           359       2.2500000000      5.0000000000    1.0000000000
    353          II         263,857.99      8.6250000000     8.2475000000       1,233.76      360           359       2.2500000000      5.0000000000    1.0000000000
    354          II         176,000.00      6.5000000000     6.1225000000         513.34      360           360       2.2500000000      5.0000000000    1.0000000000
    355          II         160,000.00      6.8750000000     6.4975000000         516.67      360           360       2.2500000000      5.0000000000    1.0000000000
    356          II       1,262,400.00      6.8750000000     6.4975000000       4,076.52      360           360       2.2500000000      5.0000000000    1.0000000000
    357          II         114,500.00      7.0000000000     6.6225000000         381.67      360           360       2.2500000000      5.0000000000    1.0000000000
    358          II         572,760.00      7.0000000000     6.6225000000       1,909.21      360           360       2.2500000000      5.0000000000    1.0000000000
    359          II       1,887,040.00      7.1250000000     6.7475000000       6,486.76      360           360       2.2500000000      5.0000000000    1.0000000000
    360          II       1,183,584.00      7.1250000000     6.7475000000       4,068.61      360           360       2.2500000000      5.0000000000    1.0000000000
    361          II       3,830,580.00      7.2500000000     6.8725000000      13,566.70      360           360       2.2500000000      5.0000000000    1.0000000000
    362          II       2,974,506.00      7.2500000000     6.8725000000      10,534.77      360           360       2.2500000000      5.0000000000    1.0000000000
    363          II         959,200.00      7.3750000000     6.9975000000       3,497.10      360           360       2.2500000000      5.0000000000    1.0000000000
    364          II       2,477,818.00      7.3750000000     6.9975000000       9,033.74      360           360       2.2500000000      5.0000000000    1.0000000000
    365          II       3,646,500.00      7.5000000000     7.1225000000      13,674.48      360           360       2.2500000000      5.0000000000    1.0000000000
    366          II       6,023,200.00      7.5000000000     7.1225000000      22,587.17      360           360       2.2500000000      5.0000000000    1.0000000000
    367          II       2,912,359.00      7.6250000000     7.2475000000      11,224.74      360           360       2.2500000000      5.0000000000    1.0000000000
    368          II       5,289,603.99      7.6250000000     7.2475000000      20,386.07      360           360       2.2500000000      5.0000000000    1.0000000000
    369          II       5,341,800.00      7.7500000000     7.3725000000      21,144.67      360           360       2.2500000000      5.0000000000    1.0000000000
    370          II       8,114,913.00      7.7500000000     7.3725000000      32,121.60      360           360       2.2500000000      5.0000000000    1.0000000000
    371          II       5,183,000.00      7.8750000000     7.4975000000      21,056.06      360           360       2.2500000000      5.0000000000    1.0000000000
    372          II       7,773,856.00      7.8750000000     7.4975000000      31,581.49      360           360       2.2500000000      5.0000000000    1.0000000000
    373          II       5,064,493.24      8.0000000000     7.6225000000      21,099.69      360           360       2.2500000000      5.0000000000    1.0000000000
    374          II       7,202,163.60      8.0000000000     7.6225000000      30,009.15      360           360       2.2500000000      5.0000000000    1.0000000000
    375          II       2,549,660.00      8.1250000000     7.7475000000      10,889.19      360           360       2.2500000000      5.0000000000    1.0000000000
    376          II       3,597,000.00      8.1250000000     7.7475000000      15,362.22      360           360       2.2500000000      5.0000000000    1.0000000000
    377          II         332,800.00      8.2500000000     7.8725000000       1,456.01      360           360       2.2500000000      5.0000000000    1.0000000000
    378          II       2,425,960.00      8.2500000000     7.8725000000      10,613.65      360           360       2.2500000000      5.0000000000    1.0000000000
    379          II       2,624,750.00      8.3750000000     7.9975000000      11,756.73      360           360       2.2500000000      5.0000000000    1.0000000000
    380          II       1,413,480.00      8.3750000000     7.9975000000       6,331.26      360           360       2.2500000000      5.0000000000    1.0000000000
    381          II       7,720,003.00      8.5000000000     8.1225000000      35,383.41      360           360       2.2500000000      5.0000000000    1.0000000000
    382          II       7,639,829.00      8.5000000000     8.1225000000      35,015.97      360           360       2.2500000000      5.0000000000    1.0000000000
    383          II         192,000.00      8.6250000000     8.2475000000         900.01      360           360       2.2500000000      5.0000000000    1.0000000000
    384          II       1,247,920.00      8.6250000000     8.2475000000       5,849.66      360           360       2.2500000000      5.0000000000    1.0000000000
    385          II         645,600.00      8.7500000000     8.3725000000       3,093.52      360           360       2.2500000000      5.0000000000    1.0000000000
    386          II       1,180,320.00      8.7500000000     8.3725000000       5,655.73      360           360       2.2500000000      5.0000000000    1.0000000000
    387          II         380,000.00      8.8750000000     8.4975000000       1,860.42      360           360       2.2500000000      5.0000000000    1.0000000000

                                                    MORTGAGE LOAN GROUP (CONTINUED)

                                                                                             Number of
                                                                         Number of Months    Months Until        Rate           Payment         Remaining
                                                                         Until Next Rate      Next Pay        Adjustment       Adjustment     Interest-Only       Negative
                                Maximum Gross           Minimum Gross    Adjustment (in    Adjustment (in    Frequency (in   Frequency (in                      Amortization
                   Group      Mortgage Rate (%)         Mortgage Rate (%)    months)           months)          months)         months)        (in months)        Cap (%)             Index
      1              I             9.9500000000           3.5000000000          1                12                1               12              N/A             110.00          One-Year MTA
      2              I             9.9500000000           3.2177645255          1                13                1               12              N/A             115.00          One-Year MTA
      3              I             9.9500000000           3.0924320695          1                12                1               12              N/A             115.00          One-Year MTA
      4              I             9.9500000000           3.3941673921          1                13                1               12              N/A             115.00          One-Year MTA
      5              I             9.9500000000           3.2500000000          1                12                1               12              N/A             115.00          One-Year MTA
      6              I             9.9500000000           3.2500000000          3                13                1               12              N/A             115.00          One-Year MTA
      7              I             9.9500000000           3.3782523584          1                13                1               12              N/A             115.00          One-Year MTA
      8              I             9.9500000000           3.5000000000          1                13                1               12              N/A             115.00          One-Year MTA
      9              I             9.9500000000           3.4823016658          1                12                1               12              N/A             115.00          One-Year MTA
      10             I             9.9500000000           3.5000000000          1                12                1               12              N/A             115.00          One-Year MTA
      11             I             9.9500000000           3.4098003431          1                13                1               12              N/A             115.00          One-Year MTA
      12             I             9.9500000000           3.2500000000          1                13                1               12              N/A             115.00          One-Year MTA
      13             I             9.9500000000           3.4767218720          1                12                1               12              N/A             115.00          One-Year MTA
      14             I             9.9500000000           3.5000000000          1                12                1               12              N/A             115.00          One-Year MTA
      15             I             9.9500000000           3.4622715404          1                13                1               12              N/A             115.00          One-Year MTA
      16             I             9.9500000000           3.5860719075          1                13                1               12              N/A             115.00          One-Year MTA
      17             I             9.9500000000           3.1372063349          1                13                1               12              N/A             115.00          One-Year MTA
      18             I             9.9500000000           3.7500000000          1                13                1               12              N/A             115.00          One-Year MTA
      19             I             9.9500000000           3.4866751882          1                12                1               12              N/A             115.00          One-Year MTA
      20             I             9.9500000000           3.2500000000          1                12                1               12              N/A             115.00          One-Year MTA
      21             I             9.9500000000           3.4467808782          1                12                1               12              N/A             115.00          One-Year MTA
      22             I             9.9500000000           3.4500000000          1                12                1               12              N/A             115.00          One-Year MTA
      23             I             9.9500000000           2.8750000000          1                12                1               12              N/A             115.00          One-Year MTA
      24             I             9.9500000000           3.2945801924          1                12                1               12              N/A             115.00          One-Year MTA
      25             I             9.9500000000           3.4586502371          1                11                1               12              N/A             115.00          One-Year MTA
      26             I             9.9500000000           3.3836358738          1                11                1               12              N/A             115.00          One-Year MTA
      27             I             9.9500000000           2.8750000000          1                11                1               12              N/A             115.00          One-Year MTA
      28             I             9.9500000000           3.0220364747          1                11                1               12              N/A             115.00          One-Year MTA
      29             I             9.9500000000           3.3583298952          1                10                1               12              N/A             115.00          One-Year MTA
      30             I             9.9500000000           3.5931793659          1                10                1               12              N/A             115.00          One-Year MTA
      31             I             9.9500000000           3.1250000000          1                10                1               12              N/A             115.00          One-Year MTA
      32             I             9.9500000000           3.5178008599          1                13                1               12              N/A             115.00          One-Year MTA
      33             I             9.9500000000           3.5199132270          1                13                1               12              N/A             115.00          One-Year MTA
      34             I             9.9500000000           3.4115755627          1                13                1               12              N/A             115.00          One-Year MTA
      35             I             9.9500000000           3.5317272398          1                12                1               12              N/A             115.00          One-Year MTA
      36             I             9.9500000000           3.3750000000          1                12                1               12              N/A             115.00          One-Year MTA
      37             I             9.9500000000           3.4677145317          1                12                1               12              N/A             115.00          One-Year MTA
      38             I             9.9500000000           3.4380709262          1                11                1               12              N/A             115.00          One-Year MTA
      39             I             9.9500000000           3.5000000000          1                11                1               12              N/A             115.00          One-Year MTA
      40             I             9.9500000000           3.3552899478          1                11                1               12              N/A             115.00          One-Year MTA
      41             I             9.9500000000           3.0000000000          1                11                1               12              N/A             115.00          One-Year MTA
      42             I             9.9500000000           3.5159802009          1                10                1               12              N/A             115.00          One-Year MTA
      43             I             9.9500000000           3.7500000000          1                10                1               12              N/A             115.00          One-Year MTA
      44             I             9.9500000000           3.5000000000          1                 7                1               12              N/A             115.00          One-Year MTA
      45             I             9.9500000000           3.5000000000          1                10                1               12              N/A             115.00          One-Year MTA
      46             I             9.9500000000           3.5000000000          3                13                1               12              N/A             115.00          One-Year MTA
      1             II            12.5000000000           2.2500000000         58                59                6               6               118             110.00         6-Month Libor
      2             II            12.7500000000           2.2500000000         58                59                6               6               118             110.00         6-Month Libor
      3             II            12.6250000000           2.2500000000         59                60                6               6               119             110.00         6-Month Libor
      4             II            13.3750000000           2.2500000000         59                60                6               6               119             110.00         6-Month Libor
      5             II            13.5000000000           2.2500000000         59                60                6               6               119             110.00         6-Month Libor
      6             II            11.6250000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
      7             II            12.0000000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
      8             II            12.3750000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
      9             II            12.5000000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
      10            II            12.5000000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
      11            II            13.5000000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
      12            II            11.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      13            II            12.2500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      14            II            12.3750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      15            II            12.3750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      16            II            12.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      17            II            12.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      18            II            12.6250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      19            II            12.6250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      20            II            12.7500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      21            II            12.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      22            II            13.0000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      23            II            13.0000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      24            II            13.1250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      25            II            13.2500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      26            II            13.2500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      27            II            13.3750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      28            II            13.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      29            II            13.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      30            II            13.6250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      31            II            11.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      32            II            11.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      33            II            11.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      34            II            12.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      35            II            12.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      36            II            12.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      37            II            12.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      38            II            12.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      39            II            12.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      40            II            12.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      41            II            12.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      42            II            12.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      43            II            12.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      44            II            12.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      45            II            12.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      46            II            12.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      47            II            12.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      48            II            12.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      49            II            12.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      50            II            13.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      51            II            13.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      52            II            13.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      53            II            13.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      54            II            13.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      55            II            13.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      56            II            13.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      57            II            13.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      58            II            13.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      59            II            13.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      60            II            13.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
      61            II            11.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      62            II            11.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      63            II            12.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      64            II            12.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      65            II            12.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      66            II            12.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      67            II            12.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      68            II            12.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      69            II            12.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      70            II            12.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      71            II            12.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      72            II            12.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      73            II            12.7766976799           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      74            II            12.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      75            II            12.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      76            II            13.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      77            II            13.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      78            II            13.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      79            II            13.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      80            II            13.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      81            II            13.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      82            II            13.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      83            II            13.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      84            II            13.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      85            II            13.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      86            II            13.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      87            II            13.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      88            II            13.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      89            II            13.7351165763           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
      90            II            12.1250000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
      91            II            12.2500000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
      92            II            12.1250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      93            II            12.7500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      94            II            13.0000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      95            II            11.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      96            II            12.0000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      97            II            12.2500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      98            II            12.3750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
      99            II            12.6250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     100            II            12.6250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     101            II            12.7500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     102            II            12.7500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     103            II            12.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     104            II            12.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     105            II            13.0000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     106            II            13.1250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     107            II            13.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     108            II            12.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     109            II            12.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     110            II            11.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     111            II            12.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     112            II            12.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     113            II            12.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     114            II            13.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     115            II            11.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     116            II            11.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     117            II            12.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     118            II            12.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     119            II            12.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     120            II            12.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     121            II            12.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     122            II            12.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     123            II            12.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     124            II            12.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     125            II            12.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     126            II            13.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     127            II            13.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     128            II            13.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     129            II            13.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     130            II            13.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     131            II            13.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     132            II            12.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     133            II            12.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     134            II            13.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     135            II            13.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     136            II            12.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     137            II            13.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     138            II            11.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     139            II            12.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     140            II            12.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     141            II            12.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     142            II            12.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     143            II            12.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     144            II            12.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     145            II            12.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     146            II            12.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     147            II            12.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     148            II            13.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     149            II            13.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     150            II            13.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     151            II            13.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     152            II            13.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     153            II            13.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     154            II            13.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     155            II            13.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     156            II            13.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     157            II            12.8750000000           2.2500000000         60                61                6               6               120             110.00         6-Month Libor
     158            II            12.3750000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
     159            II            12.5000000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
     160            II            12.7500000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
     161            II            11.6250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     162            II            11.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     163            II            12.0000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     164            II            12.1250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     165            II            12.1250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     166            II            12.2500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     167            II            12.3750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     168            II            12.3750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     169            II            12.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     170            II            12.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     171            II            12.6250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     172            II            12.6250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     173            II            12.7500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     174            II            12.7500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     175            II            12.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     176            II            12.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     177            II            13.0000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     178            II            13.0000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     179            II            13.1250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     180            II            13.2500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     181            II            13.2500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     182            II            13.3750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     183            II            13.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     184            II            11.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     185            II            11.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     186            II            11.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     187            II            12.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     188            II            12.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     189            II            12.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     190            II            12.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     191            II            12.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     192            II            12.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     193            II            12.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     194            II            12.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     195            II            12.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     196            II            12.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     197            II            12.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     198            II            12.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     199            II            12.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     200            II            12.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     201            II            12.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     202            II            13.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     203            II            13.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     204            II            13.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     205            II            13.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     206            II            13.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     207            II            13.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     208            II            13.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     209            II            13.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     210            II            13.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     211            II            11.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     212            II            12.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     213            II            12.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     214            II            12.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     215            II            12.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     216            II            12.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     217            II            12.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     218            II            12.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     219            II            12.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     220            II            12.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     221            II            12.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     222            II            12.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     223            II            12.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     224            II            12.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     225            II            12.8486668590           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     226            II            13.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     227            II            13.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     228            II            13.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     229            II            13.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     230            II            13.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     231            II            13.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     232            II            13.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     233            II            13.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     234            II            13.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     235            II            13.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     236            II            13.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     237            II            11.8750000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
     238            II            11.7500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     239            II            11.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     240            II            12.2500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     241            II            12.3750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     242            II            12.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     243            II            12.6250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     244            II            12.7500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     245            II            12.9233442366           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     246            II            13.1250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     247            II            13.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     248            II            12.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     249            II            12.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     250            II            12.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     251            II            12.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     252            II            12.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     253            II            12.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     254            II            12.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     255            II            12.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     256            II            12.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     257            II            12.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     258            II            12.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     259            II            12.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     260            II            12.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     261            II            12.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     262            II            12.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     263            II            13.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     264            II            13.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     265            II            13.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     266            II            13.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     267            II            13.3385337874           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     268            II            12.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     269            II            12.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     270            II            12.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     271            II            12.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     272            II            12.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     273            II            12.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     274            II            12.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     275            II            12.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     276            II            12.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     277            II            12.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     278            II            12.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     279            II            12.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     280            II            12.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     281            II            13.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     282            II            13.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     283            II            13.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     284            II            13.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     285            II            13.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     286            II            13.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     287            II            13.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     288            II            13.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     289            II            13.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     290            II            13.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     291            II            12.2500000000           2.2500000000         60                61                6               6               120             110.00         6-Month Libor
     292            II            12.7500000000           2.2500000000         60                61                6               6               120             110.00         6-Month Libor
     293            II            11.8750000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
     294            II            12.2500000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
     295            II            12.5000000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
     296            II            12.6250000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
     297            II            12.8750000000           2.2500000000         57                58                6               6               117             115.00         6-Month Libor
     298            II            11.7500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     299            II            11.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     300            II            11.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     301            II            12.0000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     302            II            12.1250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     303            II            12.1250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     304            II            12.2500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     305            II            12.2500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     306            II            12.3750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     307            II            12.3750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     308            II            12.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     309            II            12.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     310            II            12.6250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     311            II            12.6250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     312            II            12.7500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     313            II            12.7500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     314            II            12.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     315            II            12.8750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     316            II            13.0000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     317            II            13.0000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     318            II            13.1250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     319            II            13.1250000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     320            II            13.2500000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     321            II            13.3750000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     322            II            13.5000000000           2.2500000000         58                59                6               6               118             115.00         6-Month Libor
     323            II            11.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     324            II            11.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     325            II            11.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     326            II            11.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     327            II            12.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     328            II            12.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     329            II            12.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     330            II            12.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     331            II            12.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     332            II            12.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     333            II            12.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     334            II            12.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     335            II            12.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     336            II            12.6250000000           2.3403523032         59                60                6               6               119             115.00         6-Month Libor
     337            II            12.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     338            II            12.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     339            II            12.7500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     340            II            12.8750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     341            II            12.8689677786           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     342            II            13.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     343            II            13.0000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     344            II            13.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     345            II            13.1250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     346            II            13.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     347            II            13.2500000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     348            II            13.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     349            II            13.3750000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     350            II            13.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     351            II            13.5000000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     352            II            13.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     353            II            13.6250000000           2.2500000000         59                60                6               6               119             115.00         6-Month Libor
     354            II            11.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     355            II            11.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     356            II            11.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     357            II            12.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     358            II            12.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     359            II            12.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     360            II            12.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     361            II            12.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     362            II            12.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     363            II            12.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     364            II            12.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     365            II            12.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     366            II            12.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     367            II            12.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     368            II            12.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     369            II            12.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     370            II            12.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     371            II            12.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     372            II            12.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     373            II            13.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     374            II            13.0000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     375            II            13.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     376            II            13.1250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     377            II            13.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     378            II            13.2500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     379            II            13.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     380            II            13.3750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     381            II            13.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     382            II            13.5000000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     383            II            13.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     384            II            13.6250000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     385            II            13.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     386            II            13.7500000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor
     387            II            13.8750000000           2.2500000000         60                61                6               6               120             115.00         6-Month Libor

 There will be discrepancies  between the characteristics of the actual mortgage loans and the characteristics  assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial  principal  amounts  outstanding (and the weighted average lives) of the classes of Offered  Certificates  set forth in the tables.  In addition,  to the extent that the actual  mortgage loans included in the mortgage pool have  characteristics  that differ from those assumed in preparing the tables below, the classes of
Offered  Certificates  set forth  below may  mature  earlier or later  than  indicated  by the  tables  below.  Based on the  foregoing assumptions,  the tables below indicate the weighted  average life of each class of Offered  Certificates and sets forth the percentage of the  initial  principal  balances  of each such class that would be  outstanding  after each of the  distribution  dates  shown,  at specified  percentages of the CPR.  Neither the prepayment  model used in this prospectus  supplement nor any other prepayment model or assumption  purports to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans,  including the mortgage loans included in the trust fund.  Variations in the prepayment  experience and the balance of the mortgage  loans that prepay may increase or decrease the  percentages  of the initial  principal  balances (and weighted average lives) shown in the following  tables.  Variations may occur even if the average  prepayment  experience of all of the mortgage loans equals any of the specified  percentages  of the CPR. The timing of changes in the rate of prepayment  may  significantly  affect the actual yield to maturity to investors,  even if the average rate of Principal  Prepayments is consistent  with the  expectations of investors.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                               Class I-A-1 Certificates                    Class I-A-2 Certificates

                        5%      15%      25%      35%      50%      5%      15%      25%      35%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
July 2007..........     99       87       75       64       46      99       87       75       64       46
July 2008..........     97       76       56       39       18      97       76       56       39       18
July 2009..........     96       65       41       23       4       96       65       41       23       4
July 2010..........     92       55       30       17       4       92       55       30       17       4
July 2011..........     86       44       22       11       3       86       44       22       11       3
July 2012..........     80       36       17       7        1       80       36       17       7        1
July 2013..........     75       31       13       5        *       75       31       13       5        *
July 2014..........     69       26       10       3        0       69       26       10       3        0
July 2015..........     64       22       7        2        0       64       22       7        2        0
July 2016..........     59       18       5        1        0       59       18       5        1        0
July 2017..........     54       15       4        *        0       54       15       4        *        0
July 2018..........     50       13       3        *        0       50       13       3        *        0
July 2019..........     45       11       2        0        0       45       11       2        0        0
July 2020..........     42       9        1        0        0       42       9        1        0        0
July 2021..........     39       7        1        0        0       39       7        1        0        0
July 2022..........     36       6        *        0        0       36       6        *        0        0
July 2023..........     33       5        *        0        0       33       5        *        0        0
July 2024..........     30       4        0        0        0       30       4        0        0        0
July 2025..........     27       3        0        0        0       27       3        0        0        0
July 2026..........     25       3        0        0        0       25       3        0        0        0
July 2027..........     22       2        0        0        0       22       2        0        0        0
July 2028..........     20       2        0        0        0       20       2        0        0        0
July 2029..........     18       1        0        0        0       18       1        0        0        0
July 2030..........     16       1        0        0        0       16       1        0        0        0
July 2031..........     14       1        0        0        0       14       1        0        0        0
July 2032..........     11       *        0        0        0       11       *        0        0        0
July 2033..........     10       *        0        0        0       10       *        0        0        0
July 2034..........     8        0        0        0        0        8       0        0        0        0
July 2035..........     6        0        0        0        0        6       0        0        0        0
July 2036..........     0        0        0        0        0        0       0        0        0        0
Weighted Averag
Life to Maturity
  (years)**           13.76     5.95     3.38     2.22     1.24    13.76    5.95     3.38     2.22     1.24

_________________________________
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**)     The weighted  average life of a  certificate  is  determined  by (i)  multiplying  the net  reduction,  if any, of the Current
         Principal  Amount by the number of years from the date of issuance of the certificate to the related  distribution  date, (ii)
         adding the  results and (iii)  dividing  the sum by the  aggregate  of the net  reductions  of the  Current  Principal  Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                               Class I-A-3 Certificates                    Class I-B-1 Certificates

                        5%      15%      25%      35%      50%      5%      15%      25%      35%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
July 2007..........     99       87       75       64       46      100     100      100      100      100
July 2008..........     97       76       56       39       18      100     100      100      100      100
July 2009..........     96       65       41       23       4       100     100      100      100      100
July 2010..........     92       55       30       17       4       100     100       90       51       85
July 2011..........     86       44       22       11       3       100     100       67       33       9
July 2012..........     80       36       17       7        1       100     100       51       22       0
July 2013..........     75       31       13       5        *       100      71       30       11       0
July 2014..........     69       26       10       3        0       100      60       22       7        0
July 2015..........     64       22       7        2        0       100      50       16       0        0
July 2016..........     59       18       5        1        0       100      42       12       0        0
July 2017..........     54       15       4        *        0       100      35       9        0        0
July 2018..........     50       13       3        *        0       100      29       6        0        0
July 2019..........     45       11       2        0        0       100      24       *        0        0
July 2020..........     42       9        1        0        0       95       20       0        0        0
July 2021..........     39       7        1        0        0       88       17       0        0        0
July 2022..........     36       6        *        0        0       81       14       0        0        0
July 2023..........     33       5        *        0        0       75       11       0        0        0
July 2024..........     30       4        0        0        0       68       9        0        0        0
July 2025..........     27       3        0        0        0       62       8        0        0        0
July 2026..........     25       3        0        0        0       57       6        0        0        0
July 2027..........     22       2        0        0        0       51       1        0        0        0
July 2028..........     20       2        0        0        0       46       0        0        0        0
July 2029..........     18       1        0        0        0       41       0        0        0        0
July 2030..........     16       1        0        0        0       36       0        0        0        0
July 2031..........     14       1        0        0        0       31       0        0        0        0
July 2032..........     11       *        0        0        0       26       0        0        0        0
July 2033..........     10       *        0        0        0       22       0        0        0        0
July 2034..........     8        0        0        0        0       17       0        0        0        0
July 2035..........     6        0        0        0        0       13       0        0        0        0
July 2036..........     0        0        0        0        0        0       0        0        0        0
Weighted Average
Life to Maturity
  (years)**           13.76     5.95     3.38     2.22     1.24    21.66   10.41     6.53     4.66     4.40

_________________________________
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**)     The weighted  average life of a  certificate  is  determined  by (i)  multiplying  the net  reduction,  if any, of the Current
         Principal  Amount by the number of years from the date of issuance of the certificate to the related  distribution  date, (ii)
         adding the  results and (iii)  dividing  the sum by the  aggregate  of the net  reductions  of the  Current  Principal  Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                               Class I-B-2 Certificates                    Class I-B-3 Certificates

                        5%      15%      25%      35%      50%      5%      15%      25%      35%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
July 2007..........    100      100      100      100      100      100     100      100      100      100
July 2008..........    100      100      100      100      100      100     100      100      100      100
July 2009..........    100      100      100      100      100      100     100      100      100      100
July 2010..........    100      100       90       51       18      100     100       90       51       18
July 2011..........    100      100       67       33       9       100     100       67       33       4
July 2012..........    100      100       51       21       0       100     100       51       17       0
July 2013..........    100       71       30       11       0       100      71       30       11       0
July 2014..........    100       60       22       3        0       100      60       22       0        0
July 2015..........    100       50       16       0        0       100      50       16       0        0
July 2016..........    100       42       12       0        0       100      42       12       0        0
July 2017..........    100       35       9        0        0       100      35       4        0        0
July 2018..........    100       29       1        0        0       100      29       0        0        0
July 2019..........    100       24       0        0        0       100      24       0        0        0
July 2020..........     95       20       0        0        0       95       20       0        0        0
July 2021..........     88       17       0        0        0       88       17       0        0        0
July 2022..........     81       14       0        0        0       81       14       0        0        0
July 2023..........     75       11       0        0        0       75       11       0        0        0
July 2024..........     68       9        0        0        0       68       8        0        0        0
July 2025..........     62       5        0        0        0       62       0        0        0        0
July 2026..........     57       0        0        0        0       57       0        0        0        0
July 2027..........     51       0        0        0        0       51       0        0        0        0
July 2028..........     46       0        0        0        0       46       0        0        0        0
July 2029..........     41       0        0        0        0       41       0        0        0        0
July 2030..........     36       0        0        0        0       36       0        0        0        0
July 2031..........     31       0        0        0        0       31       0        0        0        0
July 2032..........     26       0        0        0        0       26       0        0        0        0
July 2033..........     22       0        0        0        0       22       0        0        0        0
July 2034..........     17       0        0        0        0       17       0        0        0        0
July 2035..........     13       0        0        0        0       13       0        0        0        0
July 2036..........     0        0        0        0        0        0       0        0        0        0
Weighted Average
Life to Maturity
  (years)**           21.66    10.31     6.46     4.60     3.97    21.66   10.23     6.41     4.55     3.79

_________________________________
(**)     The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current
Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                               Class I-B-4 Certificates                    Class I-B-5 Certificates

                        5%      15%      25%      35%      50%      5%      15%      25%      35%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
July 2007..........    100      100      100      100      100      100     100      100      100      100
July 2008..........    100      100      100      100      100      100     100      100      100      100
July 2009..........    100      100      100      100      100      100     100      100      100      100
July 2010..........    100      100       90       51       18      100     100       90       51       18
July 2011..........    100      100       67       33       0       100     100       67       33       0
July 2012..........    100      100       47       17       0       100      85       40       17       0
July 2013..........    100       71       30       6        0       100      71       30       0        0
July 2014..........    100       60       22       0        0       100      60       22       0        0
July 2015..........    100       50       16       0        0       100      50       16       0        0
July 2016..........    100       42       10       0        0       100      42       0        0        0
July 2017..........    100       35       0        0        0       100      35       0        0        0
July 2018..........    100       29       0        0        0       100      29       0        0        0
July 2019..........    100       24       0        0        0       100      24       0        0        0
July 2020..........     95       20       0        0        0       95       20       0        0        0
July 2021..........     88       17       0        0        0       88       17       0        0        0
July 2022..........     81       14       0        0        0       81       6        0        0        0
July 2023..........     75       7        0        0        0       75       0        0        0        0
July 2024..........     68       0        0        0        0       68       0        0        0        0
July 2025..........     62       0        0        0        0       62       0        0        0        0
July 2026..........     57       0        0        0        0       57       0        0        0        0
July 2027..........     51       0        0        0        0       51       0        0        0        0
July 2028..........     46       0        0        0        0       46       0        0        0        0
July 2029..........     41       0        0        0        0       41       0        0        0        0
July 2030..........     36       0        0        0        0       36       0        0        0        0
July 2031..........     31       0        0        0        0       31       0        0        0        0
July 2032..........     26       0        0        0        0       26       0        0        0        0
July 2033..........     22       0        0        0        0       22       0        0        0        0
July 2034..........     17       0        0        0        0       17       0        0        0        0
July 2035..........     13       0        0        0        0        2       0        0        0        0
July 2036..........     0        0        0        0        0        0       0        0        0        0
Weighted Average
Life to Maturity
  (years)**           21.61    10.13     6.34     4.50     3.67    21.52    9.96     6.23     4.41     3.54

_________________________________
(**)     The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current
Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                               Class I-B-6 Certificates                    Class I-B-7 Certificates

                        5%      15%      25%      35%      50%      5%      15%      25%      35%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
July 2007..........    100      100      100      100      100      100     100      100      100      100
July 2008..........    100      100      100      100      100      100     100      100      100      100
July 2009..........    100      100      100      100      100      100     100      100      100      100
July 2010..........    100      100       90       51       6       100     100       90       51       0
July 2011..........    100      100       67       33       0       100     100       67       22       0
July 2012..........    100       85       40       4        0       100      85       40       0        0
July 2013..........    100       71       30       0        0       100      71       9        0        0
July 2014..........    100       60       15       0        0       100      60       0        0        0
July 2015..........    100       50       2        0        0       100      50       0        0        0
July 2016..........    100       42       0        0        0       100      42       0        0        0
July 2017..........    100       35       0        0        0       100      29       0        0        0
July 2018..........    100       29       0        0        0       100      7        0        0        0
July 2019..........    100       20       0        0        0       100      0        0        0        0
July 2020..........     95       11       0        0        0       95       0        0        0        0
July 2021..........     88       3        0        0        0       88       0        0        0        0
July 2022..........     81       0        0        0        0       81       0        0        0        0
July 2023..........     75       0        0        0        0       75       0        0        0        0
July 2024..........     68       0        0        0        0       68       0        0        0        0
July 2025..........     62       0        0        0        0       62       0        0        0        0
July 2026..........     57       0        0        0        0       57       0        0        0        0
July 2027..........     51       0        0        0        0       51       0        0        0        0
July 2028..........     46       0        0        0        0       46       0        0        0        0
July 2029..........     41       0        0        0        0       41       0        0        0        0
July 2030..........     36       0        0        0        0       32       0        0        0        0
July 2031..........     31       0        0        0        0       14       0        0        0        0
July 2032..........     25       0        0        0        0        0       0        0        0        0
July 2033..........     14       0        0        0        0        0       0        0        0        0
July 2034..........     4        0        0        0        0        0       0        0        0        0
July 2035..........     0        0        0        0        0        0       0        0        0        0
July 2036..........     0        0        0        0        0        0       0        0        0        0
Weighted Average
Life to Maturity
  (years)**           21.26     9.63     6.03     4.33     3.38    20.63    9.01     5.65     4.11     3.18

_________________________________
(**)     The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current
Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                              Class II-A-1 Certificates                    Class II-A-2 Certificates

                        5%      15%      25%      35%      50%      5%      15%      25%      35%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
July 2007..........     98       86       75       63       46      98       86       75       63       46
July 2008..........     96       74       55       38       18      96       74       55       38       18
July 2009..........     94       64       40       22       3       94       64       40       22       3
July 2010..........     92       55       30       17       3       92       55       30       17       3
July 2011..........     87       45       22       11       3       87       45       22       11       3
July 2012..........     82       37       17       7        1       82       37       17       7        1
July 2013..........     78       32       13       5        *       78       32       13       5        *
July 2014..........     73       27       10       3        0       73       27       10       3        0
July 2015..........     69       23       8        2        0       69       23       8        2        0
July 2016..........     65       20       6        1        0       65       20       6        1        0
July 2017..........     59       16       4        1        0       59       16       4        1        0
July 2018..........     54       14       3        *        0       54       14       3        *        0
July 2019..........     49       11       2        0        0       49       11       2        0        0
July 2020..........     44       9        2        0        0       44       9        2        0        0
July 2021..........     41       8        1        0        0       41       8        1        0        0
July 2022..........     37       6        1        0        0       37       6        1        0        0
July 2023..........     34       5        *        0        0       34       5        *        0        0
July 2024..........     31       4        0        0        0       31       4        0        0        0
July 2025..........     28       3        0        0        0       28       3        0        0        0
July 2026..........     25       3        0        0        0       25       3        0        0        0
July 2027..........     22       2        0        0        0       22       2        0        0        0
July 2028..........     19       2        0        0        0       19       2        0        0        0
July 2029..........     16       1        0        0        0       16       1        0        0        0
July 2030..........     14       1        0        0        0       14       1        0        0        0
July 2031..........     11       *        0        0        0       11       *        0        0        0
July 2032..........     9        *        0        0        0        9       *        0        0        0
July 2033..........     7        0        0        0        0        7       0        0        0        0
July 2034..........     4        0        0        0        0        4       0        0        0        0
July 2035..........     2        0        0        0        0        2       0        0        0        0
July 2036..........     0        0        0        0        0        0       0        0        0        0
Weighted Average
Life to Maturity
  (years)**           13.93     6.01     3.38     2.20     1.22    13.93    6.01     3.38     2.20     1.22

_________________________________
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**)     The weighted  average life of a  certificate  is  determined  by (i)  multiplying  the net  reduction,  if any, of the Current
         Principal  Amount by the number of years from the date of issuance of the certificate to the related  distribution  date, (ii)
         adding the  results and (iii)  dividing  the sum by the  aggregate  of the net  reductions  of the  Current  Principal  Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                              Class II-A-3 Certificates                    Class II-B-1 Certificates

                        5%      15%      25%      35%      50%      5%      15%      25%      35%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
July 2007..........     98       86       75       63       46      100     100      100      100      100
July 2008..........     96       74       55       38       18      100     100      100      100      100
July 2009..........     94       64       40       22       3       100     100      100      100      100
July 2010..........     92       55       30       17       3       100     100       90       51       79
July 2011..........     87       45       22       11       3       100     100       68       33       9
July 2012..........     82       37       17       7        1       100     100       52       22       0
July 2013..........     78       32       13       5        *       100      74       31       11       0
July 2014..........     73       27       10       3        0       100      63       23       7        0
July 2015..........     69       23       8        2        0       100      53       17       *        0
July 2016..........     65       20       6        1        0       100      45       13       0        0
July 2017..........     59       16       4        1        0       100      38       9        0        0
July 2018..........     54       14       3        *        0       100      31       7        0        0
July 2019..........     49       11       2        0        0       100      26       1        0        0
July 2020..........     44       9        2        0        0       100      21       0        0        0
July 2021..........     41       8        1        0        0       93       17       0        0        0
July 2022..........     37       6        1        0        0       85       14       0        0        0
July 2023..........     34       5        *        0        0       77       12       0        0        0
July 2024..........     31       4        0        0        0       70       9        0        0        0
July 2025..........     28       3        0        0        0       63       8        0        0        0
July 2026..........     25       3        0        0        0       56       4        0        0        0
July 2027..........     22       2        0        0        0       50       1        0        0        0
July 2028..........     19       2        0        0        0       43       0        0        0        0
July 2029..........     16       1        0        0        0       37       0        0        0        0
July 2030..........     14       1        0        0        0       32       0        0        0        0
July 2031..........     11       *        0        0        0       26       0        0        0        0
July 2032..........     9        *        0        0        0       20       0        0        0        0
July 2033..........     7        0        0        0        0       15       0        0        0        0
July 2034..........     4        0        0        0        0       10       0        0        0        0
July 2035..........     2        0        0        0        0        *       0        0        0        0
July 2036..........     0        0        0        0        0        0       0        0        0        0
Weighted Average
Life to Maturity
  (years)**           13.93     6.01     3.38     2.20     1.22    21.31   10.62     6.61     4.68     4.42

_________________________________
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**)     The weighted  average life of a  certificate  is  determined  by (i)  multiplying  the net  reduction,  if any, of the Current
         Principal  Amount by the number of years from the date of issuance of the certificate to the related  distribution  date, (ii)
         adding the  results and (iii)  dividing  the sum by the  aggregate  of the net  reductions  of the  Current  Principal  Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                              Class II-B-2 Certificates                    Class II-B-3 Certificates

                        5%      15%      25%      35%      50%      5%      15%      25%      35%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
July 2007..........    100      100      100      100      100      100     100      100      100      100
July 2008..........    100      100      100      100      100      100     100      100      100      100
July 2009..........    100      100      100      100      100      100     100      100      100      100
July 2010..........    100      100       90       51       18      100     100       90       51       18
July 2011..........    100      100       68       33       6       100     100       68       33       0
July 2012..........    100      100       52       20       0       100      91       45       17       0
July 2013..........    100       74       31       11       0       100      74       31       4        0
July 2014..........    100       63       23       1        0       100      63       23       0        0
July 2015..........    100       53       17       0        0       100      53       17       0        0
July 2016..........    100       45       13       0        0       100      45       9        0        0
July 2017..........    100       38       8        0        0       100      38       0        0        0
July 2018..........    100       31       0        0        0       100      31       0        0        0
July 2019..........    100       26       0        0        0       100      26       0        0        0
July 2020..........    100       21       0        0        0       100      21       0        0        0
July 2021..........     93       17       0        0        0       93       17       0        0        0
July 2022..........     85       14       0        0        0       85       14       0        0        0
July 2023..........     77       12       0        0        0       77       5        0        0        0
July 2024..........     70       8        0        0        0       70       0        0        0        0
July 2025..........     63       2        0        0        0       63       0        0        0        0
July 2026..........     56       0        0        0        0       56       0        0        0        0
July 2027..........     50       0        0        0        0       50       0        0        0        0
July 2028..........     43       0        0        0        0       43       0        0        0        0
July 2029..........     37       0        0        0        0       37       0        0        0        0
July 2030..........     32       0        0        0        0       32       0        0        0        0
July 2031..........     26       0        0        0        0       26       0        0        0        0
July 2032..........     20       0        0        0        0       20       0        0        0        0
July 2033..........     15       0        0        0        0       15       0        0        0        0
July 2034..........     9        0        0        0        0        0       0        0        0        0
July 2035..........     0        0        0        0        0        0       0        0        0        0
July 2036..........     0        0        0        0        0        0       0        0        0        0
Weighted Average
Life to Maturity
  (years)**           21.28    10.49     6.51     4.58     3.87    21.20   10.31     6.38     4.49     3.63

_________________________________
(**)     The weighted  average life of a  certificate  is  determined  by (i)  multiplying  the net  reduction,  if any, of the Current
         Principal  Amount by the number of years from the date of issuance of the certificate to the related  distribution  date, (ii)
         adding the  results and (iii)  dividing  the sum by the  aggregate  of the net  reductions  of the  Current  Principal  Amount described in (i) above.

                                        Percent of Initial Principal Amount Outstanding at the
                                                       Following CPR Percentage

                              Class II-B-4 Certificates                    Class II-B-5 Certificates

                        5%      15%      25%      35%      50%      5%      15%      25%      35%      50%
Distribution Date
Initial Percentage.    100      100      100      100      100      100     100      100      100      100
July 2007..........    100      100      100      100      100      100     100      100      100      100
July 2008..........    100      100      100      100      100      100     100      100      100      100
July 2009..........    100      100      100      100      100      100     100      100      100      100
July 2010..........    100      100       90       51       18      100     100       90       51       1
July 2011..........    100      100       68       33       0       100     100       68       28       0
July 2012..........    100       87       41       17       0       100      87       41       *        0
July 2013..........    100       74       31       0        0       100      74       24       0        0
July 2014..........    100       63       23       0        0       100      63       10       0        0
July 2015..........    100       53       17       0        0       100      53       0        0        0
July 2016..........    100       45       0        0        0       100      45       0        0        0
July 2017..........    100       38       0        0        0       100      36       0        0        0
July 2018..........    100       31       0        0        0       100      24       0        0        0
July 2019..........    100       26       0        0        0       100      15       0        0        0
July 2020..........    100       21       0        0        0       100      7        0        0        0
July 2021..........     93       17       0        0        0       93       *        0        0        0
July 2022..........     85       0        0        0        0       85       0        0        0        0
July 2023..........     77       0        0        0        0       77       0        0        0        0
July 2024..........     70       0        0        0        0       70       0        0        0        0
July 2025..........     63       0        0        0        0       63       0        0        0        0
July 2026..........     56       0        0        0        0       56       0        0        0        0
July 2027..........     50       0        0        0        0       50       0        0        0        0
July 2028..........     43       0        0        0        0       43       0        0        0        0
July 2029..........     37       0        0        0        0       35       0        0        0        0
July 2030..........     32       0        0        0        0       25       0        0        0        0
July 2031..........     26       0        0        0        0       15       0        0        0        0
July 2032..........     20       0        0        0        0        5       0        0        0        0
July 2033..........     3        0        0        0        0        0       0        0        0        0
July 2034..........     0        0        0        0        0        0       0        0        0        0
July 2035..........     0        0        0        0        0        0       0        0        0        0
July 2036..........     0        0        0        0        0        0       0        0        0        0
Weighted Average
Life to Maturity
  (years)**           21.10    10.12     6.26     4.38     3.51    20.71    9.62     5.92     4.24     3.29

_________________________________
(*)      Indicates a number that is greater than zero but less than 0.5%.

(**)     The weighted  average life of a  certificate  is  determined  by (i)  multiplying  the net  reduction,  if any, of the Current
         Principal  Amount by the number of years from the date of issuance of the certificate to the related  distribution  date, (ii)
         adding the  results and (iii)  dividing  the sum by the  aggregate  of the net  reductions  of the  Current  Principal  Amount described in (i) above.

Yield Sensitivity Of The Subordinate Certificates

         As the Current  Principal Amount of a class of Subordinate  Certificates is reduced to zero, the yield to maturity on the next most junior related class of Subordinate  Certificates  will become  extremely  sensitive to losses on the related  mortgage loans (and the timing  thereof)  that are covered by  subordination,  because the entire  amount of losses on the  related  mortgage  loans to the extent  not  covered  by any  related  Excess  Spread or  related  overcollaterization  will be  allocated  such  class of  Subordinate
Certificates.  The initial  undivided  interest in the mortgage loans  evidenced by the Class I-B  Certificates,  in the aggregate,  is approximately  9.40%. The initial undivided interest in the mortgage loans evidenced by the Class II-B Certificates,  in the aggregate, is approximately 9.55%.  Investors in the Subordinate  Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these  investors to fully recover their  investments.  For additional  considerations  relating to the yield on the Subordinate Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Yield Sensitivity of the Class I-X Certificates

         The Class I-X Certificates  receive only  distributions of interest.  The yield to maturity on the Class I-X Certificates will be extremely  sensitive to both the timing of receipt of prepayments and the overall rate of Principal  Prepayments and defaults on the related mortgage loans,  which rate may fluctuate  significantly  over time,  because the Class I-X Notional Amount is equal to the sum of the aggregate  Current  Principal Amount of the Class I-A-1,  Class I-A-2 and Class I-A-3  Certificates.  Investors in the Class I-X
Certificates  should  fully  consider  the risk that a rapid rate of  prepayments  on the related  mortgage  loans could  result in the failure of such  investors to fully recover their  investments.  The Class I-X  Certificates  are  especially  sensitive to the rate of
Principal  Prepayments  because all Principal  Prepayments  on the group I mortgage  loans on each  distribution  date during the first three years after the Closing Date will be allocated to the related Senior Certificates (subject to limited exceptions).

         The  following  tables  indicate  the  sensitivity  of the pre-tax  yield to maturity on the Class X  Certificates  to various constant  rates of prepayment on the group I mortgage loans by projecting  the monthly  aggregate  payments on the Class X Certificates and  computing  the  corresponding  pre-tax  yields  to  maturity  on a  corporate  bond  equivalent  basis,  based on the  structuring assumptions,  including the assumptions  regarding the  characteristics  and performance of such mortgage loans,  which differ from the actual  characteristics  and  performance  thereof and assuming the aggregate  purchase  price for the Class X  Certificates  set forth below.  Any differences  between such assumptions and the actual  characteristics  and performance of the group I mortgage loans and of such Class X  Certificates  may result in yields being  different  from those shown in such table.  Discrepancies  between  assumed and actual  characteristics  and performance  underscore the hypothetical  nature of the tables,  which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                       Pre-Tax Yield to Maturity of the Class I-X Certificates at the Following CPR Percentages

Assumed Purchase Price                   5%             15%             25%             35%             50%
____________________________________________________________________________________________________________________
           $2,982,800                  35.48%          21.43%          6.76%          (8.93)%         (40.62)%

         Each pre-tax  yield to maturity set forth in the preceding  tables was  calculated by  determining  the monthly  discount rate which,  when applied to the assumed stream of cash flows to be paid on the Class X  Certificates,  would cause the  discounted  present value of such assumed  stream of cash flows to equal the assumed  purchase price listed in the table.  Accrued  interest is included in the assumed purchase price in computing the yields shown.  These yields do not take into account the different  interest rates at which investors may be able to reinvest  funds  received by them as  distributions  on the Class X  Certificates  and thus do not reflect the return on any  investment  in the Class X  Certificates  when any  reinvestment  rates other than the  discount  rates set forth in the preceding table are considered.

         Notwithstanding  the assumed  prepayment  rates  reflected in the preceding  tables,  it is highly  unlikely that the mortgage loans will be prepaid  according  to one  particular  pattern.  For this  reason and  because  the timing of cash flows is  critical to determining  yields,  the pre-tax  yield to maturity  on the Class X  Certificates  are likely to differ from those shown in the tables above,  even if the  prepayment  assumption  equals the  percentages of CPR indicated in the tables above over any given time period or over the entire life of the Class X Certificates.

         There  can be no  assurance  that the  mortgage  loans  will  prepay at any  particular  rate or that the yield on the Class X
Certificates will conform to the yields described herein.  Moreover,  the various remaining terms to maturity and mortgage rates of the mortgage  loans  could  produce  slower or faster  principal  distributions  than  indicated  in the  preceding  tables at the  various percentages of the CPR specified,  even if the weighted average  remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed.  Investors are urged to make their investment  decisions based on their determinations as to anticipated rates of prepayment  under a variety of scenarios.  Investors in the Class X  Certificates  should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

         For  additional  considerations  relating  to the  yield  on the  Offered  Certificates,  see  "Yield  Considerations"  in the
prospectus.

                                                           THE POOLING AND SERVICING AGREEMENT

         General

         The  Certificates  will be issued  pursuant  to the  Agreement,  a form of which is filed as an  exhibit  to the  registration statement.  A current  report on Form 8-K relating to the  Certificates  containing a copy of the  Agreement as executed  will be filed by the Depositor with the Securities and Exchange  Commission  within  fifteen days of the initial  issuance of the  Certificates.  The trust fund created  under the Agreement  will consist of (1) all of the  Depositor's  right,  title and interest in and to the mortgage loans,  the related  mortgage notes,  mortgages and other related  documents,  including all interest and principal due with respect to the mortgage  loans after the Cut-off  Date,  but  excluding any payments of principal or interest due on or prior to the Cut-off Date,
(2) any  mortgaged  properties  acquired on behalf of  certificateholders  by  foreclosure  or by deed in lieu of  foreclosure  and any revenues  received  thereon,  (3) the rights of the Trustee under all  insurance  policies  required to be  maintained  pursuant to the
Agreement,  (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,  (5) such assets  relating to the mortgage  loans as from time to time may be held in the Custodial  Account,  the  Distribution  Account and the
Final Maturity  Reserve  Account,  (6) the rights with respect to the Cap Contracts,  and (7) any proceeds of the foregoing.  Reference is made to the prospectus for important  information in addition to that set forth in this  prospectus  supplement  regarding the trust fund,  the terms and  conditions of the Agreement and the Offered  Certificates.  The Offered  Certificates  will be  transferable  and exchangeable  at the corporate trust offices of the Trustee;  for these purposes and for purposes of presentment and surrender  located at Sixth Street and Marquette Avenue,  Minneapolis,  Minnesota 55479,  Attention:  Corporate Trust Group, Bear Stearns Mortgage Funding
2006-AR1 and for all other purposes  located at 9062 Old Annapolis Road,  Columbia,  Maryland 21045,  Attention:  Client Manager,  Bear
Stearns Mortgage Funding.  The Depositor will provide to prospective or actual  certificateholders  without charge, on written request, a copy (without  exhibits) of the  Agreement.  Requests  should be addressed to Structured  Asset  Mortgage  Investments  II Inc.,  383
Madison Avenue, New York, New York 10179.

                  Assignment of the Mortgage Loans

         At the time of issuance of the  Certificates,  the Depositor  will cause the mortgage  loans,  together with all principal and interest due on or with respect to such  mortgage  loans after the Cut-off Date,  to be sold to the trust.  The mortgage  loans will be identified  in a schedule  appearing as an exhibit to the Agreement (as  amended).  Such  schedule will include  information  as to the principal  balance of each mortgage loan as of the Cut-off Date, as well as  information  including,  among other things,  the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the loan-to-value ratio.

                  Representations and Warranties

         In the Mortgage Loan Purchase  Agreement  pursuant to which the Depositor  purchased the mortgage loans from the Sponsor,  the
Sponsor made certain  representations  and warranties to the Depositor  concerning the mortgage  loans.  The Trustee,  on behalf of the certificateholders,  will be assigned all right,  title and interest in the Mortgage Loan Purchase  Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The  representations  and warranties of the Sponsor with respect to the mortgage  loans  generally will include the following, among others:

         (1)      The information set forth in the mortgage loan schedule is true,  complete and correct in all material respects as of the date such representation was made;

         (2)      Immediately  prior to the sale of the mortgage  loans pursuant to the Mortgage Loan Purchase  Agreement,  the Sponsor
was the sole owner of beneficial  title and holder of each mortgage and mortgage note relating to the related  mortgage loans as of the
Closing Date or as of another  specified  date,  is conveying  the same to the  Depositor  free and clear of any  encumbrance,  equity, participation  interest,  lien,  pledge,  charge,  claim or security  interest and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

         (3)      As of the Closing Date,  there is no monetary  default  existing under any mortgage or the related  mortgage note and there is no material  event  which,  with the  passage of time or with notice and the  expiration  of any grace or cure  period,  would constitute a default,  breach or event of  acceleration;  and neither the Sponsor nor any of its  respective  affiliates  has taken any action to waive any default,  breach or event of  acceleration;  and no  foreclosure  action is threatened or has been  commenced  with respect to the mortgage loan.

         Generally,  the Mortgage Loan Purchase  Agreement will provide that, in the case of a breach of any representation or warranty set forth above which materially and adversely  affects the value of the interests of  certificateholders  or the Trustee in any of the mortgage loans,  within 90 days from the date of discovery or notice from the Trustee,  the Depositor or the Sponsor,  the Sponsor will either (i) cure such breach in all material  respects,  (ii) provide the Trustee with a substitute  mortgage  loan (if within two years of the Closing Date) or (iii) purchase the related  mortgage loan at the applicable  Repurchase  Price.  The obligations of the Sponsor to cure,  purchase or substitute shall constitute the Trustee's sole and exclusive remedy  respecting a breach of such  representations and warranties.

The Custodian

         Wells Fargo Bank,  National  Association  ("Wells Fargo Bank") is acting as custodian of the mortgage  loan files  pursuant to the  custodial  agreement.  In that  capacity,  Wells Fargo Bank is  responsible  to hold and  safeguard  the mortgage  notes and other contents of the mortgage  files on behalf of the Trustee and the  certificateholders.  Wells Fargo Bank  maintains  each  mortgage loan file in a  separate  file  folder  marked  with a unique  bar code to assure  loan-level  file  integrity  and to  assist in  inventory management.  Files are  segregated  by  transaction  or investor.  Wells Fargo Bank has been engaged in the mortgage  document  custody business for more than 25 years.  Wells Fargo Bank maintains  document custody  facilities in its Minneapolis,  Minnesota  headquarters and in three regional  offices located in Richfield,  Minnesota,  Irvine,  California,  and Salt Lake City,  Utah. As of June 30, 2006,
Wells Fargo Bank  maintains  mortgage  custody  vaults in each of those  locations  with an aggregate  capacity of over eleven  million files.

         Wells Fargo Bank serves or may have served within the past two years as loan file  custodian for various  mortgage loans owned by the Sponsor or an affiliate of the Sponsor and  anticipates  that one or more of those  mortgage loans may be included in the Trust.
The  terms  of any  custodial  agreement  under  which  those  services  are  provided  by  Wells  Fargo  Bank  are  customary  for the mortgage-backed  securitization  industry and provide for the delivery,  receipt,  review and safekeeping of mortgage loan files. For a general description of Wells Fargo Bank, see the description herein under "The Trustee."

                  The Trustee

         Wells  Fargo  Bank will act as  Trustee  for the  Certificates  pursuant  to the  Agreement.  Wells  Fargo  Bank is a national banking  association  and a  wholly-owned  subsidiary  of  Wells  Fargo &  Company.  A  diversified  financial  services  company  with approximately  $482 billion in assets,  23 million  customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a
U.S. bank holding company,  providing banking,  insurance,  trust,  mortgage and consumer finance services throughout the United States and  internationally.  Wells Fargo Bank provides  retail and  commercial  banking  services and corporate  trust,  custody,  securities lending,  securities transfer,  cash management,  investment management and other financial and fiduciary services. The Depositor,  the
Sponsor and the  Servicer may maintain  banking and other  commercial  relationships  with Wells Fargo Bank and its  affiliates.  Wells
Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road,  Columbia,  Maryland 21045-1951 (among other locations) and its office for certificate  transfer  services is located at Sixth Street and Marquette Avenue,  Minneapolis,  Minnesota
55479.

         The Trustee's office for notices under the Agreement is located at 9062 Old Annapolis Road,  Columbia,  Maryland 21045.  Wells
Fargo Bank has provided  corporate  trust  services  since 1934. As of June 30, 2006,  Wells Fargo Bank acts as a trustee for a variety of  transactions  and  asset  types,  including  corporate  and  municipal  bonds,  mortgage-backed  and  asset-backed  securities  and collateralized  debt  obligations.  As of June 30,  2006,  Wells  Fargo  Bank was acting as trustee  on  approximately  1230  series of residential mortgage-backed securities with an aggregate principal balance of approximately $282,142,062,265

         The Trustee will be entitled to receive the Trustee Fee as compensation  for its activities  under the Agreement equal to 1/12 of the  Trustee  Fee Rate  multiplied  by the Stated  Principal  Balance of each  mortgage  loan as of the first day of the related Due
Period.  The Trustee  Fee Rate will be 0.0025% per annum.  The  Trustee  will also be entitled to the  investment  income on amounts in the  Distribution  Account for the period  specified in the  Agreement.  The Agreement  will provide that the Trustee and any director, officer,  employee or agent of the Trustee will be entitled to recover  from the  Distribution  Account all  reasonable  out-of  pocket expenses,  disbursements and advances and expenses of the Trustee in connection with any Monthly Advance,  Event of Default, any breach of the Agreement or any loss,  liability,  expense,  claim or legal action  (including any pending or threatened claim or legal action)
incurred or made by the  Trustee in the  administration  of the trust  created  pursuant to the  Agreement  (including  the  reasonable compensation and  disbursements of its counsel),  other than any such expense,  disbursement or advance as may arise from the Trustee's negligence or intentional misconduct or which is the responsibility of the certificateholders.

         If an event of default has not occurred (or has occurred but is no longer  continuing) under the Agreement,  then the Trustee, will perform only such duties as are  specifically  set forth in the Agreement as being the duties to be performed by the Trustee prior to the  occurrence  (or  following  the  discontinuance)  of an event of  default  thereunder.  If an event of  default  occurs  and is continuing under the Agreement,  the Trustee is required to exercise such of the rights and powers vested in it by the Agreement,  such as (upon the  occurrence  and during the  continuance  of certain  events of default)  either  acting as the  servicer or  appointing a successor  servicer,  and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances  in the conduct of such  investor's  own  affairs.  Subject to certain  qualifications  specified in the  Agreement,  the
Trustee, will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The Trustee's duties and responsibilities  under the Agreement include, upon receipt of resolutions,  certificates and reports which are specifically  required to be furnished to it pursuant to the Agreement,  examining them to determine  whether they are in the form required by the  Agreement,  providing to the Rating  Agencies  notices of the  occurrence of certain  events of default under the
Agreement, appointing a successor servicer, and effecting any optional termination of either Loan Group or the Trust.

         The Trustee  may resign at any time,  in which event the  Depositor  will be  obligated  to appoint a successor  trustee.  The
Depositor  may also remove the Trustee if the Trustee  ceases to be eligible to continue as Trustee under the  Agreement,  and fails to resign  after  written  request  therefor  by the  Depositor  or if the  Trustee  becomes  insolvent.  Upon  becoming  aware  of  those circumstances,  the  Depositor  will be  obligated to appoint a successor  trustee.  The Trustee may also be removed at any time by the holders of certificates  evidencing not less than 51% of the aggregate  voting rights in the related trust.  Any resignation or removal of the Trustee and appointment of a successor  trustee will not become  effective until  acceptance of the appointment by the successor trustee as set forth in the Agreement.

         On and after the time the Servicer  receives a notice of termination  pursuant to the Agreement,  the Trustee shall become the successor to the Servicer,  or shall appoint a successor  servicer (as described  below) with respect to the  transactions set forth or provided for in the  Agreement  and after a transition  period (not to exceed 90 days),  shall be subject to all the  responsibilities, duties,  liabilities  and  limitations  on  liabilities  relating  thereto  placed on the Servicer by the terms and  provisions  of the
Agreement;  provided,  however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed  recoverable and not previously made) incurred by the Servicer at or prior to the time of termination.  Effective on the date of such notice of termination,  as compensation  therefor,  the Trustee shall be entitled to all  compensation,  reimbursement of expenses and  indemnification  that the Servicer  would have been entitled to if it had  continued to act pursuant to the  Agreement  except for those amounts due the Servicer as  reimbursement  permitted under this Agreement for advances  previously  made or expenses  previously incurred.  Notwithstanding  the  foregoing,  the Trustee  may, if it shall be  unwilling to so act, or shall,  if it is  prohibited  by applicable law from making advances or if it is otherwise unable to so act, appoint,  or petition a court of competent  jurisdiction to appoint,  any  established  mortgage loan servicing  institution  the  appointment of which does not adversely  affect the then current rating of the  certificates  by each rating agency as the  successor to the pursuant to the  Agreement in the  assumption of all or any part of the  responsibilities,  duties or liabilities of the Servicer  pursuant to the  Agreement.  Any successor  Servicer shall be an established  housing and home finance  institution which is a Fannie Mae- or Freddie  Mac-approved  servicer and shall have a net worth of not less than  $10,000,000;  provided,  that the Trustee shall obtain a letter from each Rating Agency that the ratings,  if any, on each of the  Certificates  will not be lowered as a result of the selection of the successor to the  Servicer.  If the Trustee  assumes the duties and  responsibilities  of the  Servicer,  the Trustee  shall not resign as  servicer  until a  successor  servicer  has been appointed and has accepted such  appointment.  Pending  appointment of a successor to the Servicer  under the  Agreement,  the Trustee, unless the Trustee is prohibited by law from so acting,  shall act in such capacity as provided in the  Agreement.  In connection  with such  appointment  and assumption,  the Trustee may make such  arrangements  for the  compensation of such successor out of payments on mortgage  loans or otherwise as it and such  successor  shall agree;  provided  that such  compensation  shall not be in excess of that which the Servicer  would have been  entitled to if the Servicer had  continued  to act under the  Agreement,  and that such  successor shall  undertake and assume the  obligations of the Trustee to pay  compensation  to any third Person acting as an agent or independent contractor in the  performance  of servicing  responsibilities  under the  Agreement.  The Trustee and such  successor  shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

         The costs and  expenses  of the  Trustee in  connection  with the  termination  of the  Servicer,  appointment  of a successor servicer and any transfer of servicing,  including,  without  limitation,  all costs and expenses associated with the complete transfer of all servicing  data and the  completion,  correction or  manipulation  of such  servicing  data as may be required by the Trustee to correct any errors or  insufficiencies  in the  servicing  data or otherwise  enable the Trustee or  successor  servicer to service the mortgage loans properly and  effectively,  to the extent not paid by the terminated  servicer,  will be payable to the Trustee pursuant to the Agreement.  Any successor  Servicer shall give notice to the applicable  mortgagors of such change of servicer and will,  during the term of its service as  successor  servicer,  maintain in force the policy or  policies  that the  Servicer is required to maintain pursuant to the Agreement.

         If the Trustee will succeed to any duties of the Servicer  respecting the mortgage loans as provided herein,  it will do so in a separate  capacity and not in its capacity as Trustee and,  accordingly,  the  provisions of the Agreement  concerning  the Trustee's duties will be  inapplicable  to the Trustee in its duties as the  successor  to the Servicer in the  servicing  of the mortgage  loans
(although such provisions will continue to apply to the Trustee in its capacity as Trustee);  the provisions of the Agreement  relating to the Servicer, however, will apply to the Trustee in its capacity as successor servicer.

         Upon any  termination or  appointment  of a successor to the Servicer,  the Trustee will give prompt written notice thereof to the Rating Agencies.

                  Servicing and Other Compensation and Payment of Expenses

         The Servicer will be entitled to receive a Servicing  Fee as  compensation  for its  activities  under the Agreement  equal to
1/12 of the Servicing  Fee Rate  multiplied  by the Stated  Principal  Balance of each mortgage loan as of the first day of the related
Due Period.  The Servicing Fee Rate for each mortgage loan will be 0.375% per annum.

         In addition to the primary  compensation  described above, the Servicer may be entitled to retain assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the Agreement.

         The Servicer will pay all related  expenses  incurred in connection  with its servicing  responsibilities  (subject to limited reimbursement as described in the Agreement).

Servicing Responsibilities

         The Servicer will be  responsible  for servicing the mortgage loans in accordance  with the  provisions of the Agreement.  The responsibilities generally include:

o        communicating with borrowers;

o        sending monthly remittance statements to borrowers;

o        collecting payments from borrowers;

o        recommending a loss mitigation  strategy for borrowers who have defaulted on their loans (i.e.  repayment plan,  modification, foreclosure, etc.);

o        accurate and timely  accounting,  reporting  and  remittance of the  principal  and interest  portions of monthly  installment payments to the Trustee, together with any other sums paid by borrowers that are required to be remitted;

o        accurate and timely accounting and administration of escrow and impound accounts, if applicable;

o        accurate and timely reporting of negative amortization amounts, if any;

o        paying escrows for borrowers, if applicable;

o        calculating and reporting payoffs and liquidations;

o        maintaining an individual file for each loan; and

o        maintaining  primary mortgage  insurance  commitments or certificates if required,  and filing any primary mortgage  insurance claims.

Table of Fees

         The following  table  indicates  the fees expected to be paid from the cash flows from the mortgage  loans and other assets of the trust fund, while the Offered Certificates are outstanding.

         All fees are expressed as a percentage,  at an annualized rate, applied to the outstanding  aggregate principal balance of the mortgage loans.

                        Item                         Fee                               Paid From
______________________________________________________________________________________________________________
         Servicing Fee(1)            0.375%  per annum            Mortgage Loan Collections
         Trustee Fee((2))            0.0025%  per annum           Mortgage Loan Collections

         (1)  The servicing fee is paid on a first priority basis from  collections  allocable to interest on the mortgage loans, prior to distributions to certificateholders.
         (2)  The trustee fee is paid on a first  priority basis from  collections  allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Realization Upon Defaulted Mortgage Loans

         The  Servicer  will take such action  either as it deems to be in the best  interest of the trust,  or as is  consistent  with accepted  servicing  practices or in accordance  with  established  practices for other  mortgage  loans  serviced by the Servicer with respect to defaulted mortgage loans and foreclose upon or otherwise  comparably convert the ownership of properties  securing defaulted mortgage  loans as to which no  satisfactory  collection  arrangements  can be made.  To the  extent  set forth in the  Agreement,  the
Servicer will service the property  acquired by the trust  through  foreclosure  or  deed-in-lieu  of  foreclosure  in accordance  with procedures that the Servicer employs and exercises in servicing and  administering  mortgage loans for its own account and which are in accordance with accepted mortgage servicing  practices of prudent lending  institutions,  and Fannie Mae guidelines.  The Servicer will not be required to expend its own moneys with respect to the  restoration or to make servicing  advances with respect to such mortgaged properties  unless the Servicer has determined  that (i) such amounts would be recovered,  and (ii) it believes such  restoration  will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since Insurance  Proceeds  received in connection with a mortgage loan cannot exceed  deficiency  claims and certain  expenses incurred by the Servicer,  no insurance  payments will result in a recovery to  certificateholders  which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable Net Rate.

Monthly Reports to Certificateholders

         On each  distribution  date,  the Trustee will make  available  to each  certificateholder,  the Servicer and the  Depositor a statement generally setting forth, among other information:

         (a)      the  Current  Principal  Amount or  Notional  Amount of each class of  Certificates  after  giving  effect (i) to all distributions  allocable to principal on such  distribution  date and (ii) the allocation of any Applied Realized Loss Amounts for such distribution date;

         (b)      the amount of the related  distribution to holders of each class allocable to principal,  separately  identifying (A)
the aggregate amount of any Principal  Prepayments  included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

         (c)      the  pass-through  rate for each  applicable  class of Certificates  with respect to the current Due Period,  and, if applicable, whether such pass-through rate was limited by the applicable Net Rate Cap;

         (d)      the amount of such distribution to holders of each class allocable to interest;

         (e)      the applicable accrual periods dates for calculating distributions and general distribution dates;

         (f)      the total cash flows received and the general sources thereof;

         (g)      the amount,  if any,  of fees or  expenses  accrued  and paid,  with an  identification  of the payee and the general purpose of such fees  including  the related  amount of the  Servicing  Fees paid to or retained  by the  Servicer  for the related Due
Period;

         (h)      the Interest Carry Forward Amount and any Basis Risk Shortfall Carry-forward Amount for each class of Certificates;

         (i)      with respect to each Loan Group, the aggregate of the Stated  Principal  Balance of all of the mortgage loans for the following distribution date;

         (j)      the number and outstanding  principal  balance of the mortgage loans that were Delinquent  (exclusive of any mortgage loan in  foreclosure)  (A) that are 30 to 59  days Delinquent,  (B) that  are 60  to 89 days  Delinquent,  (C) that are 90 or more days
Delinquent and (D) for which foreclosure  proceedings have been commenced,  in each case as of the close of business on the last day of the calendar month preceding such distribution  date and separately  identifying such information for the first lien mortgage loans and second lien mortgage loans;

         (k)      with respect to each Loan Group,  the amount of Monthly Advances  included in the  distribution on such  distribution date (including the general purpose of such Monthly Advances);

         (l)      with respect to each Loan Group, the cumulative amount of Applied Realized Loss Amounts to date;

         (m)      if applicable,  material  modifications,  extensions or waivers to mortgage loan terms,  fees,  penalties or payments during the preceding calendar month or that have become material over time;

         (n)      with  respect to each Loan Group and with  respect to any  mortgage  loan that was  liquidated  during the  preceding calendar month,  the loan number and aggregate  Stated  Principal  Balance of, and Realized Loss on, such mortgage loan as of the close of business on the determination date preceding such distribution date;

         (o)      with respect to each Loan Group,  the total number and principal  balance of any real estate owned or REO  Properties as of the close of business on the last day of the calendar month preceding such distribution date;

         (p)      with  respect to each Loan  Group,  the three month  rolling  average of the percent  equivalent  of a fraction,  the numerator of which is the  aggregate  Stated  Principal  Balance of the mortgage  loans that are 60 days or more  Delinquent  or are in bankruptcy or foreclosure or are REO Properties,  and the denominator of which is the aggregate Stated Principal  Balance of all of the mortgage loans in each case as of the close of business on the last day of the calendar  month  preceding  such  distribution  date and separately identifying such information for the first lien mortgage loans;

         (q)      with  respect to each Loan Group,  the  Realized  Losses  during the related Due Period and the  cumulative  Realized
Losses through the end of the preceding month;

         (r)      with respect to each Loan Group, whether a Trigger Event exists;

         (s)      updated pool composition data including the following:  weighted average mortgage rate and weighted average remaining term;

         (t)      the special hazard amount,  fraud loss amount and bankruptcy  amount,  if applicable,  as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

         (u)      the amount of the distribution made on such  distribution date to the holders of the Class XP Certificates  allocable to prepayment charges; and

         (v)      the amount of the Reimbursement Amount, if any.

         The Trustee will make the monthly  statement and, at its option,  any additional  files  containing the same information in an alternative format,  available each month to  certificateholders  via the Trustee's internet website at www.ctslink.com.  Assistance in using the website service can be obtained by calling the Trustee's  customer  service desk at (301)  815-6600.  Parties that are unable to use the above  distribution  options are  entitled to have a paper copy mailed to them via first class mail by calling the  customer service  desk and  indicating  such.  The  Trustee  may  change  the way  monthly  statements  are  distributed  in order to make  such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K,  the  distribution  reports on Form 10-D,  the current  reports on Form 8-K and amendments to those reports filed or furnished  with respect to the trust  pursuant to section 13(a) or 15(d) of the Exchange Act which were filed by the Trustee  will be made  available  on the website of the Trustee  promptly  after such  material is  electronically  filed with,  or furnished to, the SEC. In addition,  upon request,  the Trustee will prepare and make  available to a requesting  certificateholder  of record during the previous calendar year a statement containing  information  necessary to enable  certificateholders  to prepare their tax returns.  Such statements will not have been examined and reported upon by an independent public accountant.

                  Collection and Other Servicing Procedures and Modifications

         The Servicer  will use its  reasonable  efforts to ensure that all payments  required  under the terms and  provisions  of the mortgage  loans are collected,  and will follow  collection  procedures  comparable to the  collection  procedures of prudent  mortgage lenders servicing mortgage loans for its own account, to the extent such procedures will be consistent with the Agreement.

         In  instances  in which a  mortgage  loan is in default or if default is  reasonably  foreseeable,  and if  determined  by the
Servicer to be in the best interests of the certificateholders,  the Servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications,  payment forbearances,  partial forgiveness,  entering into repayment  schedule  arrangements,  and  capitalization  of arrearages  rather than proceeding  with  foreclosure or  repossession,  if applicable.  In making that  determination,  the estimated  Realized Loss that might result if the loan were liquidated  would be taken into  account.  Modifications  may have the effect of, among other  things,  reducing the loan rate,  forgiving  payments of principal, interest or other amounts owed under the mortgage loan or contract,  such as taxes or insurance premiums,  extending the final maturity date of the loan,  capitalizing  delinquent interest and other amounts owed under the mortgage loan or contract,  or any combination of these or other  modifications.  In addition,  if the loan is not in default or if default is not reasonably  foreseeable,  the Servicer may modify the loan only to the extent set forth in the Agreement;  provided that, such  modification will not result in the imposition of taxes on any REMIC or otherwise  adversely  affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in  collections  resulting from a modification  may result in reduced  distributions  of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

         Approximately  98.54% of the  group I  mortgage  loans  and all of the  group II  mortgage  loans  are  assumable  under  some circumstances  if, in the sole judgment of the servicer,  the prospective  purchaser of a mortgaged  property is  creditworthy  and the security  for the mortgage  loan is not  impaired by the  assumption.  The  remainder  of the  mortgage  loans are subject to customary due-on-sale provisions.

         Certain  mortgage  loans  contain  due-on-sale  clauses.  If a Mortgaged  Property  has been or is about to be conveyed by the
Mortgagor  and the Servicer has  knowledge  thereof,  the Servicer  will  accelerate  the maturity of the mortgage  loan, to the extent permitted by the terms of the related  mortgage  note, the terms of any primary  mortgage  insurance  policy and applicable  law. If it reasonably  believes that the due-on-sale  clause cannot be enforced under  applicable law, or would otherwise  potentially  impair any recovery under a primary mortgage  insurance  policy,  if applicable,  the Servicer in some cases with the prior consent of the Trustee
(not to be  unreasonably  withheld) may enter into an assumption  agreement  with the person to whom such property has been or is about to be conveyed,  pursuant to which such person  becomes liable under the mortgage note and the  Mortgagor,  to the extent  permitted by applicable  law,  remains  liable  thereon.  The Servicer will retain any fee  collected  for entering into an assumption  agreement as additional  servicing  compensation  to the  extent  provided  in the  Servicing  Agreement.  In regard to  circumstances  in which the
Servicer may be unable to enforce  due-on-sale  clauses,  see "Legal Aspects of the Loans" in the  prospectus.  In connection  with any such assumption, the mortgage rate borne by the related mortgage note may not be changed.

         The Servicer will establish and maintain,  in addition to the Custodial Account described under "—The Custodial  Account," one or more accounts  which comply with the  requirements  of the  Servicing  Agreement.  The Servicer will deposit and retain  therein all collections  from the  mortgagors  for the payment of taxes,  assessments,  insurance  premiums,  or  comparable  items as agent of the mortgagors as provided in the Servicing  Agreement.  Each of these  accounts and the  investment of deposits  therein shall comply with the requirements of the Servicing  Agreement and shall meet the  requirements of the Rating  Agencies.  Withdrawals of amounts from the
Protected Accounts may be made to effect timely payment of taxes,  assessments,  insurance premiums,  or comparable items, to reimburse the Servicer for any advances made with respect to such items, for application to restoration or repair of the Mortgaged  Property,  to refund to any  mortgagors  any sums as may be  determined  to be overages,  to pay to the  Servicer,  or to the Mortgagor to the extent required by law,  interest paid on the funds on deposit in such accounts to clear and terminate,  such accounts at or at any time after the termination of the Servicing Agreement, and to make such other withdrawals as provided in the Servicing Agreement.

         The Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

                  Hazard Insurance

         The Servicer  will maintain and keep, or cause to be maintained  and kept,  with respect to each mortgage  loan,  other than a mortgage loan secured by a condominium  unit, in full force and effect for each Mortgaged  Property a hazard  insurance policy equal to at least the  lesser  of (i) the  Outstanding  Principal  Balance  of the  mortgage  loan or (ii) the  maximum  insurable  value of the improvements  securing such mortgage  loan, or equal to such other amount as calculated  pursuant to a similar  formulation as provided in the Servicing  Agreement,  and containing a standard or union mortgagee  clause;  provided,  however,  that the amount of the hazard insurance  may not be less than the amount  necessary  to prevent  loss due to the  application  of any  co-insurance  provision of the related policy.  Any amounts  collected by the Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged  Property or amounts released to the Mortgagor in accordance with normal  servicing  procedures)
shall be deposited in a Protected  Account.  Any cost incurred in maintaining  any such hazard  insurance  policy shall not be added to the amount  owing  under the  mortgage  loan for the  purpose of  calculating  monthly  distributions  by the  Servicer  to the Trustee notwithstanding  that the terms of the mortgage  loan so permit.  Such costs shall be  recoverable  by the Servicer out of related late payments by the Mortgagor or out of Insurance  Proceeds or Liquidation  Proceeds or any other amounts in the related Protected Account.
The right of the  Servicer  to  reimbursement  for such costs  incurred  will be prior to the right of Trustee to receive  any  related
Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

         In  general,  the  standard  form of fire and  extended  coverage  policy  covers  physical  damage to or  destruction  of the improvements on the property by fire, lightning,  explosion,  smoke,  windstorm and hail, riot, strike and civil commotion,  subject to the  conditions  and  exclusions  particularized  in each  policy.  Although  the  policies  relating  to the  mortgage  loans  will be underwritten  by different  insurers  and  therefore  will not contain  identical  terms and  conditions,  the basic terms  thereof are dictated by state law.  Such  policies  typically do not cover any physical  damage  resulting  from the  following:  war,  revolution, governmental  actions,  floods and other  water-related  causes,  earth  movement  (including  earthquakes,  landslides and mud flows), nuclear reactions,  wet or dry rot, vermin, rodents,  insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Since the amount of hazard  insurance to be  maintained  on the  improvements  securing the mortgage  loans may decline as the principal balances owing thereon decrease,  and since residential  properties have historically  appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property  securing a mortgage loan is located at the time of origination,  or at such other time as set forth in the
Servicing  Agreement,  in a federally designated flood area, the Servicer will cause with respect to such mortgage loan flood insurance to the extent  available and in accordance  with industry  practices to be maintained.  Such flood insurance will be in an amount equal to the lesser of (i) the  Outstanding  Principal  Balance of the related  mortgage loan and (ii) the minimum amount  required under the terms of  coverage to  compensate  for any damage or loss on a  replacement  cost basis,  or equal to such other  amount as  calculated pursuant to a similar  formulation  as provided in the  Servicing  Agreement,  but not more than the maximum  amount of such  insurance available for the related  Mortgaged  Property under either the regular or emergency  programs of the National Flood Insurance  Program
(assuming that the area in which such Mortgaged Property is located is participating in such program).

         The  Servicer,  on behalf of the Trustee and  Certificateholders,  will  present  claims to the insurer  under any  applicable hazard insurance policy.  If the Servicer obtains and maintains a blanket hazard insurance policy,  the Servicer is required to deposit in a Protected Account the amount not otherwise payable due to such deductible under such blanket hazard insurance policy.

Evidence as to Compliance

         The  Agreement  will provide that on or before  March 15 of each year,  beginning  with the first year after the year in which the Cut-off Date occurs,  each party  participating  in the  servicing  function  will provide to the  Servicer,  the Depositor and the
Trustee a report on an assessment of compliance with the minimum servicing  criteria  established in Item 1122(a) of Regulation AB (the
"AB Servicing  Criteria").  The AB Servicing  Criteria include specific  criteria  relating to the following areas:  general  servicing considerations,  cash collection and administration,  investor remittances and reporting,  and pool-asset  administration.  Such report will indicate  that the AB Servicing  Criteria  were used to test  compliance  on a platform  level basis and will set out any material instances of noncompliance.

         The Agreement  will also provide that each party  participating  in the servicing  function will deliver to the Servicer,  the
Depositor and the Trustee along with its report on assessment of compliance,  an attestation  report from a firm of independent  public accountants on the assessment of compliance with the AB Servicing Criteria.

         The  Agreement  will also  provide  for  delivery  on or before  March 15 of each year,  of a  separate  annual  statement  of compliance from each party  participating  in the servicing  function to the effect that, to the best knowledge of the signing officer, such party has fulfilled in all material  respects its obligations under the Agreement or related  servicing  agreement  throughout the preceding  year or, if there has been a material  failure in the  fulfillment of any such  obligation,  the statement will specify such failure and the nature and status  thereof.  This statement may be provided as a single form making the required  statements as to more than one Agreement or related servicing agreement.

         Copies of the annual reports of assessment of compliance,  attestation  reports,  and statements of compliance may be obtained by  certificateholders  without  charge upon written  request to the Servicer at the address of the Servicer set forth above under "The
Servicer."  These items will be filed with the Issuing  Entity's  annual report on Form 10-K, to the extent  required under  Regulation
AB.

The Custodial Account

         The Servicer will establish and maintain in the name of the Trustee,  for the benefit of the  certificateholders,  an account, referred to herein as the  Custodial  Account,  into which it will  deposit  daily all  collections  of  principal  and interest on any mortgage  loans,  including  but not  limited  to  Principal  Prepayments,  Insurance  Proceeds,  Liquidation  Proceeds  (less  amounts reimbursable  to the Servicer out of Liquidation  Proceeds in accordance  with the  Agreement),  the Repurchase  Price for any mortgage loans  repurchased  and  Monthly  Advances  made from the  Servicer's  own funds (less the  Servicing  Fee) and  Compensating  Interest
Payments.  The amount at any time  credited to the  Custodial  Account,  if  invested,  shall be invested in the name of the Trustee in permitted  investments  selected by the Servicer.  The Servicer will be entitled to any amounts earned on permitted  investments in the
Custodial  Account.  The Servicer will also deposit into the  Custodial  Account any amounts  required to be deposited  with respect to losses on Permitted  Investments and any other amounts  received by the Servicer and required to be deposited in the Custodial  Account pursuant to the Agreement.  The Custodial  Account and amounts at any time credited  thereto shall comply with the  requirements of the
Agreement and shall meet the requirements of the Rating Agencies.

The Distribution Account

         The Trustee shall establish and maintain in the name of the Trustee,  for the benefit of the  certificateholders,  an account, referred to herein as the Distribution  Account,  into which on the second Business Day prior to each distribution  date, all available funds in the  Custodial  Account  for such  distribution  date will be  transferred  by the  Servicer.  All  amounts  deposited  to the
Distribution  Account shall be held in the name of the Trustee in trust for the benefit of the  certificateholders  in accordance  with the terms and  provisions  of the  Agreement.  The amount at any time  credited to the  Distribution  Account,  if  invested,  shall be invested in the name of the Trustee in  permitted  investments  selected by the  Trustee.  The Trustee  will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

         On each  distribution  date, the Trustee shall pay the  certificateholders  in accordance  with the provisions set forth under
"Description of the Certificates—Distributions on the Certificates" herein.

The Reserve Fund

         The Trustee shall establish and maintain,  for the benefit of the holders of the Offered  Certificates (other than the Class X
Certificates) the Class II-B-5, Class I-B-IO and the Class II-B-IO  Certificates,  an account,  referred to herein as the Reserve Fund, into which on each distribution  date,  amounts received under each Cap Contract will be deposited in accordance with the provisions as set forth under "The Cap  Contracts"  in this  prospectus  supplement.  The amount at any time on deposit in the  Reserve  Fund held in trust for the benefit of the Offered  Certificates (other than the Class X Certificates),  the Class II-B-5, Class I-B-IO and the Class
II-B-IO  Certificates,  shall be held either (i) uninvested in a trust or deposit account of the Trustee with no liability for interest or other  compensation  thereon or (ii) invested in permitted  investments that mature no later than the Business Day prior to the next succeeding  distribution  date.  Any losses on such  permitted  investments  shall not in any case be a liability of the Trustee but an amount equal to such losses shall be given by the Class I-B-IO and Class  II-B-IO  Certificateholders,  as  applicable,  to the Trustee out of such Certificateholders' own funds immediately as realized, for deposit by the Trustee into the Reserve Fund.

         On each distribution  date,  amounts held in the Reserve Fund for the benefit of the Group I Certificates will be allocated to the Group I Offered  Certificates  (other than the Class X  Certificates)  and amounts  held in the Reserve Fund for the benefit of the
Group II  Certificates  will be allocated to the Group II Offered  Certificates  and the Class  II-B-5  Certificates,  to the extent of amounts  available for  distribution  with respect to the related Loan Group in the Reserve Fund, in accordance with the provisions set forth with respect thereto under "The Cap Contracts" in this prospectus supplement.

Voting Rights

         Voting  rights of the trust in general  will be  allocated  among the  classes  of  Certificates  based upon their  respective
Current  Principal  Amounts;  provided  that  voting  rights  equal to 1.00% of the total  amount  will be  allocated  to the  Residual
Certificates.

Termination

         The  obligations  of the Trustee and the Servicer  created by the Agreement will terminate upon (i) the later of the making of the final  payment or other  liquidation  or any advance  with  respect  thereto,  of the last  mortgage  loan  subject  thereto or the disposition  of all property  acquired upon  foreclosure  or acceptance of a deed in lieu of  foreclosure of any such mortgage loans or
(ii) the  repurchase by or at the direction of the Depositor or its designee of all of the mortgage  loans and all related REO Property in the trust, as further discussed below.

         On any distribution  date on which the aggregate  Stated  Principal  Balance of the group I mortgage loans is less than 10% of the aggregate  Stated Principal  Balance of the group I mortgage loans as of the Cut-off Date or aggregate Stated Principal  Balance of the group II  mortgage  loans is less than 10% of the  aggregate  Stated  Principal  Balance of the group II  mortgage  loans as of the
Cut-off  Date,  the  Depositor or its  designee,  may  repurchase  from the trust all of the  mortgage  loans in the related Loan Group remaining  outstanding and any REO Property  remaining in the trust at a purchase price equal to the sum of, without  duplication,  (a)
the unpaid principal  balance of the mortgage loans in the related Loan Group (other than mortgage loans related to REO Property),  net of the principal  portion of any  unreimbursed  Monthly  Advances  relating to the mortgage loans in the related Loan Group made by the purchaser,  plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including,  the first day of the month of  repurchase,  (b) the  appraised  value of any related REO  Property,  less the good faith  estimate of the Servicer of  liquidation expenses to be  incurred  in  connection  with its  disposal  thereof  (but not more than the unpaid  principal  balance of the related mortgage loan,  together with accrued but unpaid interest on that balance at the applicable  mortgage rate, but not including the first day of the month of repurchase),  (c) unreimbursed  out-of-pocket costs of the Servicer related to the applicable Loan Group, including unreimbursed  servicing  advances and the principal portion of any unreimbursed  Monthly  Advances,  made on the related mortgage loans prior to the exercise of such  repurchase and (d) any  unreimbursed  costs and expenses of the Trustee  related to the applicable  Loan
Group  payable  in  accordance  with the terms of the  Agreement.  Such  person  exercising  this  right,  if not the  Depositor  or an affiliate,  shall be deemed to represent that one of the following will be true and correct:  (i) the exercise of such option shall not result in a  non-exempt  prohibited  transaction  under  ERISA or  Section  4975 of the Code or (ii) such  person is (A) not a party in interest with respect to any Plan and (B) is not a "benefit plan  investor"  (other than a plan sponsored or maintained by such person, provided  that no assets of such plan are  invested  or deemed to be  invested  in the  certificates).  If the  holder of the option is unable to exercise such option by reason of the preceding  sentence,  then the Depositor may exercise such option.  Any such repurchase will result in the retirement  of, in the case of the group I mortgage  loans,  all of the Group I Certificates  and in the case of the group II mortgage loans,  all of the Group II  Certificates.  The trust may also be terminated and the Certificates on any distribution date upon the Depositor's  determination,  based upon an opinion of counsel, that the status of the trust fund as a REMIC has been lost or that a substantial  risk exists that such status will be lost for the then current  taxable year. In no event will the trust created by the Agreement  continue  beyond the  expiration  of 21 years from the death of the survivor of the persons  named in the  Agreement.
See "The Agreements—Termination; Retirement of Securities" in the prospectus.

                                                    FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Offered  Certificates,  Orrick,  Herrington & Sutcliffe LLP,  counsel to the Depositor,  will deliver its opinion generally to the effect that,  assuming  compliance with all provisions of the Agreement,  for federal income tax purposes, each REMIC  election made by the trust fund will qualify as a REMIC under the Internal  Revenue Code of 1986, or the Code.  The Offered
Certificates  will represent  ownership of regular interests in a REMIC coupled,  except in the case of the Class X Certificates,  with certain  rights to the  payment of amounts in respect  of Basis Risk  Shortfall  and,  in the case of the Group I Offered  Certificates
(other than the Class X  Certificates),  amounts in respect of  interest  accrued at a  pass-through  rate in excess of the related net rate cap calculated  using the maximum Coupon Strip Rate instead of the actual Coupon Strip Rate, if applicable  ("Excess  Coupon Strip
Amount"),  and are  herein  referred  to as the  "Regular  Certificates"  or the "REMIC  Regular  Certificates."  Each of the  Residual
Certificates  will  be  designated  as the  residual  interest  in the  related  REMIC  and are  herein  referred  to as the  "Residual
Certificates" or the "REMIC Residual  Certificates".  All  certificateholders are advised to see "Federal Income Tax Considerations" in the prospectus for a discussion of the anticipated  federal income tax  consequences of the purchase,  ownership and disposition of the
REMIC  Regular  Certificates  and the REMIC  Residual  Certificates.  Holders  of the  Offered  Certificates  should see  "Special  Tax
Considerations Applicable to the Offered Certificates" in this prospectus supplement.

         The portions of the Regular  Certificates  that represent  ownership of regular interests in a REMIC generally will be taxable as debt obligations under the Code and interest paid or accrued on that portion of the Regular  Certificates,  including original issue discount with respect to any Regular  Certificates  issued with  original  issue  discount,  will be taxable to  certificateholders  in accordance with the accrual method of accounting,  regardless of their usual method of accounting.  It is anticipated that, for federal income tax purposes,  some or all of the Offered  Certificates  may be issued with original  issue  discount.  See "Federal  Income Tax
Consequences—Taxation  of Classes of  Exchangeable  Securities—Tax  Accounting  for  Exchangeable  Securities" in the  prospectus.  The
Internal  Revenue Service  referred to herein as the IRS, has issued OID regulations  under Sections 1271 to 1275 of the Code generally addressing  the treatment of debt  instruments  issued with original  issue  discount  referred to herein as the OID  Regulations.  All purchasers  of REMIC Regular  Certificates  are urged to consult  their tax advisors for advice  regarding  the effect,  in any, of the original issue discount  provisions and regulations on the purchase of the Regular  Certificates.  The prepayment  assumption that will be used in  determining  the rate of accrual of original  issue  discount with respect to the  Certificates  is 25% CPR. The prepayment assumption  represents a rate of payment of unscheduled  principal on a pool of mortgage loans,  expressed as an annualized  percentage of the outstanding  principal balance of such mortgage loans at the beginning of each period.  See "Yield on the  Certificates—Weighted
Average Life" herein for a description of the prepayment  assumption model used herein.  However,  no  representation is made as to the rate at which prepayments actually will occur.

         In certain  circumstances  the OID  Regulations  permit the holder of a debt  instrument to recognize  original issue discount under a method  that  differs  from  that  used by the  Issuing  Entity.  Accordingly,  it is  possible  that the  holder  of a Regular
Certificate  may be able to select a method for  recognizing  original  issue  discount  that  differs from that used by the Trustee in preparing reports to the certificateholders and the IRS.

         Certain  classes of the  offered  certificates  may be treated  for  federal  income tax  purposes  as having been issued at a premium.  Whether any holder of such a class of certificates  will be treated as holding a certificate  with  amortizable  bond premium will depend on such  certificateholder's  purchase price and the distributions  remaining to be made on such certificate at the time of its  acquisition by such  certificateholder.  Holders of such classes of certificates  should consult their tax advisors  regarding the possibility of making an election to amortize such premium.  See "Federal Income Tax  Consequences—Taxation  of Classes of Exchangeable
Securities—Tax Accounting for Exchangeable Securities" in the prospectus.

Special Tax Considerations Applicable to the Offered Certificates

         All holders of the Offered  Certificates  (other than the Class X Certificates) will be entitled to amounts paid in respect of
Basis Risk Shortfall  Carryforward  Amounts from excess cash flow and, in the case of the Group I Offered  Certificates (other than the
Class X Certificates),  Excess Coupon Strip Amounts, if any.  Accordingly,  holders of the Offered Certificates (other than the Class X
Certificates)  will be treated  for federal  income tax  purposes as owning a regular  interest in a REMIC and a  beneficial  ownership interest  in the right to receive  payments  of Basis  Risk  Shortfall  Carryforward  Amounts  and,  in the case of the Group I Offered
Certificates  (other than the Class X  Certificates),  Excess Coupon Strip Amounts,  if any,  which are not included in any REMIC.  The treatment of amounts received by a  Certificateholder  with respect to such  Certificateholder's  right to receive Basis Risk Shortfall
Carry-forward  Amounts as a result of the application of the Net Rate Cap or Excess Coupon Strip Amounts,  if any, will depend upon the portion of such  Certificateholder's  purchase price allocable  thereto.  Under the REMIC  regulations,  each  Certificateholder  of an
Offered  Certificate must allocate its purchase price for its Certificate  between its undivided  interest in the related REMIC regular interest and its interest in the right to receive  payments from the reserve fund in respect of any Basis Risk Shortfall  Carry-forward
Amounts and, if  applicable,  Excess Coupon Strip Amounts,  if any in accordance  with the relative fair market values of each property right.  Such  allocation will be used for, among other things,  purposes of computing any original issue  discount,  market discount or premium,  as well as for determining gain or loss on disposition.  No  representation is or will be made as to the relative fair market values thereof.  Generally,  payments made to Certificates  with respect to any Basis Risk Shortfall  Carry-forward  Amounts and Excess
Coupon Strip  Amounts,  if any, will be included in income based on, and the purchase  price  allocated to such property  rights may be amortized in accordance with, the regulations  relating to notional  principal  contracts.  In the case of non-corporate  holders,  the amortization  of the  purchase  price may be subject to  limitations  as an itemized  deduction,  and may not be useable at all, if the taxpayer is subject to the  alternative  minimum tax.  However,  regulations  have been  proposed  that modify the taxation of notional principal contracts that contain contingent  nonperiodic  payments.  As the application of such regulations (i.e.,  whether they apply, and if so, how they apply) are,  at this time,  unclear,  holders of the  Offered  Certificates  (other than the Class X  Certificates)
should consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund.

Characterization of the Offered Certificates

         We make no  representation  on whether the Offered  Certificates  (or what, if any,  portion  thereof) will  constitute  "real estate assets" or whether the interest (or any portion)  thereon will be considered  "interest on  obligations  secured by mortgages on real property",  in each case for real estate  investment  trusts,  or REITs.  In addition,  we make no  representation  on whether the
Offered  Certificates (or what, if any, portion thereof) will constitute a "regular  interest in a REMIC" under section  7701(a)(19)(C)
for purposes of domestic building and loan associations.

Penalty Protection

         If penalties were asserted  against  purchasers of the  Certificates  offered  hereunder in respect of their  treatment of the
Certificates for tax purposes,  the summary of tax considerations  contained and the opinions stated,  herein and in the prospectus may not meet the  conditions  necessary for  purchasers'  reliance on that summary and those  opinions to exculpate  them from the asserted penalties.

                                                                 METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting  agreement,  the Offered  Certificates,  are being purchased from the  Depositor  by the  Underwriter  upon  issuance.  The  Underwriter  is an  affiliate of the  Depositor  and BSRM.  The Offered
Certificates  will be offered by the Underwriter  (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated  transactions  or otherwise at varying  prices to be  determined at the time of sale.  Proceeds to the Depositor are expected to be  approximately  100.27% of the aggregate  principal  balance of the Offered  Certificates,  as of the Cut-off Date, plus accrued interest  thereon,  but before deducting  expenses payable by the Depositor in connection with the Offered  Certificates  which are estimated to be  approximately  $2,167,000.  The  Depositor  will  indemnify the  Underwriter  against  certain civil  liabilities, including  liabilities under the Securities Act of 1933, as amended,  or will contribute to payments the Underwriter may be required to make in respect thereof.

         The  Underwriter may effect these  transactions by selling the  underwritten  certificates  to or through  dealers,  and those dealers may receive compensation in the form of underwriting  discounts,  concessions or commissions from the underwriter for whom they act as  agent.  In  connection  with  the sale of the  underwritten  certificates,  the  Underwriter  may be  deemed  to have  received compensation  from the Depositor in the form of underwriting  compensation.  The Underwriter and any dealers that  participate with the underwriters  in the  distribution of the related  underwritten  certificates  may be deemed to be  underwriters  and any profit on the resale of the  underwritten  certificates  positioned  by them may be deemed to be  underwriting  discounts and  commissions  under the
Securities Act.

         There is currently no secondary market for the  certificates  and no assurances are made that such a market will develop.  The
Underwriter  intends to  establish  a market in the Offered  Certificates,  but is not  obligated  to do so. Any such  market,  even if established, may or may not continue.

                                                           SECONDARY MARKET

         There is currently no secondary market for the  Certificates  and no assurances are made that such a market will develop.  The
Underwriter  intends to  establish  a market in the Offered  Certificates,  but is not  obligated  to do so. Any such  market,  even if established, may or may not continue.

         The primary source of information  available to investors  concerning the Offered  Certificates will be the monthly statements discussed in the  prospectus  under "The Pooling and Servicing  Agreement—Monthly  Reports to  Certificateholders,"  which will include information  as to the  Current  Principal  Amount  of the  Offered  Certificates  and the  status  of the  applicable  form of  credit enhancement.  There can be no assurance that any additional  information  regarding the Offered  Certificates will be available through any other  source.  In  addition,  the  Depositor  is not  aware of any  source  through  which  price  information  about the  Offered
Certificates  will be generally  available on an ongoing basis.  The limited nature of information  regarding the Offered  Certificates may  adversely  affect the  liquidity of the Offered  Certificates,  even if a secondary  market for the Offered  Certificates  becomes available.

                                                                      LEGAL MATTERS

         Legal  matters  relating to the Offered  Certificates  will be passed upon for the Depositor  and the  Underwriter  by Orrick,
Herrington & Sutcliffe LLP, New York, New York.

                                                           LEGAL PROCEEDINGS

         There are no material  legal  proceedings  pending  against the  Depositor,  the Trustee,  the Issuing  Entity,  BSRM, the Cap
Counterparty or the Custodian,  or with respect to which the property of any of the foregoing  transaction parties is subject, that are material  to  the  certificateholders.  No  legal  proceedings  against  any  of the  foregoing  transaction  parties  is  known  to be contemplated by governmental  authorities,  that are material to the  certificateholders.  We refer you to "The Sponsor" and "Servicing of the Mortgage Loans—The Servicer" for a description of the legal proceedings against the Sponsor and the Servicer.

                                         AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The Sponsor,  the Issuing  Entity,  the  Underwriter,  BSRM and the Depositor are  affiliated  parties.  The Custodian and the
Trustee are the same entity.  There are no  affiliations  between the Sponsor,  the  Depositor,  the  Underwriter,  BSRM or the Issuing
Entity  and any of the  Trustee  or the  Custodian.  There are no  affiliations  among the  Trustee,  BSRM or the  servicer.  There are currently no business relationships,  agreements, arrangements,  transactions or understandings between (a) the Sponsor, the Depositor,
BSRM or the Issuing Entity and (b) any of the parties referred to in the preceding  sentence,  or any of their  respective  affiliates, that were  entered into  outside the normal  course of business or that  contain  terms other than would be obtained in an arm's length transaction  with an unrelated third party and that are material to the investor's  understanding of the  certificates,  or that relate to the certificates or the pooled assets.  No such business  relationship,  agreement,  arrangement,  transaction or understanding  has existed during the past two years, other than as described under "The Pooling and Servicing Agreement—The Custodian" herein.

                                                                RATINGS

         It is a  condition  to the  issuance  of each class of Offered  Certificates  that it  receives at least the ratings set forth below from S&P and Moody's.

                                                                 Rating
                                                        _______________________________
                               Class                     S&P              Moody's
_______________________________________________________________________________________
                   Class I-A-1                           AAA                Aaa
                   Class I-A-2                           AAA                Aaa
                   Class I-A-3                           AAA                Aaa
                   Class I-X                             AAA                Aaa
                   Class II-A-1                          AAA                Aaa
                   Class II-A-2                          AAA                Aaa
                   Class II-A-3                          AAA                Aaa
                   Class I-B-1                           AA+                Aaa
                   Class I-B-2                            AA                Aa1
                   Class I-B-3                           AA-                Aa2
                   Class I-B-4                            A+                Aa3
                   Class I-B-5                            A                 A2
                   Class I-B-6                           BBB               Baa2
                   Class I-B-7                           BBB-              Baa3
                   Class II-B-1                           AA                Aa1
                   Class II-B-2                           A                 Aa2
                   Class II-B-3                          BBB                A1
                   Class II-B-4                          BBB-               A3

         The ratings  assigned by S&P and Moody's to mortgage  pass-through  certificates  address the likelihood of the receipt of all distributions on the mortgage loans by the related  certificateholders  under the agreements  pursuant to which such  certificates were issued.  S&P's and Moody's  ratings take into  consideration  the credit  quality of the related  mortgage  pool,  structural and legal aspects  associated  with such  certificates  and the extent to which the  payment  stream in the  mortgage  pool is  adequate  to make payments  required under such  certificates.  S&P's and Moody's ratings on such  certificates do not,  however,  constitute a statement regarding frequency of prepayments on the mortgages.

         The ratings of the Rating  Agencies do not address the  possibility  that, as a result of Principal  Prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

         The ratings  assigned to the Offered  Certificates  should be evaluated  independently  from similar ratings on other types of securities.  A rating is not a recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The  Depositor  has not requested a rating of the Offered  Certificates  by any rating agency other than the Rating  Agencies.
However,  there can be no assurance as to whether any other rating agency will rate the Offered  Certificates  or, in such event,  what rating would be assigned to the Offered  Certificates by such other rating agency.  The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

         The fees paid by the  Depositor  to the  Rating  Agencies  at closing  include a fee for  ongoing  surveillance  by the Rating
Agencies for so long as any  Certificates  are  outstanding.  However,  the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

                                                                LEGAL INVESTMENT

         The Offered  Certificates  (other than the Class I-B-4, Class I-B-5, Class I-B-6, Class I-B-7, Class II-B-2,  Class II-B-3 and
Class II-B-4  Certificates)  will constitute  "mortgage related  securities" for purposes of the Secondary  Mortgage Market Enhancement
Act of 1984  referred  to  herein  as SMMEA so long as they are  rated in one of the two  highest  rating  categories  by a  nationally recognized  statistical  rating  organization  and, as such, will be legal  investments for certain  entities to the extent provided in
SMMEA,  subject to state laws overriding SMMEA. Certain states have enacted legislation  overriding the legal investment  provisions of
SMMEA. It is not anticipated that the Class I-B-4, Class I-B-5,  Class I-B-6,  Class I-B-7 and Class II-B-5  Certificates will be rated in one of the two highest rating  categories and therefore will not constitute  "mortgage  related  securities"  for purposes of SMMEA.
The Class I-B-4,  Class I-B-5,  Class I-B-6,  Class I-B-7,  Class II-B-2,  Class II-B-3 and Class II-B-4  Certificates  are referred to herein as the Non-SMMEA  Certificates.  The appropriate  characterization of the Non-SMMEA  Certificates under various legal investment restrictions and thus the ability of investors  subject to these  restrictions to purchase  Non-SMMEA  Certificates,  may be subject to significant interpretative uncertainties.

         The Office of Thrift  Supervision  referred to herein as the OTS has issued  Thrift  Bulletins  73a,  entitled  "Investing  in
Complex  Securities"  referred to herein as TB 73a,  which is  effective  as of December  18, 2001 and applies to savings  associations regulated by the OTS and 13a, entitled "Management of Interest Rate Risk,  Investment  Securities and Derivatives  Activities" referred to herein as TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

         One of the  primary  purposes  of TB 73a is to require  savings  associations,  prior to taking any  investment  position,  to determine that the investment  position meets  applicable  regulatory and policy  requirements  (including  those set forth TB 13a (see below))  and  internal  guidelines,  is  suitable  for the  institution  and is safe and sound.  The OTS  recommends,  with  respect to purchases of specific  securities,  additional  analysis,  including,  among  others,  analysis of repayment  terms,  legal  structure, expected  performance of the issuer and any underlying assets as well as analysis of the effects of payment  priority,  with respect to a security  which is divided into separate  tranches with unequal  payments and  collateral  investment  parameters,  with respect to a security that is prefunded or involves a revolving  period.  TB 73a  reiterates the OTS's due diligence  requirements  for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable  regulatory  requirements, the savings  association's  investment  practices will be subject to criticism and the OTS may require  divestiture of such securities.
The OTS also  recommends,  with respect to an  investment  in any "complex  securities,"  that  savings  associations  should take into account  quality  and  suitability,  interest  rate risk and  classification  factors.  For the  purposes of each of TB 73a and TB 13a,
"complex  security"  includes among other things any  collateralized  mortgage  obligation or real estate mortgage  investment  conduit security,  other than any "plain  vanilla"  mortgage  pass-through  security  (that is,  securities  that are part of a single class of securities in the related pool that are non-callable  and do not have any special  features).  Accordingly,  all classes of the Offered
Certificates would likely be viewed as "complex  securities." With respect to quality and suitability  factors, TB 73a warns (i) that a savings  association's  sole  reliance  on outside  ratings  for  material  purchases  of complex  securities  is an unsafe and unsound practice,  (ii) that a savings  association  should  only use  ratings and  analyses  from  nationally  recognized  rating  agencies in conjunction  with and in validation  of, its own  underwriting  processes and (iii) that it should not use ratings as a substitute  for its own thorough  underwriting  analyses.  With respect the interest  rate risk factor,  TB 73a  recommends  that savings  associations should follow the guidance set forth in TB 13a.

         One of the primary  purposes of TB 13a is to require  thrift  institutions,  prior to taking any investment  position,  to (i)
conduct a pre-purchase  portfolio sensitivity analysis for any "significant  transaction" involving securities or financial derivatives and (ii) conduct a  pre-purchase  price  sensitivity  analysis of any "complex  security" or financial  derivative.  The OTS recommends that while a thrift institution should conduct its own in-house  pre-acquisition  analysis,  it may rely on an analysis conducted by an independent  third-party as long as management  understands the analysis and its key assumptions.  Further,  TB 13a recommends that the use of "complex  securities with high price  sensitivity" be limited to transactions  and strategies that lower a thrift  institution's portfolio  interest rate risk.  TB 13a warns that  investment in complex  securities by thrift  institutions  that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors  whose  investment  activities  are subject to legal  investment  laws and  regulations  or to review by certain regulatory  authorities may be subject to restrictions on investment in the Certificates.  Any such institution  should consult its own legal advisors in determining  whether and to what extent there may be restrictions on its ability to invest in the  Certificates.  See
"Legal Investment Matters" in the prospectus.

                                                         ERISA CONSIDERATIONS

         Fiduciaries of employee  benefit plans subject to Title I of the Employee  Retirement  Income Security Act of 1974, as amended
(referred to herein as ERISA),  should consider the ERISA fiduciary  investment  standards before authorizing an investment by any such plan in the Certificates.  In addition,  fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other  retirement  arrangements  that  are not  subject  to Title I of ERISA  but are  subject  to  Section  4975 of the Code  (such as individual  retirement  accounts and Keogh plans  covering only a sole  proprietor or partners) or any entity whose  underlying  assets include  plan  assets by reason of a plan or  account  investing  in such  entity,  including  an  insurance  company  general  account
(collectively  referred to herein as Plan(s)),  should  consult  with their legal  counsel to determine  whether an  investment  in the
Certificates  will cause the assets of the Trust  (referred to herein as Trust  Assets) to be  considered  plan assets  pursuant to the plan asset regulations set forth at 29 C.F.R. $sect; 2510.3-101  (referred to herein as the Plan Asset Regulations),  thereby subjecting the
Plan to the  prohibited  transaction  rules  with  respect  to the Trust  Assets  and the  Trustee  or the  Servicer  to the  fiduciary investments  standards of ERISA or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets,  unless an exemption granted by the United States Department of Labor (referred to herein as the DOL) applies to the purchase,  sale,  transfer or holding of the Certificates.

         The DOL has issued Prohibited  Transaction  Exemption 90-30 (as amended by Prohibited  Transaction  Exemptions 97-34,  2000-58
and  2002-41)  (referred  to herein as the  Underwriter's  Exemption)  to the  Underwriter  which is  expected  to apply to the Offered
Certificates  (other than the Class R  Certificates)  if the conditions  described  below are  satisfied.  However,  the  Underwriter's
Exemption  contains a number of  conditions  which must be met for the  exemption to apply,  including  the  requirements  that (i) the investing  Plan must be an  "accredited  investor"  as defined  in Rule  501(a)(1)  of  Regulation  D of the  Securities  and  Exchange
Commission  under the Securities Act and (ii) the Offered  Certificates  be rated at least "BBB-" (or its  equivalent) by Fitch Inc. or
Fitch, S&P or Moody's,  at the time of the Plan's purchase,  provided that no Mortgage Loan has an LTV in excess of 100% on the Closing
Date.  See  "ERISA  Considerations"  in the  prospectus.  The DOL  amended  the  Underwriter's  Exemption,  as well as the  essentially identical exemptions issued to certain other financial  institutions,  in Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487,
September  22, 2002) to allow the Trustee to be  affiliated  with the  underwriter  in spite of the  restriction  in PTE 2000-58 to the contrary.

         The Underwriter's  Exemption is expected to apply to the Offered  Subordinate  Certificates if the conditions  described above are satisfied.  Therefore,  each beneficial owner of a Offered Subordinate  Certificate or any interest therein shall be deemed to have represented,  by virtue of its acquisition or holding of that  Certificate or interest  therein,  that either (i) that  Certificate was rated at least  "BBB-"  at the time of  purchase,  (ii) such  beneficial  owner is not a benefit  plan  investor  or (iii) (1) it is an insurance  company,  (2) the source of funds used to acquire or hold the  certificate  or  interest  therein is an  "insurance  company general  account,"  as such term is  defined  in PTCE  95-60 and (3) the  conditions  in  Sections  I and III of PTCE  95-60  have been satisfied.

         If any  Subordinate  Certificate or any interest  therein is acquired or held in violation of the conditions  described in the preceding  paragraph,  the next  preceding  permitted  beneficial  owner will be treated as the  beneficial  owner of that  Subordinate
Certificate,  retroactive to the date of transfer to the purported  beneficial owner. Any purported  beneficial owner whose acquisition or holding of that  Certificate or interest  therein was effected in violation of the conditions  described in the preceding  paragraph shall  indemnify and hold harmless the Depositor,  the Trustee,  the Servicer,  any  subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before  purchasing  an Offered  Certificate,  a fiduciary of a Plan should  itself  confirm that the  Certificate  constitutes
"securities" for purposes of the Underwriter's  Exemption and that the specific and general  conditions of the Underwriter's  Exemption and the other  requirements set forth in the  Underwriter's  Exemption would be satisfied.  The Class R Certificates do not satisfy the requirements of the Underwriter's Exemption and may not be purchased by or on behalf of, or with plan assets of, any Plans.

         Any Plan  fiduciary  that proposes to cause a Plan to purchase a Certificate  should  consult with its counsel with respect to the potential  applicability  to such investment of the fiduciary  responsibility  and prohibited  transaction  provisions of ERISA and
Section 4975 of the Code to the proposed  investment.  For further information  regarding the ERISA  considerations of investing in the
Certificates, see "ERISA Considerations" in the prospectus.

         A  governmental  plan, as defined in Section  3(32) of ERISA,  is not subject to Title I of ERISA or Section 4975 of the Code.
However,  such  governmental  plan may be  subject to  Federal,  state and local law,  which is, to a material  extent,  similar to the provisions  of Title I of ERISA or Section 4975 of the Code  (referred to herein as Similar  Law). A fiduciary of a  governmental  plan should make its own determination as to the propriety of such investment under applicable  fiduciary or other investment  standards and the need for and the availability of any exemptive relief under any Similar Law.

         The sale of any  Certificates to a Plan is in no respect a  representation  by the Underwriter  that such an investment  meets all relevant legal  requirements  with respect to investments by Plans  generally or any particular  Plan or that such an investment is appropriate for Plans generally or any particular Plan.

                                               INCORPORATION OF INFORMATION BY REFERENCE

         There are  incorporated  into this  prospectus  supplement  by  reference  all  documents,  including  but not  limited to the financial  statements  and reports filed or caused to be filed or  incorporated  by reference by the depositor  with respect to a trust fund pursuant to the  requirements  of Sections  13(a) or 15(d) of the Exchange Act,  prior to the  termination  of the offering of the
Offered  Certificates of the related series.  All documents  subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the  Exchange  Act in respect of any  offering  prior to the  termination  of the  offering  of the  certificates  shall also be deemed incorporated by reference into this prospectus supplement.

         The  Depositor  will  provide or cause to be provided  without  charge to each person to whom this  prospectus  supplement  is delivered in connection with the offering of one or more classes of Offered  Certificates,  upon written or oral request of the person, a copy of any or all the reports  incorporated in this prospectus  supplement,  in each case to the extent the reports relate to one or more of such classes of the Offered  Certificates,  other than the  exhibits to the  documents,  unless the  exhibits are  specifically incorporated by reference in the documents.  Requests should be directed in writing to Structured Asset Mortgage  Investments Inc., 383
Madison Avenue, New York, New York 10179,  Attention:  Secretary,  or by telephone at (212) 272-2000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                                               GLOSSARY

         Below are  abbreviated  definitions  of  significant  capitalized  terms used  herein.  Capitalized  terms used herein but not defined herein shall have the meanings assigned to them in the accompanying prospectus.

Actual Monthly  Payments — For any mortgage loan and each Due Period,  the actual monthly  payments of principal and interest  received during such month on such mortgage loan.

Adjusted  Rate Cap – With respect to Class I-A  Certificates,  each  distribution  date and the related Due Period,  the sum of (i) the scheduled  Monthly  Payments  owed on the group I  mortgage  loans for such Due Period  less the  related  Servicing  Fees and (ii) the related Actual Monthly  Payments  received in excess of such scheduled  Monthly  Payments,  expressed as a per annum rate calculated on the basis of the  aggregate  Stated  Principal  Balance of the group I mortgage  loans for such Due Period and further  reflecting  the accrual of interest  on an  actual/360  basis,  minus the sum of (a) the  interest  payable to the Class I-X  Certificates  and (b) the
Coupon Strip with respect to Loan Group I, if any,  payable to the Final  Maturity  Reserve  Account with respect to such  distribution date, expressed as a per annum rate.

         With  respect to Class I-B  Certificates,  each  distribution  date and the related Due Period,  the sum of (i) the  scheduled
Monthly  Payments owed on the group I mortgage  loans for such Due Period less the related  Servicing  Fees and (ii) the related Actual
Monthly Payments received in excess of such scheduled  Monthly  Payments,  expressed as a per annum rate calculated on the basis of the aggregate  Stated  Principal  Balance of the group I mortgage loans for such Due Period and further  reflecting the accrual of interest on an actual/360  basis,  minus the Coupon Strip with respect to Loan Group I, if any,  payable to the Final Maturity  Reserve  Account with respect to such distribution date, expressed as a per annum rate.

         With  respect to Group II  Certificates,  each  distribution  date and the related Due  Period,  the sum of (i) the  scheduled
Monthly  Payments owed on the group II mortgage  loans for such Due Period less the related  Servicing Fees and (ii) the related Actual
Monthly Payments received in excess of such scheduled  Monthly  Payments,  expressed as a per annum rate calculated on the basis of the aggregate  Stated Principal  Balance of the group II mortgage loans for such Due Period and further  reflecting the accrual of interest on an actual/360 basis.

Agreement – The Pooling and  Servicing  Agreement,  dated as of July 1, 2006,  among the  Depositor,  the Sponsor and  Servicer and the
Trustee.

Applied Realized Loss Amount – With respect to any class of Offered  Certificates  (other than the Class X Certificates)  and the Class
II-B-5  Certificates,  and as to any  distribution  date,  the sum of the Realized  Losses with  respect to the  mortgage  loans in the related  Loan Group,  which have been applied in reduction  of the Current  Principal  Amount of such Class,  in an amount equal to the amount,  if any, by which, (i) the aggregate  Current  Principal Amount of all of the certificates in the related Loan Group (after all distributions of principal on such  distribution  date) exceeds (ii) the aggregate  Stated  Principal  Balance of the mortgage loans in the related Loan Group for such distribution date.

Bankruptcy  Loss — Any loss  resulting  from a  bankruptcy  court,  in  connection  with a  personal  bankruptcy  of a  mortgagor,  (1)
establishing the value of a mortgaged  property at an amount less than the Outstanding  Principal  Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Shortfall – On the distribution date, the excess, if any of:

           1.     The amount of Current Interest that such class would have been entitled to receive on such  distribution date had the applicable  pass-though  rate been  calculated  at a per annum  rate  equal to the  lesser of (i)  One-Month  LIBOR plus the related Margin and (ii) 10.50% per annum, over

           2.     The amount of Current  Interest on such class  calculated  using a pass-though  rate equal to the applicable Net Rate
           Cap for such distribution date.

Basis  Risk  Shortfall  Carry-forward  Amount – As of any  distribution  date for the  Offered  Certificates  (other  than the  Class X
Certificates)  and the Class II-B-5  Certificates,  the sum of the Basis Risk Shortfall for such  distribution  date and the Basis Risk
Shortfall for all previous  distribution  dates not previously  paid,  together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

Book-Entry Certificates – The Class A, the Class X and the Class B Certificates issued, maintained and transferred at the DTC.

BSRM – Bear Stearns Residential Mortgage Corporation.

Business Day – Generally any day other than a Saturday,  a Sunday or a day on which the New York Stock  Exchange or Federal  Reserve is closed or on which banking  institutions  in New York City or in any  jurisdiction  in which the Trustee,  Custodian or the Servicer is located are obligated by law or executive order to be closed.

Cap Contracts – The interest rate cap contracts that the Trustee,  on behalf of the Trust,  entered into with the Cap Counterparty with respect  to the  Group I Offered  Certificates  (other  than the  Class I-X  Certificates)  and with  respect  to the Group II  Offered
Certificates and the Class II-B-5 Certificates.

Cap Counterparty –Wachovia Bank, N.A.

Cede – Cede & Co.

Certificate Owner — Any person who is the beneficial owner of a Book-entry Certificate.

Certificates – The Offered Certificates and the Non-Offered Subordinate Certificates.

Class I-A Certificates – The Class I-A-1, Class I-A-2 and Class I-A-3 Certificates.

Class I-A Principal  Distribution  Amount – For any distribution  date on or after the related Stepdown Date on which a Group I Trigger
Event is not in  effect,  an  amount  equal to the  excess  (if any) of (x) the  aggregate  Current  Principal  Amount of the Class I-A
Certificates  immediately  prior to such  distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal
Balance of the group I mortgage  loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group
I mortgage  loans  incurred  during the related  Prepayment  Period) over (b) the  aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the  related  Due Period  (after  reduction  for  Realized  Losses on the group I mortgage  loans incurred during the related  Prepayment Period)  multiplied by (i) prior to the distribution date in July 2012,  approximately  26.875%
and (ii) on or after the  distribution  date in July  2012,  approximately  21.500%,  and (II) the excess of (a) the  aggregate  Stated
Principal  Balance of the group I mortgage loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group I mortgage  loans  incurred  during the related  Prepayment  Period) over (b) 0.50% of the  principal  balance of the group I mortgage loans as of the Cut-off Date.

Class I-B  Certificates — The Class  I-B-1,  Class  I-B-2,  Class  I-B-3,  Class  I-B-4,  Class  I-B-5,  Class I-B-6 and Class I-B-7
Certificates.

Class  I-B-1  Principal  Distribution  Amount – For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-1
Certificates  immediately  prior to such  distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal
Balance of the group I mortgage  loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group
I mortgage loans incurred during the related  Prepayment  Period) over (b) the sum of (1) the aggregate Current Principal Amount of the
Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such  distribution date) and (2) the  aggregate  Stated  Principal  Balance of the group I  mortgage  loans as of the last day of the  related  Due Period
(after  reduction for Realized Losses on the group I mortgage loans incurred during the related  Prepayment  Period)  multiplied by (i)
prior to the  distribution  date in July  2012,  approximately  19.750%  and  (ii) on or  after  the  distribution  date in July  2012, approximately  15.800%,  and (II) the excess of (a) the  aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due Period  (after  reduction for Realized  Losses on the group I mortgage  loans  incurred  during the related
Prepayment Period) over (b) 0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class  I-B-2  Principal  Distribution  Amount – For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-2
Certificates  immediately  prior to such  distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal
Balance of the group I mortgage  loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group
I mortgage loans incurred during the related  Prepayment  Period) over (b) the sum of (1) the aggregate Current Principal Amount of the
Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such  distribution date), (2) the aggregate Current Principal Amount of the Class I-B-1  Certificates  (after taking into account the payment of the Class
I-B-1  Principal  Distribution  Amounts for such  distribution  date) and (3) the  aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the  related  Due Period  (after  reduction  for  Realized  Losses on the group I mortgage  loans incurred during the related  Prepayment Period)  multiplied by (i) prior to the distribution date in July 2012,  approximately  15.000%
and (ii) on or after the  distribution  date in July  2012,  approximately  12.000%,  and (II) the excess of (a) the  aggregate  Stated
Principal  Balance of the group I mortgage loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group I mortgage  loans  incurred  during the related  Prepayment  Period) over (b) 0.50% of the  principal  balance of the group I mortgage loans as of the Cut-off Date.

Class  I-B-3  Principal  Distribution  Amount – For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-3
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance of the group I mortgage loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate  Current  Principal
Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution  date),  (2) the  aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after  taking into  account the payment of the Class I-B-1 Principal  Distribution  Amounts for such distribution  date), (3) the aggregate Current Principal Amount of the Class I-B-2  Certificates  (after  taking into  account the  payment of the Class  I-B-2  Principal  Distribution  Amounts for such distribution  date) and (4) the aggregate Stated Principal  Balance of the group I mortgage loans as of the last day of the related Due
Period (after  reduction for Realized Losses on the group I mortgage loans incurred during the related  Prepayment  Period)  multiplied by (i) prior to the distribution  date in July 2012,  approximately  13.250% and (ii) on or after the  distribution  date in July 2012, approximately  10.600%,  and (II) the excess of (a) the  aggregate  Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due Period  (after  reduction for Realized  Losses on the group I mortgage  loans  incurred  during the related
Prepayment Period) over (b) 0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class  I-B-4  Principal  Distribution  Amount – For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-4
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance of the group I mortgage loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate  Current  Principal
Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution  date),  (2) the  aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after  taking into  account the payment of the Class I-B-1 Principal  Distribution  Amounts for such distribution  date), (3) the aggregate Current Principal Amount of the Class I-B-2  Certificates  (after  taking into  account the  payment of the Class  I-B-2  Principal  Distribution  Amounts for such distribution  date), (4) the aggregate Current Principal Amount of the Class I-B-3 Certificates  (after taking into account the payment of the Class I-B-3 Principal  Distribution  Amounts for such  distribution  date) and (5) the aggregate Stated Principal Balance of the group I mortgage  loans as of the last day of the related  Due Period  (after  reduction  for  Realized  Losses on the group I mortgage loans incurred during the related  Prepayment  Period)  multiplied by (i) prior to the  distribution  date in July 2012,  approximately
9.875%  and (ii) on or after the  distribution  date in July  2012,  approximately  7.900%,  and (II) the  excess of (a) the  aggregate
Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due Period  (after  reduction  for Realized
Losses on the group I mortgage  loans incurred  during the related  Prepayment  Period) over (b) 0.50% of the principal  balance of the group I mortgage loans as of the Cut-off Date.

Class  I-B-5  Principal  Distribution  Amount – For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-5
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance of the group I mortgage loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate  Current  Principal
Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution  date),  (2) the  aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after  taking into  account the payment of the Class I-B-1 Principal  Distribution  Amounts for such distribution  date), (3) the aggregate Current Principal Amount of the Class I-B-2  Certificates  (after  taking into  account the  payment of the Class  I-B-2  Principal  Distribution  Amounts for such distribution  date), (4) the aggregate Current Principal Amount of the Class I-B-3 Certificates  (after taking into account the payment of the Class I-B-3 Principal  Distribution  Amounts for such  distribution  date),  (5) the aggregate  Current  Principal Amount of the
Class  I-B-4  Certificates  (after  taking  into  account  the  payment of the Class  I-B-4  Principal  Distribution  Amounts  for such distribution  date) and (6) the aggregate Stated Principal  Balance of the group I mortgage loans as of the last day of the related Due
Period (after  reduction for Realized Losses on the group I mortgage loans incurred during the related  Prepayment  Period)  multiplied by (i) prior to the  distribution  date in July 2012,  approximately  8.125% and (ii) on or after the  distribution  date in July 2012, approximately  6.500%,  and (II) the excess of (a) the aggregate Stated Principal  Balance of the group I mortgage loans as of the last day of the  related  Due Period  (after  reduction  for  Realized  Losses on the group I mortgage  loans  incurred  during the  related
Prepayment Period) over (b) 0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class  I-B-6  Principal  Distribution  Amount – For any  distribution  date on or after the  related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-6
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance of the group I mortgage loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate  Current  Principal
Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution  date),  (2) the  aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after  taking into  account the payment of the Class I-B-1 Principal  Distribution  Amounts for such distribution  date), (3) the aggregate Current Principal Amount of the Class I-B-2  Certificates  (after  taking into  account the  payment of the Class  I-B-2  Principal  Distribution  Amounts for such distribution  date), (4) the aggregate Current Principal Amount of the Class I-B-3 Certificates  (after taking into account the payment of the Class I-B-3 Principal  Distribution  Amounts for such  distribution  date),  (5) the aggregate  Current  Principal Amount of the
Class  I-B-4  Certificates  (after  taking  into  account  the  payment of the Class  I-B-4  Principal  Distribution  Amounts  for such distribution  date), (6) the aggregate Current Principal Amount of the Class I-B-5 Certificates  (after taking into account the payment of the Class I-B-5 Principal  Distribution  Amounts for such  distribution  date) and (7) the aggregate Stated Principal Balance of the group I mortgage  loans as of the last day of the related  Due Period  (after  reduction  for  Realized  Losses on the group I mortgage loans incurred during the related  Prepayment  Period)  multiplied by (i) prior to the  distribution  date in July 2012,  approximately
4.625%  and (ii) on or after the  distribution  date in July  2012,  approximately  3.700%,  and (II) the  excess of (a) the  aggregate
Stated  Principal  Balance of the group I mortgage  loans as of the last day of the related Due Period  (after  reduction  for Realized
Losses on the group I mortgage  loans incurred  during the related  Prepayment  Period) over (b) 0.50% of the principal  balance of the group I mortgage loans as of the Cut-off Date.

Class I-B-7  Principal  Distribution  Amount – F For any  distribution  date on or after the related  Stepdown  Date on which a Group I
Trigger  Event is not in  effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  I-B-7
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance of the group I mortgage loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group I mortgage loans  incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate  Current  Principal
Amount of the Class I-A  Certificates  (after taking into account the payment of the Class I-A Principal  Distribution  Amount for such distribution  date),  (2) the  aggregate  Current  Principal  Amount of the Class I-B-1  Certificates  (after  taking into  account the payment of the Class I-B-1 Principal  Distribution  Amounts for such distribution  date), (3) the aggregate Current Principal Amount of the Class I-B-2  Certificates  (after  taking into  account the  payment of the Class  I-B-2  Principal  Distribution  Amounts for such distribution  date), (4) the aggregate Current Principal Amount of the Class I-B-3 Certificates  (after taking into account the payment of the Class I-B-3 Principal  Distribution  Amounts for such  distribution  date),  (5) the aggregate  Current  Principal Amount of the
Class  I-B-4  Certificates  (after  taking  into  account  the  payment of the Class  I-B-4  Principal  Distribution  Amounts  for such distribution  date), (6) the aggregate Current Principal Amount of the Class I-B-5 Certificates  (after taking into account the payment of the Class I-B-5 Principal  Distribution  Amounts for such  distribution  date),  (7) the aggregate  Current  Principal Amount of the
Class B-6 Certificates  (after taking into account the payment of the Class B-6 Principal  Distribution  Amounts for such  distribution date) and (8) the  aggregate  Stated  Principal  Balance of the group I  mortgage  loans as of the last day of the  related  Due Period
(after  reduction for Realized Losses on the group I mortgage loans incurred during the related  Prepayment  Period)  multiplied by (i)
prior  to the  distribution  date in July  2012,  approximately  3.375%  and  (ii) on or  after  the  distribution  date in July  2012, approximately  2.700%,  and (II) the excess of (a) the aggregate Stated Principal  Balance of the group I mortgage loans as of the last day of the  related  Due Period  (after  reduction  for  Realized  Losses on the group I mortgage  loans  incurred  during the  related
Prepayment Period) over (b) 0.50% of the principal balance of the group I mortgage loans as of the Cut-off Date.

Class II-A Certificates — The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates.

Class  II-A  Principal  Distribution  Amount – For any  distribution  date on or after the  related  Stepdown  Date on which a Group II
Trigger  Event is not in effect,  an amount equal to the excess (if any) of (x) the  aggregate  Current  Principal  Amount of the Class
II-A  Certificates  immediately  prior to such  distribution  date over (y) the  lesser of (I) the excess of (a) the  aggregate  Stated
Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for Realized Losses on the group II mortgage loans incurred  during the related  Prepayment  Period) over (b) the aggregate  Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period  (after  reduction  for Realized  Losses on the group II mortgage loans incurred during the related  Prepayment  Period)  multiplied by (i) prior to the  distribution  date in July 2012,  approximately
27.00%  and (ii) on or after the  distribution  date in July 2012,  approximately  21.600%,  and (II) the  excess of (a) the  aggregate
Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related Due Period  (after  reduction for Realized
Losses on the group II mortgage loans incurred  during the related  Prepayment  Period) over (b) 0.50% of the principal  balance of the group II mortgage loans as of the Cut-off Date.

Class II-B Certificates — The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 Certificates.

Class II-B-1  Principal  Distribution  Amount – For any  distribution  date on or after the related  Stepdown  Date on which a Group II
Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  II-B-1
Certificates  immediately  prior to such  distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal
Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group
II mortgage loans incurred during the related  Prepayment  Period) over (b) the sum of (1) the aggregate  Current  Principal  Amount of the Class  II-A  Certificates  (after  taking  into  account  the  payment  of the Class II-A  Principal  Distribution  Amount for such distribution  date) and (2) the aggregate  Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related
Due Period  (after  reduction  for  Realized  Losses on the group II mortgage  loans  incurred  during the related  Prepayment  Period)
multiplied by (i) prior to the distribution  date in July 2012,  approximately  17.875% and (ii) on or after the  distribution  date in
July 2012,  approximately  14.300%,  and (II) the excess of (a) the aggregate Stated  Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group II mortgage loans incurred  during the related Prepayment Period) over (b) 0.50% of the principal balance of the group II mortgage loans as of the Cut-off Date.

Class II-B-2  Principal  Distribution  Amount – For any  distribution  date on or after the related  Stepdown  Date on which a Group II
Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  II-B-2
Certificates  immediately  prior to such  distribution date over (y) the lesser of (I) the excess of (a) the aggregate Stated Principal
Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for Realized  Losses on the group
II mortgage loans incurred during the related  Prepayment  Period) over (b) the sum of (1) the aggregate  Current  Principal  Amount of the Class  II-A  Certificates  (after  taking  into  account  the  payment  of the Class II-A  Principal  Distribution  Amount for such distribution  date),  (2) the  aggregate  Current  Principal  Amount of the Class II-B-1  Certificates  (after  taking into account the payment of the Class II-B-1 Principal  Distribution  Amounts for such distribution date) and (3) the aggregate Stated Principal Balance of the group II mortgage  loans as of the last day of the related  Due Period  (after  reduction  for  Realized  Losses on the group II mortgage  loans  incurred  during  the  related  Prepayment  Period)  multiplied  by (i) prior to the  distribution  date in July 2012, approximately  12.250% and (ii) on or after the distribution date in July 2012,  approximately  9.800%,  and (II) the excess of (a) the aggregate  Stated  Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for
Realized Losses on the group II mortgage loans incurred during the related  Prepayment  Period) over (b) 0.50% of the principal balance of the group II mortgage loans as of the Cut-off Date.

Class II-B-3  Principal  Distribution  Amount – For any  distribution  date on or after the related  Stepdown  Date on which a Group II
Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  II-B-3
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for Realized Losses on the group II mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate  Current  Principal
Amount of the Class II-A Certificates  (after taking into account the payment of the Class II-A Principal  Distribution Amount for such distribution  date),  (2) the  aggregate  Current  Principal  Amount of the Class II-B-1  Certificates  (after  taking into account the payment of the Class II-B-1 Principal  Distribution  Amounts for such distribution date), (3) the aggregate Current Principal Amount of the Class  II-B-2  Certificates  (after  taking into account the payment of the Class II-B-2  Principal  Distribution  Amounts for such distribution  date) and (4) the aggregate  Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related
Due Period  (after  reduction  for  Realized  Losses on the group II mortgage  loans  incurred  during the related  Prepayment  Period)
multiplied by (i) prior to the  distribution  date in July 2012,  approximately  8.625% and (ii) on or after the  distribution  date in
July 2012,  approximately  6.900%,  and (II) the excess of (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period  (after  reduction for Realized  Losses on the group II mortgage  loans  incurred  during the related Prepayment Period) over (b) 0.50% of the principal balance of the group II mortgage loans as of the Cut-off Date.

Class II-B-4  Principal  Distribution  Amount – For any  distribution  date on or after the related  Stepdown  Date on which a Group II
Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  II-B-4
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for Realized Losses on the group II mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate  Current  Principal
Amount of the Class II-A Certificates  (after taking into account the payment of the Class II-A Principal  Distribution Amount for such distribution  date),  (2) the  aggregate  Current  Principal  Amount of the Class II-B-1  Certificates  (after  taking into account the payment of the Class II-B-1 Principal  Distribution  Amounts for such distribution date), (3) the aggregate Current Principal Amount of the Class  II-B-2  Certificates  (after  taking into account the payment of the Class II-B-2  Principal  Distribution  Amounts for such distribution  date),  (4) the  aggregate  Current  Principal  Amount of the Class II-B-3  Certificates  (after  taking into account the payment of the Class II-B-3 Principal  Distribution  Amounts for such distribution date) and (5) the aggregate Stated Principal Balance of the group II mortgage  loans as of the last day of the related  Due Period  (after  reduction  for  Realized  Losses on the group II mortgage  loans  incurred  during  the  related  Prepayment  Period)  multiplied  by (i) prior to the  distribution  date in July 2012, approximately  7.250% and (ii) on or after the distribution  date in July 2012,  approximately  5.800%,  and (II) the excess of (a) the aggregate  Stated  Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for
Realized Losses on the group II mortgage loans incurred during the related  Prepayment  Period) over (b) 0.50% of the principal balance of the group II mortgage loans as of the Cut-off Date.

Class II-B-5  Principal  Distribution  Amount – For any  distribution  date on or after the related  Stepdown  Date on which a Group II
Trigger  Event is not in effect,  an amount  equal to the  excess  (if any) of (x) the  Current  Principal  Amount of the Class  II-B-5
Certificates  immediately  prior  to such  distribution  date  over  (y) the  lesser  of (I) the  excess  of (a) the  aggregate  Stated
Principal  Balance of the group II mortgage loans as of the last day of the related Due Period (after  reduction for Realized Losses on the group II mortgage loans incurred  during the related  Prepayment  Period) over (b) the sum of (1) the aggregate  Current  Principal
Amount of the Class II-A Certificates  (after taking into account the payment of the Class II-A Principal  Distribution Amount for such distribution  date),  (2) the  aggregate  Current  Principal  Amount of the Class II-B-1  Certificates  (after  taking into account the payment of the Class II-B-1 Principal  Distribution  Amounts for such distribution date), (3) the aggregate Current Principal Amount of the Class  II-B-2  Certificates  (after  taking into account the payment of the Class II-B-2  Principal  Distribution  Amounts for such distribution  date),  (4) the  aggregate  Current  Principal  Amount of the Class II-B-3  Certificates  (after  taking into account the payment of the Class II-B-3 Principal  Distribution  Amounts for such distribution date), (5) the aggregate Current Principal Amount of the Class  II-B-4  Certificates  (after  taking into account the payment of the Class II-B-4  Principal  Distribution  Amounts for such distribution  date) and (6) the aggregate  Stated  Principal  Balance of the group II mortgage  loans as of the last day of the related
Due Period  (after  reduction  for  Realized  Losses on the group II mortgage  loans  incurred  during the related  Prepayment  Period)
multiplied by (i) prior to the  distribution  date in July 2012,  approximately  3.125% and (ii) on or after the  distribution  date in
July 2012,  approximately  2.500%,  and (II) the excess of (a) the aggregate Stated Principal Balance of the group II mortgage loans as of the last day of the related Due Period  (after  reduction for Realized  Losses on the group II mortgage  loans  incurred  during the related Prepayment Period) over (b) 0.50% of the principal balance of the group II mortgage loans as of the Cut-off Date.

Class A Certificates – The Class I-A Certificates and the Class II-A Certificates.

Class B Certificates – The Class I-B Certificates and the Class II-B Certificates.

Class X Certificates —  The Class I-X Certificates.

Closing Date —July 31, 2006.

Compensating  Interest Payments — Any payments made by the Servicer from its own funds to cover Prepayment  Interest  Shortfalls on the related mortgage loans.

Coupon Strip — With respect to Loan Group I, as defined in "Description of the  Certificates—Final  Maturity  Reserve  Account" in this prospectus supplement.

Coupon Strip Rate — With respect to Loan Group I, shall equal the related Coupon Strip, if any,  payable to the Final Maturity  Reserve
Account on any distribution  date,  expressed as a per annum rate calculated on the basis of the aggregate Stated Principal  Balance of the group I mortgage loans as of such distribution date.

CPR — A constant rate of prepayment on the mortgage loans.

Credit  Enhancement  Percentage — For any distribution date is the percentage  obtained by dividing (x) the aggregate Current Principal
Amount of the Subordinate  Certificates in the related Loan Group (including the related  Overcollateralization  Amount) thereto by (y)
the aggregate  principal  balance of the mortgage loans in the related Loan Group,  calculated after taking into account  distributions of principal  on the related  mortgage  loans and  distribution  of the  Principal  Distribution  Amounts to the holders of the related
Certificates then entitled to distributions of principal on such distribution date.

Cumulative  Loss Test  Violation — The Group I Cumulative  Loss  Violation  Test or the Group II  Cumulative  Loss  Violation  Test, as
applicable.

Current Interest – With respect to each class of Offered  Certificates and the Class II-B-5  Certificates and each  distribution  date, the interest accrued at the applicable  pass-through  rate for the applicable  Interest Accrual Period on the Current  Principal Amount
or Notional Amount of such class plus any amount  previously  distributed  with respect to interest for such class that is recovered as a voidable  preference by a trustee in bankruptcy reduced by in the case of a Class A Certificate or Class B Certificate,  such class's share of (x) any Net Deferred  Interest  allocated to that class of  certificates,  (y) the interest  portion of any Realized Losses on the related  mortgage  loans  allocated  to that class of  certificates  and (z) any  Prepayment  Interest  Shortfall to the extent not covered by  Compensating  Interest  Payments and any shortfalls  resulting from the  application of the Relief Act, in each case to the extent  allocated to such class of certificates as described under clause Second in "Description of the  Certificates—Distributions  on
the Certificates" in this prospectus supplement.

Current  Principal  Amount – With  respect to any class of Offered  Certificates  (other than the Class X  Certificates)  and the Class
II-B-5  Certificates  and any  distribution  date,  the  original  current  principal  amount of such  class plus the amount of any Net
Deferred  Interest  allocated  thereto on the  related  distribution  date and all  previous  distribution  dates and, in the case of a
Subordinate  Certificate,  any Subsequent  Recoveries  added to the Current  Principal Amount of such  certificate,  as described under
"Description of the  Certificates—Allocation  of Realized Losses;  Subordination" herein, less the sum of (i) all amounts in respect of principal  distributed to such class on previous  distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates.

Custodial Account – As described under "The Pooling and Servicing Agreement—Custodial Account" in this prospectus supplement.

Cut-off Date –July 1, 2006.

Deferred  Interest – The amount of accrued  interest on the mortgage loans, the payment of which is deferred and added to the principal balance of a mortgage loan due to the negative amortization feature as described in this prospectus supplement.

Deficient Valuation – A Bankruptcy Loss that results if a court, in connection with a personal  bankruptcy of a mortgagor,  establishes the value of a mortgaged  property at an amount less than the unpaid  principal  balance of the mortgage loan secured by such mortgaged property.

Delinquency Test Violation –  A Group I Delinquency Test Violation or a Group II Delinquency Test Violation, as applicable.

Delinquent – A mortgage  loan is  "Delinquent"  if any payment due thereon is not made  pursuant to the terms of such  mortgage loan by the close of business on the day such payment is scheduled to be due. A mortgage loan is "30 days  delinquent"  if such payment has not been  received by the close of business on the last day of the month  immediately  succeeding  the month in which such payment was due.
For  example,  a mortgage  loan with a payment due on December 1 that  remained  unpaid as of the close of business on January 31 would then be considered to be 30 to 59 days delinquent. Similarly for "60 days delinquent," "90 days delinquent" and so on.

Distribution Account – As described under "The Pooling and Servicing Agreement—Distribution Account" in this prospectus supplement.

DOL —  United States Department of Labor.

Due Date – With  respect to each  mortgage  loan,  the date in each month on which its  Monthly  Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

Due Period – With respect to any  distribution  date, the period  commencing on the second day of the month  immediately  preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

EMC – EMC Mortgage Corporation.

Excess  Cashflow – With  respect to any  distribution  date and each Loan Group the sum of (i)  Remaining  Excess  Spread for such Loan
Group and such distribution date and (ii) Overcollateralization Release Amount for such Loan Group and such distribution date.

Excess  Overcollateralization  Amount – With  respect  to any  distribution  date and each  Loan  Group,  the  excess,  if any,  of the
Overcollateralization Amount for such Loan Group over the Overcollateralization Target Amount for such Loan Group.

Excess Spread – With respect to any distribution  date and each Loan Group, the excess,  if any, of the related Interest Funds for such distribution  date over the sum of (i) with respect to Loan Group I only, the Coupon Strip,  if applicable,  (ii) the Current  Interest on the related  Offered  Certificates  and the Class II-B-5  Certificates  and (iii) any Interest Carry Forward  Amounts on the related senior certificates on such distribution date.

Extra Principal  Distribution  Amount – With respect to any  distribution  date and each Loan Group, an amount derived from the related
Excess Spread equal to the lesser of (a) the excess,  if any, of the  Overcollateralization  Target Amount for such Loan Group and such distribution  date over the  Overcollateralization  Amount for such Loan Group and such distribution date and (b) the Excess Spread for such Loan Group and such distribution date.

Final  Maturity  Reserve  Account – As  described  under  "Description  of the  Certificates—Final  Maturity  Reserve  Account" in this prospectus supplement.

Final  Maturity  Reserve  Account Target — As defined in  "Description  of the  Certificates—Final  Maturity  Reserve  Account" in this prospectus supplement.

Group I  Cumulative  Loss Test  Violation  — If on any  distribution  date the  aggregate  amount of  Realized  Losses  incurred on the mortgage  loans in Loan  Group I since the  Cut-off  Date  through  the last day of the  related  Due Period  divided by the  aggregate principal  balance of the  related  mortgage  loans as of the Cut-off  Date  exceeds the  applicable  percentages  set forth below with respect to such distribution date:

                  Distribution Date Occurring in           Percentage

                  August 2008 through July 2009            0.20%

                  August 2009 through July 2010            0.45%

                  August 2010 through July 2011            0.50%

                  August 2011 through July 2012            1.15%

                  August 2012 through July 2013            1.55%

                  August 2013 and thereafter               1.70%

Group I Delinquency Test Violation – If on any distribution date if the percentage  obtained by dividing (x) the aggregate  outstanding principal  balance of the Group I mortgage loans  Delinquent 60 days or more (including  mortgage loans that are in  foreclosure,  have been converted to REO Properties or have been discharged by reason of bankruptcy) by (y) the aggregate  outstanding  principal  balance of the Group I mortgage loans, in each case, as of the last day of the previous  calendar month,  exceeds (i) prior to the distribution date in July 2012, 26.05% of the Credit Enhancement Percentage and (ii) on or after the distribution date in July 2012, 32.56%.

Group I  Overcollateralization  Amount – With respect to any  distribution  date,  the excess,  if any, of (i) the aggregate  principal balance of the group I mortgage  loans as of the last day of the related  Due Period  (after  giving  effect to  scheduled  payments of principal due during the related Due Period,  to the extent  received or advanced,  and unscheduled  collections of principal  received during the related  Prepayment  Period,  and after  reduction for Realized  Losses on the related  mortgage loans  incurred  during the related Due Period) over (ii) the aggregate  Current  Principal Amount of the Class I-A  Certificates  and the Class I-B  Certificates,
after taking into account the distributions of principal, less Net Deferred Interest, to be made on such distribution date.

Group I  Overcollateralization  Release  Amount – With respect to Loan Group I and any  distribution  date for which the related Excess
Overcollateralization  Amount is, or would be, after taking into account all other  distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the related  Excess  Overcollateralization  Amount for that  distribution  date and (ii) related Principal Funds for that distribution date.

Group I  Overcollateralization  Target  Amount – With  respect  to Loan Group I and any  distribution  date,  (i) prior to the  related
Stepdown  Date, an amount equal to  approximately  1.35% of the  aggregate  principal  balance of the group I mortgage  loans as of the
Cut-off Date,  (ii) on or after the related  Stepdown  Date  provided a Group I Trigger Event is not in effect,  the greater of (x) (1)
prior to the  distribution  date in July  2012,  3.375% of the then  current  aggregate  outstanding  principal  balance of the group I mortgage  loans as of the last day of the related Due Period  (after  giving  effect to scheduled  payments of principal due during the related Due Period,  to the extent  received  or  advanced,  and  unscheduled  collections  of  principal  received  during the related
Prepayment  Period,  and after  reduction for Realized Losses on the group I mortgage loans incurred during the related Due Period) and
(2) on or after the distribution date in July 2012, 2.700% of the then current aggregate  outstanding  principal balance of the group I mortgage  loans as of the last day of the related Due Period  (after  giving  effect to scheduled  payments of principal due during the related Due Period,  to the extent  received  or  advanced,  and  unscheduled  collections  of  principal  received  during the related
Prepayment  Period,  and after  reduction for Realized Losses on the group I mortgage loans incurred during the related Due Period) and
(y) 0.50% of the aggregate principal balance of the group I mortgage loans as of the Cut-Off Date  (approximately  $2,401,492) or (iii)
on or after the related  Stepdown Date and if a Group I Trigger  Event is in effect,  the Group I  Overcollateralization  Target Amount for the immediately preceding distribution date.

Group I Principal Distribution Amount – With respect to each distribution date, an amount equal to

         1.       the Principal Funds for Loan Group I for such distribution date, plus
         2.       any Extra Principal Distribution Amount with respect to Loan Group I for such distribution date, minus
         3.       any Group I Overcollateralization Release Amount for such distribution date.

Group I Trigger Event –  The occurrence of either a Group I Delinquency Test Violation or Group I Cumulative Loss Test Violation.

Group II  Cumulative  Loss Test  Violation  — If on any  distribution  date the  aggregate  amount of Realized  Losses  incurred on the mortgage  loans in Loan Group II since the  Cut-off  Date  through  the last day of the  related  Due Period  divided by the  aggregate principal  balance of the  related  mortgage  loans as of the Cut-off  Date  exceeds the  applicable  percentages  set forth below with respect to such distribution date:

                  Distribution Date Occurring in           Percentage

                  August 2008 through July 2009            0.15%

                  August 2009 through July 2010            0.35%

                  August 2010 through July 2011            0.65%

                  August 2011 through July 2012            0.95%

                  August 2012 through July 2013            1.30%

                  August 2013 and thereafter               1.40%

Group  II  Delinquency  Test  Violation  – If on any  distribution  date if the  percentage  obtained  by  dividing  (x) the  aggregate outstanding  principal  balance  of the Group II  mortgage  loans  Delinquent  60 days or more  (including  mortgage  loans that are in foreclosure,  have been converted to REO Properties or have been  discharged by reason of bankruptcy) by (y) the aggregate  outstanding principal  balance of the Group II mortgage loans, in each case, as of the last day of the previous  calendar month,  exceeds (i) prior to the distribution date in July 2012, 25.93% of the Credit  Enhancement  Percentage and (ii) on or after the distribution date in July
2012, 32.41%.

Group II  Overcollateralization  Amount – With respect to any  distribution  date, the excess,  if any, of (i) the aggregate  principal balance of the group II mortgage  loans as of the last day of the related Due Period  (after  giving  effect to  scheduled  payments of principal due during the related Due Period,  to the extent  received or advanced,  and unscheduled  collections of principal  received during the related  Prepayment  Period,  and after  reduction for Realized  Losses on the related  mortgage loans  incurred  during the related Due Period) over (ii) the aggregate Current  Principal Amount of the Class II-A  Certificates and the Class II-B  Certificates,
after taking into account the distributions of principal, less Net Deferred Interest, to be made on such distribution date.

Group II  Overcollateralization  Release Amount – With respect to Loan Group II and any distribution  date for which the related Excess
Overcollateralization  Amount is, or would be, after taking into account all other  distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the related  Excess  Overcollateralization  Amount for that  distribution  date and (ii) related Principal Funds for that distribution date.

Group II  Overcollateralization  Target  Amount – With  respect to Loan Group II and any  distribution  date,  (i) prior to the related
Stepdown  Date, an amount equal to  approximately  1.25% of the aggregate  principal  balance of the group II mortgage  loans as of the
Cut-off Date,  (ii) on or after the related  Stepdown  Date provided a Group II Trigger Event is not in effect,  the greater of (x) (1)
prior to the  distribution  date in July 2012,  3.125% of the then  current  aggregate  outstanding  principal  balance of the group II mortgage  loans as of the last day of the related Due Period  (after  giving  effect to scheduled  payments of principal due during the related Due Period,  to the extent  received  or  advanced,  and  unscheduled  collections  of  principal  received  during the related
Prepayment  Period,  and after reduction for Realized Losses on the group II mortgage loans incurred during the related Due Period) and
(2) on or after the distribution  date in July 2012, 2.500% of the then current  aggregate  outstanding  principal balance of the group
II mortgage  loans as of the last day of the related Due Period (after giving effect to scheduled  payments of principal due during the related Due Period,  to the extent  received  or  advanced,  and  unscheduled  collections  of  principal  received  during the related
Prepayment  Period,  and after reduction for Realized Losses on the group II mortgage loans incurred during the related Due Period) and
(y) 0.50% of the  aggregate  principal  balance of the group II mortgage  loans as of the Cut-Off Date  (approximately  $2,571,046)  or
(iii) on or after the related  Stepdown Date and if a Group II Trigger Event is in effect,  the Group II  Overcollateralization  Target
Amount for the immediately preceding distribution date.

Group II Principal Distribution Amount – With respect to each distribution date, an amount equal to

         1.       the Principal Funds for Loan Group II for such distribution date, plus

         2.       any Extra Principal Distribution Amount with respect to Loan Group II for such distribution date, minus

         3.       any Group II Overcollateralization Release Amount for such distribution date.

Group II Trigger Event –  The occurrence of either a Group II Delinquency Test Violation or Group II Cumulative Loss Test Violation.

Insurance  Proceeds – All proceeds of any insurance  policies,  to the extent such proceeds are not applied to the  restoration  of the property or released to the  mortgagor in  accordance  with the  servicer's  normal  servicing  procedures,  other than  proceeds  that represent  reimbursement  of the  Servicer's  costs and  expenses  incurred in  connection  with  presenting  claims  under the related insurance policies.

Interest Accrual Period —For each of the Offered  Certificates  (other than the Class X Certificates)  and for any  distribution  date, the period  commencing on the  distribution  date in the month preceding the month in which a distribution  date occurs (or the Closing
Date, in the case of the first Interest  Accrual Period) and ending on the day immediately  prior to such  distribution  date. For each of the Class X Certificates and for any distribution  date, the one-month  period preceding the month in which such  distribution  date occurs.

Interest  Carry Forward Amount – With respect to each class of Offered  Certificates  and the Class II-B-5  Certificates  and the first distribution date, zero, and for each distribution date thereafter, the sum of:

         1.       the excess of:

                  (a)      Current Interest for such class with respect to prior distribution dates, over

                  (b)      the amount actually  distributed to such class with respect to interest on or after such prior  distribution dates, and

         2.       interest on such excess (to the extent  permitted  by  applicable  law) at the  applicable  pass through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Funds – With respect to each Loan Group any distribution date, the sum, without duplication, of:

         1.       all scheduled  interest  collected in respect of the related  mortgage loans during the related Due Period,  less the
                  Servicing Fee, if any, and any related  amounts  required to be reimbursed to EMC, the Servicer,  the Trustee and the
                  Custodian as provided in the Agreement,

         2.       all advances relating to interest on the related mortgage loans made by the Servicer,

         3.       all Compensating Interest Payments with respect to the related mortgage loans,

         4.       Insurance  Proceeds  and  Liquidation  Proceeds  received  during the  related  Prepayment  Period (or in the case of
                  Subsequent  Recoveries,  during the related Due Period), to the extent such Liquidation  Proceeds relate to interest, less all  non-recoverable  advances  relating to interest  and certain  expenses,  in each case,  with respect to the mortgage loans in the related Loan Group,

         5.       the interest  portion of proceeds  from  mortgage  loans in the related Loan Group that were  repurchased  during the related Due Period,

         6.       the  interest  portion of the  purchase  price of the assets of the Trust  allocated  to the related  Loan Group upon exercise by the depositor or its designee of its optional termination right, and

         7.       the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds,  Repurchase
                  Proceeds and scheduled principal payments,  in that order,  allocated to the related Loan Group included in available funds for such  distribution  date that are applied in connection  with any Deferred  Interest in accordance with the definition of Net Deferred Interest,

                  minus

         8.       any amounts  required to be  reimbursed  to EMC,  the  Depositor,  the  Servicer,  the Trustee or the  Custodian  and
                  allocated to the related Loan Group, as provided in the Agreement.

Issuing Entity or Trust — Bear Stearns Mortgage Funding Trust 2006-AR1.

Liquidated  Mortgage Loan — Any defaulted  mortgage loan as to which the Servicer has  determined  that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation  Proceeds  – All net  proceeds,  other than  Insurance  Proceeds,  received  in  connection  with the  partial or  complete liquidation of the related mortgage loans,  whether through  trustee's sale,  foreclosure sale or otherwise,  or in connection with any condemnation  or partial  release of a mortgaged  property,  together  with the net proceeds  received  with  respect to any  mortgaged properties  acquired by the Servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted  mortgage loans,  other than the amount of such net proceeds  representing  any profit  realized by the Servicer in connection with the disposition of any such properties, and Subsequent Recoveries.

Loan Group — Any of Loan Group I and Loan Group II, as applicable.

Loan Group I — The pool of mortgage loans designated as Loan Group I.

Loan Group II — The pool of mortgage loans designated as Loan Group II.

Loss Allocation Limitation — As defined under "Description of the Certificates—Allocation of Realized Losses".

Margin – With respect to the Class I-A-1,  Class I-A-2,  Class I-A-3,  Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5,
Class I-B-6 and Class I-B-7, Class II-A-1,  Class II-A-2,  Class II-A-3,  Class II-B-1,  Class II-B-2,  Class II-B-3,  Class II-B-4 and
Class II-B-5 Certificates will be 0.210%,  0.250%,  0.300%,  0.380%,  0.400%,  0.430%,  0.550%, 0.600%, 1.450%, 2.100%, 0.220%, 0.260%,
0.320%, 0.400%, 0.600%,  1.450%, 2.150% and 2.150%, per annum,  respectively,  provided that, after the first possible related optional termination  date, the related margin;  with respect to the Class I-A-1,  Class I-A-2,  Class I-A-3,  Class I-B-1,  Class I-B-2,  Class
I-B-3, Class I-B-4, Class I-B-5, Class I-B-6 and Class I-B-7, Class II-A-1,  Class II-A-2,  Class II-A-3,  Class II-B-1,  Class II-B-2,
Class II-B-3, Class II-B-4 and Class II-B-5 Certificates will be 0.420%,  0.500%,  0.600%,  0.570%,  0.600%,  0.645%,  0.825%,  0.900%,
2.175%, 3.150%, 0.440%, 0.520%, 0.640%, 0.600%, 0.900%, 2.175%, 3.225% and 3.225%, per annum, respectively.

Moody's – Moody's Investors Service, Inc., and any successor in interest.

Monthly  Advance — The aggregate of all payments of interest,  net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were  delinquent on the related Due Date (other than  shortfalls in interest due to the  application of the
Relief Act or similar state law).

Monthly  Payments — For any mortgage  loan and any month,  the  scheduled  payment or payments of  principal  (if any) and interest due during such month on such  mortgage  loan which  either is payable by a mortgagor in such month under the related  mortgage  note or in the case of any mortgaged  property  acquired  through  foreclosure or deed in lieu of  foreclosure,  would otherwise have been payable under the related mortgage note.

Mortgage  Loan  Purchase  Agreement — The Mortgage  Loan  Purchase  Agreement,  dated as of July 31, 2006 between the Depositor and the
Sponsor.

Net  Deferred  Interest — On any  distribution  date,  Deferred  Interest on the  mortgage  loans in the related  Loan Group during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments,  Net Liquidation Proceeds,  Repurchase Proceeds
and scheduled  principal  payments,  in that order,  available to be distributed on the  Certificates on that  distribution  date. With respect to any Class of Certificates as of any distribution  date will be an amount equal to the product of (1) the difference,  if any between (a) the related Net Rate Cap on such  distribution  date and (b) the  Adjusted  Rate Cap for such  distribution  date,  (2) the
Current  Principal Amount of the Certificate  immediately  prior to such  distribution  date, and (3) the actual number of days in such
Interest Accrual Period divided by 360.

Net Liquidation Proceeds — Liquidation Proceeds net of unreimbursed  advances by the Servicer,  Monthly Advances,  expenses incurred by the Servicer in  connection  with the  liquidation  of such  mortgage  loan and the related  mortgaged  property and any other  amounts payable to the Servicer under the Agreement.

Net Rate — For any mortgage  loan,  the then  applicable  mortgage rate thereon less the  Servicing Fee Rate,  expressed as a per annum rate.

Net Rate Cap — (A) With  respect to the group I offered  certificates  (other than the Class X  Certificates)  is equal to the weighted average of the Net Rates of the group I mortgage  loans (less the Coupon Strip Rate, if  applicable,  and with respect to the Class I-A
Certificates,  less the pass-through  rate on the Class X Certificates)  and (B) with respect to the group II offered  Certificates and the Class  II-B-5  Certificates  is equal to the  weighted  average of the Net Rates of the group II  mortgage  loans,  in each case as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Non-Offered Certificates – The Class I-XP, the Class II-XP, the Class I-B-IO, the Class II-B-IO and the Residual Certificates.

Offered  Certificates – The Class I-A-1,  Class I-A-2,  Class I-A-3,  Class I-X, Class I-B-1,  Class I-B-2,  Class I-B-3,  Class I-B-4,
Class I-B-5,  Class I-B-6 and Class I-B-7,  Class II-A-1,  Class II-A-2,  Class II-A-3,  Class II-B-1,  Class II-B-2,  Class II-B-3 and
Class II-B-4 Certificates.

Overcollateralization Amount – The Group I Overcollateralization Amount or the Group II Overcollateralization Amount, as applicable.

Overcollateralization  Release Amount – The Group I Overcollateralization  Release Amount or the Group II Overcollateraliztion  Release
Amount, as applicable.

Overcollateralization  Target  Amount –The Group I  Overcollateralization  Target Amount or the Group II  Overcollateralization  Target
Amount, as applicable.

Prepayment  Interest  Shortfalls – With respect to any  distribution  date,  for each  mortgage  loan that was the subject of a partial principal  prepayment or a principal  prepayment in full during the related  prepayment  period,  the amount,  if any, by which (i) one month's  interest at the  applicable  net rate on the  scheduled  principal  balance of such mortgage  loan  immediately  prior to such prepayment,  or, in the case of a partial principal prepayment,  on the amount of such prepayment,  exceeds (ii) the amount of interest paid or collected in connection  with such principal  prepayment less the sum of (a) any prepayment  charges  relating to such mortgage loan and (b) the Servicing Fee.

Prepayment  Period – With respect to a  distribution  date,  the period from the  sixteenth  day of the calendar  month  preceding  the calendar  month in which such  distribution  date occurs  through the close of business on the fifteenth  day of the calendar  month in which such distribution date occurs.

Principal  Distribution  Amount – The  Group I  Principal  Distribution  Amount  or the  Group II  Principal  Distribution  Amount,  as
applicable.

Principal Funds – With respect to each Loan Group and each  distribution  date, the greater of zero and the sum,  without  duplication, of:

         1.       the scheduled  principal  collected on the mortgage  loans in the related Loan Group during the related Due Period or advanced on or before the servicer advance date,

         2.       Principal  Prepayments  in respect of the  mortgage  loans in the related  Loan Group,  exclusive  of any  prepayment charges, collected in the related Prepayment Period,

         3.       the Stated  Principal  Balance of each mortgage loan in the related Loan Group that was  repurchased by the Depositor or the Servicer during the related Due Period,

         4.       the amount,  if any, by which the aggregate unpaid principal  balance of any replacement  mortgage loans is less than the aggregate unpaid  principal  balance of any deleted mortgage loans delivered by the Servicer in connection with a substitution of a mortgage loan in the related Loan Group during the related Due Period,

         5.       Insurance  Proceeds and all Liquidation  Proceeds  collected during the related  Prepayment Period (or in the case of
                  Subsequent Recoveries,  during the related Due Period) on the mortgage loans in the related Loan Group, to the extent such  Liquidation  Proceeds  relate to principal,  less all related  non-recoverable  advances  relating to principal reimbursed during the related Due Period,

         6.       the principal  portion of the purchase price of the assets of the Trust  allocated to the related Loan Group upon the exercise by the depositor or its designee of its optional termination right,

         7.       the principal  portion of the amounts,  if any,  transferred from the Final Maturity Reserve Account and allocated to
                  Loan Group I on such distribution date,

         minus

         8.       any amounts required to be reimbursed to EMC, the Depositor,  the Servicer, the Trustee or the Custodian, as provided in the Agreement, and

         9.       the amount of any Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds,  Repurchase
                  Proceeds and scheduled  principal payments,  in that order,  included in available funds and allocated to the related
                  Loan Group for such  distribution date that are applied as Interest Funds in connection with any Deferred Interest in accordance with the definition of Net Deferred Interest.

Principal  Prepayment – Any payment or other  recovery of principal  on a mortgage  loan which is received in advance of its  scheduled
Due Date to the extent  that it is not  accompanied  by an amount as to interest  representing  scheduled  interest  due on any date or dates in any month or months  subsequent  to the month of  prepayment,  including  Insurance  Proceeds  and  Repurchase  Proceeds,  but
excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agencies – Standard and Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

Realized  Loss – With  respect to a mortgage  loan is (1) a  Bankruptcy  Loss or (2) as to any  Liquidated  Mortgage  Loan,  the unpaid principal  balance  thereof  plus  accrued  and unpaid  interest  thereon at the  mortgage  rate  through  the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

Record Date – For each class of Offered  Certificates  (other than the Class X Certificates)  and for any distribution  date, the close of business on the business day prior to that distribution  date. For the Class X Certificates and for any distribution  date, the last business day of the prior calendar month.

Regular Certificates – All classes of certificates other than the Residual Certificates.

Remaining  Excess Spread – With respect to any  distribution  date and each Loan Group,  the related Excess Spread  remaining after the distribution of any related Extra Principal Distribution Amount for such distribution date.

REO Property – A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase  Price – With respect to any mortgage  loan  required to be  repurchased,  an amount equal to the sum of (i) (a) 100% of the
Outstanding  Principal  Balance of such  mortgage loan plus accrued but unpaid  interest on the  Outstanding  Principal  Balance at the related  mortgage rate through and  including  the last day of the month of repurchase  reduced by (b) any portion of the Servicing Fee or advances  payable to the purchaser of the mortgage loan and (ii) any costs and damages  incurred by the trust in connection with any violation of such mortgage loan of any predatory lending laws.

Repurchase  Proceeds — The Repurchase  Price in connection with any repurchase of a mortgage loan by the Seller and any cash deposit in connection  with the  substitution  of a mortgage  loan.  See  "Description  of the  Securities" in the prospectus and "The Pooling and
Servicing Agreement—Representations and Warranties" in this prospectus supplement.

Reserve Fund – As described under "The Pooling and Servicing Agreement—The Reserve Fund" in this prospectus supplement.

Residual  Certificates  — The Class I-R,  Class  II-R,  Class I-R-X and Class  II-R-X  certificates.  There will be a separate  Class R certificate with a specific designation for each REMIC election that is made.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

Samp;P — Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Scheduled  Monthly Payments — For any mortgage loan and each Due Period,  the minimum payment of principal and interest due during such
Due Period on such  mortgage  loan which either is payable by a mortgagor in such Due Period under the related  mortgage note or in the case of any mortgaged  property  acquired through  foreclosure or deed in lieu of foreclosure,  would otherwise have been payable under the related mortgage note.

Servicer — EMC Mortgage Corporation.

Servicing Fee — With respect to each  mortgage  loan, a fee that accrues at the  Servicing  Fee Rate on the same  principal  balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate — 0.375% per annum.

Sponsor — EMC Mortgage Corporation.

Stated Principal  Balance – For any mortgage loan, with respect to any distribution  date, the sum of the principal  balance thereof as of the Cut-off Date (taking  account of the principal  payment to be made on the related Due Date and  irrespective  of any delinquency in its payment),  as specified in the amortization  schedule at the time relating  thereto (before any adjustment to such  amortization schedule by reason of any bankruptcy or similar proceeding  occurring after the Cut-off Date (other than a Deficient  Valuation) or any moratorium or similar  waiver or grace period) plus any amount by which the principal  balance  thereof has been increased for Deferred
Interest  pursuant to the terms of the related mortgage note on or prior to such distribution date, minus the sum of:

         1.       the principal  portion of the Scheduled  Monthly  Payments due from mortgagors with respect to such mortgage loan due during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

         2.       all  prepayments of principal  with respect to such mortgage loan received prior to or during the related  Prepayment
                  Period,  and all Liquidation  Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with the Agreement or the Servicing  Agreement  that were received by the Servicer as of the close of business on the last day of the Prepayment Period related to such distribution date; and

         3.       any Realized Loss thereon incurred prior to or during the related Prepayment Period.

         The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown  Date – (a) With respect to Loan Group I, the earlier to occur of (i) the  distribution  date on which the  aggregate  Current
Principal  Amount of the Class I-A  Certificates  has been  reduced  to zero and (ii) the later to occur of (x) the  distribution  date occurring in August 2009 and (y) the first  distribution  date for which the  aggregate  Current  Principal  Amount of the  Subordinate
Certificates in the Loan Group I plus the related  Overcollateralization  Amount divided by the aggregate Stated  Principal  Balance of the group I mortgage loans is greater than or equal (i) prior to the distribution  date in July 2012,  26.875% and (ii) on or after the distribution  date in July 2012,  21.500%;  or (b) with respect to Loan Group II, the earlier to occur of (i) the distribution  date on which the aggregate  Current  Principal  Amount of the Class II-A  Certificates has been reduced to zero and (ii) the later to occur of
(x) the  distribution  date  occurring in August 2009 and (y) the first  distribution  date for which the aggregate  Current  Principal
Amount of the  Subordinate  Certificates  in the Loan Group II plus the related  Overcollateralization  Amount divided by the aggregate
Stated  Principal  Balance of the group II mortgage  loans is greater  than or equal (i) prior to the  distribution  date in July 2012,
27.00% and (ii) on or after the distribution date in July 2012, 21.600%.

Subordinate Certificates — The Class B Certificates.

Subsequent  Recoveries  — As of any  distribution  date,  amounts  received  during the related  Due Period by the  Servicer or surplus amounts held by the Servicer to cover estimated expenses  (including,  but not limited to, recoveries in respect of the representations and warranties made by the Sponsor)  specifically  related to a Liquidated Mortgage Loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Trigger Event –  A Group I Trigger Event or a Group II Trigger Event, as applicable.

Trust – Bear Stearns Mortgage Funding Trust 2006-AR1.

Trustee – Wells Fargo Bank, National Association.

Trustee Fee — With respect to each  mortgage  loan, a fee that accrues at the Trustee Fee Rate on the same  principal  balance on which interest on the mortgage loan accrues for the calendar month.

Trustee Fee Rate — 0.0025% per annum.

Unpaid  Realized  Loss Amount – With respect to any class of Class A and Class B  Certificates  and as to any  distribution  date,  the excess of

         1.       Applied Realized Loss Amounts with respect to such class over

         2.       the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

         Any amounts  distributed to a class of Offered  Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Current Principal Amount of such Class.

                                       Schedule 1

--------------------------- -------------------- ---------------------- ---------------------
                                Balance of                                   Balance of
                              40-Year Group I                             40-Year Group I
    Distribution Date         Loans at 16%CPR      Distribution Date      Loans at 16%CPR
--------------------------- -------------------- ---------------------- ---------------------
      July 25, 2016              723,530.78        November 25, 2019          393,503.44
--------------------------- -------------------- ---------------------- ---------------------
     August 25, 2016             712,668.83        December 25, 2019          387,513.90
--------------------------- -------------------- ---------------------- ---------------------
    September 25, 2016           701,965.52        January 25, 2020           381,613.38
--------------------------- -------------------- ---------------------- ---------------------
     October 25, 2016            691,419.15        February 25, 2020          375,800.89
--------------------------- -------------------- ---------------------- ---------------------
    November 25, 2016            681,026.88         March 25, 2020            370,074.81
--------------------------- -------------------- ---------------------- ---------------------
    December 25, 2016            670,787.04         April 25, 2020            364,433.88
--------------------------- -------------------- ---------------------- ---------------------
     January 25, 2017            660,696.88          May 25, 2020             358,876.85
--------------------------- -------------------- ---------------------- ---------------------
    February 25, 2017            650,754.78          June 25, 2020            353,402.47
--------------------------- -------------------- ---------------------- ---------------------
      March 25, 2017             640,958.07          July 25, 2020            348,008.75
--------------------------- -------------------- ---------------------- ---------------------
      April 25, 2017             631,305.16         August 25, 2020           342,692.29
--------------------------- -------------------- ---------------------- ---------------------
       May 25, 2017              621,793.99       September 25, 2020          337,454.98
--------------------------- -------------------- ---------------------- ---------------------
      June 25, 2017              612,422.49        October 25, 2020           332,295.37
--------------------------- -------------------- ---------------------- ---------------------
      July 25, 2017              603,190.10        November 25, 2020          327,212.62
--------------------------- -------------------- ---------------------- ---------------------
     August 25, 2017             594,099.05        December 25, 2020          322,205.30
--------------------------- -------------------- ---------------------- ---------------------
    September 25, 2017           585,142.01        January 25, 2021           317,272.59
--------------------------- -------------------- ---------------------- ---------------------
     October 25, 2017            576,317.04        February 25, 2021          312,413.13
--------------------------- -------------------- ---------------------- ---------------------
    November 25, 2017            567,622.21         March 25, 2021            307,625.85
--------------------------- -------------------- ---------------------- ---------------------
    December 25, 2017            559,056.08         April 25, 2021            302,909.68
--------------------------- -------------------- ---------------------- ---------------------
     January 25, 2018            550,616.32          May 25, 2021             298,263.59
--------------------------- -------------------- ---------------------- ---------------------
    February 25, 2018            542,301.51          June 25, 2021            293,686.55
--------------------------- -------------------- ---------------------- ---------------------
      March 25, 2018             534,109.85          July 25, 2021            289,177.43
--------------------------- -------------------- ---------------------- ---------------------
      April 25, 2018             526,039.50         August 25, 2021           284,734.82
--------------------------- -------------------- ---------------------- ---------------------
       May 25, 2018              518,088.71       September 25, 2021          280,358.29
--------------------------- -------------------- ---------------------- ---------------------
      June 25, 2018              510,256.13        October 25, 2021           276,046.63
--------------------------- -------------------- ---------------------- ---------------------
      July 25, 2018              502,539.25        November 25, 2021          271,799.13
--------------------------- -------------------- ---------------------- ---------------------
     August 25, 2018             494,934.10        December 25, 2021          267,614.86
--------------------------- -------------------- ---------------------- ---------------------
    September 25, 2018           487,441.68        January 25, 2022           263,492.66
--------------------------- -------------------- ---------------------- ---------------------
     October 25, 2018            480,060.74        February 25, 2022          259,431.84
--------------------------- -------------------- ---------------------- ---------------------
    November 25, 2018            472,789.63         March 25, 2022            255,431.31
--------------------------- -------------------- ---------------------- ---------------------
    December 25, 2018            465,626.36         April 25, 2022            251,490.37
--------------------------- -------------------- ---------------------- ---------------------
     January 25, 2019            458,569.71          May 25, 2022             247,607.96
--------------------------- -------------------- ---------------------- ---------------------
    February 25, 2019            451,618.11          June 25, 2022            243,783.43
--------------------------- -------------------- ---------------------- ---------------------
      March 25, 2019             444,770.00          July 25, 2022            240,015.84
--------------------------- -------------------- ---------------------- ---------------------
      April 25, 2019             438,023.51         August 25, 2022           236,305.10
--------------------------- -------------------- ---------------------- ---------------------
       May 25, 2019              431,377.49       September 25, 2022          232,649.52
--------------------------- -------------------- ---------------------- ---------------------
      June 25, 2019              424,830.45        October 25, 2022           229,048.49
--------------------------- -------------------- ---------------------- ---------------------
      July 25, 2019              418,380.04        November 25, 2022          225,501.01
--------------------------- -------------------- ---------------------- ---------------------
     August 25, 2019             412,020.24        December 25, 2022          222,006.32
--------------------------- -------------------- ---------------------- ---------------------
    September 25, 2019           405,755.25        January 25, 2023           218,563.63
--------------------------- -------------------- ---------------------- ---------------------
     October 25, 2019            399,583.33        February 25, 2023          215,172.18
--------------------------- -------------------- ---------------------- ---------------------

------------------------- ------------------- ---------------------- --------------------
   Distribution Date          Balance of        Distribution Date        Balance of
                           40-Year Group I                             40-Year Group I
                           Loans at 16%CPR                             Loans at 16%CPR
------------------------- ------------------- ---------------------- --------------------
     March 25, 2023          211,831.42           July 25, 2027            112,289.02
------------------------- ------------------- ---------------------- --------------------
     April 25, 2023          208,540.41          August 25, 2027           110,493.88
------------------------- ------------------- ---------------------- --------------------
      May 25, 2023           205,298.44        September 25, 2027          108,725.83
------------------------- ------------------- ---------------------- --------------------
     June 25, 2023           202,104.78         October 25, 2027           106,984.40
------------------------- ------------------- ---------------------- --------------------
     July 25, 2023           198,958.94         November 25, 2027          105,269.29
------------------------- ------------------- ---------------------- --------------------
    August 25, 2023          195,861.17         December 25, 2027          103,580.09
------------------------- ------------------- ---------------------- --------------------
   September 25, 2023        192,809.61         January 25, 2028           101,916.36
------------------------- ------------------- ---------------------- --------------------
    October 25, 2023         189,803.57         February 25, 2028          100,277.80
------------------------- ------------------- ---------------------- --------------------
   November 25, 2023         186,842.40          March 25, 2028             98,663.95
------------------------- ------------------- ---------------------- --------------------
   December 25, 2023         183,925.43          April 25, 2028             97,074.54
------------------------- ------------------- ---------------------- --------------------
    January 25, 2024         181,052.02           May 25, 2028              95,509.13
------------------------- ------------------- ---------------------- --------------------
   February 25, 2024         178,221.53           June 25, 2028             93,967.45
------------------------- ------------------- ---------------------- --------------------
     March 25, 2024          175,433.34           July 25, 2028             92,449.21
------------------------- ------------------- ---------------------- --------------------
     April 25, 2024          172,686.82          August 25, 2028            90,954.89
------------------------- ------------------- ---------------------- --------------------
      May 25, 2024           169,981.37        September 25, 2028           89,483.16
------------------------- ------------------- ---------------------- --------------------
     June 25, 2024           167,316.39         October 25, 2028            88,033.70
------------------------- ------------------- ---------------------- --------------------
     July 25, 2024           164,691.47         November 25, 2028           86,606.25
------------------------- ------------------- ---------------------- --------------------
    August 25, 2024          162,107.00         December 25, 2028           85,200.42
------------------------- ------------------- ---------------------- --------------------
   September 25, 2024        159,561.21         January 25, 2029            83,815.88
------------------------- ------------------- ---------------------- --------------------
    October 25, 2024         157,053.55         February 25, 2029           82,452.41
------------------------- ------------------- ---------------------- --------------------
   November 25, 2024         154,583.45          March 25, 2029             81,109.61
------------------------- ------------------- ---------------------- --------------------
   December 25, 2024         152,150.36          April 25, 2029             79,787.18
------------------------- ------------------- ---------------------- --------------------
    January 25, 2025         149,753.74           May 25, 2029              78,484.83
------------------------- ------------------- ---------------------- --------------------
   February 25, 2025         147,393.06           June 25, 2029             77,202.27
------------------------- ------------------- ---------------------- --------------------
     March 25, 2025          145,067.79           July 25, 2029             75,939.34
------------------------- ------------------- ---------------------- --------------------
     April 25, 2025          142,777.41          August 25, 2029            74,696.56
------------------------- ------------------- ---------------------- --------------------
      May 25, 2025           140,521.41        September 25, 2029           73,472.68
------------------------- ------------------- ---------------------- --------------------
     June 25, 2025           138,299.29         October 25, 2029            72,267.42
------------------------- ------------------- ---------------------- --------------------
     July 25, 2025           136,110.71         November 25, 2029           71,080.51
------------------------- ------------------- ---------------------- --------------------
    August 25, 2025          133,955.96         December 25, 2029           69,911.68
------------------------- ------------------- ---------------------- --------------------
   September 25, 2025        131,833.59         January 25, 2030            68,760.66
------------------------- ------------------- ---------------------- --------------------
    October 25, 2025         129,743.13         February 25, 2030           67,627.19
------------------------- ------------------- ---------------------- --------------------
   November 25, 2025         127,684.01          March 25, 2030             66,511.01
------------------------- ------------------- ---------------------- --------------------
   December 25, 2025         125,655.87          April 25, 2030             65,411.87
------------------------- ------------------- ---------------------- --------------------
    January 25, 2026         123,658.26           May 25, 2030              64,329.51
------------------------- ------------------- ---------------------- --------------------
   February 25, 2026         121,690.73           June 25, 2030             63,263.70
------------------------- ------------------- ---------------------- --------------------
     March 25, 2026          119,752.84           July 25, 2030             62,214.31
------------------------- ------------------- ---------------------- --------------------
     April 25, 2026          117,844.15          August 25, 2030            61,181.80
------------------------- ------------------- ---------------------- --------------------
      May 25, 2026           115,964.24        September 25, 2030           60,165.08
------------------------- ------------------- ---------------------- --------------------
     June 25, 2026           114,112.59         October 25, 2030            59,163.88
------------------------- ------------------- ---------------------- --------------------

-------------------------- ------------------- ---------------------- --------------------
    Distribution Date          Balance of        Distribution Date        Balance of
                            40-Year Group I                             40-Year Group I
                            Loans at 16%CPR                             Loans at 16%CPR
-------------------------- ------------------- ---------------------- --------------------
    November 25, 2030            47,468.39        April 25, 2033            28,577.83
-------------------------- ------------------- ---------------------- --------------------
    December 25, 2030            46,663.28         May 25, 2033             28,069.04
-------------------------- ------------------- ---------------------- --------------------
    January 25, 2031             45,870.64         June 25, 2033            27,568.36
-------------------------- ------------------- ---------------------- --------------------
    February 25, 2031            45,090.25         July 25, 2033            27,075.61
-------------------------- ------------------- ---------------------- --------------------
     March 25, 2031              44,321.97        August 25, 2033           26,590.53
-------------------------- ------------------- ---------------------- --------------------
     April 25, 2031              43,565.59      September 25, 2033          26,113.17
-------------------------- ------------------- ---------------------- --------------------
      May 25, 2031               42,820.95       October 25, 2033           25,643.44
-------------------------- ------------------- ---------------------- --------------------
      June 25, 2031              42,087.88       November 25, 2033          25,181.20
-------------------------- ------------------- ---------------------- --------------------
      July 25, 2031              41,366.29       December 25, 2033          24,726.37
-------------------------- ------------------- ---------------------- --------------------
     August 25, 2031             40,656.31       January 25, 2034           24,278.81
-------------------------- ------------------- ---------------------- --------------------
   September 25, 2031            39,957.38       February 25, 2034          23,838.41
-------------------------- ------------------- ---------------------- --------------------
    October 25, 2031             39,269.34        March 25, 2034            23,405.08
-------------------------- ------------------- ---------------------- --------------------
    November 25, 2031            38,592.06        April 25, 2034            22,978.68
-------------------------- ------------------- ---------------------- --------------------
    December 25, 2031            37,925.35         May 25, 2034             22,559.14
-------------------------- ------------------- ---------------------- --------------------
    January 25, 2032             37,269.08         June 25, 2034            22,146.32
-------------------------- ------------------- ---------------------- --------------------
    February 25, 2032            36,623.09         July 25, 2034            21,740.09
-------------------------- ------------------- ---------------------- --------------------
     March 25, 2032              35,987.20        August 25, 2034           21,340.20
-------------------------- ------------------- ---------------------- --------------------
     April 25, 2032              35,361.29      September 25, 2034          20,946.73
-------------------------- ------------------- ---------------------- --------------------
      May 25, 2032               34,745.21       October 25, 2034           20,559.60
-------------------------- ------------------- ---------------------- --------------------
      June 25, 2032              34,138.84       November 25, 2034          20,178.68
-------------------------- ------------------- ---------------------- --------------------
      July 25, 2032              33,542.01       December 25, 2034          19,803.91
-------------------------- ------------------- ---------------------- --------------------
     August 25, 2032             32,954.63       January 25, 2035           19,435.16
-------------------------- ------------------- ---------------------- --------------------
   September 25, 2032            32,376.52       February 25, 2035          19,072.35
-------------------------- ------------------- ---------------------- --------------------
    October 25, 2032             31,807.55        March 25, 2035            18,715.39
-------------------------- ------------------- ---------------------- --------------------
    November 25, 2032            31,247.55        April 25, 2035            18,364.19
-------------------------- ------------------- ---------------------- --------------------
    December 25, 2032            30,696.40         May 25, 2035             18,018.65
-------------------------- ------------------- ---------------------- --------------------
    January 25, 2032             30,153.99         June 25, 2035            17,678.68
-------------------------- ------------------- ---------------------- --------------------
    February 25, 2032            29,620.17         July 25, 2035            17,344.19
-------------------------- ------------------- ---------------------- --------------------
     March 25, 2032              47,468.39        August 25, 2035           17,015.10
-------------------------- ------------------- ---------------------- --------------------
     April 25, 2032              46,663.28      September 25, 2035          16,691.33
-------------------------- ------------------- ---------------------- --------------------
      May 25, 2032               45,870.64       October 25, 2035           16,372.79
-------------------------- ------------------- ---------------------- --------------------
      June 25, 2032              45,090.25       November 25, 2035          16,059.39
-------------------------- ------------------- ---------------------- --------------------
      July 25, 2032              44,321.97       December 25, 2035          15,751.05
-------------------------- ------------------- ---------------------- --------------------
     August 25, 2032             43,565.59       January 25, 2036           15,447.70
-------------------------- ------------------- ---------------------- --------------------
   September 25, 2032            42,820.95       February 25, 2036          15,149.26
-------------------------- ------------------- ---------------------- --------------------
    October 25, 2032             42,087.88        March 25, 2036            14,855.64
-------------------------- ------------------- ---------------------- --------------------
    November 25, 2032            41,366.29        April 25, 2036            14,566.78
-------------------------- ------------------- ---------------------- --------------------
    December 25, 2032            40,656.31         May 25, 2036             14,282.59
-------------------------- ------------------- ---------------------- --------------------
    January 25, 2033             39,957.38         June 25, 2036            14,003.00
-------------------------- ------------------- ---------------------- --------------------
    February 25, 2033            39,269.34         July 25, 2036            13,728.00
-------------------------- ------------------- ---------------------- --------------------
     March 25, 2033              29,094.83
-------------------------- ------------------- ---------------------- --------------------

                                                                                                                            ANNEX I

Distribution Date      Period         Class I-A        Class I-A       Class I-B-1    Class I-B-1      Class I-B-2    Class I-B-2
                                       Notional          Strike          Notional        Strike          Notional        Strike
                                      Balance($)        Rate(%)         Balance($)       Rate(%)        Balance($)       Rate(%)
___________________________________________________________________________________________________________________________________
    25-Aug-06         July-06       428,666,000.00       100.00       13,689,000.00      100.00       9,126,000.00       100.00
    25-Sep-06        August-06      417,721,580.24        8.98        13,689,000.00       9.24        9,126,000.00        9.24
    25-Oct-06       September-06    408,989,578.57        9.30        13,689,000.00       9.55        9,126,000.00        9.55
    25-Nov-06        October-06     400,427,234.32        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Dec-06       November-06     392,039,912.56        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Jan-07       December-06     383,815,077.58        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Feb-07        January-07     375,749,444.73        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Mar-07       February-07     367,839,756.04       10.02        13,689,000.00       10.26       9,126,000.00        10.26
    25-Apr-07         March-07      360,082,907.37        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-May-07         April-07      352,475,816.59        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Jun-07          May-07       345,012,693.74        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Jul-07         June-07       337,679,870.40        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Aug-07         July-07       330,458,334.13        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Sep-07        August-07      323,340,881.68        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Oct-07       September-07    316,361,878.47        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Nov-07        October-07     309,518,515.02        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Dec-07       November-07     302,808,041.07        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Jan-08       December-07     296,227,764.30        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Feb-08        January-08     289,775,049.06        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Mar-08       February-08     283,447,280.99        9.66        13,689,000.00       9.90        9,126,000.00        9.90
    25-Apr-08         March-08      277,241,969.60        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-May-08         April-08      271,156,641.93        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Jun-08          May-08       265,185,624.98        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Jul-08         June-08       259,318,966.83        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Aug-08         July-08       253,541,399.28        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Sep-08        August-08      247,589,299.71        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Oct-08       September-08    241,506,377.21        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Nov-08        October-08     235,515,446.92        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Dec-08       November-08     229,104,224.50        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Jan-09       December-08     222,469,334.07        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Feb-09        January-09     215,985,577.91        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Mar-09       February-09     209,607,357.65       10.02        13,689,000.00       10.26       9,126,000.00        10.26
    25-Apr-09         March-09      203,315,945.28        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-May-09         April-09      197,175,173.65        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Jun-09          May-09       191,181,400.71        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Jul-09         June-09       185,325,168.47        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Aug-09         July-09       179,604,673.65        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Sep-09        August-09      174,016,966.09        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Oct-09       September-09    168,563,338.92        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Nov-09        October-09     163,240,589.24        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Dec-09       November-09     158,045,590.41        9.32        13,689,000.00       9.57        9,126,000.00        9.57
    25-Jan-10       December-09     152,975,290.28        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Feb-10        January-10     148,026,709.40        9.01        13,689,000.00       9.26        9,126,000.00        9.26
    25-Mar-10       February-10     143,196,939.30       10.02        13,689,000.00       10.26       9,126,000.00        10.26
    25-Apr-10         March-10      139,021,758.74        9.01        13,546,198.31       9.26        9,030,798.87        9.26
    25-May-10         April-10      135,657,570.12        9.32        13,218,393.75       9.57        8,812,262.50        9.57
    25-Jun-10          May-10       132,374,180.66        9.01        12,898,462.21       9.26        8,598,974.81        9.26
    25-Jul-10         June-10       129,169,659.10        9.32        12,586,215.52       9.57        8,390,810.35        9.57
    25-Aug-10         July-10       126,042,120.20        9.01        12,281,469.97       9.26        8,187,646.65        9.26
    25-Sep-10        August-10      122,989,723.63        9.01        11,984,046.25       9.26        7,989,364.16        9.26
    25-Oct-10       September-10    120,010,672.92        9.32        11,693,769.30       9.57        7,795,846.20        9.57
    25-Nov-10        October-10     117,103,214.43        9.01        11,410,468.25       9.26        7,606,978.84        9.26
    25-Dec-10       November-10     114,265,636.28        9.32        11,133,976.31       9.57        7,422,650.87        9.57
    25-Jan-11       December-10     111,496,267.41        9.01        10,864,130.64       9.26        7,242,753.76        9.26
    25-Feb-11        January-11     108,793,476.61        9.01        10,600,772.30       9.26        7,067,181.53        9.26
    25-Mar-11       February-11     106,155,671.50       10.02        10,343,746.12       10.26       6,895,830.75        10.26
    25-Apr-11         March-11      103,581,297.71        9.01        10,092,900.65       9.26        6,728,600.44        9.26
    25-May-11         April-11      101,068,837.90        9.32        9,848,088.05        9.57        6,565,392.03        9.57
    25-Jun-11          May-11       98,616,810.90         9.01        9,609,163.98        9.26        6,406,109.32        9.26
    25-Jul-11         June-11       96,223,770.87         9.32        9,375,987.57        9.57        6,250,658.38        9.57
    25-Aug-11         July-11       93,888,306.42         9.01        9,148,421.29        9.26        6,098,947.53        9.26
    25-Sep-11        August-11      91,609,039.82         9.01        8,926,330.89        9.26        5,950,887.26        9.26
    25-Oct-11       September-11    89,384,626.22         9.32        8,709,585.34        9.57        5,806,390.23        9.57
    25-Nov-11        October-11     87,213,752.79         9.01        8,498,056.71        9.26        5,665,371.14        9.26
    25-Dec-11       November-11     85,095,138.06         9.32        8,291,620.14        9.57        5,527,746.76        9.57
    25-Jan-12       December-11     83,027,531.08         9.01        8,090,153.74        9.26        5,393,435.82        9.26
    25-Feb-12        January-12     81,009,710.76         9.01        7,893,538.51        9.26        5,262,359.01        9.26
    25-Mar-12       February-12     79,040,485.12         9.66        7,701,658.33        9.90        5,134,438.88        9.90
    25-Apr-12         March-12      77,118,690.63         9.01        7,514,399.80        9.26        5,009,599.87        9.26
    25-May-12         April-12      75,243,191.51         9.32        7,331,652.27        9.57        4,887,768.18        9.57
    25-Jun-12          May-12       73,412,879.07         9.01        7,153,307.71        9.26        4,768,871.80        9.26
    25-Jul-12         June-12       71,626,671.06         9.32        6,979,260.65        9.57        4,652,840.43        9.57
    25-Aug-12         July-12       71,626,671.06         9.01        6,979,260.65        9.26        4,652,840.43        9.26
    25-Sep-12        August-12      71,626,671.06         9.01        6,882,306.46        9.26        3,543,279.88        9.26
    25-Oct-12       September-12    71,411,898.01         9.32        5,185,509.92        9.57        3,457,006.61        9.57
    25-Nov-12        October-12     69,672,708.15         9.01        5,059,220.23        9.26        3,372,813.49        9.26
    25-Dec-12       November-12     67,975,458.48         9.32        4,935,975.99        9.57        3,290,650.66        9.57
    25-Jan-13       December-12     66,319,143.94         9.01        4,815,704.22        9.26        3,210,469.48        9.26
    25-Feb-13        January-13     64,702,783.47         9.01        4,698,333.68        9.26        3,132,222.45        9.26
    25-Mar-13       February-13     63,125,419.41        10.02        4,583,794.83        10.26       3,055,863.22        10.26
    25-Apr-13         March-13      61,586,116.96         9.01        4,472,019.78        9.26        2,981,346.52        9.26
    25-May-13         April-13      60,083,963.64         9.32        4,362,942.29        9.57        2,908,628.19        9.57
    25-Jun-13          May-13       58,618,068.78         9.01        4,256,497.67        9.26        2,837,665.11        9.26
    25-Jul-13         June-13       57,187,562.92         9.32        4,152,622.79        9.57        2,768,415.19        9.57
    25-Aug-13         July-13       55,791,597.42         9.01        4,051,256.02        9.26        2,700,837.35        9.26
    25-Sep-13        August-13      54,429,343.85         9.01        3,952,337.22        9.26        2,634,891.48        9.26
    25-Oct-13       September-13    53,099,993.62         9.32        3,855,807.66        9.57        2,570,538.44        9.57
    25-Nov-13        October-13     51,802,757.39         9.01        3,761,610.04        9.26        2,507,740.03        9.26
    25-Dec-13       November-13     50,536,864.73         9.32        3,669,688.40        9.57        2,446,458.93        9.57
    25-Jan-14       December-13     49,301,563.57         9.01        3,579,988.13        9.26        2,386,658.75        9.26
    25-Feb-14        January-14     48,096,119.82         9.01        3,492,455.93        9.26        2,328,303.95        9.26
    25-Mar-14       February-14     46,919,816.93        10.02        3,407,039.76        10.26       2,271,359.84        10.26
    25-Apr-14         March-14      45,771,955.46         9.01        3,323,688.85        9.26        2,215,792.57        9.26
    25-May-14         April-14      44,651,852.68         9.32        3,242,353.61        9.57        2,161,569.07        9.57
    25-Jun-14          May-14       43,558,842.20         9.01        3,162,985.65        9.26        2,108,657.10        9.26
    25-Jul-14         June-14       42,492,273.51         9.32        3,085,537.73        9.57        2,057,025.15        9.57
    25-Aug-14         July-14       41,451,511.68         9.01        3,009,963.76        9.26        2,006,642.51        9.26
    25-Sep-14        August-14      40,435,936.94         9.01        2,936,218.73        9.26        1,957,479.15        9.26
  25-Oct-14 and     September-14
   thereafter      and thereafter   39,444,944.34         9.32        2,864,258.70        9.57        1,909,505.80        9.57

                                     Class I-B-3      Class I-B-3     Class I-B-4                      Class I-B-5    Class I-B-5
                                       Notional         Strike          Notional      Class I-B-4        Notional        Strike
Distribution Date      Period         Balance($)        Rate(%)        Balance($)    Strike Rate(%)     Balance($)       Rate(%)
___________________________________________________________________________________________________________________________________
    25-Aug-06         July-06        3,362,000.00       100.00       6,484,000.00        100.00       3,362,000.00       100.00
    25-Sep-06        August-06       3,362,000.00        9.24        6,484,000.00         9.24        3,362,000.00        9.24
    25-Oct-06       September-06     3,362,000.00        9.55        6,484,000.00         9.55        3,362,000.00        9.55
    25-Nov-06        October-06      3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Dec-06       November-06      3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Jan-07       December-06      3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Feb-07        January-07      3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Mar-07       February-07      3,362,000.00        10.26       6,484,000.00        10.26        3,362,000.00        10.26
    25-Apr-07         March-07       3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-May-07         April-07       3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Jun-07          May-07        3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Jul-07         June-07        3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Aug-07         July-07        3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Sep-07        August-07       3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Oct-07       September-07     3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Nov-07        October-07      3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Dec-07       November-07      3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Jan-08       December-07      3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Feb-08        January-08      3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Mar-08       February-08      3,362,000.00        9.90        6,484,000.00         9.90        3,362,000.00        9.90
    25-Apr-08         March-08       3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-May-08         April-08       3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Jun-08          May-08        3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Jul-08         June-08        3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Aug-08         July-08        3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Sep-08        August-08       3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Oct-08       September-08     3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Nov-08        October-08      3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Dec-08       November-08      3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Jan-09       December-08      3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Feb-09        January-09      3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Mar-09       February-09      3,362,000.00        10.26       6,484,000.00        10.26        3,362,000.00        10.26
    25-Apr-09         March-09       3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-May-09         April-09       3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Jun-09          May-09        3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Jul-09         June-09        3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Aug-09         July-09        3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Sep-09        August-09       3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Oct-09       September-09     3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Nov-09        October-09      3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Dec-09       November-09      3,362,000.00        9.57        6,484,000.00         9.57        3,362,000.00        9.57
    25-Jan-10       December-09      3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Feb-10        January-10      3,362,000.00        9.26        6,484,000.00         9.26        3,362,000.00        9.26
    25-Mar-10       February-10      3,362,000.00        10.26       6,484,000.00        10.26        3,362,000.00        10.26
    25-Apr-10         March-10       3,326,928.10        9.26        6,416,359.84         9.26        3,326,928.10        9.26
    25-May-10         April-10       3,246,419.74        9.57        6,261,090.30         9.57        3,246,419.74        9.57
    25-Jun-10          May-10        3,167,844.98        9.26        6,109,549.93         9.26        3,167,844.98        9.26
    25-Jul-10         June-10        3,091,157.61        9.57        5,961,649.60         9.57        3,091,157.61        9.57
    25-Aug-10         July-10        3,016,312.52        9.26        5,817,302.31         9.26        3,016,312.52        9.26
    25-Sep-10        August-10       2,943,265.65        9.26        5,676,423.10         9.26        2,943,265.65        9.26
    25-Oct-10       September-10     2,871,974.02        9.57        5,538,929.08         9.57        2,871,974.02        9.57
    25-Nov-10        October-10      2,802,395.67        9.26        5,404,739.29         9.26        2,802,395.67        9.26
    25-Dec-10       November-10      2,734,489.62        9.57        5,273,774.74         9.57        2,734,489.62        9.57
    25-Jan-11       December-10      2,668,215.88        9.26        5,145,958.29         9.26        2,668,215.88        9.26
    25-Feb-11        January-11      2,603,535.43        9.26        5,021,214.67         9.26        2,603,535.43        9.26
    25-Mar-11       February-11      2,540,410.14        10.26       4,899,470.37        10.26        2,540,410.14        10.26
    25-Apr-11         March-11       2,478,802.83        9.26        4,780,653.65         9.26        2,478,802.83        9.26
    25-May-11         April-11       2,418,677.19        9.57        4,664,694.49         9.57        2,418,677.19        9.57
    25-Jun-11          May-11        2,359,997.76        9.26        4,551,524.53         9.26        2,359,997.76        9.26
    25-Jul-11         June-11        2,302,729.94        9.57        4,441,077.03         9.57        2,302,729.94        9.57
    25-Aug-11         July-11        2,246,839.97        9.26        4,333,286.85         9.26        2,246,839.97        9.26
    25-Sep-11        August-11       2,192,294.87        9.26        4,228,090.40         9.26        2,192,294.87        9.26
    25-Oct-11       September-11     2,139,062.45        9.57        4,125,425.62         9.57        2,139,062.45        9.57
    25-Nov-11        October-11      2,087,111.31        9.26        4,025,231.92         9.26        2,087,111.31        9.26
    25-Dec-11       November-11      2,036,410.76        9.57        3,927,450.14         9.57        2,036,410.76        9.57
    25-Jan-12       December-11      1,986,930.88        9.26        3,832,022.56         9.26        1,986,930.88        9.26
    25-Feb-12        January-12      1,938,642.45        9.26        3,738,892.81         9.26        1,938,642.45        9.26
    25-Mar-12       February-12      1,891,516.93        9.90        3,648,005.89         9.90        1,891,516.93        9.90
    25-Apr-12         March-12       1,845,526.49        9.26        3,559,308.08         9.26        1,845,526.49        9.26
    25-May-12         April-12       1,800,643.94        9.57        3,472,746.97         9.57        1,800,643.94        9.57
    25-Jun-12          May-12        1,756,842.76        9.26        3,388,271.40         9.26        1,756,842.76        9.26
    25-Jul-12         June-12        1,714,097.03        9.57        3,305,831.40         9.57        1,714,097.03        9.57
    25-Aug-12         July-12        1,714,097.03        9.26        3,044,791.50         9.26        1,337,905.19        9.26
    25-Sep-12        August-12       1,305,337.16        9.26        2,517,491.43         9.26        1,305,337.16        9.26
    25-Oct-12       September-12     1,273,554.27        9.57        2,456,194.49         9.57        1,273,554.27        9.57
    25-Nov-12        October-12      1,242,537.69        9.26        2,396,375.48         9.26        1,242,537.69        9.26
    25-Dec-12       November-12      1,212,269.07        9.57        2,337,999.00         9.57        1,212,269.07        9.57
    25-Jan-13       December-12      1,182,730.48        9.26        2,281,030.48         9.26        1,182,730.48        9.26
    25-Feb-13        January-13      1,153,904.44        9.26        2,225,436.16         9.26        1,153,904.44        9.26
    25-Mar-13       February-13      1,125,773.85        10.26       2,171,183.11        10.26        1,125,773.85        10.26
    25-Apr-13         March-13       1,098,322.05        9.26        2,118,239.19         9.26        1,098,322.05        9.26
    25-May-13         April-13       1,071,532.76        9.57        2,066,573.00         9.57        1,071,532.76        9.57
    25-Jun-13          May-13        1,045,390.11        9.26        2,016,153.91         9.26        1,045,390.11        9.26
    25-Jul-13         June-13        1,019,878.57        9.57        1,966,952.02         9.57        1,019,878.57        9.57
    25-Aug-13         July-13         994,983.03         9.26        1,918,938.13         9.26         994,983.03         9.26
    25-Sep-13        August-13        970,688.71         9.26        1,872,083.76         9.26         970,688.71         9.26
    25-Oct-13       September-13      946,981.18         9.57        1,826,361.09         9.57         946,981.18         9.57
    25-Nov-13        October-13       923,846.37         9.26        1,781,742.97         9.26         923,846.37         9.26
    25-Dec-13       November-13       901,270.54         9.57        1,738,202.90         9.57         901,270.54         9.57
    25-Jan-14       December-13       879,240.27         9.26        1,695,715.03         9.26         879,240.27         9.26
    25-Feb-14        January-14       857,742.48         9.26        1,654,254.09         9.26         857,742.48         9.26
    25-Mar-14       February-14       836,764.39         10.26       1,613,795.44        10.26         836,764.39         10.26
    25-Apr-14         March-14        816,293.51         9.26        1,574,315.03         9.26         816,293.51         9.26
    25-May-14         April-14        796,317.69         9.57        1,535,789.38         9.57         796,317.69         9.57
    25-Jun-14          May-14         776,825.02         9.26        1,498,195.55         9.26         776,825.02         9.26
    25-Jul-14         June-14         757,803.92         9.57        1,461,511.19         9.57         757,803.92         9.57
    25-Aug-14         July-14         739,243.05         9.26        1,425,714.44         9.26         739,243.05         9.26
    25-Sep-14        August-14        721,131.37         9.26        1,390,784.00         9.26         721,131.37         9.26
  25-Oct-14 and     September-14
   thereafter      and thereafter     703,458.09         9.57        1,356,699.06         9.57         703,458.09         9.57

                                                     Class I-B-6       Class I-B-6       Class I-B-7
                                                       Notional          Strike           Notional        Class I-B-
               Distribution Date      Period          Balance($)         Rate(%)          Balance($)    Strike Rate(%)
___________________________________________________________________________________________________________________________________
                   25-Aug-06          July-06        6,724,000.00        100.00         2,401,000.00        100.00
                   25-Sep-06         August-06       6,724,000.00         9.24          2,401,000.00         9.24
                   25-Oct-06       September-06      6,724,000.00         9.55          2,401,000.00         9.55
                   25-Nov-06        October-06       6,724,000.00         9.26          2,401,000.00         9.26
                   25-Dec-06        November-06      6,724,000.00         9.57          2,401,000.00         9.57
                   25-Jan-07        December-06      6,724,000.00         9.26          2,401,000.00         9.26
                   25-Feb-07        January-07       6,724,000.00         9.26          2,401,000.00         9.26
                   25-Mar-07        February-07      6,724,000.00         10.26         2,401,000.00         10.26
                   25-Apr-07         March-07        6,724,000.00         9.26          2,401,000.00         9.26
                   25-May-07         April-07        6,724,000.00         9.57          2,401,000.00         9.57
                   25-Jun-07          May-07         6,724,000.00         9.26          2,401,000.00         9.26
                   25-Jul-07          June-07        6,724,000.00         9.57          2,401,000.00         9.57
                   25-Aug-07          July-07        6,724,000.00         9.26          2,401,000.00         9.26
                   25-Sep-07         August-07       6,724,000.00         9.26          2,401,000.00         9.26
                   25-Oct-07       September-07      6,724,000.00         9.57          2,401,000.00         9.57
                   25-Nov-07        October-07       6,724,000.00         9.26          2,401,000.00         9.26
                   25-Dec-07        November-07      6,724,000.00         9.57          2,401,000.00         9.57
                   25-Jan-08        December-07      6,724,000.00         9.26          2,401,000.00         9.26
                   25-Feb-08        January-08       6,724,000.00         9.26          2,401,000.00         9.26
                   25-Mar-08        February-08      6,724,000.00         9.90          2,401,000.00         9.90
                   25-Apr-08         March-08        6,724,000.00         9.26          2,401,000.00         9.26
                   25-May-08         April-08        6,724,000.00         9.57          2,401,000.00         9.57
                   25-Jun-08          May-08         6,724,000.00         9.26          2,401,000.00         9.26
                   25-Jul-08          June-08        6,724,000.00         9.57          2,401,000.00         9.57
                   25-Aug-08          July-08        6,724,000.00         9.26          2,401,000.00         9.26
                   25-Sep-08         August-08       6,724,000.00         9.26          2,401,000.00         9.26
                   25-Oct-08       September-08      6,724,000.00         9.57          2,401,000.00         9.57
                   25-Nov-08        October-08       6,724,000.00         9.26          2,401,000.00         9.26
                   25-Dec-08        November-08      6,724,000.00         9.57          2,401,000.00         9.57
                   25-Jan-09        December-08      6,724,000.00         9.26          2,401,000.00         9.26
                   25-Feb-09        January-09       6,724,000.00         9.26          2,401,000.00         9.26
                   25-Mar-09        February-09      6,724,000.00         10.26         2,401,000.00         10.26
                   25-Apr-09         March-09        6,724,000.00         9.26          2,401,000.00         9.26
                   25-May-09         April-09        6,724,000.00         9.57          2,401,000.00         9.57
                   25-Jun-09          May-09         6,724,000.00         9.26          2,401,000.00         9.26
                   25-Jul-09          June-09        6,724,000.00         9.57          2,401,000.00         9.57
                   25-Aug-09          July-09        6,724,000.00         9.26          2,401,000.00         9.26
                   25-Sep-09         August-09       6,724,000.00         9.26          2,401,000.00         9.26
                   25-Oct-09       September-09      6,724,000.00         9.57          2,401,000.00         9.57
                   25-Nov-09        October-09       6,724,000.00         9.26          2,401,000.00         9.26
                   25-Dec-09        November-09      6,724,000.00         9.57          2,401,000.00         9.57
                   25-Jan-10        December-09      6,724,000.00         9.26          2,401,000.00         9.26
                   25-Feb-10        January-10       6,724,000.00         9.26          2,401,000.00         9.26
                   25-Mar-10        February-10      6,724,000.00         10.26         2,401,000.00         10.26
                   25-Apr-10         March-10        6,653,856.19         9.26          2,375,953.11         9.26
                   25-May-10         April-10        6,492,839.47         9.57          2,318,457.40         9.57
                   25-Jun-10          May-10         6,335,689.96         9.26          2,262,342.59         9.26
                   25-Jul-10          June-10        6,182,315.23         9.57          2,207,575.68         9.57
                   25-Aug-10          July-10        6,032,625.03         9.26          2,154,124.44         9.26
                   25-Sep-10         August-10       5,886,531.30         9.26          2,101,957.41         9.26
                   25-Oct-10       September-10      5,743,948.04         9.57          2,051,043.91         9.57
                   25-Nov-10        October-10       5,604,791.33         9.26          2,001,353.95         9.26
                   25-Dec-10        November-10      5,468,979.23         9.57          1,952,858.29         9.57
                   25-Jan-11        December-10      5,336,431.76         9.26          1,905,528.36         9.26
                   25-Feb-11        January-11       5,207,070.85         9.26          1,859,336.28         9.26
                   25-Mar-11        February-11      5,080,820.29         10.26         1,814,254.83         10.26
                   25-Apr-11         March-11        4,957,605.67         9.26          1,770,257.47         9.26
                   25-May-11         April-11        4,837,354.37         9.57          1,727,318.24         9.57
                   25-Jun-11          May-11         4,719,995.52         9.26          1,685,411.84         9.26
                   25-Jul-11          June-11        4,605,459.89         9.57          1,644,513.56         9.57
                   25-Aug-11          July-11        4,493,679.94         9.26          1,604,599.28         9.26
                   25-Sep-11         August-11       4,384,589.74         9.26          1,565,645.44         9.26
                   25-Oct-11       September-11      4,278,124.91         9.57          1,527,629.07         9.57
                   25-Nov-11        October-11       4,174,222.61         9.26          1,490,527.74         9.26
                   25-Dec-11        November-11      4,072,821.52         9.57          1,454,319.52         9.57
                   25-Jan-12        December-11      3,973,861.77         9.26          1,418,983.06         9.26
                   25-Feb-12        January-12       3,877,284.90         9.26          1,384,497.48         9.26
                   25-Mar-12        February-12      3,783,033.87         9.90          1,350,842.40         9.90
                   25-Apr-12         March-12        3,691,052.98         9.26          1,317,997.95         9.26
                   25-May-12         April-12        3,601,287.89         9.57          1,285,944.71         9.57
                   25-Jun-12          May-12         3,513,685.51         9.26          1,254,663.73         9.26
                   25-Jul-12          June-12        3,428,194.07         9.57          1,224,136.52         9.57
                   25-Aug-12          July-12        2,675,810.39         9.26           955,476.02          9.26
                   25-Sep-12         August-12       2,610,674.33         9.26           932,217.29          9.26
                   25-Oct-12       September-12      2,547,108.53         9.57           909,519.27          9.57
                   25-Nov-12        October-12       2,485,075.38         9.26           882,262.51          9.26
                   25-Dec-12        November-12      2,424,538.14         9.57           802,269.20          9.57
                   25-Jan-13        December-12      2,365,460.97         9.26           724,205.21          9.26
                   25-Feb-13        January-13       2,307,808.87         9.26           648,024.30          9.26
                   25-Mar-13        February-13      2,251,547.70         10.26          573,681.33          10.26
                   25-Apr-13         March-13        2,196,644.09         9.26           501,132.25          9.26
                   25-May-13         April-13        2,143,065.52         9.57           430,334.05          9.57
                   25-Jun-13          May-13         2,090,780.21         9.26           361,244.76          9.26
                   25-Jul-13          June-13        2,039,757.15         9.57           293,823.39          9.57
                   25-Aug-13          July-13        1,989,966.07         9.26           228,029.94          9.26
                   25-Sep-13         August-13       1,941,377.42         9.26           163,825.38          9.26
                   25-Oct-13       September-13      1,893,962.36         9.57           101,171.59          9.57
                   25-Nov-13        October-13       1,847,692.74         9.26           40,031.37           9.26
                   25-Dec-13        November-13      1,782,909.48         9.57               0               9.57
                   25-Jan-14        December-13      1,680,627.79         9.26               0               9.26
                   25-Feb-14        January-14       1,580,818.28         9.26               0               9.26
                   25-Mar-14        February-14      1,483,421.59         10.26              0               10.26
                   25-Apr-14         March-14        1,388,379.83         9.26               0               9.26
                   25-May-14         April-14        1,295,636.45         9.57               0               9.57
                   25-Jun-14          May-14         1,205,136.30         9.26               0               9.26
                   25-Jul-14          June-14        1,116,825.49         9.57               0               9.57
                   25-Aug-14          July-14        1,030,651.47         9.26               0               9.26
                   25-Sep-14         August-14        946,562.91          9.26               0               9.26
                 25-Oct-14 and     September-14
                  thereafter      and thereafter      864,509.73          9.57               0               9.57

                                     Class II-A       Class II-A     Class II-B-1                     Class II-B-2
                                      Notional          Strike         Notional      Class II-B-1       Notional     Class II-B-2
Distribution Date      Period         Balance($)       Rate(%)         Balance($)   Strike Rate(%)      Balance($)   Strike Rate(%)
____________________________________________________________________________________________________________________________________
    25-Aug-06        25-Jul-06       458,675,000         7.20         18,769,000         7.05          11,570,000         6.85
    25-Sep-06        25-Aug-06       450,462,758         7.20         18,769,000         7.05          11,570,000         6.85
    25-Oct-06        25-Sep-06       442,387,894         7.20         18,769,000         7.05          11,570,000         6.85
    25-Nov-06        25-Oct-06       434,446,802         7.20         18,769,000         7.05          11,570,000         6.85
    25-Dec-06        25-Nov-06       426,637,198         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jan-07        25-Dec-06       418,956,837         7.20         18,769,000         7.05          11,570,000         6.85
    25-Feb-07        25-Jan-07       411,403,516         7.20         18,769,000         7.05          11,570,000         6.85
    25-Mar-07        25-Feb-07       403,975,066         7.20         18,769,000         7.05          11,570,000         6.85
    25-Apr-07        25-Mar-07       396,669,360         7.20         18,769,000         7.05          11,570,000         6.85
    25-May-07        25-Apr-07       389,484,305         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jun-07        25-May-07       382,417,848         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jul-07        25-Jun-07       375,467,968         7.20         18,769,000         7.05          11,570,000         6.85
    25-Aug-07        25-Jul-07       368,632,682         7.20         18,769,000         7.05          11,570,000         6.85
    25-Sep-07        25-Aug-07       361,910,040         7.20         18,769,000         7.05          11,570,000         6.85
    25-Oct-07        25-Sep-07       355,298,127         7.20         18,769,000         7.05          11,570,000         6.85
    25-Nov-07        25-Oct-07       348,795,060         7.20         18,769,000         7.05          11,570,000         6.85
    25-Dec-07        25-Nov-07       342,398,991         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jan-08        25-Dec-07       336,108,102         7.20         18,769,000         7.05          11,570,000         6.85
    25-Feb-08        25-Jan-08       329,920,608         7.20         18,769,000         7.05          11,570,000         6.85
    25-Mar-08        25-Feb-08       323,834,754         7.20         18,769,000         7.05          11,570,000         6.85
    25-Apr-08        25-Mar-08       317,848,817         7.20         18,769,000         7.05          11,570,000         6.85
    25-May-08        25-Apr-08       311,961,101         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jun-08        25-May-08       306,169,944         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jul-08        25-Jun-08       300,473,709         7.20         18,769,000         7.05          11,570,000         6.85
    25-Aug-08        25-Jul-08       294,870,788         7.20         18,769,000         7.05          11,570,000         6.85
    25-Sep-08        25-Aug-08       289,359,604         7.20         18,769,000         7.05          11,570,000         6.85
    25-Oct-08        25-Sep-08       283,938,603         7.20         18,769,000         7.05          11,570,000         6.85
    25-Nov-08        25-Oct-08       278,606,262         7.20         18,769,000         7.05          11,570,000         6.85
    25-Dec-08        25-Nov-08       273,361,080         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jan-09        25-Dec-08       268,201,587         7.20         18,769,000         7.05          11,570,000         6.85
    25-Feb-09        25-Jan-09       263,126,335         7.20         18,769,000         7.05          11,570,000         6.85
    25-Mar-09        25-Feb-09       258,133,901         7.20         18,769,000         7.05          11,570,000         6.85
    25-Apr-09        25-Mar-09       253,222,889         7.20         18,769,000         7.05          11,570,000         6.85
    25-May-09        25-Apr-09       248,391,926         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jun-09        25-May-09       243,639,662         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jul-09        25-Jun-09       238,964,771         7.20         18,769,000         7.05          11,570,000         6.85
    25-Aug-09        25-Jul-09       234,361,190         7.20         18,769,000         7.05          11,570,000         6.85
    25-Sep-09        25-Aug-09       229,832,544         7.20         18,769,000         7.05          11,570,000         6.85
    25-Oct-09        25-Sep-09       225,377,571         7.20         18,769,000         7.05          11,570,000         6.85
    25-Nov-09        25-Oct-09       220,995,031         7.20         18,769,000         7.05          11,570,000         6.85
    25-Dec-09        25-Nov-09       216,683,705         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jan-10        25-Dec-09       212,442,397         7.20         18,769,000         7.05          11,570,000         6.85
    25-Feb-10        25-Jan-10       208,269,929         7.20         18,769,000         7.05          11,570,000         6.85
    25-Mar-10        25-Feb-10       204,165,145         7.20         18,769,000         7.05          11,570,000         6.85
    25-Apr-10        25-Mar-10       200,126,909         7.20         18,769,000         7.05          11,570,000         6.85
    25-May-10        25-Apr-10       196,154,104         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jun-10        25-May-10       192,245,631         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jul-10        25-Jun-10       188,400,413         7.20         18,769,000         7.05          11,570,000         6.85
    25-Aug-10        25-Jul-10       184,617,389         7.20         18,769,000         7.05          11,570,000         6.85
    25-Sep-10        25-Aug-10       180,895,518         7.20         18,769,000         7.05          11,570,000         6.85
    25-Oct-10        25-Sep-10       177,216,804         7.20         18,769,000         7.05          11,570,000         6.85
    25-Nov-10        25-Oct-10       173,110,774         7.20         18,769,000         7.05          11,570,000         6.85
    25-Dec-10        25-Nov-10       168,904,800         7.20         18,769,000         7.05          11,570,000         6.85
    25-Jan-11        25-Dec-10       164,774,480         7.20         18,769,000         7.05          11,570,000         6.85
    25-Feb-11        25-Jan-11       160,715,606         7.20         18,769,000         7.05          11,570,000         6.85
    25-Mar-11        25-Feb-11       156,731,510         7.20         18,769,000         7.05          11,570,000         6.85
    25-Apr-11        25-Mar-11       152,820,814         7.20         18,769,000         7.05          11,570,000         6.85
    25-May-11        25-Apr-11       148,982,168         7.26         18,769,000         7.11          11,570,000         6.91
    25-Jun-11        25-May-11       146,546,428         7.92         18,318,769         7.77          11,292,459         7.57
    25-Jul-11        25-Jun-11       143,846,534         9.96         17,981,274         9.81          11,084,413         9.61
    25-Aug-11        25-Jul-11            0             12.20             0              12.05             0             11.85

                                     Class II-B-3    Class II-B-3     Class II-B-4                    Class II-B-5
                                       Notional         Strike          Notional     Class II-B-4       Notional     Class II-B-5
Distribution Date      Period         Balance($)       Rate(%)         Balance($)    Strike Rate(%)     Balance($)   Strike Rate(%)
____________________________________________________________________________________________________________________________________
    25-Aug-06         25-Jul-06       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Sep-06         25-Aug-06       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Oct-06         25-Sep-06       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Nov-06         25-Oct-06       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Dec-06         25-Nov-06       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jan-07         25-Dec-06       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Feb-07         25-Jan-07       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Mar-07         25-Feb-07       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Apr-07         25-Mar-07       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-May-07         25-Apr-07       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jun-07         25-May-07       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jul-07         25-Jun-07       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Aug-07         25-Jul-07       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Sep-07         25-Aug-07       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Oct-07         25-Sep-07       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Nov-07         25-Oct-07       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Dec-07         25-Nov-07       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jan-08         25-Dec-07       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Feb-08         25-Jan-08       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Mar-08         25-Feb-08       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Apr-08         25-Mar-08       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-May-08         25-Apr-08       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jun-08         25-May-08       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jul-08         25-Jun-08       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Aug-08         25-Jul-08       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Sep-08         25-Aug-08       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Oct-08         25-Sep-08       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Nov-08         25-Oct-08       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Dec-08         25-Nov-08       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jan-09         25-Dec-08       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Feb-09         25-Jan-09       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Mar-09         25-Feb-09       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Apr-09         25-Mar-09       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-May-09         25-Apr-09       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jun-09         25-May-09       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jul-09         25-Jun-09       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Aug-09         25-Jul-09       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Sep-09         25-Aug-09       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Oct-09         25-Sep-09       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Nov-09         25-Oct-09       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Dec-09         25-Nov-09       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jan-10         25-Dec-09       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Feb-10         25-Jan-10       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Mar-10         25-Feb-10       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Apr-10         25-Mar-10       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-May-10         25-Apr-10       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jun-10         25-May-10       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jul-10         25-Jun-10       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Aug-10         25-Jul-10       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Sep-10         25-Aug-10       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Oct-10         25-Sep-10       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Nov-10         25-Oct-10       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Dec-10         25-Nov-10       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Jan-11         25-Dec-10       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Feb-11         25-Jan-11       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Mar-11         25-Feb-11       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-Apr-11         25-Mar-11       7,456,000          6.00          2,828,000          5.30         8,485,000          5.30
    25-May-11         25-Apr-11       7,456,000          6.06          2,828,000          5.36         8,485,000          5.36
    25-Jun-11         25-May-11       7,277,146          6.72          2,760,162          6.02         8,281,462          6.02
    25-Jul-11         25-Jun-11       7,143,075          8.76          2,709,310          8.06         8,128,889          8.06
  25-Aug-11 and     25-Jul-11 and
   thereafter        thereafter           0             11.00              0             10.30             0             10.30

ANNEX II

                                     GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances,  the certificates,  which are referred to as the global securities, will be available only in  book-entry  form.  Investors  in the global  securities  may hold  interests in these  global  securities  through any of DTC,
Clearstream or Euroclear.  Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding  interests in global securities  through  Clearstream and Euroclear will be conducted in accordance  with their normal rules and  operating  procedures  and in accordance  with  conventional  eurobond  practice.
Secondary  market trading between  investors  holding  interests in global  securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading between investors holding interests in global securities through Clearstream or Euroclear and investors  holding  interests  in global  securities  through DTC  participants  will be effected on a  delivery-against-payment  basis through the respective depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

         Although  DTC,  Euroclear  and  Clearstream  are  expected to follow the  procedures  described  below in order to  facilitate transfers of interests in the global securities among participants of DTC,  Euroclear and Clearstream,  they are under no obligation to perform or continue to perform those  procedures  and those  procedures may be  discontinued  at any time.  None of the Depositor,  the
Servicer nor the Trustee will have any  responsibility  for the  performance  by DTC,  Euroclear and  Clearstream  or their  respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S.  holders  of global  securities  will be  subject  to U.S.  withholding  taxes  unless  those  holders  meet  certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         The global  securities  will be  registered  in the name of Cede & Co. as nominee of DTC.  Investors'  interests in the global securities  will be represented  through  financial  institutions  acting on their behalf as direct and indirect  participants  in DTC.
Clearstream and Euroclear will hold positions on behalf of their  participants  through their  respective  depositories,  which in turn will hold such positions in accounts as DTC participants.

         Investors  electing to hold  interests in global  securities  through DTC  participants,  rather than through  Clearstream  or
Euroclear  accounts,  will be  subject  to the  settlement  practices  applicable  to similar  issues of  mortgage-backed  certificate.
Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing  to hold  interests  in global  securities  through  Clearstream  or  Euroclear  accounts  will follow the settlement  procedures  applicable to conventional  eurobonds,  except that there will be no temporary global security and no "lock-up"
or restricted  period.  Interests in global  securities  will be credited to the securities  custody  accounts on the  settlement  date against payment in same-day funds.

Secondary Market Trading

         Since the  purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers  between  DTC  Participants.  Secondary  market  trading  between  DTC  participants  will be settled  using the DTC procedures applicable to similar issues of certificate in same-day funds.

         Transfers between  Clearstream and/or Euroclear  Participants.  Secondary market trading between  Clearstream  participants or
Euroclear  participants  and/or  investors  holding  interests in global  securities  through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers  between  DTC Seller  and  Clearstream  or  Euroclear  Purchaser.  When  interests  in global  securities  are to be transferred  on behalf of a seller from the account of a DTC  participant  to the account of a Clearstream  participant  or a Euroclear participant  for a purchaser,  the purchaser will send  instructions to Clearstream or Euroclear  through a Clearstream  participant or
Euroclear  participant  at least one  business  day prior to  settlement.  Clearstream  or the  Euroclear  operator  will  instruct its respective  depository to receive an interest in the global  securities  against payment.  Payment will include interest accrued on the global  securities  from and including the last payment date to but excluding  the  settlement  date.  Payment will then be made by the respective  depository  to the DTC  participant's  account  against  delivery  of an  interest  in the  global  securities.  After this settlement  has been  completed,  the  interest  will be credited to the  respective  clearing  system and by the clearing  system,  in accordance  with its usual  procedures,  to the  Clearstream  participant's  or  Euroclear  participant's  account.  The credit of this interest  will appear on the next  business day and the cash debit will be  back-valued  to and the  interest on the global  securities will accrue  from,  the value date,  which would be the  preceding  day when  settlement  occurred in New York.  If  settlement  is not completed  through DTC on the intended  value date,  i.e.,  the trade fails,  the  Clearstream  or Euroclear  cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants and Euroclear  participants will need to make available to the respective  clearing system the funds necessary to process  same-day funds  settlement.  The most direct means of doing so is to pre-position  funds for settlement from cash on hand, in which case the  Clearstream  participants  or Euroclear  participants  will take on credit  exposure to  Clearstream or the
Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative,  if Clearstream or the Euroclear operator has extended a line of credit to them,  Clearstream  participants or  Euroclear  participants  can elect not to  pre-position  funds and allow that credit line to be drawn upon.  Under this  procedure,
Clearstream  participants  or Euroclear  participants  receiving  interests in global  securities for purchasers  would incur overdraft charges for one day,  to the extent  they  cleared  the  overdraft  when  interests  in the global  securities  were  credited to their accounts.  However,  interest on the global  securities  would  accrue from the value date.  Therefore,  the  investment  income on the interest in the global  securities  earned  during that  one-day  period  would tend to offset the amount of these  overdraft  charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the  settlement  through  DTC will take place  during New York  business  hours,  DTC  participants  are  subject to DTC procedures for  transferring  interests in global  securities to the respective  depository of Clearstream or Euroclear for the benefit of  Clearstream  participants  or Euroclear  participants.  The sale  proceeds  will be  available to the DTC seller on the  settlement date.  Thus, to the seller settling the sale through a DTC  participant,  a cross-market  transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally,  intra-day  traders that use  Clearstream  participants  or Euroclear  participants  to purchase  interests in global securities from DTC participants or sellers settling  through them for delivery to Clearstream  participants or Euroclear  participants should note that these trades will  automatically  fail on the sale side unless  affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

o    borrowing  interests in global  securities  through  Clearstream  or  Euroclear  for one day,  until the purchase  side of the intra-day  trade is  reflected  in the relevant  Clearstream  or Euroclear  accounts,  in  accordance  with the clearing  system's customary procedures;

o    borrowing  interests  in  global  securities  in the  United  States  from a DTC  participant  no later  than one day prior to settlement,  which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o    staggering  the value  dates for the buy and sell  sides of the trade so that the  value  date for the  purchase  from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers  between  Clearstream  or  Euroclear  Seller  and DTC  Purchaser.  Due to time  zone  differences  in  their  favor,
Clearstream  participants  and Euroclear  participants  may employ their  customary  procedures for  transactions in which interests in global securities are to be transferred by the respective  clearing system,  through the respective  depository,  to a DTC participant.
The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream  participant or Euroclear  participant at least one business day prior to  settlement.  Clearstream  or  Euroclear  will  instruct  its  respective  depository,  to credit an interest in the global  securities to the DTC  participant's  account against  payment.  Payment will include  interest  accrued on the global  securities  from and including the last payment date to but excluding the  settlement  date. The payment will then be reflected in the account of the Clearstream  participant or Euroclear  participant the following business day and receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would be back-valued to the value date, which would be the preceding day, when  settlement  occurred  through DTC in New York. If settlement is not completed on the intended  value date,  i.e.,  the trade fails, receipt of the cash proceeds in the Clearstream  participant's or Euroclear  participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial  owner who is an individual or  corporation  holding the global  security on its own behalf of global  securities holding  securities  through  Clearstream or Euroclear or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S.  withholding tax that typically  applies to payments of interest,  including  original issue discount,  on registered debt issued by U.S. persons, unless:

o    each clearing  system,  bank or other  institution  that holds  customers'  securities in the ordinary  course of its trade or business in the chain of  intermediaries  between the  beneficial  owner or a foreign  corporation  or foreign  trust and the U.S.
     entity required to withhold tax complies with applicable certification requirements; and

o    the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o    Exemption for Non-U.S.  Persons—Form W-8BEN.  Beneficial holders of global securities that are Non-U.S.  persons generally can obtain a  complete  exemption  from the  withholding  tax by filing a signed  Form  W-8BEN or  Certificate  of  Foreign  Status of
     Beneficial Owner for United States Tax Withholding.  Non-U.S.  persons residing in a country that has a tax treaty with the United
     States can obtain an  exemption or reduced tax rate,  depending on the treaty  terms,  by filing Form W-8BEN.  If the  information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o    Exemption  for Non-U.S.  persons with  effectively  connected  income—Form  W-8ECI.  A Non-U.S.  person,  including a non-U.S.
     corporation or bank with a U.S.  branch,  for which the interest  income is  effectively  connected with its conduct of a trade or business in the United States,  can obtain an exemption from the  withholding  tax by filing Form W-8ECI or Certificate of Foreign
     Person's  Claim for Exemption  from  Withholding  on Income  Effectively  Connected with the Conduct of a Trade or Business in the
     United States.

o    Exemption for U.S.  Persons—Form  W-9. U.S.  persons can obtain a complete  exemption from the  withholding tax by filing Form
     W-9 or Payer's Request for Taxpayer Identification Number and Certification.

         U.S.  Federal  Income Tax  Reporting  Procedure.  The  holder of a global  security  or, in the case of a Form  W-8BEN or Form
W-8ECI filer,  his agent,  files by submitting  the  appropriate  form to the person  through whom it holds the  security—the  clearing agency,  in the case of persons  holding  directly on the books of the  clearing  agency.  Form W-8BEN and Form  W-8ECI  generally  are effective until the third  succeeding  calendar year from the date the form is signed.  However,  the W-8BEN and W-8ECI with a taxpayer identification  number will remain  effective until a change in  circumstances  makes any  information on the form incorrect,  provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S.  The term "U.S. person" means:

o    a citizen or resident of the United States;

o    a corporation,  partnership  or other entity  treated as a corporation  or a partnership  for United States federal income tax purposes  organized in or under the laws of the United  States or any state  thereof,  including  for this purpose the District of
     Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o    an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o    a trust if a court within the United States is able to exercise  primary  supervision of the  administration  of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within
30 days of the change.  Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person.  The term "Non-U.S. person" means any person who is not a U.S. person.  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                                                 SCHEDULE A

                                                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The description herein of the Mortgage Loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Principal Balances as of the Cut-off Date.  Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of
(i) Principal Prepayments thereof in full prior to July 1, 2006, (ii) requirements of Moody's or S&P, or (iii) delinquencies, or otherwise.  In any such event, other mortgage loans may be included in the Trust.  SAMI II believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

  Principal Balances of the Mortgage Loans at Origination in Group I
                                                                                                    Aggregate Principal
               Original Principal Balance ($)                           Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
                                0 -  100,000                                               5                            $ 424,480                    0.09%
                          100,001 -  200,000                                             106                           17,426,853                    3.63
                          200,001 -  300,000                                             257                           65,560,204                   13.65
                          300,001 -  400,000                                             291                          102,365,889                   21.31
                          400,001 -  500,000                                             263                          118,495,112                   24.67
                          500,001 -  600,000                                             147                           80,750,886                   16.81
                          600,001 -  700,000                                              87                           55,727,225                   11.60
                          700,001 -  800,000                                              12                            8,786,583                    1.83
                          800,001 -  900,000                                               6                            5,229,703                    1.09
                          900,001 -  1,000,000                                            17                           16,730,789                    3.48
                        1,000,001 -  1,100,000                                             1                            1,100,000                    0.23
                        1,100,001 -  1,200,000                                             1                            1,102,500                    0.23
                        1,500,001 or Greater                                               3                            6,598,100                    1.37
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Minimum Original Principal Balance:                                                  $59,300
         Maximum Original Principal Balance:                                                  $3,000,000
         Average Original Principal Balance:                                                  $401,773

Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group I
                                                                                                    Aggregate Principal
                        Principal Balance ($)                           Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
                                0 -  100,000                                               5                            $ 424,480                    0.09%
                          100,001 -  200,000                                             105                           17,226,788                    3.59
                          200,001 -  300,000                                             259                           66,059,700                   13.75
                          300,001 -  400,000                                             287                          100,863,232                   21.00
                          400,001 -  500,000                                             266                          119,698,339                   24.92
                          500,001 -  600,000                                             147                           80,750,886                   16.81
                          600,001 -  700,000                                              87                           55,727,225                   11.60
                          700,001 -  800,000                                              12                            8,786,583                    1.83
                          800,001 -  900,000                                               6                            5,229,703                    1.09
                          900,001 -  1,000,000                                            17                           16,730,789                    3.48
                        1,000,001 -  1,100,000                                             1                            1,100,000                    0.23
                        1,100,001 -  1,200,000                                             1                            1,102,500                    0.23
                        1,500,001 or Greater                                               3                            6,598,100                    1.37
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Minimum Principal Balance:                                                           $59,300
         Maximum Principal Balance:                                                           $3,000,000
         Average Principal Balance:                                                           $401,587

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group I
                                                                                                    Aggregate Principal
                  Mortgage Interest Rates (%)                           Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
                            1.000  - 1.249                                               428                        $ 182,709,601                   38.04%
                            1.500  - 1.749                                                 1                            3,000,000                    0.62
                            1.750  - 1.999                                                 2                            1,427,200                    0.30
                            2.000  - 2.249                                                70                           23,800,930                    4.96
                            3.000  - 3.249                                                 8                            3,232,800                    0.67
                            6.500  - 6.749                                                 6                            3,187,586                    0.66
                            6.750  - 6.999                                                 9                            2,524,776                    0.53
                            7.000  - 7.249                                                38                           12,781,200                    2.66
                            7.250  - 7.499                                                37                           13,168,967                    2.74
                            7.500  - 7.749                                               112                           46,211,521                    9.62
                            7.750  - 7.999                                               318                          117,775,307                   24.52
                            8.000  - 8.249                                               167                           70,478,437                   14.67
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Minimum Mortgage Rate:                                                               1.000%
         Maximum Mortgage Rate:                                                               8.125%
         Weighted Average Mortgage Rate:                                                      4.788%

   Original Loan-to-Value Ratios* of the Mortgage Loans as of the Cut Off Date in Group I
                                                                                                    Aggregate Principal
               Original Loan-to-Value Ratios (%)                        Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
                             0.00 -  30.00                                                 2                            $ 249,863                    0.05%
                            30.01 -  40.00                                                 6                            2,648,627                    0.55
                            40.01 -  50.00                                                 5                            1,201,450                    0.25
                            50.01 -  55.00                                                 3                            3,878,500                    0.81
                            55.01 -  60.00                                                 9                            3,736,575                    0.78
                            60.01 -  65.00                                                20                            9,456,495                    1.97
                            65.01 -  70.00                                                33                           16,868,491                    3.51
                            70.01 -  75.00                                               126                           59,514,711                   12.39
                            75.01 -  80.00                                               971                          376,875,521                   78.47
                            80.01 -  85.00                                                 6                            1,551,921                    0.32
                            85.01 -  90.00                                                12                            3,583,328                    0.75
                            90.01 -  95.00                                                 3                              732,841                    0.15
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Weighted Average Original Loan-to-Value:                                             77.78%

         *Loan to Value Ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.

    Geographic Distribution* of the Mortgaged Properties in Group I
                                                                                                    Aggregate Principal
              Geographic Distribution                                   Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         Alabama                                                                           1                            $ 145,253                    0.03%
         Arizona                                                                          79                           21,779,955                    4.53
         California                                                                      786                          349,159,654                   72.70
         Colorado                                                                         18                            8,004,582                    1.67
         Connecticut                                                                       2                              537,932                    0.11
         Delaware                                                                          2                              366,600                    0.08
         District of Columbia                                                              7                            3,331,917                    0.69
         Florida                                                                          71                           22,693,444                    4.72
         Georgia                                                                           4                            1,550,412                    0.32
         Illinois                                                                          2                              451,200                    0.09
         Maryland                                                                         24                            7,638,076                    1.59
         Massachusetts                                                                     5                            1,499,465                    0.31
         Missouri                                                                          4                              656,749                    0.14
         Nevada                                                                           56                           17,058,910                    3.55
         New Jersey                                                                        3                            1,059,820                    0.22
         New York                                                                          1                              300,000                    0.06
         North Carolina                                                                    2                              323,350                    0.07
         Oklahoma                                                                          1                               59,300                    0.01
         Oregon                                                                            6                            1,529,780                    0.32
         Pennsylvania                                                                      7                            1,504,478                    0.31
         Rhode Island                                                                      2                              444,370                    0.09
         Texas                                                                             4                              565,005                    0.12
         Utah                                                                              1                              331,600                    0.07
         Virginia                                                                         78                           29,482,393                    6.14
         Washington                                                                       30                            9,824,078                    2.05
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         *No more than approximately 0.95% of the Mortgage Loans by Principal
          Balance in the pool will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans in Group I
                                                                                                    Aggregate Principal
                       Range of Credit Scores                           Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
                                0  - 20                                                    1                            $ 328,000                    0.07%
                              620  - 640                                                  31                           11,264,881                    2.35
                              640  - 660                                                  47                           16,415,841                    3.42
                              660  - 680                                                 186                           74,464,976                   15.50
                              680  - 700                                                 169                           73,862,049                   15.38
                              700  - 720                                                 238                           95,152,041                   19.81
                              720  - 740                                                 199                           80,505,889                   16.76
                              740  - 760                                                 152                           59,480,475                   12.38
                              760  - 780                                                 111                           43,434,551                    9.04
                              780  - 800                                                  52                           20,628,753                    4.30
                              800  - 820                                                   9                            4,514,977                    0.94
                              820  - 840                                                   1                              245,892                    0.05
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Non-Zero Weighted Average Credit Score:                                              714

   Property Types of Mortgaged Properties in Group I
                                                                                                    Aggregate Principal
               Property Type                                            Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         2-4 Family                                                                       46                         $ 21,343,512                    4.44%
         Condominium                                                                     127                           42,204,800                    8.79
         PUD                                                                             230                           94,125,591                   19.60
         Single Family                                                                   781                          319,470,197                   66.52
         Townhouse                                                                        12                            3,154,223                    0.66
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

  Occupancy Status of Mortgaged Properties in Group I
                                                                                                    Aggregate Principal
               Occupancy Status                                         Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         Investor                                                                         97                         $ 29,041,275                    6.05%
         Owner Occupied                                                                1,055                          432,733,766                   90.10
         Second Home                                                                      44                           18,523,283                    3.86
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

     Loan Purpose of the Mortgage Loans in Group I
                                                                                                    Aggregate Principal
               Loan Purpose                                             Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         Cash Out Refinance                                                              419                        $ 167,834,426                   34.94%
         Purchase                                                                        567                          223,878,625                   46.61
         Rate / Term Refinance                                                           210                           88,585,273                   18.44
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

  Documentation Type of the Mortgage Loans in Group I
                                                                                                    Aggregate Principal
               Documentation Type                                       Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         Full/Alternative                                                                 56                         $ 16,684,691                    3.47%
         No Ratio                                                                        407                          187,618,118                   39.06
         Stated Income                                                                   625                          239,977,655                   49.96
         Stated/Stated                                                                   108                           36,017,861                    7.50
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

  Original Terms to Stated Maturity of the Mortgage Loans in Group I
                                                                                                    Aggregate Principal
               Original Term (Months)                                   Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         360                                                                             830                        $ 323,937,133                   67.45%
         480                                                                             366                          156,361,191                   32.56
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Minimum Original Term to Stated Maturity (Mths):                                     360
         Maximum Original Term to Stated Maturity (Mths):                                     480
         Weighted Average Original Term to Stated Maturity (Mths):                            399

  Remaining Terms to Stated Maturity of the Mortgage Loans in Group I
                                                                                                    Aggregate Principal
               Stated Remaining Term (Months)                           Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
          300 -  359                                                                     490                        $ 187,285,191                   38.99%
          360 -  360                                                                     340                          136,651,942                   28.45
          361 or Greater                                                                 366                          156,361,191                   32.56
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Minimum Remaining Term to Stated Maturity (Mths):                                    357
         Maximum Remaining Term to Stated Maturity (Mths):                                    480
         Weighted Average Remaining Term to Stated Maturity (Mths):                           398

         Index of the Mortgage Loans in Group I
                                                                                                    Aggregate Principal
               Index                                                    Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         MTA                                                                           1,196                        $ 480,298,324                  100.00%
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

      Rate Adjustment Frequency of the Mortgage Loans in Group I
                                                                                                    Aggregate Principal
         Rate Adjustment Frequency                                      Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         1 Month                                                                       1,196                        $ 480,298,324                  100.00%
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

     Payment Adjustment Frequency of the Mortgage Loans in Group I
                                                                                                    Aggregate Principal
         Pay Adjustment Frequency                                       Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         1 Year                                                                        1,196                        $ 480,298,324                  100.00%
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

   Months to Next Rate Adjustment* of the Mortgage Loans in Group I
                                                                                                    Aggregate Principal
          Months to Next Rate Adjust                                    Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         1                                                                             1,194                        $ 478,871,124                   99.70%
         3                                                                                 2                            1,427,200                    0.30
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Weighted Average Next Rate Adjustment (Mths):                                        1

         *Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.

    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group I
                                                                                                    Aggregate Principal
               Maximum Mortgage Rate (%)                                Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
                            9.751 -  10.000                                            1,196                        $ 480,298,324                  100.00%
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Weighted Average Maximum Mortgage Rate:                                              9.950%

   Periodic Rate Cap of the Mortgage Loans in Group I
                                                                                                    Aggregate Principal
               Periodic Rate Cap (%)                                    Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         NonCapped                                                                     1,196                        $ 480,298,324                  100.00%
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Non-Zero Weighted Average Periodic Rate Cap:                                         NonCapped

   Initial Rate Cap of the Mortgage Loans in Group I

                                                                                                    Aggregate Principal
               Initial Rate Cap (%)                                     Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         NonCapped                                                                     1,196                        $ 480,298,324                  100.00%
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Non-Zero Weighted Average Initial Rate Cap:                                          NonCapped

     Gross Margin of the Mortgage Loans in Group I
                                                                                                    Aggregate Principal
                          Gross Margin (%)                              Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        ----------------------------------------------------------------------------------
                            1.751 -  2.000                                                 1                            $ 440,000                    0.09%
                            2.001 -  2.250                                                 4                            1,896,633                    0.39
                            2.251 -  2.500                                                 8                            3,317,245                    0.69
                            2.501 -  2.750                                                25                            7,990,578                    1.66
                            2.751 -  3.000                                                64                           24,430,746                    5.09
                            3.001 or Greater                                           1,094                          442,223,122                   92.07
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,196                        $ 480,298,324                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Weighted Average Gross Margin:                                                       3.464%

  Principal Balances of the Mortgage Loans at Origination in Group II
                                                                                                    Aggregate Principal
               Original Principal Balance ($)                           Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
                                0 -  100,000                                              12                          $ 1,103,000                    0.21%
                          100,001 -  200,000                                             308                           50,983,378                    9.91
                          200,001 -  300,000                                             449                          112,462,823                   21.87
                          300,001 -  400,000                                             371                          129,578,966                   25.20
                          400,001 -  500,000                                             227                          103,000,435                   20.03
                          500,001 -  600,000                                              98                           53,778,951                   10.46
                          600,001 -  700,000                                              45                           29,392,158                    5.72
                          700,001 -  800,000                                              22                           16,557,590                    3.22
                          800,001 -  900,000                                               7                            6,048,426                    1.18
                          900,001 -  1,000,000                                             9                            8,871,329                    1.73
                        1,100,001 -  1,200,000                                             1                            1,200,000                    0.23
                        1,200,001 -  1,300,000                                             1                            1,232,175                    0.24
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Minimum Original Principal Balance:                                                  $84,000
         Maximum Original Principal Balance:                                                  $1,232,175
         Average Original Principal Balance:                                                  $331,538

Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group II
                                                                                                    Aggregate Principal
                      Principal Balance ($)                             Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
                                0 -  100,000                                              11                          $ 1,002,750                    0.20%
                          100,001 -  200,000                                             304                           50,081,530                    9.74
                          200,001 -  300,000                                             451                          112,562,671                   21.89
                          300,001 -  400,000                                             369                          128,476,576                   24.99
                          400,001 -  500,000                                             228                          103,000,424                   20.03
                          500,001 -  600,000                                             100                           54,579,092                   10.61
                          600,001 -  700,000                                              47                           30,596,668                    5.95
                          700,001 -  800,000                                              22                           16,557,590                    3.22
                          800,001 -  900,000                                               7                            6,048,426                    1.18
                          900,001 -  1,000,000                                             9                            8,871,329                    1.73
                        1,100,001 -  1,200,000                                             1                            1,200,000                    0.23
                        1,200,001 -  1,300,000                                             1                            1,232,175                    0.24
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Minimum Principal Balance:                                                           $83,790
         Maximum Principal Balance:                                                           $1,232,175
         Average Principal Balance:                                                           $331,748

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group II
                                                                                                    Aggregate Principal
               Mortgage Interst Rates (%)                               Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
                            6.000  - 6.249                                                 1                            $ 359,920                    0.07%
                            6.250  - 6.499                                                 1                              377,600                    0.07
                            6.500  - 6.749                                                 7                            2,078,564                    0.40
                            6.750  - 6.999                                                42                           12,412,558                    2.41
                            7.000  - 7.249                                                67                           20,390,759                    3.97
                            7.250  - 7.499                                               178                           59,672,100                   11.60
                            7.500  - 7.749                                               296                           98,261,017                   19.11
                            7.750  - 7.999                                               389                          129,053,714                   25.10
                            8.000  - 8.249                                               220                           77,412,021                   15.05
                            8.250  - 8.499                                               121                           39,489,915                    7.68
                            8.500  - 8.749                                               206                           66,529,481                   12.94
                            8.750  - 8.999                                                22                            8,171,580                    1.59
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Minimum Mortgage Rate:                                                               6.000%
         Maximum Mortgage Rate:                                                               8.875%
         Weighted Average Mortgage Rate:                                                      7.827%

  Original Loan-to-Value Ratios* of the Mortgage Loans as of the Cut Off Date in Group II
                                                                                                    Aggregate Principal
                        Original Loan-to-Value Ratios (%)               Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
                             0.00 -  30.00                                                 2                            $ 234,000                    0.05%
                            30.01 -  40.00                                                 9                            2,963,260                    0.58
                            40.01 -  50.00                                                11                            3,414,765                    0.66
                            50.01 -  55.00                                                 9                            1,988,336                    0.39
                            55.01 -  60.00                                                19                            6,326,091                    1.23
                            60.01 -  65.00                                                24                            7,898,068                    1.54
                            65.01 -  70.00                                                39                           14,068,467                    2.74
                            70.01 -  75.00                                                81                           30,945,457                    6.02
                            75.01 -  80.00                                             1,356                          446,370,786                   86.81
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Weighted Average Original Loan-to-Value:                                             78.11%

         *Loan to Value Ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.

   Geographic Distribution* of the Mortgaged Properties in Group II
                                                                                                    Aggregate Principal
               Geographic Distribution                                  Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         Arizona                                                                         197                         $ 55,413,030                   10.78%
         California                                                                      567                          237,365,763                   46.16
         Colorado                                                                         18                            4,870,368                    0.95
         Connecticut                                                                       1                              444,000                    0.09
         Delaware                                                                          1                              416,000                    0.08
         District of Columbia                                                              7                            2,330,522                    0.45
         Florida                                                                         165                           40,716,994                    7.92
         Georgia                                                                           8                            1,796,960                    0.35
         Illinois                                                                          2                              370,000                    0.07
         Maine                                                                             2                              556,000                    0.11
         Maryland                                                                         69                           19,895,735                    3.87
         Massachusetts                                                                    13                            4,211,406                    0.82
         Minnesota                                                                       113                           28,135,507                    5.47
         Missouri                                                                         12                            2,112,487                    0.41
         Nevada                                                                           55                           17,301,835                    3.36
         New Hampshire                                                                     2                              495,200                    0.10
         New Jersey                                                                       82                           25,068,067                    4.88
         New Mexico                                                                        1                              137,600                    0.03
         New York                                                                          8                            2,963,159                    0.58
         North Carolina                                                                    4                            1,462,492                    0.28
         Oklahoma                                                                          1                              130,400                    0.03
         Oregon                                                                            5                              905,829                    0.18
         Pennsylvania                                                                      6                            1,269,676                    0.25
         Rhode Island                                                                      5                            1,099,690                    0.21
         Texas                                                                             7                            1,848,660                    0.36
         Virginia                                                                        125                           42,991,509                    8.36
         Washington                                                                       73                           19,720,423                    3.84
         Wisconsin                                                                         1                              179,920                    0.04
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         *No more than approximately 0.77% of the Mortgage Loans by Principal
          Balance in the pool will be secured by properties located in any one zip code area.

       Credit Scores as of the Date of Origination of the Mortgage Loans in Group II
                                                                                                   Aggregate Principal
                       Range of Credit Scores                           Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
                              620  - 640                                                  79                         $ 23,732,309                    4.62%
                              640  - 660                                                 159                           49,151,946                    9.56
                              660  - 680                                                 220                           70,152,636                   13.64
                              680  - 700                                                 231                           81,808,672                   15.91
                              700  - 720                                                 276                           92,048,255                   17.90
                              720  - 740                                                 181                           64,536,436                   12.55
                              740  - 760                                                 182                           59,611,607                   11.59
                              760  - 780                                                 108                           37,120,327                    7.22
                              780  - 800                                                  86                           26,505,982                    5.15
                              800  - 820                                                  28                            9,541,059                    1.86
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Non-Zero Weighted Average Credit Score:                                              709

   Property Types of Mortgaged Properties in Group II
                                                                                                    Aggregate Principal
               Property Type                                            Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         2-4 Family                                                                       36                         $ 12,497,014                    2.43%
         Condominium                                                                     186                           51,264,520                    9.97
         PUD                                                                             431                          147,318,998                   28.65
         Single Family                                                                   862                          293,582,772                   57.09
         Townhouse                                                                        35                            9,545,926                    1.86
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

  Occupancy Status of Mortgaged Properties in Group II
                                                                                                    Aggregate Principal
               Occupancy Status                                         Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         Investor                                                                         89                         $ 20,809,532                    4.05%
         Owner Occupied                                                                1,440                          488,550,447                   95.01
         Second Home                                                                      21                            4,849,252                    0.94
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

     Loan Purpose of the Mortgage Loans in Group II
                                                                                                   Aggregate Principal
               Loan Purpose                                             Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         Cash Out Refinance                                                              279                         $ 92,947,017                   18.08%
         Purchase                                                                      1,092                          360,682,311                   70.14
         Rate / Term Refinance                                                           179                           60,579,902                   11.78
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

  Documentation Type of the Mortgage Loans in Group II
                                                                                                    Aggregate Principal
               Documentation Type                                       Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         Full/Alternative                                                                117                         $ 30,763,919                    5.98%
         Limited                                                                           5                            2,205,445                    0.43
         No Income/No Asset                                                               37                           11,134,787                    2.17
         No Ratio                                                                        424                          153,949,204                   29.94
         Stated Income                                                                   907                          295,774,653                   57.52
         Stated/Stated                                                                    60                           20,381,221                    3.96
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

  Original Terms to Stated Maturity of the Mortgage Loans in Group II
                                                                                                    Aggregate Principal
               Original Term (Months)                                   Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         360                                                                           1,550                        $ 514,209,230                  100.00%
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Minimum Original Term to Stated Maturity (Mths):                                     360
         Maximum Original Term to Stated Maturity (Mths):                                     360
         Weighted Average Original Term to Stated Maturity (Mths):                            360

 Remaining Terms to Stated Maturity of the Mortgage Loans in Group II
                                                                                                    Aggregate Principal
               Stated Remaining Term (Months)                           Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
          300 -  359                                                                     853                        $ 283,901,804                   55.21%
          360 -  360                                                                     697                          230,307,426                   44.79
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Minimum Remaining Term to Stated Maturity (Mths):                                    357
         Maximum Remaining Term to Stated Maturity (Mths):                                    360
         Weighted Average Remaining Term to Stated Maturity (Mths):                           359

        Index of the Mortgage Loans in Group II
                                                                                                    Aggregate Principal
               Index                                                    Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         6 Month LIBOR                                                                 1,550                        $ 514,209,230                  100.00%
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

      Rate Adjustment Frequency of the Mortgage Loans in Group II
                                                                                                    Aggregate Principal
         Rate Adjustment Frequency                                      Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         6 Months                                                                      1,550                        $ 514,209,230                  100.00%
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

    Payment Adjustment Frequency of the Mortgage Loans in Group II
                                                                                                    Aggregate Principal
         Pay Adjustment Frequency                                       Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         6 Months                                                                      1,550                        $ 514,209,230                  100.00%
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

   Months to Next Rate Adjustment* of the Mortgage Loans in Group II
                                                                                                    Aggregate Principal
          Months to Next Rate Adjust                                    Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         57                                                                               18                          $ 6,051,148                    1.18%
         58                                                                              211                           68,111,571                   13.25
         59                                                                              624                          209,739,085                   40.79
         60                                                                              697                          230,307,426                   44.79
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Weighted Average Next Rate Adjustment (Mths):                                        59

         *Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.

   Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group II

                                                                                                    Aggregate Principal
               Maximum Mortgage Rate (%)                                Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
                           11.251 -  11.500                                                5                          $ 1,649,434                    0.32%
                           11.501 -  11.750                                               11                            2,768,232                    0.54
                           11.751 -  12.000                                               57                           16,438,056                    3.20
                           12.001 -  12.250                                              125                           42,062,330                    8.18
                           12.251 -  12.500                                              260                           86,445,777                   16.81
                           12.501 -  12.750                                              305                          100,951,193                   19.63
                           12.751 -  13.000                                              366                          122,033,481                   23.73
                           13.001 -  13.250                                              137                           49,946,198                    9.71
                           13.251 -  13.500                                              245                           78,881,296                   15.34
                           13.501 -  13.750                                               38                           12,653,232                    2.46
                           13.751 -  14.000                                                1                              380,000                    0.07
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Weighted Average Maximum Mortgage Rate:                                              12.827%

  Periodic Rate Cap of the Mortgage Loans in Group II
                                                                                                    Aggregate Principal
               Periodic Rate Cap (%)                                    Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         1.000                                                                         1,550                        $ 514,209,230                  100.00%
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Non-Zero Weighted Average Periodic Rate Cap:                                         1.000%

   Initial Rate Cap of the Mortgage Loans in Group II
                                                                                                    Aggregate Principal
               Initial Rate Cap (%)                                     Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        --------------------- ------------------------------------    --------------------
         4.750                                                                             1                            $ 511,200                    0.10%
         5.000                                                                         1,548                          513,204,880                   99.80
         5.125                                                                             1                              493,150                    0.10
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Non-Zero Weighted Average Initial Rate Cap:                                          5.000%

     Gross Margin of the Mortgage Loans in Group II
                                                                                                    Aggregate Principal
                          Gross Margin (%)                              Number of                   Balance Outstanding as of          % of
                                                                        Mortgage Loans              Cut-off Date                       Mortgage Loans
                                                                        ----------------------------------------------------------------------------------
                            2.001 -  2.250                                             1,549                        $ 513,817,854                   99.92%
                            3.001 or Greater                                               1                              391,376                    0.08
                                                                        ----------------------------------------------------------------------------------
                                                                        ----------------------------------------------------------------------------------
                  Total                                                                1,550                        $ 514,209,230                  100.00%
                                                                        ==================================================================================
                                                                        ==================================================================================

         Weighted Average Gross Margin:                                                       2.251%

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Depositor

MORTGAGE PASS-THROUGH CERTIFICATES

MORTGAGE-BACKED NOTES

You should consider carefully the risk factors beginning on page 5 in this prospectus and the risk factors in the prospectus supplement.

The Offered Securities

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

•	mortgage loans secured by first and junior liens on the related mortgage property;
•	home equity revolving lines of credit;
•	mortgage loans where the borrower has little or no equity in the related mortgaged property;
•	mortgage loans secured by one-to-four-family residential properties;
•

mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

•	manufactured housing conditional sales contracts and installment loan agreements or interests therein; and
•	mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2006.

TABLE OF CONTENTS

Caption	Page

INTRODUCTION	4
General	4
RISK FACTORS	5
THE MORTGAGE POOLS	11
General	11
The Mortgage Loans	13
Underwriting Standards	16
FICO Scores	19
Qualifications of Originators and Sellers	19
Representations by Sellers	19
Optional Purchase of Defaulted Mortgage Loans	22
STATIC POOL INFORMATION	22
SERVICING OF MORTGAGE LOANS	22
General	22
The Master Servicer	23
The Servicers	23
Collection and Other Servicing Procedures; Mortgage Loan Modifications	23
Special Servicers	25
Realization Upon or Sale of Defaulted Mortgage Loans	25
Servicing and Other Compensation and Payment of Expenses; Retained Interest	28
Evidence as to Compliance	29
DESCRIPTION OF THE SECURITIES	29
General	29
Form of Securities	32
Global Securities	33
Exchangeable Securities	36
Assignment of Trust Fund Assets	38
Distribution Account	40
Distributions	44
Distributions of Interest and Principal on the Securities	44
Pre-Funding Account	45
Distributions on the Securities in Respect of Prepayment Premiums	46
Allocation of Losses and Shortfalls	46
Advances	46
Modifications	47
Reports to Securityholders	47
DESCRIPTION OF CREDIT ENHANCEMENT	49
General	49
Subordinate Securities	49
Cross-Collateralization	49
Overcollateralization	50
Financial Guaranty Insurance Policy	50
Mortgage Pool Insurance Policies	50
Letter of Credit	50
Special Hazard Insurance Policies	51
Reserve Funds	51
Cash Flow Agreements	52
Maintenance of Credit Enhancement	52
Reduction or Substitution of Credit Enhancement	54
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES	54
Derivatives	54
Purchase Obligations	55
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER	56
General	56
Primary Mortgage Insurance Policies	56
Hazard Insurance Policies	57
FHA Mortgage Insurance	58
VA Mortgage Guaranty	59
THE SPONSOR	59
THE DEPOSITOR	61
THE AGREEMENTS	61
General	61
Certain Matters Regarding the Master Servicer and the Depositor	62
Events of Default and Rights Upon Event of Default	63
Amendment	66
Termination; Retirement of Securities	67
The Securities Administrator	68
Duties of Securities Administrator	69
Some Matters Regarding the Securities Administrator	69
Resignation and Removal of the Securities Administrator	69
The Trustee	69
Duties of the Trustee	69
Some Matters Regarding the Trustee	71
Resignation and Removal of the Trustee	71
YIELD CONSIDERATIONS	71
MATURITY AND PREPAYMENT CONSIDERATIONS	74
LEGAL ASPECTS OF MORTGAGE LOANS	75
Mortgages	75
Cooperative Mortgage Loans	75
Tax Aspects of Cooperative Ownership	76
Leases and Rents	77
Contracts	77

Foreclosure on Mortgages and Some Contracts	78
Foreclosure on Shares of Cooperatives	80
Repossession with respect to Contracts	81
Rights of Redemption	82
Anti-Deficiency Legislation and Other Limitations on Lenders	82
Environmental Legislation	84
Consumer Protection Laws	85
Homeownership Act and Similar State Laws	85
Additional Consumer Protections Laws with Respect to Contracts	86
Enforceability of Certain Provisions	86
Subordinate Financing	87
Installment Contracts	87
Applicability of Usury Laws	88
Alternative Mortgage Instruments	89
Formaldehyde Litigation with Respect to Contracts	89
The Servicemembers Civil Relief Act	89
Forfeitures in Drug and RICO Proceedings	90
Junior Mortgages	90
Negative Amortization Loans	91
FEDERAL INCOME TAX CONSEQUENCES	91
General	91
REMICS	92
Notes	106
Grantor Trust Funds	106
Taxation of Classes of Exchangeable Securities	114
Callable Classes	116
PENALTY AVOIDANCE	116
STATE AND OTHER TAX CONSEQUENCES	116
ERISA CONSIDERATIONS	116
Underwriter Exemption	118
Other Exemptions	120
ERISA Considerations Relating to Notes	122
Exchangeable Securities and Callable Securities	123
Tax Exempt Investors	123
Consultation with Counsel	123
LEGAL INVESTMENT MATTERS	124
USE OF PROCEEDS	125
METHODS OF DISTRIBUTION	125
LEGAL MATTERS	126
FINANCIAL INFORMATION	126
RATING	126
AVAILABLE INFORMATION	126
REPORTS TO SECURITYHOLDERS	127
INCORPORATION OF INFORMATION BY REFERENCE	127
GLOSSARY	128

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools.” The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See “Description of the Securities.”

If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates or Notes Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered certificates or notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates or notes will develop or, if it does develop, that it will provide holders of the offered certificates or notes with liquidity of investment or that it will continue for the life of the offered certificates or notes. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates or notes will not be listed on any securities exchange.

The Rate and Timing of Principal Distributions on the Offered Certificates or Notes Will Be Affected by Prepayment Speeds.

The rate and timing of distributions allocable to principal on the offered certificates or notes, other than the interest only certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered subordinate certificates, both loan groups, and the allocation thereof to pay principal on these certificates as provided in the prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates or notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, if applicable, with respect to the percentage of the mortgage loans set forth in the prospectus supplement, a prepayment within five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See “The Mortgage Pool” in the prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates or notes, at time when reinvestment at comparable yields may not be possible.

During the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, other than the interest only certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in the prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group, other than the interest only certificates, as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates or notes, see “Yield on the Certificates” or “Yield on the Notes” in the prospectus supplement, including the table entitled “Percent of Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” in the prospectus supplement.

The Yield to Maturity on the Offered Certificates or Notes Will Depend on a Variety of Factors.

The yield to maturity on the offered certificates or notes, particularly the interest only certificates, will depend, in general, on:

•	the applicable purchase price; and
•

the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount or notional amount of the offered certificates or notes, as well as other factors.

The yield to investors on the offered certificates or notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

In general, if the offered certificates or notes, other than the interest only certificates, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates or notes, other than the interest only certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates or notes were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates or notes will vary as determined at the time of sale. See “Yield on the Certificates” or “Yield on the Notes” in the prospectus supplement.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, some of the mortgage loans, have initial interest only periods of three years, five years and ten years. During these periods, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

Initial Interest Only Period Mortgage Loans are Relatively New in the Mortgage Marketplace and May Present Higher or Lower Prepayment Speeds and Delinquency than Fully Amortizing Loans.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates or notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates or Notes.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates or notes. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” herein.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates or Notes.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

The Ratings on the Offered Certificates or Notes Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates or Notes and Are Subject to Withdrawal at Any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates or Notes.

It is a condition to the issuance of the offered certificates or notes that each class of offered certificates or notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates or notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates or notes may be adversely affected. See “Ratings” in the prospectus supplement and “Rating” herein.

The ratings of the offered certificates or notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates or notes. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” herein.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent that a servicer or the master servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” herein. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;
•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” herein.

On the closing date, the Sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the Sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the trust.

The Return on the Offered Certificates or Notes Could Be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or the related servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

Negative Amortization May Increase Losses Applied to the Notes

When interest due on a negative amortization loan is added to the principal balance of the negative amortization loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the negative amortization loan. Therefore, if the mortgagor defaults on the negative amortization loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been in the absence of negative amortization.

Allocation of Deferred Interest May Affect the Yield on the Notes

The amount of deferred interest, if any, with respect to the negative amortization loans for a given month will reduce the amount of interest collected on the negative amortization loans and available to be distributed as interest to the Offered Notes. The reduction in interest collections will be offset, in whole or in part, by applying principal prepayments received on the mortgage loans to interest distributions on the Offered Notes. To the extent the amount of deferred interest on the negative amortization loans exceeds the principal prepayments received on the mortgage loans, the net rate cap on the Offered Notes will be reduced.

A Security Interest In A Manufactured Home Could Be Rendered Subordinate to the Interests of Other Parties Claiming an Interest in the Home.

Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state’s certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

Acquiring Board Approval for the Sale of Cooperative Loans Could Limit the Number of Potential Purchasers for those Shares and Otherwise Limit the Servicer’s Ability to Sell, and Realize the Value of, those Shares Backed by Such Loans.

With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser’s income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer’s ability to sell, and realize the value of, those shares. In addition, the servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower’s cooperative apartment or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative note.

Defects in Security Interest Could Result in Losses.

•	The security interest in certain manufactured homes may not be perfected.

Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) the UCC as adopted in the relevant state, (ii) certificate of title statutes as adopted in the relevant states; and (iii) if applicable, the real estate laws as adopted in the states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract which could result in a loss on your investment.

•	The assignment of the security interest in the manufactured home to the trustee may not be perfected.

Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee’s interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller’s creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller’s creditors or bankruptcy trustee. If an affiliate of the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO Scores are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “Loan Program — FICO Scores” herein.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Mortgage Guaranty.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

The mortgage loans may include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•

Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

•

Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

•

Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•

Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•

Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•

Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•

Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;
•

Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,
•	if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or
•	additional funds to be contributed over time by the mortgagor’s employer or another source.

See “Description of the Securities—Payments on Mortgage Loans; Deposits to Distribution Account.”

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,
•	the type of property securing the mortgage loans
•	the original or modified terms to maturity of the mortgage loans
•	the range of principal balances of the mortgage loans at origination or modification
•	the earliest origination or modification date and latest maturity date of the mortgage loans
•	the Loan-to-Value Ratios of the mortgage loans
•	the mortgage rate or range of mortgage rates borne by the mortgage loans
•	if any of the mortgage loans are ARM Loans
•	the geographical distribution of the mortgage loans
•	the percentage of buydown mortgage loans
•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements.” The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under “Servicing of Mortgage Loans—Servicers,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”) or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor’s or its affiliates’ prior experience with the Seller and the servicer, as well as the depositor’s prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

The mortgage loans, as well as mortgage loans underlying mortgage securities will have been originated in accordance with underwriting standards described below.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance” in this prospectus.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•

with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of “short-form” title insurance was obtained;

•

the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

•

there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

•

the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

•	there are no delinquent tax or assessment liens against the related mortgaged property;
•	the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and
•

to the best of the Seller’s knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller’s knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Trust Fund Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

•

have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

•

have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,
•	have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and
•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Trust Fund Assets,” the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer’s obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans.”

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement.”

Special Servicers

If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s or applicable servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

(1)           the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2)           there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation.”

Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of

Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer’s Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreements.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•

the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•

all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

•	any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

•	hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

•	U.S. Government Securities;

•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•

any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement”.

If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual

A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate

A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate

A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under “Description of Credit Enhancement,” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear System participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear System participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Exchangeable Securities

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•

the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•	the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•

A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•

An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•

Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•

A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•

A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Assignment of Trust Fund Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, other than (1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•

the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•

an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•	if applicable, any riders or modifications to the mortgage note and mortgage,

•	if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

•	any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•	the original Contract endorsed, without recourse, to the order of the trustee,

•	copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

•	a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under “The Mortgage Pools—Representations by Sellers.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•

all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all payments on the mortgage securities;

•	all payments on the U.S. Government Securities (if any);

•	all Insurance Proceeds and Liquidation Proceeds;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”

•	any advances made as described under “—Advances” below;

•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

•

any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”

•

to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•

any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

•

any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Prior to the deposit of funds into the Distribution Account, as described under “—Deposits” above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)

to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under “—Advances” below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)

to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)

to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)

if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)

to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor”

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)

to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Trustee”

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(10)

to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

(11)

if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”

(12)

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)

to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)

to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)

to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and

(17)	to clear and terminate the Distribution Account upon the termination of the trust fund.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder’s Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s or applicable servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s or a servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•

the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•

information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•

information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•

any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•

the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

•

the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

•

with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

DESCRIPTION OF CREDIT ENHANCEMENT

General

As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under “Maintenance of Credit Enhancement,” the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.” However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under “Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

In a market value swap, five business days prior to the mandatory auction date set forth in the prospectus supplement, the auction administrator will auction the classes of certificates referred to in the prospectus supplement as the mandatory auction certificates then outstanding, to third party investors. On the mandatory auction date, the mandatory auction certificates will be transferred, as described in the prospectus supplement, to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the mandatory auction date, plus accrued interest on such classes at the related pass-through rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction. The transfer in the auction will not occur in the event that the swap counterparty fails to pay any amounts payable under the market value swap.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;

CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;

•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•

at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•

advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•

in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit Enhancement—Mortgage Pool insurance Policies.”

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE SPONSOR

The sponsor will be EMC Mortgage Corporation for each series of securities unless otherwise indicated in the related prospectus supplement. EMC was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. EMC was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). EMC commenced operation in Texas on October 9, 1990. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with EMC and its affiliates.

EMC maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

Since its inception in 1990, EMC has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. EMC is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

The principal business of EMC since inception has been specializing in the acquistion, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for EMC’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by EMC are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to EMC’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to EMC.

Subsequent to purchase by EMC, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

EMC has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of EMC’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$ 3,779,319,393.84	44,821	$ 11,002,497,283.49	65,715	$ 17,155,529,615.47
Alt-A Fixed	15,907	$ 3,638,653,583.24	11,011	$ 2,478,381,379.40	17,294	$ 3,781,150,218.13
HELOC	-	$ -	-	$ -	9,309	$ 509,391,438.93
Neg-Am ARM	-	$ -	-	$ -	20,804	$ 7,515,084,661.26
Prime ARM	16,279	$ 7,179,048,567.39	30,311	$ 11,852,710,960.78	24,899	$ 12,438,092,473.41
Prime Fixed	2,388	$ 1,087,197,396.83	1,035	$ 509,991,605.86	1,346	$ 426,879,747.26
Prime Short Duration ARM	7,089	$ 2,054,140,083.91	23,326	$ 7,033,626,375.35	15,298	$ 5,687,383,382.34
Reperforming	2,800	$ 247,101,330.36	2,802	$ 311,862,677.46	2,877	$ 271,051,465.95
Seconds	-	$ -	14,842	$ 659,832,093.32	114,899	$ 5,609,656,263.12
SubPrime	29,303	$ 2,898,565,285.44	102,759	$ 14,578,747,677.08	10,1156	$ 16,546,152,274.44
Totals	86,034	$20,884,025,641.01	230,907	$ 48,427,650,052.74	373,597	$ 69,940,371,540.31

With respect to some of the securitizations organized by EMC, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential payment of principal to the related offered securities, from the security with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by EMC, a servicing trigger required by the related financial guaranty insurer has been breached; however, the insurer has agreed to waive the trigger and the related servicer is still servicing the related mortgage loans.

With respect to any series of securities, if so specified in the related prospectus supplement, EMC will also act as servicer [or master servicer] for the mortgage pool. If so, EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this prospectus under “Servicing of Mortgage Loans” and “Description of the Securities.”

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC’s servicing portfolio grew by 113%.

As of August 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $45.4 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004				As of October 31, 2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	2,439	$ 653,967,869	1.40%	4.75%	19,498	$ 4,427,820,708	7.96%	15.94%	50,528	$ 11,821,548,094	11.65%	21.25%
Alta-A Fixed	19,396	$ 3,651,416,057	11.14%	26.51%	25,539	$ 4,578,725,473	10.43%	16.48%	34,038	$ 6,268,800,717	7.85%	11.27%
Prime Arm	7,978	$ 868,798,347	4.58%	6.31%	8,311	$ 1,045,610,015	3.39%	3.76%	8,910	$ 1,267,784,249	2.05%	2.28%
Prime Fixed	16,377	$ 1,601,411,491	9.40%	11.63%	14,560	$ 1,573,271,574	5.95%	5.66%	16,929	$ 2,343,126,437	3.90%	4.21%
Seconds	25,290	$ 690,059,169	14.52%	5.01%	39,486	$ 1,381,961,155	16.13%	4.98%	136,562	$ 6,239,175,080	31.48%	11.21%
Subprime	76,166	$ 5,058,932,126	43.73%	36.73%	114,436	$ 13,706,363,250	46.74%	49.34%	138,609	$ 19,037,928,201	31.95%	34.22%
Other	26,523	$ 1,249,014,373	15.23%	9.07%	23,010	$ 1,063,682,459	9.40%	3.83%	48,256	$ 8,655,251,712	11.12%	15.56%
Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$ 27,777,434,635	100.00%	100.00%	433,832	$ 55,633,614,489	100.00%	100.00%

EMC has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to EMC’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. EMC is cooperating with the FTC’s inquiry.

THE DEPOSITOR

The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since July 11, 2003. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $94,502,237,657. In conjunction with the sponsor’s acquisition of seasoned, program exception, and non-performing residential mortgages, the depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

•

any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

•

any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

•

events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

•

any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the pooling and servicing agreement;

•

any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC Mortgage Corporation, an affiliate of the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s (or an affiliate of the depositor’s) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under “—Events of Default and Rights Upon Event of Default — Pooling and Servicing Agreement” have occurred, EMC Mortgage

Corporation will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•

any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•

any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuing Entity;

•

events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

•	any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than 51% of the voting rights of the related trust fund, may, by written notification to the master servicer and to the Issuing Entity (and to the trustee if given by noteholders), with the consent of EMC Mortgage Corporation, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under “—Events of Default and Rights Upon Event of Default— Servicing Agreement” have occurred, EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•

failure to perform any other covenant of the Depositor in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•

any representation or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•	events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•

if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•

to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing at least 51% of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the

Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 51% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)

reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)

adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 51% of the aggregate voting rights of the class or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of, (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates will use the word “Callable” in their title. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the notes will use the word “Callable” in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

The Securities Administrator

Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

Duties of Securities Administrator

The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

Some Matters Regarding the Securities Administrator

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The securities administrator for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator’s administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Securities Administrator

The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an Event of Default shall occur, the trustee shall, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations (but not the liabilities) of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. Upon the receipt by the master servicer of the written notice, all authority and power of the master servicer under the Agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall automatically and without further action pass to and be vested in the trustee. The trustee shall act to carry out the duties of the master servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

Upon the receipt by the master servicer of a notice of termination, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Agreements and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof; provided, however, that the sponsor shall have the right to either (a) immediately assume the duties of the master servicer or (b) select a successor master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the master servicer at or prior to the time of termination. As compensation, the trustee shall be entitled to compensation which the master servicer would have been entitled to retain if the master servicer had continued to act thereunder, except for those amounts due the master servicer as reimbursement permitted under the Agreements for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $10,000,000, as the successor to the master servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder; provided, that the trustee shall obtain a letter from each rating agency that the ratings, if any, on each of the securities will not be lowered as a result of the selection of the successor to the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of the Agreements shall apply, the compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession.

If the trustee shall succeed to any duties of the master servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee’s duties shall be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies.

The trustee shall transmit by mail to all securityholders, within the number of days specified by the Agreements after the occurrence of any Event of Default actually known to a responsible officer of the trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. In the event that the security holders waive the Event of Default pursuant to the Agreements, the trustee shall give notice of any such waiver to the rating agencies.

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreements, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Trust Fund Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer’s or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the

New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

1.            Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2.             Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3.             Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer’s or servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

The Servicemembers Civil Relief Act

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

1.	REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as one or more REMICs under the REMIC Provisions of the Code,

2.	notes representing indebtedness of a trust fund as to which no REMIC election will be made,

3.	Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

4.	securities representing an ownership interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual

Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and”—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

1.

the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

2.	any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

3.	any organization described in Section 1381(a)(2)(C) of the Code, or

4.	an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A), and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on any notes issued without original issue discount is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate that does not exceed a specified amount as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the Depositor, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Taxation of Classes of Exchangeable Securities

General

The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund, and the ES Classes represent beneficial ownership of these interests in the classes of securities.

Tax Status

The ES Classes will represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be “qualified mortgages” under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under “REMICS—Taxation of Owners of REMIC Regular Certificates” above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Section 1286 of the Code, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single ES Class, an “Exchanged ES Class”, for several ES Classes, each, a “Received ES Class,” and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. Such manner of taxation is discussed under the heading “—REMICS —Foreign Investors in REMIC Certificates.”

Backup Withholding

A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading “—REMICS —Backup Withholding With Respect to REMIC Certificates.”

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

Callable Classes

The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than an Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

Permitted trust funds include owner-trusts, as well as grantor trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

1.             as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

2.             all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

3.             the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

4.             solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

5.	either:

(1)           the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)           an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

6.             the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

7.             amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)           be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)           have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

8.	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

9.             the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Other Exemptions

Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption (“PTCE”) 83-1, which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•

the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•

and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor’s benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2) (A) either (x) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities and Callable Securities

With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered “unrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, a PTCE or an investor-based exemption, a fiduciary of a plan or other plan asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, PTCE 83-1 one of the class exemptions or section 401(c) of ERISA would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the exemption, one of the class exemptions or section 401(c) of ERISA, the plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

FINANCIAL INFORMATION

With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor’s][depositor’s] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor’s][depositor’s] website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Mortgage Loans — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security — A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller — Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC Mortgage Corporation.

Agreement — An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan — A mortgage loan with an adjustable interest rate.

Assumption Fee — The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

Bankruptcy Amount — The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

Bankruptcy Code — Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss — A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner — A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors — Plans, as well as any “employee benefit plan” (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan’s investment in the entity.

Buydown Account — With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds — With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period — The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class — A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

Callable Class — A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA — The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Class Factor — For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

Clearstream — Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

Closing Date — With respect to any series of securities, the date on which the securities are issued.

Code — The Internal Revenue Code of 1986.

Commission — The Securities and Exchange Commission.

Committee Report — The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act — The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contract — Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax — With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative — With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act — The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss — A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest — If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan — A mortgage loan which has been removed from the related trust fund.

Designated Seller Transaction — A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date — The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

Distribution Account — One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

DIDMC — The Depository Institutions Deregulation and Monetary Control Act of 1980.

DOL — The U.S. Department of Labor.

DOL Regulations — Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

DTC — The Depository Trust Company.

DTC Registered Security — Any security initially issued through the book-entry facilities of the DTC.

Eligible Account — An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates — With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans — Employee pension and welfare benefit plans subject to ERISA.

ES Class — A class of exchangeable securities, as described under “Description of the Certificates — Exchangeable Securities.”

Exemption — An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Exemption Rating Agency — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc.

Exchange Act — The Securities Exchange Act of 1934, as amended.

Extraordinary Loss — Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss — A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

Fraud Loss Amount — The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

FTC Rule — The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act — The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae — The Government National Mortgage Association.

Global Securities — The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate — A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate — A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may

also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund — A trust fund as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

High Cost Loans — Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans — Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act —The Home Ownership and Equity Protection Act of 1994.

Housing Act — The National Housing Act of 1934, as amended.

Index — With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, will be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds — Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary — An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS — The Internal Revenue Service.

Issue Premium — The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity — With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds — (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Trust Fund Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio — With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home — Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Master Servicer Collection Account — One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

Net Mortgage Rate — With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance — An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin — With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations — The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS — The Office of Thrift Supervision.

Parity Act — The Alternative Mortgage Transaction Parity Act of 1982.

Parties in Interest — With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of the Code.

Percentage Interest — With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments — United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Plan Assets — “Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans — ERISA Plans and Tax Favored Plans.

Prepayment Assumption — With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall — With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss — With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy — A primary mortgage guaranty insurance policy.

Primary Insurer — An issuer of a Primary Insurance Policy.

Protected Account — One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

PTCE — Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan — A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools— Representations by Sellers” in this prospectus.

Rating Agency — A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss — Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date — The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act — The Servicemembers Civil Relief Act..

REMIC — A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator — The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates — Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions — Sections 860A through 860G of the Code.

REMIC Regular Certificate — A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder — A holder of a REMIC Regular Certificate.

REMIC Residual Certificate — A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder — A holder of a REMIC Residual Certificate.

REMIC Regulations — The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan — A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO — The Racketeer Influenced and Corrupt Organizations statute.

Securities Act — The Securities Act of 1933, as amended.

Seller — The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property — An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA — The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Amount — The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Loss — (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security — A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans — Tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code.

TILA — The Federal Truth-in-Lending Act.

Title V — Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII — Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers — Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person — A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value — With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

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                                                $973,112,000 (Approximate)

                                      Structured Asset Mortgage Investments II Inc.
                                                        Depositor

                                           Bear Stearns Mortgage Funding Trust
                                           Mortgage Pass-Through Certificates,
                                                     Series 2006-AR1

________________________________________________________________________________________________________________

                                                  Prospectus Supplement

________________________________________________________________________________________________________________

                                                 Bear, Stearns & Co. Inc.
                                                       Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement, such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.
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